Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-293987

PROSPECTUS SUPPLEMENT

(to prospectus dated March 4, 2026)

$3,650,000,000

Banco Santander, S.A.

$400,000,000 Senior Non Preferred Floating Rate Notes due 2029

$1,000,000,000 4.600% Senior Non Preferred Fixed Rate Notes due 2029

$1,250,000,000 4.867% Senior Non Preferred Fixed Rate Notes due 2031

$1,000,000,000 5.437% Senior Non Preferred Fixed Rate Notes due 2036

We are offering $400,000,000 principal amount of Senior Non Preferred Floating Rate Notes due 2029 (the “2029 Floating Rate Notes”), $1,000,000,000 principal amount of 4.600% Senior Non Preferred Fixed Rate Notes due 2029 (the “2029 Fixed Rate Notes”), $1,250,000,000 principal amount of 4.867% Senior Non Preferred Fixed Rate Notes due 2031 (the “2031 Fixed Rate Notes”), and $1,000,000,000 principal amount of 5.437% Senior Non Preferred Fixed Rate Notes due 2036 (the “2036 Fixed Rate Notes” and, together with the 2029 Floating Rate Notes, the 2029 Fixed Rate Notes and the 2031 Fixed Rate Notes, the “Notes”).

The 2029 Floating Rate Notes will bear interest at the 2029 Floating Rate Interest Rate (as defined herein). From and including the date of issuance, interest will be payable quarterly in arrears on the 2029 Floating Rate Notes on January 15, April 15, July 15 and October 15 of each year, beginning on July 15, 2026. Unless we redeem the 2029 Floating Rate Notes earlier, the 2029 Floating Rate Notes will be due on April 15, 2029.

The 2029 Fixed Rate Notes will bear interest at a rate of 4.600% per year. From and including the date of issuance, interest will be payable semi-annually in arrears on the 2029 Fixed Rate Notes on April 15 and October 15 of each year, beginning on October 15, 2026. Unless we redeem the 2029 Fixed Rate Notes earlier, the 2029 Fixed Rate Notes will be due on April 15, 2029.

The 2031 Fixed Rate Notes will bear interest at a rate of 4.867% per year. From and including the date of issuance, interest will be payable semi-annually in arrears on the 2031 Fixed Rate Notes on April 15 and October 15 of each year, beginning on October 15, 2026. Unless we redeem the 2031 Fixed Rate Notes earlier, the 2031 Fixed Rate Notes will be due on April 15, 2031.

The 2036 Fixed Rate Notes will bear interest at a rate of 5.437% per year. From and including the date of issuance, interest will be payable semi-annually in arrears on the 2036 Fixed Rate Notes on April 15 and October 15 of each year, beginning on October 15, 2026. Unless we redeem the 2036 Fixed Rate Notes earlier, the 2036 Fixed Rate Notes will be due on April 15, 2036.

The Notes will be issued in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

The payment obligations of Banco Santander, S.A. (“Banco Santander”) in respect of principal under the Notes constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2 of Law 11/2015 (as defined herein) (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of Banco Santander, such payment obligations rank (i) pari passu among themselves and with any other Senior Non Preferred Liabilities (as defined herein), (ii) junior to the Senior Higher Priority Liabilities (as defined herein) (and, accordingly, upon the insolvency of Banco Santander, the payment obligations of Banco Santander in respect of principal under the Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law (as defined herein).

By its acquisition of the Notes, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees to be bound by the terms of the Notes related to the exercise of the Bail-in Power (as defined herein) set forth under “Description of Debt Securities—Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power” in the accompanying prospectus. See “Notice to Investors” on page S-i of this prospectus supplement for further information.

The Notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.

Subject to the terms and conditions under “Description of the Notes—Redemption and Repurchase,” we may redeem the Notes of any series, in whole but not in part, at 100% of their principal amount plus accrued and unpaid interest (if any), (i) at any time upon the occurrence of a Tax Event (as defined herein), (ii) at any time upon the occurrence of a TLAC/MREL Disqualification Event (as defined herein) or (iii) if 75% or more of the initial aggregate principal amount of such series of Notes have been redeemed or purchased by, or on behalf of, Banco Santander and cancelled. We may not redeem the Notes of any series under other circumstances, and there are no put rights with respect to the Notes of any series. See “Description of the Notes—Redemption and Repurchase.”

We intend to apply to list the Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement, page 5 of the accompanying prospectus as well as those discussed under the heading “Risk Factors” in the Group’s Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein.

The Notes are not intended to be offered, sold or otherwise made available and should not be offered, sold or otherwise made available to retail clients (as defined in Directive 2014/65/EU of the European Parliament and of the Council on Markets in Financial Instruments (“MiFID II”) and Regulation (EU) No. 2017/565 as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act of 2018 (“EUWA”)) in the European Economic Area or in the United Kingdom. Prospective investors are referred to the section headed “Important Information” on page S-v of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to us (before expenses)
Per 2029 Floating Rate Note	100.000%	0.200%	99.800%

Total 2029 Floating Rate Notes	$400,000,000	$800,000	$399,200,000

Per 2029 Fixed Rate Note	100.000%	0.200%	99.800%

Total 2029 Fixed Rate Notes	$1,000,000,000	$2,000,000	$998,000,000

Per 2031 Fixed Rate Note	100.000%	0.300%	99.700%

Total 2031 Fixed Rate Notes	$1,250,000,000	$3,750,000	$1,246,250,000

Per 2036 Fixed Rate Note	100.000%	0.450%	99.550%

Total 2036 Fixed Rate Notes	$1,000,000,000	$4,500,000	$995,500,000

Total	$3,650,000,000	$11,050,000	$3,638,950,000

The initial public offering prices set forth above do not include accrued interest, if any. Interest on the Notes will accrue from the expected date of issuance, which is April 15, 2026. See “Underwriting (Conflicts of Interest).”

We expect that the Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company (“DTC”) and its direct and indirect participants, including Clearstream Banking, société anonyme (“Clearstream Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”) on or about April 15, 2026, which will be the fifth New York business day following the pricing of the Notes (such settlement period being referred to as “T+5”). Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants.

Joint Bookrunners

BNP PARIBAS	Citigroup	Goldman Sachs Bank Europe SE	HSBC	J.P. Morgan

NatWest	RBC	Santander	Scotiabank	TD Securities

Co-Leads

Banco Sabadell	DBS Bank Ltd.	Independence Point Securities	Penserra Securities LLC

QNB Capital	Rabo Securities

Prospectus Supplement dated April 8, 2026

Prospectus Supplement

Prospectus

NOTICE TO INVESTORS

Agreements and Acknowledgments of Investors, including Holders and Beneficial Owners

Notwithstanding any other term of the Notes or any other agreements, arrangements, or understandings between Banco Santander and any holder of the Notes, by its acquisition of the Notes, each holder (which includes each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees:

(i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority (as defined herein), which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due (as defined herein) on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments (as defined herein), other securities or other obligations of Banco Santander or another person (and the issue to the holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Notes, in which case the holder agrees to accept in lieu of its rights under the Notes, any such Common Equity Tier 1 Instruments, other securities or other obligations of Banco Santander or another person;

•	the cancellation of the Notes or Amounts Due;

•

the amendment or alteration of the maturity of the Notes or amendment of the interest payable on the Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of the Notes are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts (as defined herein), if any, due on the Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, then applicable to Banco Santander and/or the Group including, without limitation to the generality of the foregoing, the CRD, the BRRD, the SRM Regulation and those regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency of the Regulator then applicable to Banco Santander and/or the Group including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, in each case to the extent then in effect in the Kingdom of Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to Banco Santander and/or the Group).

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD (as defined herein), including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 (as defined herein) and any other implementing regulations),

S-i

(ii) the SRM Regulation (as defined herein) and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (as defined herein) (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“CET1 Capital” means at any time, the common equity tier 1 capital of Banco Santander or the Group, respectively, as calculated in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“Common Equity Tier 1 Instruments” means instruments qualifying as CET1 Capital.

“CRD” means any or any combination of the CRD Directive, the CRR and any CRD Implementing Measures.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions, as amended or replaced from time to time.

“CRD Implementing Measures” means any regulatory capital rules implementing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to Banco Santander (on a standalone basis) or the Group (on a consolidated basis) and which prescribe the requirements to be fulfilled by financial instruments for inclusion in the regulatory capital or the minimum requirement for own funds and eligible liabilities, as the case may be, of Banco Santander (on a standalone basis) or the Group (on a consolidated basis).

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions, as amended or replaced from time to time.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“MREL” means the “minimum requirement for own funds and eligible liabilities” for credit institutions under the BRRD, set in accordance with Article 45 of the BRRD (as transposed in the Kingdom of Spain), Commission Delegated Regulation (EU) No. 2016/1450 of 23 May 2016, supplementing Directive 2014/59/EU of the European Parliament and of the Council with regard to regulatory technical standards specifying the criteria relating to the methodology for setting the minimum requirement for own funds and eligible liabilities and any other Applicable Banking Regulations.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, developing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

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“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Regulator” means the European Central Bank, the Bank of Spain, the Relevant Resolution Authority or such other or successor authority exercising primary bank supervisory authority or the role of primary bank resolution authority, in each case with respect to prudential or resolution matters in relation to Banco Santander and/or the Group.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

“TLAC” means the “total loss-absorbing capacity” requirement for global systemically important institutions under the CRR, set in accordance with Article 92a of the CRR and/or any other Applicable Banking Regulations.

By its acquisition of the Notes, each holder of the Notes (which, for the purposes of this clause, includes each holder of a beneficial interest in the Notes), to the extent permitted by the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the Trustee (as defined herein) for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Notes.

By purchasing the Notes, each holder (including each beneficial owner) of the Notes shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Notes to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the Notes as it may be imposed, without any further action or direction on the part of such holder.

Neither Banco Santander nor the Underwriters (as defined in “Underwriting (Conflicts of Interest)” in this prospectus supplement) have authorized anyone to provide you with information other than information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus (including any free writing prospectus issued or authorized by us). The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in some jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the Notes and neither Banco Santander nor the Underwriters are soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or from any person to whom it is not permitted to make such offer or sale. We refer you to the information under “Underwriting (Conflicts of Interest)” in this prospectus supplement. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into this prospectus supplement is accurate only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, we use the following terms:

•	“we,” “our” and “us” or “Banco Santander” means Banco Santander, S.A.;

•	“Group” means Banco Santander, S.A. and its consolidated subsidiaries;

•	“dollars” and “$” refer to the currency of the United States;

•

“euro” and “€” refer to the currency of the Member States of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended; and

•	“SEC” refers to the U.S. Securities and Exchange Commission.

This document is not a prospectus for the purposes of (i) Regulation (EU) No. 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “Prospectus Regulation”) or (ii) the United Kingdom Public Offers and Admissions to Trading Regulations 2024 (“POATR”) and Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (“PRM”). This document has been prepared on the basis that all offers of the Notes offered hereby made to persons in the European Economic Area (“EEA”) or in the United Kingdom (“UK”) will be made pursuant to an exemption from or in compliance with the relevant requirement to produce a prospectus in connection with offers of such Notes.

INCORPORATION OF INFORMATION BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-293987) filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the Notes. Statements in this prospectus supplement concerning any document we filed or will file as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement and accompanying prospectus, and any information that we file with the SEC after the date of this prospectus supplement will automatically be deemed to update and supersede this information.

We incorporate by reference (i) the Group’s Report on Form 6-K filed with the SEC on April 1, 2026 relating to certain recast financial information as a result of certain changes to the presentation of the Group’s financial information (accession no. 0000891478-26-000037) (the “Recast 6-K”), (ii) the Group’s 2025 Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on February 27, 2026 (except with respect to the information and the audited financial statements included therein and superseded by the information and the audited financial statements included in the Recast 6-K) and (iii) Sections 3 and 4 under “Part 1. Consolidated Directors’ Report-Economic and Financial Review” in the Group’s annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on February 28, 2025 (except with respect to the information included therein and superseded by the information included in the Recast 6-K).

We also incorporate by reference all subsequent annual reports of the Group filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of

S-iv

1934, as amended, and certain reports on Form 6-K, if they state that they are incorporated by reference into the registration statement of which this prospectus supplement forms a part, that we furnish to the SEC after the date of this prospectus supplement and until the Underwriters sell all of the Notes.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus supplement, other than exhibits which are not specifically incorporated by reference into this prospectus supplement. To obtain copies you should contact us at Investor Relations, Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain (telephone: (011) 34-91-259-6520).

FORWARD-LOOKING STATEMENTS

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus supplement and the accompanying prospectus or any information incorporated by reference, might not occur.

IMPORTANT INFORMATION

EU PRIIPs Regulation/Prohibition of Sales to EEA Retail Investors – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation/Prohibition of Sales to UK Retail Investors – The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal Act 2018 (“EUWA”)); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

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Each Underwriter (as defined herein) (a) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not or would not, if it was not an authorised person, apply to Banco Santander; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

MiFID II product governance/Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MiFIR product governance/Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients only, as defined in Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in Regulation (EU) No. 2017/565 as it forms part of the domestic law of the UK by virtue of the EUWA). Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions used in this summary and not defined herein shall have the meanings ascribed to them in “Description of the Notes” in this prospectus supplement and in “Description of Debt Securities” in the accompanying prospectus.

The Issuer

Banco Santander is the parent bank of the Group. The Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. In Latin America, the Group has majority shareholdings in banks in Argentina, Brazil, Chile, Mexico, Peru, Colombia and Uruguay.

Banco Santander was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. Banco Santander is incorporated under, and governed by, the laws of the Kingdom of Spain as a company with unlimited duration and with limited liability (sociedad anónima).

Banco Santander conducts business under the commercial name “Santander.” The Group’s principal corporate offices are located in Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-259-6520.

The Offering

Issuer	Banco Santander, S.A.

2029 Floating Rate Notes	$400,000,000 aggregate principal amount of Senior Non Preferred Floating Rate Notes due 2029.

2029 Fixed Rate Notes	$1,000,000,000 aggregate principal amount of 4.600% Senior Non Preferred Fixed Rate Notes due 2029.

2031 Fixed Rate Notes	$1,250,000,000 aggregate principal amount of 4.867% Senior Non Preferred Fixed Rate Notes due 2031.

2036 Fixed Rate Notes	$1,000,000,000 aggregate principal amount of 5.437% Senior Non Preferred Fixed Rate Notes due 2036.

Issue Date	April 15, 2026.

Maturity Date	The 2029 Floating Rate Notes will mature on April 15, 2029 (the “2029 Floating Rate Notes Maturity Date”).

The 2029 Fixed Rate Notes will mature on April 15, 2029 (the “2029 Fixed Rate Notes Maturity Date”).

The 2031 Fixed Rate Notes will mature on April 15, 2031 (the “2031 Fixed Rate Notes Maturity Date”).

The 2036 Fixed Rate Notes will mature on April 15, 2036 (the “2036 Fixed Rate Notes Maturity Date”).

Interest Rate	For each Interest Period (as defined herein), the 2029 Floating Rate Notes will bear interest at a rate per annum equal to the Compounded SOFR plus 99 basis points, subject to a minimum interest rate of 0.000% (the “2029 Floating Rate Interest Rate”).

The 2029 Fixed Rate Notes will bear interest at a rate of 4.600% per annum (the “2029 Fixed Rate Interest Rate”).

The 2031 Fixed Rate Notes will bear interest at a rate of 4.867% per annum (the “2031 Fixed Rate Interest Rate”).

The 2036 Fixed Rate Notes will bear interest at a rate of 5.437% per annum (the “2036 Fixed Rate Interest Rate”).

Compounded SOFR	With respect to the 2029 Floating Rate Notes, “Compounded SOFR” is a compounded average of daily SOFR determined for each quarterly Interest Period in accordance with the specific formula set forth under “Description of the Notes—The Notes—The 2029 Floating Rate Notes”.

Interest Payment Dates

Interest on the 2029 Floating Rate Notes will be payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year (each a “Floating Interest Payment Date”), commencing on July 15, 2026 up to and including the 2029 Floating Rate Notes Maturity Date or any date of earlier redemption. Each interest period on the 2029 Floating Rate Notes will begin on (and include) a Floating Interest Payment Date (or, in the case of the first interest period, April 15, 2026)

and end on (but exclude) the following Floating Interest Payment Date, or, in the case of the final interest period, the 2029 Floating Rate Notes Maturity Date (each an “Interest Period”).

Interest on the 2029 Fixed Rate Notes will be payable semi-annually in arrears on April 15 and October 15 of each year (each a “2029 Fixed Interest Payment Date”), commencing on October 15, 2026, up to and including the 2029 Fixed Rate Notes Maturity Date or any date of earlier redemption.

Interest on the 2031 Fixed Rate Notes will be payable semi-annually in arrears on April 15 and October 15 of each year (each a “2031 Fixed Interest Payment Date”), commencing on October 15, 2026, up to and including the 2031 Fixed Rate Notes Maturity Date or any date of earlier redemption.

Interest on the 2036 Fixed Rate Notes will be payable semi-annually in arrears on April 15 and October 15 of each year (each a “2036 Fixed Interest Payment Date” and, each of the Floating Interest Payment Date, the 2029 Fixed Interest Payment Date, the 2031 Fixed Interest Payment Date and the 2036 Fixed Interest Payment Date, an “Interest Payment Date”), commencing on October 15, 2026, up to and including the 2036 Fixed Rate Notes Maturity Date or any date of earlier redemption.

2029 Floating Rate Notes Observation Period	In respect of each Interest Period, the period from, and including, the date five (5) U.S. Government Securities Business Days (as defined herein) preceding the first date in such Interest Period to, but excluding, the date five (5) U.S. Government Securities Business Days preceding the Floating Interest Payment Date for such Interest Period.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

2029 Floating Rate Notes Interest Payment Determination Date	Interest on the 2029 Floating Rate Notes will be determined five (5) U.S. Government Securities Business Days prior to each Floating Interest Payment Date.

Regular Record Dates	Interest will be paid to holders of record of the Notes in respect of the principal amount thereof outstanding as of the close of business 15 calendar days preceding the relevant Interest Payment Date (as defined herein), whether or not a Business Day (as defined herein).

Business Day Convention	2029 Floating Rate Notes: Modified Following, adjusted.

2029 Fixed Rate Notes: Following, unadjusted.

2031 Fixed Rate Notes: Following, unadjusted.

2036 Fixed Rate Notes: Following, unadjusted.

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the T2 real-time gross settlement (RTGS) system, owned and operated by the Eurosystem, or any successor thereto, is closed for business.

Day Count Basis	2029 Floating Rate Notes: Actual/360.

2029 Fixed Rate Notes: 30/360.

2031 Fixed Rate Notes: 30/360.

2036 Fixed Rate Notes: 30/360.

Ranking	The payment obligations of Banco Santander in respect of principal under the Notes constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of Banco Santander, such payment obligations rank (i) pari passu among themselves and with any other Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the payment obligations of Banco Santander in respect of principal under the Notes will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law.

Claims of holders of the Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.

The obligations of Banco Santander under the Notes are subject to the Bail-in Power.

“Senior Higher Priority Liabilities” means the unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander, other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander under Additional Provision 14.2 of Law 11/2015 (including the Notes) and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended or replaced from time to time.

As of December 31, 2025, Banco Santander had outstanding €76.782 billion of unsubordinated indebtedness, including €39.130 billion of Senior Higher Priority Liabilities and €37.652 billion of Senior Non Preferred Liabilities (including the senior non preferred debt securities issued by Banco Santander prior to the entrance into force of Royal Decree-Law 11/2017).

Additionally, as of December 31, 2025, Banco Santander had outstanding €24.057 billion of secured indebtedness and €21.740 billion of subordinated indebtedness. Banco Santander subsidiaries had €88.774 billion of indebtedness outstanding as of December 31, 2025.

Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power	Notwithstanding any other term of the Notes or any other agreements, arrangements, or understandings between Banco Santander and any holder of the Notes, by its acquisition of the Notes, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees:

(i)	to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of Banco Santander or another person (and the issue to the holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Notes, in which case the holder agrees to accept in lieu of its rights under the Notes, any such Common Equity Tier 1 Instruments, other securities or other obligations of Banco Santander or another person;

•	the cancellation of the Notes or Amounts Due;

•

the amendment or alteration of the maturity of the Notes or amendment of the interest payable on the Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(ii)	that the terms of the Notes are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

See “Description of Debt Securities—Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power” in the accompanying prospectus.

Repayment of Principal and Payment of Interest After Exercise of the Bail-in Power	No repayment or payment of Amounts Due, if any, on the Notes, will be or become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Payment of Additional Amounts	All amounts payable (whether in respect of principal, Redemption Amount, interest or otherwise) in respect of the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively, “Taxes”) of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such Taxes is required by law. In the event any withholding or deduction is imposed or levied in respect of any payment of interest by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, Banco Santander shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the holders of the Notes of the amount of interest which would have been received by them had no such withholding or deduction been required, subject to certain exceptions, as described under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus. No Additional Amounts will be paid with respect to payments of principal or any premium.

“Redemption Amount”, when used with respect to any Notes to be redeemed, means the price at which such Notes are to be redeemed pursuant to the Base Indenture as amended and supplemented by the First Supplemental Indenture (as such terms are defined herein), which shall include, as applicable, the Early Redemption Amount (Tax), Early Redemption Amount (TLAC/MREL Disqualification Event), Early Redemption Amount (Clean-up Call) and Early Termination Amount (as such terms are defined herein).

Additional Issuances

Banco Santander may, without the consent of the holders of the Notes, issue additional notes of the same series as the Notes of the series that is being increased, having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Notes of the series that is being increased described in this prospectus supplement except for the price to the public, original interest accrual date, issue date and first interest payment date, provided however that such additional notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Notes of such series unless the additional notes are fungible with the outstanding Notes of such series for U.S. federal income tax purposes. Any such additional notes, together with the Notes of such series offered by this prospectus supplement, will constitute a single series of securities under the Base Indenture. There is no limitation on the amount of notes that Banco Santander may issue under the Base Indenture.

Early Redemption for Taxation Reasons	If a Tax Event (as defined herein) occurs in relation to the Notes of any series, Banco Santander may, at its option and having given no less than five (5) nor more than 30 days’ notice (ending, in the case of the 2029 Floating Rate Notes, on a Floating Interest Payment Date) to the holders of the Notes of such series in accordance with the terms set forth under “Description of Debt Securities—Redemption and Repurchase—Notice of Redemption” in the accompanying prospectus (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole, but not in part, the outstanding Notes of such series in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their principal amount (the “Early Redemption Amount (Tax)”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of item ‘(b)’ of the definition of ‘Tax Event’, no such notice of redemption may be given earlier than 90 days prior (or, in the case of the 2029 Floating Rate Notes, a number of days which is equal to the aggregate of the number of days falling within the then current Interest Period plus 60 days) to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the Notes of such series then due and (ii) redemption for taxation reasons shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining, with respect to the Notes of such series, the prior Supervisory Permission (as defined herein) therefor, as required.

“Supervisory Permission” means, in relation to any action, such supervisory permission (or, as appropriate, waiver) from the Regulator as is required therefor under Applicable Banking Regulations.

A “Tax Event” shall have occurred at any time that, as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the official interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the Notes, Banco Santander determines that (a) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain (as set forth in “Description of Debt Securities—Additional Amounts” in the accompanying prospectus) in respect of any interest to be paid on the next Interest Payment Date on such series of Notes or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts (as set forth in “Description of Debt Securities—Additional Amounts” in the accompanying prospectus), or (c) the applicable tax treatment of the Notes of such series changes in a material way that was not reasonably foreseeable at the issue date.

Early Redemption for a TLAC/MREL Disqualification Event	If a TLAC/MREL Disqualification Event occurs in relation to the Notes of any series, Banco Santander may, at its option and having given not less than five (5) nor more than 30 days’ notice (ending, in the case of the 2029 Floating Rate Notes, on a Floating Interest Payment Date) to the holders of the relevant securities in accordance with the terms described under “Description of Debt Securities—Redemption and Repurchase—Notice of Redemption” in the accompanying prospectus (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding Notes of such series at their principal amount (the “Early Redemption Amount (TLAC/MREL Disqualification Event)”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.

Redemption on the basis of a TLAC/MREL Disqualification Event shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, as required.

A “TLAC/MREL Disqualification Event” shall have occurred at any time that all or part of the outstanding principal amount of the Notes of any series does not fully qualify as TLAC/MREL Eligible Instruments of Banco Santander and/or the Group, except where such non-qualification (i) is due solely to the remaining maturity of the Notes of such series being less than any period prescribed for TLAC/MREL Eligible Instruments by the Applicable Banking Regulations as at the issue date of the Notes of such series or (ii) is as a result of the Notes of such series being bought back by or on behalf of Banco Santander or a buy back of the Notes of such series which is funded by or on behalf of Banco Santander.

“TLAC/MREL Eligible Instrument” means an instrument that is eligible to be counted towards the TLAC and/or MREL and, for the avoidance of doubt, irrespective of the quantum limitation that may be applicable to certain types of instruments by the Applicable Banking Regulations.

See “Description of Debt Securities—Redemption and Repurchase” in the accompanying prospectus.

Clean-up Redemption

Banco Santander may elect to redeem, in whole but not in part, the outstanding Notes of any series on any date that is an Interest Payment Date, at its option, if 75% or more of the initial aggregate principal amount of the Notes of such series (which, for the avoidance of doubt, includes any additional issuances issued subsequently and constituting a single series of securities under the Base Indenture as amended and supplemented by the First Supplemental Indenture, as set forth under “Description of Debt Securities—Additional Issuances” in the accompanying prospectus) have been redeemed or purchased by, or on behalf of, Banco Santander and cancelled. Banco Santander shall give no less than five (5) nor more than 30 days’ notice (ending, in the case of the 2029 Floating Rate Notes, on a Floating Interest Payment Date) to the holders of the Notes of the relevant series in accordance with the terms described under “Description of Debt Securities—Redemption and Repurchase—Notice of Redemption” in the accompanying prospectus (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee.

The Notes of the relevant series will be redeemed at their principal amount (the “Early Redemption Amount (Clean-up Call)”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.

The Clean-up Redemption shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, as required.

See “Description of Debt Securities—Redemption and Repurchase” in the accompanying prospectus.

No Further Redemption Events	Other than as set forth under “Description of the Notes—Redemption and Repurchase—Early Redemption for Taxation Reasons,” “Description of the Notes—Redemption and Repurchase—Early Redemption of Senior Debt Securities for a TLAC/MREL Disqualification Event” and “Description of the Notes—Redemption and Repurchase—Early redemption at the option of Banco Santander (Clean-up Redemption)”, Banco Santander may not redeem the Notes of any series pursuant to “Description of the Notes—Redemption and Repurchase.”

Repurchase of Notes	Banco Santander and any of its subsidiaries or any third party designated by any of them may repurchase Notes of any series, at any price, in the open market or otherwise. The repurchase of the relevant Notes of such series by Banco Santander or any of its subsidiaries shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, as required.

See “Description of Debt Securities—Redemption and Repurchase” in the accompanying prospectus.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the Notes of any series nor the Trustee acting on behalf of the holders of the Notes of such series may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the Notes of such series or the Base Indenture as amended and supplemented by the First Supplemental Indenture, and each holder and beneficial owner of the Notes of such series, by virtue of its holding of any Notes of such series or any interest therein, and the Trustee acting on behalf of such holders, shall be deemed to have waived all such rights of set-off, netting, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Note of any series or any interest therein by Banco Santander in respect of, or arising under, the Notes of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if the event of any voluntary or involuntary liquidation of Banco Santander shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

See “Description of Debt Securities—Waiver of Right of Set-off” in the accompanying prospectus.

Substitution and Variation	If a TLAC/MREL Disqualification Event or a Tax Event occurs and is continuing with respect to the Notes of any series, Banco Santander may substitute all (but not some) of the Notes of such series or modify the terms of all (but not some) of the Notes of such series, without any requirement for the consent or approval of the holders of the Notes of such series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes (as defined herein), subject to having given not less than five (5) nor more than 30 days’ notice to the holders of the Notes of such series in accordance with the terms described under “Description of Debt Securities—Notices” in the accompanying prospectus and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation).

Any such substitution or variation shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, if and as required.

The Notes of such series shall cease to bear interest from (and including) the date of substitution thereof.

Any holder or beneficial owner of the Notes of any series shall, by virtue of its acquisition of the Notes of such series or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the Notes of such series and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the Notes of such series.

A substitution or a modification of the terms of the Notes of any series might be deemed for U.S. federal income tax purposes to be an exchange by the beneficial owners of the Notes of such series for new debt securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such beneficial owners that are U.S. taxpayers. U.S. beneficial owners should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of any substitution or modification of the terms of the Notes.

“Qualifying Notes” means, with respect to the Notes of any series, at any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the Notes of such series than the terms of the Notes of such series, provided that such securities shall:

(i)	contain terms which comply with the then current requirements for TLAC/MREL Eligible Instruments as embodied in the Applicable Banking Regulations;

(ii)

carry the same rate of interest as the Notes of such series prior to the relevant substitution or variation pursuant to “Description of Debt Securities—Substitution and Variation” in the accompanying prospectus;

(iii)

have the same denomination and aggregate outstanding principal amount as the Notes of such series prior to the relevant substitution or variation pursuant to “Description of Debt Securities—Substitution and Variation” in the accompanying prospectus;

(iv)

have the same date of maturity and the same dates for payment of interest as the Notes of such series prior to the relevant substitution or variation pursuant to “Description of Debt Securities—Substitution and Variation” in the accompanying prospectus;

(v)	have at least the same ranking as the Notes of such series;

(vi)	not, immediately following such substitution or variation, be subject to a TLAC/MREL Disqualification Event and/or a Tax Event; and

(vii)

be listed or admitted to trading on any stock exchange as selected by Banco Santander, if the Notes of such series were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or variation pursuant to “Description of Debt Securities—Substitution and Variation” in the accompanying prospectus.

See “Description of Debt Securities—Substitution and Variation” in the accompanying prospectus.

Events of Default	Subject to the conditions described below, a “Senior Non Preferred Debt Security Event of Default” with respect to the Notes of any series shall result if:

(i)	Non-payment: default is made in the payment of any interest or principal due in respect of the Notes of such series and such default continues for a period of seven days; or

(ii)

Winding up: any order is made by any competent court or resolution passed for the winding up or liquidation of Banco Santander (for the avoidance of doubt, any reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural), subject to the terms under “Description of Debt Securities—Substitution of Issuer” in the accompanying prospectus will not be considered a winding up).

Under the terms of the Base Indenture, as amended and supplemented by the First Supplemental Indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Non Preferred Debt Security Event of Default.

If a Senior Non Preferred Debt Security Event of Default occurs with respect to the Notes of any series as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the Notes of such series may institute proceedings for the winding up or liquidation of Banco Santander but may take no further action in respect of such default.

If a Senior Non Preferred Debt Security Event of Default with respect to the Notes of any series occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the Notes of such series may declare the Notes of such series immediately due and payable whereupon the Notes of such series shall, when permitted by applicable Spanish Insolvency Law, become immediately due and payable at their principal amount (the “Early Termination Amount”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for termination.

Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the Notes of any series may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the Notes of such series, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the Notes of such series sooner than the same would otherwise have been payable by it or any damages.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Notes of any series.

See “Description of Debt Securities—Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus.

Book-Entry Issuance, Settlement and Clearance	We will issue the Notes in fully registered form in denominations of $200,000 and integral multiples of $200,000 in excess thereof. All payments on or in respect of the Notes will be made in U.S. dollars. The Notes of each series will be represented by one or more global securities deposited with a custodian for, and registered in the name of a nominee of, DTC. Beneficial interests in the Notes will be held through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record the beneficial interest on their books. We will not issue definitive notes other than in the limited circumstances described in the accompanying prospectus. Settlement of the Notes will occur through DTC in same-day funds. For information on DTC’s book-entry system, see “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Capital Securities—Form of Securities; Book-Entry System” in the accompanying prospectus.

CUSIP	2029 Floating Rate Notes: 05971KAU3.

2029 Fixed Rate Notes: 05971KAX7.

2031 Fixed Rate Notes: 05971KAV1.

2036 Fixed Rate Notes: 05971KAW9.

ISIN	2029 Floating Rate Notes: US05971KAU34.

2029 Fixed Rate Notes: US05971KAX72.

2031 Fixed Rate Notes: US05971KAV17.

2036 Fixed Rate Notes: US05971KAW99.

Listing	We intend to apply to list the Notes on the New York Stock Exchange in accordance with its rules.

Trustee, Principal Paying Agent and Calculation Agent	The Bank of New York Mellon, London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee, having its Corporate Trust Office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, will act as (i) the Trustee, principal paying agent and calculation agent for the 2029 Floating Rate Notes and (ii) the Trustee and principal paying agent for the 2029 Fixed Rate Notes, the 2031 Fixed Rate Notes and the 2036 Fixed Rate Notes.

The Notes will be issued pursuant to the provisions of an indenture to be dated as of the date of issuance of the Notes (the “Base Indenture”) between us as Issuer and The Bank of New York Mellon, London

Branch, as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture to be dated as of the date of issuance of the Notes (the “First Supplemental Indenture”) between us as Issuer and the Trustee.

Delivery and Settlement	We currently expect to deliver the Notes to purchasers through DTC for credit to accounts of direct and indirect participants of DTC, including Clearstream Luxembourg and Euroclear, on or about April 15, 2026, which will be the fifth New York business day following the pricing of the Notes (such settlement cycle being referred to as “T+5”).

Use of Proceeds	We intend to use the net proceeds from the sale of the Notes for general corporate purposes. See “Use of Proceeds.”

Conflicts of Interest	Santander US Capital Markets LLC is a subsidiary of Banco Santander. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the notes will comply with the applicable requirements of FINRA Rule 5121.

For further information, see “Underwriting (Conflicts of Interest).”

Governing Law, Submission to Jurisdiction	The Base Indenture, the First Supplemental Indenture and the Notes of any series will be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except that certain provisions of the Notes of such series, the Base Indenture and the First Supplemental Indenture relating to the ranking of the Notes of such series shall be governed by and construed in accordance with Spanish law, and except that the authorization and execution of the Notes of such series, the Base Indenture and the First Supplemental Indenture shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of Banco Santander and the Trustee, as the case may be.

Banco Santander, the Trustee and the holders of Notes of any series (by their acceptance of the Notes of such series) irrevocably submit only to the jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York and (ii) the courts of European Union member states and states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention (as such terms are defined herein), in any suit, action or proceeding arising out of or relating to the Notes of such series, the Base Indenture, the First Supplemental Indenture or the transactions contemplated thereby. Banco Santander, the Trustee and the holders of Notes of any series (by their acceptance of the Notes of such series) irrevocably and unconditionally waive, to the extent they may effectively do so, any objection they may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such courts and agree that they will not bring or support any suit, action or proceeding arising out of or relating to the Notes of such series, the Base Indenture, the First Supplemental Indenture or the transactions contemplated thereby in any other forum.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under “Risk Factors” beginning on page S-16 of this prospectus supplement, page 5 of the accompanying prospectus, and those discussed under the heading “Risk Factors” in the Group’s Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement, for risks involved with an investment in the Notes.

RISK FACTORS

Before purchasing the Notes, you should consider carefully the information under the heading “Risk Factors” in the Group’s Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein. The Notes are also subject to the risks identified in the accompanying prospectus under the headings “Risks Relating to the Securities,” “Risks Relating to the Debt Securities” and “Risks Related to the Senior Non Preferred Debt Securities.” You should also carefully consider the other information included in this prospectus supplement, the accompanying prospectus and other information incorporated by reference herein and therein. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, or could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in the accompanying prospectus.

Risks Relating to the 2029 Floating Rate Notes

The following discussion supplements the information under the heading “Risk Factors” in the accompanying prospectus.

SOFR has a limited history and its future performance cannot be predicted based on the historical performance of SOFR.

The publication of SOFR began on April 3, 2018, and it therefore has a limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. The level of SOFR, which will be used to calculate Compounded SOFR, may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While pre-publication indicative historical data has been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR or the 2029 Floating Rate Notes may be inferred from any of the historical simulations or historical performance of SOFR. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or the 2029 Floating Rate Notes. Changes in the levels of SOFR may affect the return on the 2029 Floating Rate Notes and the trading price of such debt securities, but it is impossible to predict whether such levels will rise or fall.

Any failure of SOFR to gain or maintain market acceptance could adversely affect the 2029 Floating Rate Notes.

SOFR is a relatively new rate and may fail to gain or maintain market acceptance. SOFR was developed for use in certain U.S. Dollar derivatives and other financial contracts as an alternative to U.S. Dollar London Interbank Offered Rate (“LIBOR”) in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the value of and your return on the 2029 Floating Rate Notes and the price at which you can sell the 2029 Floating Rate Notes.

The interest rate on the 2029 Floating Rate Notes is based on a daily compounded SOFR rate, which is relatively new in the marketplace.

For each Interest Period, the interest rate on the 2029 Floating Rate Notes is based on a daily compounded SOFR rate calculated using the specific formula set forth herein, not the SOFR rate published on or in respect of a particular date during the related Observation Period or an average of SOFR rates during such period. For this and other reasons, the interest rate on the 2029 Floating Rate Notes during any Observation Period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an Observation Period is negative, the inclusion of such SOFR rate to determine Compounded SOFR for the related Interest Period will reduce the interest rate payable on the 2029 Floating Rate Notes on the related Floating Interest Payment Date; provided that in no event will the interest payable on the 2029 Floating Rate Notes for any Interest Period be less than zero.

In addition, limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for the daily compounded SOFR rate used in the 2029 Floating Rate Notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, this would likely adversely affect the return on, value of and market for the 2029 Floating Rate Notes.

The amount of interest payable in respect of the 2029 Floating Rate Notes with respect to each Interest Period will be determined near the end of the Interest Period.

For the 2029 Floating Rate Notes, the Compounded SOFR applicable to each Interest Period and, therefore, the amount of interest payable with respect to such Interest Period will be determined near the end of such Interest Period. Therefore, you will not know the amount of interest payable with respect to each such Interest Period until shortly prior to the related Floating Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Floating Interest Payment Date. This inability to estimate the amount of interest payable on a Floating Interest Payment Date may cause some investors to be unwilling or unable to trade in the 2029 Floating Rate Notes, which could adversely affect the liquidity and value of the 2029 Floating Rate Notes. In addition, with respect to the final Interest Period, holders of the 2029 Floating Rate Notes will not benefit from any increase in the level of SOFR that occurs between the final day of the Observation Period related to such Interest Period and the 2029 Floating Rate Notes Maturity Date.

The composition and characteristics of SOFR are not the same as those of LIBOR and there is no guarantee that SOFR is a comparable substitute for LIBOR.

In June 2017, the Federal Reserve Bank of New York’s Alternative Reference Rates Committee announced SOFR as its recommended alternative to U.S. Dollar LIBOR. However, the composition and characteristics of SOFR are not the same as those of LIBOR. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions. This means that SOFR differs from LIBOR (or any other alternative reference rate to LIBOR) in key respects. For example, SOFR is a secured overnight rate that does not embed a credit risk premium, while LIBOR is an unsecured rate that includes an interbank funding premium. In addition, because SOFR is a transaction-based rate, it is backward-looking and Compounded SOFR is the compounded average of daily SOFRs calculated in arrears while LIBOR is a forward-looking rate that is published with different maturities that represents interbank funding over different maturities. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have performed at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For example, since publication of SOFR began on April 3, 2018, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates. Uncertainty surrounding the establishment of market conventions related to the calculation of Compounded SOFR and whether it is a suitable substitute or successor for LIBOR may adversely affect the value of and your return on the 2029 Floating Rate Notes.

The SOFR administrator may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.

SOFR, which will be used to calculate Compounded SOFR, is a relatively new rate, and the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR, over which we have no control. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR (in which case an alternative rate referenced in the definition of “Benchmark Replacement” will apply). The administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR. For purposes of the formula used to calculate the amount of interest payable on the 2029 Floating Rate Notes, SOFR in respect of a particular date will not be adjusted for any modifications, corrections or amendments to SOFR data that the administrator of SOFR may publish after SOFR for such day has been determined as set forth herein. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the 2029 Floating Rate Notes.

If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Compounded SOFR (including daily SOFR), the interest rate on the 2029 Floating Rate Notes for any applicable Interest Period will no longer be determined by reference to Compounded SOFR.

If a Benchmark Transition Event and its related Benchmark Replacement Date (as such terms are defined herein) occur with respect to Compounded SOFR (including daily SOFR), then the interest rate on the 2029 Floating Rate Notes for any applicable Interest Period will no longer be determined by reference to Compounded SOFR, but instead will be determined by us or our designee by reference to another rate, as set forth under “Description of the Notes—The 2029 Floating Rate Notes”. The composition and characteristics of any Benchmark Replacement (as defined herein) may not be the same as Compounded SOFR (including daily SOFR) and there can be no guarantee that any Benchmark Replacement will be a comparable substitute for Compounded SOFR (including daily SOFR). The occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and the implementation of a Benchmark Replacement may adversely affect the value of and your return on the 2029 Floating Rate Notes.

The Benchmark Replacement is uncertain and may not be a suitable replacement for SOFR.

The 2029 Floating Rate Notes provide that the floating rate of interest on the notes will be determined by reference to Compounded SOFR or another rate pursuant to the definition of “Benchmark Replacement” set forth under “Description of the Notes—The 2029 Floating Rate Notes”. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee will determine the Benchmark Replacement that will apply to the 2029 Floating Rate Notes. The substitution of a Benchmark Replacement for Compounded SOFR may adversely affect the value of and your return on the 2029 Floating Rate Notes.

We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the 2029 Floating Rate Notes.

We or our designee will make determinations, decisions, elections, calculations and adjustments as set forth under “Description of the Notes—The 2029 Floating Rate Notes” below that may adversely affect the value of and your return on the 2029 Floating Rate Notes. In particular, we or our designee will determine the Benchmark Replacement and the Benchmark Replacement Adjustment (as defined herein) and can apply any Benchmark Replacement Conforming Changes (as defined herein) deemed reasonably necessary to adopt the Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event. Because the continuation of SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the 2029 Floating Rate Notes than would be the case in the absence of a Benchmark Transition Event.

Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us, our designee and you. All determinations, decisions, elections, calculations and adjustments by us or our designee in our or its sole discretion will be conclusive for all purposes and binding on us and holders of the Notes absent manifest error. In making the determinations, decisions, elections, calculations and adjustments noted under the section entitled “Description of the Notes—The 2029 Floating Rate Notes” below, we or our designee may have economic interests that are adverse to your interests, and such determinations, decisions, elections, calculations and adjustments may adversely affect the value of and your return on the notes. Because the Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the 2029 Floating Rate Notes than would be the case in the absence of a Benchmark Transition Event and its related Benchmark Replacement Date.

The secondary trading market for the 2029 Floating Rate Notes linked to SOFR may be limited.

Since SOFR is a relatively new benchmark rate, the 2029 Floating Rate Notes may have no established trading market when issued and an established trading market may never develop or may not be very liquid. Market terms for debt securities linked to SOFR (such as the 2029 Floating Rate Notes) such as the spread may evolve over time and, as a result, trading prices of the 2029 Floating Rate Notes may be lower than those of later-issued debt securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in debt securities similar to the 2029 Floating Rate Notes, the trading price of the 2029 Floating Rate Notes may be lower than that of comparable debt securities linked to rates that are more widely used. Investors in the 2029 Floating Rate Notes may not be able to sell such 2029 Floating Rate Notes at all or may not be able to sell such 2029 Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell the 2029 Floating Rate Notes in the secondary market will have to make assumptions as to the future performance of SOFR during the Interest Period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

USE OF PROCEEDS

The net proceeds from the sale of the Notes are expected to amount to approximately $3.64 billion, after the deduction of the underwriting discount stated on the cover of this prospectus supplement and expenses incurred in connection with this offering (estimated to be an aggregate of approximately $1.3 million). Additionally, the Underwriters have agreed to reimburse us for approximately $0.3 million of such expenses.

We intend to use the net proceeds from the sale of the Notes for general corporate purposes.

SECURED OVERNIGHT FINANCING RATE

The Secured Overnight Financing Rate is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The New York Federal Reserve reports that the Secured Overnight Financing Rate includes all trades in the Broad General Collateral Rate (as defined by the New York Federal Reserve), plus bilateral U.S. Treasury repo transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. The Secured Overnight Financing Rate is filtered by the New York Federal Reserve to remove a portion of the foregoing transactions considered to be “specials.” According to the New York Federal Reserve, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The New York Federal Reserve reports that the Secured Overnight Financing Rate is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as general collateral finance repurchase agreement transaction data and data on bilateral U.S. Treasury repurchase transactions cleared through the FICC’s delivery-versus-payment service. The New York Federal Reserve notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC. If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. The Secured Overnight Financing Rate would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the New York Federal Reserve would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey may include information reported by the underwriters for this offering or their affiliates. The New York Federal Reserve notes on its publication page for the Secured Overnight Financing Rate that use of the Secured Overnight Financing Rate is subject to important limitations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the Secured Overnight Financing Rate at any time without notice.

Each U.S. Government Securities Business Day (as defined under “Description of the Notes”), the New York Federal Reserve publishes the Secured Overnight Financing Rate on its website at approximately 8:00 A.M., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of the Secured Overnight Financing Rate but on that same day, the Secured Overnight Financing Rate and the accompanying summary statistics may be republished at approximately 2:30 P.M., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the New York Federal Reserve’s publication would indicate the revision. This revision threshold will be reviewed periodically by the New York Federal Reserve and may be changed based on market conditions.

As the Secured Overnight Financing Rate is published by the New York Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication. There can be no guarantee that the Secured Overnight Financing Rate will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the 2029 Floating Rate Notes. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or the Secured Overnight Financing Rate data that the New York Federal Reserve may publish after the interest rate for such Interest Period has been determined. If the manner in which the Secured Overnight Financing Rate is calculated is changed, that change may result in a reduction of the amount of interest payable on the 2029 Floating Rate Notes and the trading prices of the 2029 Floating Rate Notes.

CAPITALIZATION OF THE GROUP

The following table sets forth the Group’s indebtedness and capitalization as of December 31, 2025, included in the Group’s audited consolidated financial statements as of December 31, 2025, in accordance with IFRS-IASB on an actual basis and as adjusted to reflect the issuance of the Notes (converting the principal amount of the Notes into euros at the European Central Bank reference rate for euro at December 31, 2025, of $1.1750 per €1.00).

This table should be read in conjunction with the Group’s audited consolidated financial statements as of December 31, 2025, the notes related thereto and the financial and operating data incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2025
	Actual	As Adjusted(1)
	(in millions of euros)
Outstanding indebtedness
Short-term indebtedness	89,594	89,594
Long-term indebtedness	234,796	237,902
Total indebtedness(2)	324,390	327,496

Capitalization
Capital, stated value €0.50 each share	7,345	7,345
Own Shares	(96)	(96)
Reserves(3)	121,492	121,492
Dividends	(1,698)	(1,698)
Other comprehensive income	(37,974)	(37,974)
Non-controlling interests	9,578	9,578
Net income attributed to shareholders of the Parent	14,101	14,101
Total equity	112,748	112,748

Total capitalization and indebtedness	437,138	440,244

(1)	As adjusted to reflect this offering.
(2)	Since December 31, 2025, there have not been any material changes to the capitalization and indebtedness of the Group other than the incurrence of €13.933 billion of additional debt.
(3)	Reserves include share premium, equity instruments issued other than capital, other equity, accumulated retained earnings and other reserves.

DESCRIPTION OF THE NOTES

The following is a summary of certain terms of the Notes. It supplements the description of the general terms of the debt securities we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

Certain Defined Terms

The following terms have the following meanings:

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the T2 real-time gross settlement (RTGS) system, owned and operated by the Eurosystem, or any successor thereto, is closed for business.

“Calculation Agent” means the Trustee (as defined herein) or such other person authorized by Banco Santander as the party responsible for calculating the rate(s) of interest and interest amount(s) and/or such other amount(s) from time to time in relation to the 2029 Floating Rate Notes (as defined herein).

“Senior Higher Priority Liabilities” means the unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander, other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander under Additional Provision 14.2 of Law 11/2015 (including the Notes) and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

The Notes

The 2029 Floating Rate Notes

The Senior Non Preferred Floating Rate Notes due 2029 (the “2029 Floating Rate Notes”) will be issued in an initial aggregate principal amount of $400,000,000 and will mature on April 15, 2029. From and including the date of issuance, which is expected to be April 15, 2026, interest for each Interest Period (as defined herein) will accrue on the 2029 Floating Rate Notes at a rate per annum equal to Compounded SOFR (as defined herein) plus a margin of 99 basis points, subject to a minimum interest rate of 0.000%. Interest will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each a “Floating Interest Payment Date”), commencing on July 15, 2026, up to and including April 15, 2029 (the “2029 Floating Rate Notes Maturity Date”) or any date of earlier redemption; provided, that if any scheduled Floating Interest Payment Date, other than the scheduled 2029 Floating Rate Notes Maturity Date or date of redemption or repayment, would fall on a day that is not a Business Day, that Floating Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Interest Payment Date will be the immediately preceding Business Day. If the 2029 Floating Rate Notes Maturity Date or date of redemption or repayment is not a Business Day, we will pay any interest and principal and/or any amount payable upon redemption of the 2029 Floating Rate Notes, as applicable, on the next succeeding Business Day, but such final Floating Interest Payment Date will not be postponed and interest on that payment will not accrue from and after the 2029 Floating Rate Notes Maturity Date or date of redemption or repayment. Interest on the 2029 Floating Rate Notes shall be determined five (5) U.S. Government Securities Business Days (as defined herein) before each Floating Interest Payment Date. Interest will be paid to holders of record of the 2029 Floating Rate Notes in respect of the principal amount thereof outstanding as of the close of business 15 calendar days preceding the relevant Floating Interest Payment Date, whether or not a Business Day.

Each interest period on the 2029 Floating Rate Notes will begin on (and include) a Floating Interest Payment Date (or, in the case of the first interest period, April 15, 2026) and end on (but exclude) the following Floating Interest Payment Date, or, in the case of the final interest period, the 2029 Floating Rate Notes Maturity Date (each an “Interest Period”).

As further set forth herein, the amount of interest accrued and payable on the 2029 Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the 2029 Floating Rate Notes multiplied by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

The interest rate on the 2029 Floating Rate Notes for each Interest Period will be equal to Compounded SOFR plus a margin of 99 basis points, subject to a minimum interest rate of 0.000%.

“Compounded SOFR,” which is a compounded average of daily SOFR, will be determined by the Calculation Agent in respect of any Interest Period in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards:

Where:

“d” means, in respect of the relevant Observation Period, the number of calendar days in such Observation Period;

“d0” means, in respect of any Observation Period, the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“ni” means, in respect of any U.S. Government Securities Business Dayi, in the relevant Observation Period the number of calendar days from, and including, such U.S. Government Securities Business Dayi up to, but excluding, the following U.S. Government Securities Business Day; and

“SOFRi” means, in respect of any U.S. Government Securities Business Dayi in the relevant Observation Period, the SOFR in respect of such U.S. Government Securities Business Day.

“Observation Period” means, in respect of an Interest Period, the period from, and including, the date falling the number of Observation Shift Days (as defined herein) prior to the first day of such Interest Period and ending on, but excluding, the date that is the number of Observation Shift Days prior to the Floating Interest Payment Date for such Interest Period.

“Observation Shift Days” means five (5) U.S. Government Securities Business Days.

“SOFR” means the rate determined by the Calculation Agent in respect of a U.S. Government Securities Business Day, in accordance with the following provisions:

(i) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website (as defined herein) at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”);

(ii) if the rate specified in (i) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

where:

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary herein, if we or our designee determine on or prior to the relevant SOFR Determination Time that a Benchmark Transition Event and its related Benchmark Replacement Date (as such terms are defined herein) have occurred with respect to Compounded SOFR, then the provisions set forth under “Effect of Benchmark Transition Event” below will thereafter apply to all determinations of the rate of interest payable on the 2029 Floating Rate Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the 2029 Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined herein) and the applicable margin.

Effect of Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time (as defined herein) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the 2029 Floating Rate Notes in respect of all determinations on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

No such change shall affect the Trustee’s or the Calculation Agent’s own rights, duties or immunities under the First Supplemental Indenture (as defined herein), the calculation agency agreement or otherwise without their consent.

Any determination, decision, election or calculation that may be made by us or our designee pursuant to the provisions set forth in this section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in our or our designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the notes, shall become effective without consent from the holders of the 2029 Floating Rate Notes or any other party.

In no event shall the Calculation Agent, the Trustee or any paying agent be responsible for making any such determination, decision, election or calculation; or have any responsibility to determine whether any manifest error has occurred, and, in the absence of notice from us, may conclusively assume that no manifest error exists and shall suffer no liability in so assuming.

None of the Trustee, any paying agent or the Calculation Agent (unless we are acting in such capacity) shall be under any obligation to: (i) monitor, determine or verify the unavailability or cessation of Compounded SOFR or SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark.

For the avoidance of doubt, in no event shall the Trustee, any paying agent or the Calculation Agent be required to act as our designee for the purposes of determining if any Benchmark Transition Event has occurred, selecting any Benchmark Replacement or determining any Benchmark Replacement Adjustment unless such Trustee, paying agent or Calculation Agent agrees to such appointment in writing.

In connection with the foregoing, each of the Trustee, the paying agent and the Calculation Agent shall be entitled to rely conclusively on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the Trustee, the paying agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the Trustee, the paying agent or the Calculation Agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the Trustee, the paying agent or the Calculation Agent be under any obligation to oversee or monitor our performance or that of our designee.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (as defined herein) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined herein); or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the Benchmark Replacement Adjustment for the applicable Benchmark Replacement Date may be selected, recommended or determined on a day other than such Benchmark Replacement Date.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Interest Period” and “Observation Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, which may be a positive or negative value or zero, that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The 2029 Fixed Rate Notes

The 4.600% Senior Non Preferred Fixed Rate Notes due 2029 (the “2029 Fixed Rate Notes”) will be issued in an initial aggregate principal amount of $1,000,000,000 and will mature on April 15, 2029. From and including the date of issuance, which is expected to be April 15, 2026, interest will accrue on the 2029 Fixed Rate Notes at a rate of 4.600% per annum. Interest will be payable semi-annually in arrears on April 15 and October 15 of each year (each a “2029 Fixed Interest Payment Date”), commencing on October 15, 2026, up to and including April 15, 2029 (the “2029 Fixed Rate Notes Maturity Date”) or any date of earlier redemption. Interest will be paid to holders of record of the 2029 Fixed Rate Notes in respect of the principal amount thereof outstanding as of the close of business 15 calendar days preceding the relevant 2029 Fixed Interest Payment Date, whether or not a Business Day.

Interest on the 2029 Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. If any scheduled 2029 Fixed Interest Payment Date is not a Business Day, we will pay interest on the next

Business Day, but interest on that payment will not accrue during the period from and after the scheduled 2029 Fixed Interest Payment Date. If the 2029 Fixed Rate Notes Maturity Date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the 2029 Fixed Rate Notes Maturity Date or date of redemption or repayment.

The 2031 Fixed Rate Notes

The 4.867% Senior Non Preferred Fixed Rate Notes due 2031 (the “2031 Fixed Rate Notes”) will be issued in an initial aggregate principal amount of $1,250,000,000 and will mature on April 15, 2031. From and including the date of issuance, which is expected to be April 15, 2026, interest will accrue on the 2031 Fixed Rate Notes at a rate of 4.867% per annum. Interest will be payable semi-annually in arrears on April 15 and October 15 of each year (each a “2031 Fixed Interest Payment Date”), commencing on October 15, 2026, up to and including April 15, 2031 (the “2031 Fixed Rate Notes Maturity Date”) or any date of earlier redemption. Interest will be paid to holders of record of the 2031 Fixed Rate Notes in respect of the principal amount thereof outstanding as of the close of business 15 calendar days preceding the relevant 2031 Fixed Interest Payment Date, whether or not a Business Day.

Interest on the 2031 Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. If any scheduled 2031 Fixed Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled 2031 Fixed Interest Payment Date. If the 2031 Fixed Rate Notes Maturity Date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the 2031 Fixed Rate Notes Maturity Date or date of redemption or repayment.

The 2036 Fixed Rate Notes

The 5.437% Senior Non Preferred Fixed Rate Notes due 2036 (the “2036 Fixed Rate Notes” and, together with the 2029 Floating Rate Notes, the 2029 Fixed Rate Notes and the 2031 Fixed Rate Notes, the “Notes”) will be issued in an initial aggregate principal amount of $1,000,000,000 and will mature on April 15, 2036. From and including the date of issuance, which is expected to be April 15, 2026, interest will accrue on the 2036 Fixed Rate Notes at a rate of 5.437% per annum. Interest will be payable semi-annually in arrears on April 15 and October 15 of each year (each a “2036 Fixed Interest Payment Date” and, each of the Floating Interest Payment Date, the 2029 Fixed Interest Payment Date, the 2031 Fixed Interest Payment Date and the 2036 Fixed Interest Payment Date, an “Interest Payment Date”), commencing on October 15, 2026, up to and including April 15, 2036 (the “2036 Fixed Rate Notes Maturity Date”) or any date of earlier redemption. Interest will be paid to holders of record of the 2036 Fixed Rate Notes in respect of the principal amount thereof outstanding as of the close of business 15 calendar days preceding the relevant 2036 Fixed Interest Payment Date, whether or not a Business Day.

Interest on the 2036 Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. If any scheduled 2036 Fixed Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled 2036 Fixed Interest Payment Date. If the 2036 Fixed Rate Notes Maturity Date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the 2036 Fixed Rate Notes Maturity Date or date of redemption or repayment.

General

The Notes will constitute four separate series of senior non preferred debt securities issued pursuant to the provisions of an indenture to be dated as of the date of issuance of the Notes (the “Base Indenture”) between us as Issuer and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture to be dated as of the date of issuance of the Notes (the “First Supplemental Indenture”) between us as Issuer and the Trustee.

Book-entry interests in the Notes will be issued in denominations of $200,000 and integral multiples of $200,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Notes in fully registered form. The Notes of each series will be represented by one or more global securities deposited with a custodian for, and registered in the name of a nominee of, DTC. You may hold a beneficial interest in the Notes through DTC and its participants, including Euroclear and Clearstream Luxembourg. The Underwriters expect to deliver the Notes through the facilities of DTC on or about April 15, 2026. For a more detailed summary of the form of the Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Capital Securities—Form of Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Capital Securities—Form of Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Notes, so long as the Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

Listing

We intend to apply for the listing of the Notes on the New York Stock Exchange in accordance with its rules.

Status of the Notes

See “Description of Debt Securities—Status of the Debt Securities—Senior Non Preferred Debt Securities” in the accompanying prospectus.

As of December 31, 2025, Banco Santander had outstanding €76.782 billion of unsubordinated indebtedness, including €39.130 billion of Senior Higher Priority Liabilities and €37.652 billion of Senior Non Preferred Liabilities (including the senior non preferred debt securities issued by Banco Santander prior to the entrance into force of Royal Decree-Law 11/2017).

Additionally, as of December 31, 2025, Banco Santander had outstanding €24.057 billion of secured indebtedness and €21.740 billion of subordinated indebtedness. Banco Santander subsidiaries had €88.774 billion of indebtedness outstanding as of December 31, 2025.

Redemption and Repurchase

Early Redemption for Taxation Reasons

If a Tax Event (as defined in the accompanying prospectus) occurs in relation to the Notes of any series, Banco Santander may, at its option and having given no less than five (5) nor more than 30 days’ notice (ending, in the case of the 2029 Floating Rate Notes, on a Floating Interest Payment Date) to the holders of the Notes of such series in accordance with the terms set forth under “Description of Debt Securities—Redemption and Repurchase—Notice of Redemption” in the accompanying prospectus (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole, but not in part, the outstanding Notes of such series in accordance with the requirements of Applicable Banking Regulations (as defined in the accompanying prospectus) in force at the relevant time, at their principal amount (the “Early Redemption Amount (Tax)”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of item ‘(b)’ of the definition of ‘Tax Event’, no such notice of redemption may be given earlier than 90 days prior (or, in the case of the 2029 Floating Rate Notes, a number of days which is equal to the aggregate of the number of days falling within the then current Interest Period plus 60 days) to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the Notes of such series then due and (ii) redemption for taxation reasons shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining, with respect to the Notes of such series, the prior Supervisory Permission (as defined in the accompanying prospectus) therefor, as required.

Early Redemption of Senior Debt Securities for a TLAC/MREL Disqualification Event

See “Description of Debt Securities—Redemption and Repurchase—Early Redemption of Senior Debt Securities for a TLAC/MREL Disqualification Event” in the accompanying prospectus.

Early redemption at the option of Banco Santander (Clean-up Redemption)

See “Description of Debt Securities—Redemption and Repurchase—Early redemption at the option of Banco Santander (Clean-up Redemption)” in the accompanying prospectus.

No Further Redemption Events

Other than as set forth under “—Early Redemption for Taxation Reasons,” “—Early Redemption of Senior Debt Securities for a TLAC/MREL Disqualification Event” and “—Early redemption at the option of Banco Santander (Clean-up Redemption),” Banco Santander may not redeem the Notes of any series pursuant to this section “—Redemption and Repurchase”.

Notice of Redemption

See “Description of Debt Securities—Redemption and Repurchase—Notice of Redemption” in the accompanying prospectus.

Repurchase of Notes

See “Description of Debt Securities—Redemption and Repurchase—Repurchase of Debt Securities” in the accompanying prospectus.

TAXATION

Spanish Taxation

The following discussion supplements or supersedes, as applicable, the description of material Spanish tax considerations contained in the accompanying prospectus under the heading “Taxation” that are relevant to the Notes. If there is any inconsistency between the following discussion and the description in the accompanying prospectus, the following discussion governs.

The following is a general description of material Spanish tax considerations relating to the holders who are the beneficial owners of the securities (the “holders,” the “investors,” or the “purchasers,” as the case may be). It does not purport to be a complete analysis of all tax considerations relating to these securities.

Prospective investors should consult their own tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Spain of acquiring, holding and disposing of securities and receiving any payments under the securities. The information contained within this section is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date (which may have retroactive effects). Investors should consider the legislative changes which could occur in the future.

This analysis is a general description of the tax treatment under the currently in force Spanish legislation applicable in the common territory of Spain and, hence, it does not describe the regional tax regimes in the Historical Territories of the Basque Country and the Community of Navarre or the provisions passed by Autonomous Regions (Comunidades Autónomas) which may apply to investors for certain taxes.

In addition, investors should note that the appointment by an investor in securities or any person through which an investor holds securities, of a custodian, collection agent or similar person in relation to such securities in any jurisdiction may have tax implications. Investors should consult their own tax advisors in relation to the tax consequences for them of any such appointment.

Introduction

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this document:

a)

of general application, First Additional Provision of Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions (“Law 10/2014”) and Royal Decree 1065/2007, of 27 July, approving the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes, as amended by Royal Decree 1145/2011, of July 29, 2011 (“Royal Decree 1065/2007”);

b)

for individuals resident for tax purposes in Spain who are subject to the Individual Income Tax (“IIT”), Law 35/2006 of 28 November, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, as amended, and Royal Decree 439/2007, of 30 March, promulgating the IIT Regulations, along with Law 19/1991, of 6 June, on Net Wealth Tax, as amended, Law 38/2022, of 27 December, for the establishment of temporary taxes on energy and on credit institutions and financial credit establishments (the “Solidarity Tax Law”), and Law 29/1987, of 18 December on the Inheritance and Gift Tax;

c)

for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Law 27/2014, of 27 November, on CIT and Royal Decree 634/2015, of 10 July, promulgating the CIT Regulations; and

d)

for individuals and entities who are not resident for tax purposes in Spain that are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004, of 5 March, promulgating the Consolidated Text of the NRIT Law, as amended, and Royal Decree 1776/2004, of 30 July promulgating the NRIT Regulations, along with Law 19/1991, of 6 June, on Net Wealth Tax as amended, the Solidarity Tax Law and Law 29/1987, of 18 December, on the Inheritance and Gift Tax.

A. TAXATION IN SPAIN OF DEBT SECURITIES

1. Individuals with Tax Residency in Spain

1.1	Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both interest payments periodically received and income derived from the transfer, redemption or repayment of the debt securities constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25 of the IIT Law, and therefore must be included in the investor’s IIT savings taxable base pursuant to the provisions of the aforementioned law and as from 2023 be generally taxed at a flat rate of 19% on the first EUR 6,000; 21% from EUR 6,000.01 up to EUR 50,000; 23% from EUR 50,000.01 up to EUR 200,000; 27% from EUR 200,000.01 up to EUR 300,000; or 30% for any amount in excess of EUR 300,000.

Income from the transfer of the debt securities must be computed as the difference between the amounts obtained in the transfer, redemption or reimbursement of the debt securities and their acquisition or subscription value. Costs and expenses effectively borne on the acquisition and/or disposal of the debt securities must be taken into account, insofar as adequately evidenced, in calculating the income. When calculating the net income, expenses related to the management and deposit of the debt securities will be deductible, excluding those pertaining to discretionary or individual portfolio management.

According to Section 44.5 of Royal Decree 1065/2007 (which applies to preferred securities and debt instruments issued under Law 10/2014 and which have been originally registered with entities that manage clearing systems located outside Spain, provided that these entities are recognized by Spanish law or by the law of another Organization for Economic Cooperation and Development country such as DTC, Euroclear and/or Clearstream Luxembourg), Banco Santander will pay interest without withholding to individual holders who are resident for tax purposes in Spain provided that the information regarding the debt securities required by Exhibit 99.1 to the registration statement of which this prospectus supplement forms a part is submitted by the relevant paying agent, notwithstanding the information obligations of Banco Santander under general provisions of Spanish tax legislation. In addition, income obtained upon redemption or repayment by Banco Santander of the debt securities may also be paid without withholding on account of IIT under the same conditions.

If those requirements are not met, such interest and income derived from any transfer of the debt securities may be subject to withholding on account of IIT at the then-applicable rate (currently set at 19%).

Furthermore, in the case of debt securities held by Spanish resident individuals and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest or income obtained upon redemption or repayment by Banco Santander of the debt securities may be subject to withholding tax on account of IIT at the then-applicable general rate (currently set at 19%) which will be made by the depositary or custodian. Any amounts withheld on account of IIT may be credited against the final IIT liability for the relevant tax year and may be refundable pursuant to Section 103 of the IIT Law.

1.2	Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

According to Net Wealth Tax regulations (subject to any exceptions provided under relevant legislation in an Autonomous Region), the net worth of individuals with tax residency in Spain up to the amount of EUR

700,000 is exempt from Net Wealth Tax. Therefore, holders should take into account the value of any debt securities which they hold as at 31 December each year. The applicable marginal rates range between 0.2% and 3.5%, although the final tax rates may vary depending on any applicable regional tax laws, and some reductions may apply.

In addition, the solidarity provisional wealth tax for high-net-worth individuals (the so-called “Solidarity Tax”) was approved in December 2022 by the Solidarity Tax Law. The Solidarity Tax is a direct and personal tax that complements the Net Wealth Tax in which the taxable event is a natural person’s ownership of at least EUR 3,000,000 in net assets on 31 December of each year.

The taxpayers of the Solidarity Tax and the Net Wealth Tax are individuals. In practice, as the Solidarity Tax Law allows the Net Wealth Tax amount payable to be deducted, the Solidarity Tax generally has a greater impact on taxpayers residing in Autonomous Regions in which the Net Wealth Tax is not paid. The rates of the Solidarity Tax are (i) 1.7% on a net worth between EUR 3,000,000 and EUR 5,347,998.03, (ii) 2.1% on a net worth between EUR 5,347,998.03 and EUR 10,695,996.06 and (iii) 3.5% on a net worth of more than EUR 10,695,996.06.

Although the Solidarity Tax was initially designed to be temporary, its application has been indefinitely extended, pursuant to the Fifth Additional Provision of Royal Decree-Law 8/2023 of 27 December adopting measures to deal with the economic and social consequences of the conflicts in Ukraine and the Middle East and to alleviate the effects of the drought (Real Decreto-ley 8/2023, de 27 de diciembre, por el que se adoptan medidas para afrontar las consecuencias económicas y sociales derivadas de los conflictos en Ucrania y Oriente Próximo, así como para paliar los efectos de la sequía), until a revision of Spanish wealth taxation takes place in the context of a reform of the Spanish regional financing system.

Prospective investors are advised to seek their own professional advice in relation to the Net Wealth Tax and the Solidarity Tax.

1.3	Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any debt securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. Although the tax rate ranges between 7.65% and 34%, the effective tax rates range between 0% and 81.6% depending on relevant factors (such as the amount of the gift or inheritance, the net wealth of the heir or beneficiary of the gift, and the kinship with the deceased or the donor). Some tax benefits could reduce the effective tax rate. In addition, the final tax rate may vary depending also on the legislation of the corresponding Autonomous Region.

2. Legal Entities with Tax Residency in Spain

2.1	Corporate Income Tax (Impuesto sobre Sociedades)

See “Taxation—Spanish Taxation—A. Taxation in Spain of debt securities—2.1. Corporate Income Tax (Impuesto sobre Sociedades)” in the accompanying prospectus.

2.2	Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

See “Taxation—Spanish Taxation—A. Taxation in Spain of debt securities—2.2. Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)” in the accompanying prospectus.

2.3	Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

See “Taxation—Spanish Taxation—A. Taxation in Spain of debt securities—2.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)” in the accompanying prospectus.

3. Individuals and Legal Entities with no tax residency in Spain

This section analyzes the tax treatment applicable to holders who are non-resident for tax purposes in Spanish territory and are beneficial owners of the debt securities. Non-resident holders are individuals who are not IIT taxpayers and entities non-resident in Spanish territory, pursuant to Article 6 of the NRIT Law.

The tax regime described herein is general in nature, and the specific circumstances of each taxpayer should be considered in the light of the applicable double taxation treaties.

3.1	Non-resident Income Tax (Impuesto sobre la renta de No Residentes)

See “Taxation—Spanish Taxation—A. Taxation in Spain of debt securities—3.1 Non-resident Income Tax (Impuesto sobre la renta de No Residentes)” in the accompanying prospectus.

3.2	Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Individuals resident in a country with which Spain has entered into a treaty for the avoidance of double taxation (“DTT”) in relation to Net Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals whose properties and rights are located in Spain, or that can be exercised within the Spanish territory, exceed EUR 700,000 on the last day of any given year would be subject to Net Wealth Tax. The applicable rates currently range between 0.2% and 3.5%. The U.S. – Spain Income Tax Treaty (the “Treaty”) does not address Net Wealth Tax. Individuals who are non-resident in Spain for tax purposes may apply the rules approved by the Autonomous Region where the assets and rights with more value (i) are located, (ii) can be exercised or (iii) must be fulfilled.

In addition, the Solidarity Tax was approved in December 2022 by the Solidarity Tax Law. The Solidarity Tax is a direct and personal tax that complements the Net Wealth Tax in which the taxable event is a natural person’s ownership of at least EUR 3,000,000 in net assets on 31 December of each year.

The taxpayers of the Solidarity Tax and the Net Wealth Tax are individuals. In practice, as the Solidarity Tax Law allows the Net Wealth Tax amount payable to be deducted, the Solidarity Tax generally has a greater impact on taxpayers who apply the rules approved by an Autonomous Region in which the Net Wealth Tax is not paid. The rates of the Solidarity Tax are (i) 1.7% on a net worth between EUR 3,000,000 and EUR 5,347,998.03, (ii) 2.1% on a net worth between EUR 5,347,998.03 and EUR 10,695,996.06 and (iii) 3.5% on a net worth of more than EUR 10,695,996.06.

Although the Solidarity Tax was initially designed to be temporary, its application has been indefinitely extended, pursuant to the Fifth Additional Provision of Royal Decree-Law 8/2023 of 27 December adopting measures to deal with the economic and social consequences of the conflicts in Ukraine and the Middle East and to alleviate the effects of the drought (Real Decreto-ley 8/2023, de 27 de diciembre, por el que se adoptan medidas para afrontar las consecuencias económicas y sociales derivadas de los conflictos en Ucrania y Oriente Próximo, así como para paliar los efectos de la sequía), until a revision of Spanish wealth taxation takes place in the context of a reform of the Spanish regional financing system.

However, non-Spanish resident individuals will be exempt from Net Wealth Tax and Solidarity Tax in respect of the debt securities to the extent that the income deriving from the debt securities is exempt from NRIT as described in “Taxation—Spanish Taxation—A. Taxation in Spain of debt securities—3.1 Non-resident Income Tax (Impuesto sobre la renta de No Residentes)” in the accompanying prospectus.

Non-Spanish resident legal entities are not subject to Net Wealth Tax nor to the Solidarity Tax.

Prospective investors are advised to seek their own professional advice in relation to the Net Wealth Tax and the Solidarity Tax.

3.3	Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over debt securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance and Gift Tax. In such case, the provisions of the relevant DTT will apply. The U.S. and Spain have not entered into a DTT in relation to Inheritance and Gift Tax.

If no DTT in relation to Inheritance Gift Tax applies, individuals who are non-resident in Spain for tax purposes will be subject to Inheritance and Gift Tax in accordance with Spanish legislation, to the extent that rights deriving from the debt securities (i) are located, (ii) can be exercised or (iii) must be fulfilled within Spanish territory.

If either the deceased or the donee is not resident in Spain for tax purposes, the applicable rules will be those corresponding to the relevant Spanish Autonomous Region in accordance with the law. As such, prospective investors should consult their tax advisors.

Although the tax rate ranges between 7.65% and 34%, the effective tax rates range between 0% and 81.6% depending on relevant factors. Some tax benefits could reduce the effective tax rate. In addition, the final tax rate may vary depending also on the legislation of the corresponding Autonomous Region.

Legal entities not resident in Spain for tax purposes which acquire ownership or other rights over the debt securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), except as provided in any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income solely in the country of tax residence of the holder of the debt securities.

4. Tax Rules for debt securities not Listed on a regulated market, a multilateral trading facility or an organized market

4.1	Withholding on Account of IIT, CIT and NRIT

If the Notes are not listed on a regulated market, a multilateral trading facility or an organized market in an OECD country on any payment date, interest or income from the redemption or repayment obtained by holders will be subject to withholding tax at the then-applicable general rate (currently set at 19% on account of IIT, CIT or NRIT, as applicable), except in the case of holders who are: (a) resident in a Member State of the EU (other than Spain) or in a Member State of the European Economic Area (other than Spain) which has entered into an effective exchange of tax information agreement with Spain, and obtain the income either directly or through a permanent establishment located in another Member State of the EU (other than Spain) or in a Member State of the EEA (other than Spain) which has entered into an effective exchange of tax information agreement with Spain, provided that such holders (i) do not obtain the income on the Notes through a permanent establishment in Spain or in a country or jurisdiction which is not a Member State of the EU or a Member State of the EEA which has entered into an effective exchange of tax information agreement with Spain and (ii) are not resident of, or are not located in, nor obtain income through, a non-cooperative jurisdiction for Spanish tax purposes (in the terms of the First Additional Provision of Law 36/2006, of 29 November, on prevention measures and actions against tax fraud, as amended through Law 11/2021, of 9 July, and of Order HFP/115/2023, of 9 February, and as amended, complemented and restated from time to time) or through a Member State of the EEA not having an effective exchange of tax information agreement with Spain in force; or (b) Spanish financial entities which comply with the requirements established in Article 61.c), or Spanish securitization funds which comply with the requirements established in Article 61.k), of the Corporate Income Tax Regulations approved by Royal Decree 634/2015, of 10 July 2015, or non-Spanish financial entities acting through a Spanish branch which comply with the requirements established in Article 8.1 of the Non-Resident Income Tax Regulations approved by Royal Decree 1776/2004, of 30 July 2004; or (c) resident for tax purposes of a country which has entered into a DTT with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest payable to any holder, who is fully entitled to the benefits of such DTT, provided that, in the case of holders referred to in sections (a) and (c), each holder delivers to the Issuer, as soon as reasonably practicable but before any payment is due or made (whichever comes first) a valid certificate of tax residence (or the specific form required under the relevant DTT, as applicable) duly issued by the competent tax authorities of its country of tax residence evidencing such holder as resident for tax purposes in that country and accrediting such holder as tax resident in the relevant jurisdiction within the meaning of the relevant DTT, issued not more than 12 months prior to the date on which the relevant amount is due or paid (whichever comes first). For the avoidance of doubt, if the certificate of tax residence refers to a specific tax period it will only deemed to be valid in relation with payments made during the referred tax period.

4.2	Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

See “Taxation—Spanish Taxation—A. Taxation in Spain of debt securities—2. Legal Entities with Tax Residency in Spain—2.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)” and “Taxation—Spanish Taxation—A. Taxation in Spain of debt securities—3. Individuals and Legal Entities with no tax residency in Spain—3.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)” above or in the accompanying prospectus (when applicable).

5. Information about the debt securities in connection with payments

See “Taxation—Spanish Taxation—A. Taxation in Spain of debt securities—5. Information about the debt securities in connection with payments” in the accompanying prospectus.

6. Indirect taxation

The acquisition and any subsequent transfer of the debt securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax, Stamp Duty and Value Added Tax, in accordance with Article 338 of Law 6/2023, of 17 March, of the Spanish Securities Markets and Investment Services (Ley 6/2023, de 17 de marzo, de los Mercados de Valores y de los Servicios de Inversión) and related provisions.

B. SPANISH FTT

The Spanish tax on financial transactions (the “Spanish FTT”) came into force on January 16, 2021.

Spanish FTT charges a 0.2% rate on specific onerous acquisitions of listed shares issued by Spanish companies admitted to trading on a Spanish or other EU-regulated market, or on an equivalent market of a non-EU country, with a market capitalization that exceeds €1 billion on December 1 of the year prior to the acquisition, regardless of the jurisdiction of residence of the parties involved in the transaction.

The taxpayers (contribuyentes) are the acquirers of the shares on which the Spanish FTT is levied. However, the taxable persons (sujetos pasivos) are those investment services firms or credit institutions acquiring the shares on their own account. Furthermore, the financial intermediaries taking part in the transaction are the substitute taxpayers (sustitutos del contribuyente). In principle, the tax base of the Spanish FTT will be determined by the consideration paid, excluding transaction costs, or, when the amount of the consideration is not known, the market value of the shares. The Spanish FTT will accrue on the date when the shares are registered in the acquirer’s name.

The Spanish tax authorities published on their website the list of the Spanish companies with a market capitalization exceeding €1 billion at December 1, 2025 and Banco Santander was included in such list. Therefore, onerous acquisitions of Banco Santander’s shares carried out during 2026 would fall within the scope of the Spanish FTT.

According to the criterion of the Spanish tax authorities, the Spanish FTT would not apply in relation to the acquisition of debt securities. However, the Spanish FTT would apply (at a fixed rate of 0.2%) to other financial transactions involving Banco Santander’s shares, regardless of the jurisdiction of residence of the parties involved in the transaction; while transactions involving bonds or debt or similar instruments, such as preferred securities or derivatives, are not affected by such tax.

Prospective investors are advised to seek their own professional advice in relation to the Spanish FTT.

U.S. Federal Income Tax Considerations

See the section of the accompanying prospectus entitled “Taxation—U.S. Federal Income Tax Considerations—Taxation of Debt Securities” for a discussion of the U.S. federal income tax consequences of the ownership and disposition of the Notes to the U.S. Holders described therein.

UNDERWRITING (CONFLICTS OF INTEREST)

We and BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs Bank Europe SE, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, NatWest Markets Securities Inc., RBC Capital Markets, LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc. and TD Securities (USA) LLC (the “Representatives”), acting on behalf of the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement with respect to the Notes. Subject to certain terms and conditions, we have agreed to sell to the Underwriters and each of the Underwriters has severally, and not jointly, agreed to purchase the respective principal amounts of the Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of the 2029 Floating Rate Notes	Principal Amount of the 2029 Fixed Rate Notes	Principal Amount of the 2031 Fixed Rate Notes	Principal Amount of the 2036 Fixed Rate Notes
Santander US Capital Markets LLC	$199,600,000	$500,800,000	$623,600,000	$500,800,000
BNP Paribas Securities Corp.	$19,600,000	$48,800,000	$61,200,000	$48,800,000
Citigroup Global Markets Inc.	$19,600,000	$48,800,000	$61,200,000	$48,800,000
Goldman Sachs Bank Europe SE	$19,600,000	$48,800,000	$61,200,000	$48,800,000
HSBC Securities (USA) Inc.	$19,600,000	$48,800,000	$61,200,000	$48,800,000
J.P. Morgan Securities LLC	$19,600,000	$48,800,000	$61,200,000	$48,800,000
NatWest Markets Securities Inc.	$19,600,000	$48,800,000	$61,200,000	$48,800,000
RBC Capital Markets, LLC	$19,600,000	$48,800,000	$61,200,000	$48,800,000
Scotia Capital (USA) Inc.	$19,600,000	$48,800,000	$61,200,000	$48,800,000
TD Securities (USA) LLC	$19,600,000	$48,800,000	$61,200,000	$48,800,000
Banco de Sabadell, S.A.	$4,000,000	$10,000,000	$12,600,000	$10,000,000
DBS Bank Ltd.	$4,000,000	$10,000,000	$12,600,000	$10,000,000
Independence Point Securities LLC	$4,000,000	$10,000,000	$12,600,000	$10,000,000
Penserra Securities LLC	$4,000,000	$10,000,000	$12,600,000	$10,000,000
QNB Capital LLC	$4,000,000	$10,000,000	$12,600,000	$10,000,000
Rabo Securities USA, Inc.	$4,000,000	$10,000,000	$12,600,000	$10,000,000

Total	$400,000,000	$1,000,000,000	$1,250,000,000	$1,000,000,000

The Underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under their respective underwriting agreements if any are purchased and that the obligations of the Underwriters are subject to approval of legal matters by their counsel, including the validity of the Notes, and certain conditions precedent such as the receipt by the Underwriters of officer’s certificates and legal opinions. The offering of the Notes by the Underwriters is subject to receipt and acceptance and the Underwriters have the right to reject any order in whole or in part.

We have agreed to indemnify the several Underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

Certain of the Underwriters are not broker-dealers registered with the SEC, and therefore may not make sales of any Notes in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of Notes in the United States, it will do so through one or more U.S. registered broker-dealers or otherwise in accordance with the applicable U.S. securities laws and regulations.

Commissions and Discounts

The Underwriters propose to offer the Notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement. We estimate that the expenses of the offering payable by us, excluding the underwriting discount, will be approximately $1.3 million. The Underwriters have agreed to reimburse us for approximately $0.3 million of such expenses.

Matters Relating to the Initial Offering and Market-Making Resales

After the initial offering, the public offering prices or any other term of the offering may be changed.

The Notes will be offered in the United States through those Underwriters who are registered to offer the Notes for sale in the United States either directly or indirectly through their U.S. broker-dealer affiliates, or such other registered dealers as may be designated by the Underwriters. We intend to apply for the listing of the Notes on the New York Stock Exchange in accordance with its rules. The Notes are a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters, with the exception of Santander US Capital Markets LLC, intend to make a market in the Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, Banco Santander’s operating performance and financial condition, general economic conditions and other factors.

In this prospectus supplement, the term “the offering” means the initial offering of the Notes made in connection with their original issuance and not any subsequent resales of Notes in market-making transactions.

Settlement

The Notes will settle through the facilities of DTC and its direct and indirect participants (including Euroclear and Clearstream Luxembourg). The initial CUSIP number for the 2029 Floating Rate Notes is 05971KAU3 and the ISIN is US05971KAU34. The initial CUSIP number for the 2029 Fixed Rate Notes is 05971KAX7 and the ISIN is US05971KAX72. The initial CUSIP number for the 2031 Fixed Rate Notes is 05971KAV1 and the ISIN is US05971KAV17. The initial CUSIP number for the 2036 Fixed Rate Notes is 05971KAW9 and the ISIN is US05971KAW99.

It is expected that delivery of the Notes will be made against payment on or about April 15, 2026, which will be the fifth New York business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+5”). Trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors.

No Sales of Similar Securities

From the date of this prospectus supplement, and continuing to and including April 15, 2026, we have agreed that we will not, without the prior written consent of the Underwriters, offer, sell, contract to sell or otherwise dispose of, in the United States, any material amount of dollar-denominated debt securities issued or guaranteed by us which mature in more than one year and which are substantially similar to the Notes.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters, with the exception of Santander US Capital Markets LLC, may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters have repurchased Notes sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time.

Other Relationships

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the Underwriters and their affiliates may have engaged in and may in the future engage in investment, financial, banking, hedging and advisory services with us or our affiliates, for which customary fees may apply.

In the ordinary course of their various business activities, the Underwriters (with the exception of Santander US Capital Markets LLC) and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Banco Santander. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those Underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of the Notes or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the Underwriters may resell notes outside of the United States to or through one or more of their affiliates.

Conflicts of Interest

Santander US Capital Markets LLC is a subsidiary of Banco Santander. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the notes will comply with the applicable requirements of FINRA Rule 5121.

Pursuant to FINRA Rule 5121, a qualified independent underwriter is not required in connection with this offering because the notes to be offered are rated in one of the four highest generic rating categories by one of the nationally recognized statistical rating organizations. Santander US Capital Markets LLC will not confirm sales of the notes to any account over which it exercises discretionary authority without the specific written approval of the account holder.

Selling Restrictions

PRIIPs Regulation / Prohibition of Sales to EEA Retail Investors

The Notes which are the subject of the offering contemplated by this prospectus supplement are not offered, sold or otherwise made available to and will not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)	a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes.

Prohibition of Sales to UK Retail Investors

The Notes which are the subject of the offering contemplated by this prospectus supplement are not offered, sold, distributed or otherwise made available to and will not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For the purposes of this provision:

(a)	a retail investor means a person who is either one (or both) of the following:

(i)	not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA, as amended; or

(ii)	not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs; and

(b)

the expression offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.

Notice to Prospective Investors in Spain

The Notes may not be offered, sold or distributed, nor may any subsequent resale of Notes be carried out in Spain, except in circumstances that do not require the registration of a prospectus in Spain or without complying with all legal and regulatory requirements under Spanish securities laws. No publicity or marketing of any kind shall be made in Spain in relation to the Notes.

Neither the Notes nor this prospectus supplement nor the accompanying prospectus have been registered with the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores) (the “CNMV”), and therefore this prospectus supplement and the accompanying prospectus are not intended for any offer of the Notes in Spain that would require the registration of a prospectus with the CNMV.

Notice to Prospective Investors in Canada

This prospectus supplement and the accompanying prospectus constitute an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement and the accompanying prospectus or on the merits of the Notes and any representation to the contrary is an offense.

The Notes may be sold only to purchasers in the provinces of British Columbia, Ontario, Alberta, Québec, Nova Scotia, New Brunswick, Saskatchewan and Manitoba purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) that were not created or used solely to purchase or hold securities as an accredited investor described in paragraph (m) or the definition of “accredited investor” in section 1.1 of NI 45-106 or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

We are relying on an exemption based on U.S. disclosure under section 3A.3 of National Instrument 33-105 Underwriting Conflicts from the requirement to provide disclosure with respect to “related issuer” or “connected issuer” relationships. Canadian investors should refer to the section entitled “Underwriting (Conflicts of Interest)” for further information.

The issuer is not a member institution of the Canada Deposit Insurance Corporation. The liability incurred by the issuer through the issuance and sale of the notes is not a deposit. The issuer is not regulated as a financial institution in Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in the United Kingdom

Each Underwriter (a) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not or would not, if it was not an authorised person, apply to Banco Santander; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

(a) The Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (b) no advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been or will be issued or has been or will be possessed for the purposes of the issue, whether in Hong Kong or elsewhere, other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement and the accompanying prospectus or any other document relating to the Notes be distributed in the Republic of Italy, except in accordance with any Italian securities, tax and other applicable laws and regulations.

Each Underwriter has represented and agreed that it has not offered, sold or delivered, and will not offer, sell or deliver any Notes or distribute any copy of this prospectus supplement and the accompanying prospectus or any other document relating to the Notes in Italy except:

(a)

to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any applicable provision of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Italian CONSOB Regulation; or

(b)

in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 100 of the Financial Services Act, Article 34-ter of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time, and the applicable Italian laws.

Moreover, and subject to the foregoing, any such offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement and the accompanying prospectus or any other document relating to the Notes in the Republic of Italy under (a) or (b) above must be:

(i)

made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”), all as amended from time to time; and

(ii)	in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time; and

(iii)	in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or any other Italian authority.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). Accordingly, the Notes may not be offered or sold directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including Hong Kong and Macau Special

Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC. The Notes are not an offer of securities within the meaning of the Securities Law of PRC or other pertinent laws and regulations of the PRC.

This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Notes in the PRC to any person to whom it is unlawful to make the offer or solicitation in the PRC.

The Notes may not be offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with all relevant laws and regulations of the PRC. Investors in the PRC are responsible for obtaining all relevant government and industry regulatory approvals/licenses, verification, filings and/ or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange, the People’s Bank of China, the China Banking and Insurance Regulatory Commission and/or the Asset Management Association of China, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Notice to Prospective Investors in the Republic of Korea

This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be considered as, a public offering of securities in South Korea for the purposes of the Financial Investment Services and Capital Markets Act of Korea. The Notes have not been and will not be registered with the Financial Services Commission of South Korea for public offering in South Korea under the Financial Investment Services and Capital Markets Act and its subordinate decrees and regulations (collectively, the “FSCMA”). The Notes may not be offered, remarketed, sold or delivered, directly or indirectly, or offered, remarketed or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except as otherwise permitted under the applicable laws and regulations of South Korea, including the FSCMA and the Foreign Exchange Transaction Law and its subordinate decrees and regulations (collectively, the “FETL”). Without prejudice to the foregoing, the number of Notes offered in South Korea or to investors who are residents in South Korea shall be less than fifty and for a period of one year from the issue date of the Notes, none of the Notes may be divided resulting in an increased number of the Notes. Furthermore, the Notes may not be resold to South Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL) in connection with the purchase of the Notes.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, pursuant to relevant securities laws and regulations and may not be offered or sold directly or indirectly in Taiwan, or to, or for the account or benefit of, any person in Taiwan unless otherwise in compliance with the applicable laws and regulations of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, nor may the Notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (b) to an accredited investor (as defined in Section 4A of the SFA) pursuant to, and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes.

The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Australia

This prospectus supplement does not constitute a prospectus, a disclosure document or a product disclosure statement for the purposes of the Corporations Act 2001 (Cth) (“Corporations Act”) and does not purport to include all the information required for a prospectus, a disclosure document or a product disclosure statement under the Corporations Act. No prospectus, product disclosure statement or other disclosure document under Australian law has been lodged with the Australian Securities and Investments Commission in relation to the offering of the Notes.

The provision of this prospectus supplement to any person does not constitute an offer of, or an invitation to apply for, the Notes in Australia. Any offer in Australia of the Notes may only be made to persons who are “sophisticated investors” or “professional investors” within the meaning of sections 708(8) and (11) of the Corporations Act, respectively and who are a “wholesale client” within the meaning of section 761G of the Corporations Act. This prospectus supplement is not intended to be distributed or passed on, directly or indirectly, to any other class of persons in Australia.

Any person to whom the Notes are issued or sold must not offer for sale in Australia in the period of 12 months after the date of issue of the Notes except where disclosure to investors is not required under the Corporations Act or where the offer is made pursuant to a prospectus, disclosure document or product disclosure statement that complies with the Corporations Act. Any person acquiring the Notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before acting on the information contained in this prospectus supplement, investors should consider its appropriateness having regard to their investment objectives, financial situations and needs, and, if necessary, seek expert advice.

LEGAL OPINIONS

Our U.S. counsel, Davis Polk & Wardwell LLP, will pass upon certain U.S. federal and New York legal matters relating to the validity of the Notes. Our Spanish counsel, Uría Menéndez Abogados, S.L.P., will pass upon certain Spanish legal matters for the Underwriters. Linklaters LLP will pass upon certain U.S. federal, New York and Spanish legal matters for the Underwriters.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Recast 6-K and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F of Banco Santander, S.A. for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores, S.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

Banco Santander is a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of the directors and executive officers of Banco Santander, and certain of the experts named in this prospectus, are not residents of the United States. A substantial majority of the assets of Banco Santander are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States. Banco Santander is advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States.

PROSPECTUS

Banco Santander, S.A.

By this prospectus we may offer

DEBT SECURITIES

CONTINGENT CONVERTIBLE CAPITAL SECURITIES

ORDINARY SHARES

Banco Santander, S.A. may use this prospectus to offer from time to time senior preferred debt securities, senior non preferred debt securities, subordinated debt securities, contingent convertible capital securities and, solely in connection with the issuance of contingent convertible capital securities, ordinary shares (including in the form of American Depositary Shares). Banco Santander, S.A.’s American Depositary Shares, or ADSs, each representing the right to receive one share of capital stock of Banco Santander, S.A., are listed on the New York Stock Exchange under the symbol “SAN”. In addition, Banco Santander, S.A.’s ordinary shares are listed on the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”). Banco Santander, S.A.’s ordinary shares are also listed on the London (in the form of CREST Depository Interests), Warsaw and Mexico (on the Sistema Internacional de Cotizaciones of the Mexican Stock Exchange) stock exchanges.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will provide the specific terms of any series of these securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in any of the securities described in the prospectus. The amount and price of the offered securities will be determined at the time of the offering.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is March 4, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities and contingent convertible capital securities (convertible into ordinary shares upon a trigger event) we may offer, which we will refer to collectively as the “securities”. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the SEC. You should read both this prospectus, the applicable prospectus supplement and any related issuer free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires

•	“Banco Santander” means Banco Santander, S.A. and the term “Group” means Banco Santander, S.A. and its consolidated subsidiaries;

•	“debt securities” refers to the senior preferred debt securities, senior non preferred debt securities and subordinated debt securities;

•	“senior preferred debt securities” refers to the senior preferred unsubordinated debt securities issued by Banco Santander;

•	“senior non preferred debt securities” refers to the senior non preferred unsubordinated debt securities issued by Banco Santander;

•	“securities” refers to the debt securities and the contingent convertible capital securities;

•	“subordinated debt securities” refers to the subordinated debt securities issued by Banco Santander;

•	“we”, “our” and “us” refers to Banco Santander as issuer;

•	“$” and “U.S. dollars” refer to United States dollars; and

•	“€” and “euro” refer to euro.

USE OF PROCEEDS

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

BANCO SANTANDER, S.A.

Banco Santander, S.A. is the parent bank of the Group. The Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. In Latin America, the Group has majority shareholdings in banks in Argentina, Brazil, Chile, Mexico, Peru, Colombia and Uruguay.

Banco Santander, S.A. was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. Banco Santander, S.A. is incorporated under, and governed by, the laws of the Kingdom of Spain as a company with unlimited duration and with limited liability (sociedad anónima).

Banco Santander, S.A. conducts business under the commercial name “Santander”. The Group’s principal corporate offices are located in Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-259-6520.

SUMMARY OF RISK FACTORS

Investing in our securities involves risks. Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus and the risk factors described in “Risk Factors” as well as the other information set out elsewhere in this prospectus (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to any of the securities described in this prospectus. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” for a more thorough description of these and other risks:

Macro-economic and political risks

•

Our growth, asset quality and profitability, among others, may be adversely affected by a slowdown in one or more of the economies in which we operate and volatile macroeconomic and political conditions.

•	Geopolitical conflicts and related uncertainties, as well as the outbreak of public health emergencies could materially affect our financial position and increase our operational risk.

•	The UK’s withdrawal from the European Union (Brexit) has had and could continue to have a material adverse effect on our UK-based operations, financial condition and prospects.

•	Structural demographic shifts could adversely affect our business, financial condition and results of operations.

Risks relating to our business

•	We are exposed to risk of loss from legal and regulatory proceedings.

•

We are subject to extensive regulation and regulatory and governmental oversight, to potential action by any of our regulators or supervisors and review by tax authorities, any of which could adversely affect our business, operations and financial condition.

•

We may not be able to detect or prevent money laundering and other financial crime activities fully or on a timely basis, which could expose us to additional liability and could have a material adverse effect on us.

•	Changes in taxes and other assessments may adversely affect us.

•

The credit quality of our loan portfolio or the value of the collateral securing our loans may deteriorate, and our loan loss reserves could be insufficient to cover our loan losses, which could have a material adverse effect on us.

•	We are subject to counterparty risk in our banking business.

•

Any failure to improve or upgrade our information technology infrastructure and systems in an effective, timely and cost-effective manner, or any failure or disruption of our operational processes or systems, or any cyberattack, data breach, data loss or other security incident affecting our systems or those of our third-party vendors, could adversely affect our business, financial condition or reputation, and could result in significant legal or regulatory exposure.

•	We rely on third parties for important products and services and we utilize artificial intelligence, which could expose us to liability or adversely affect our business.

•	Liquidity and funding risks are inherent in our business and could have a material adverse effect on us.

•	Credit, market and liquidity risk may have an adverse effect on our credit ratings and our cost of funds.

•

Our financial results are constantly exposed to market risk. We are subject to fluctuations in interest rates and other market variables, including related risks associated with our derivative transactions, which may materially and adversely affect us and our profitability.

•	Market conditions have resulted and could result in material changes to the estimated fair values of our financial assets.

•	Goodwill impairments may be required in relation to acquired businesses.

•	Changes in our pension liabilities and obligations could have a material adverse effect on us.

•	We depend in part on dividends and other funds from subsidiaries.

•	Increased competition, including from non-traditional providers of banking services such as financial technology providers, and industry consolidation may adversely affect our results of operations.

•

If we are unable to manage the growth of our operations, integrate successfully our inorganic growth, or execute successfully any of our strategic actions, this could have an adverse impact on our profitability.

•	We may fail to successfully implement and continue to improve our risk management policies, procedures and methods.

•	We rely on models for many of our decisions.

General risks

•	The financial problems faced by our customers could adversely affect us.

•

Our ability to maintain our competitive position depends, in part, on the success of new products and services we offer our customers and on our ability to offer products and services that meet the customers’ needs during the whole life cycle of the products or services.

•	We rely on recruiting, retaining and developing appropriate senior management and skilled personnel.

•	Damage to our reputation could cause harm to our business prospects.

•	We engage in transactions with our subsidiaries or affiliates that others may not consider to be on an arm’s-length basis.

•	Changes in accounting standards could impact reported earnings.

•	Our financial statements are based in part on assumptions and estimates which, if inaccurate, could cause material misstatement of the results of our operations and financial position.

•	Disclosure controls and procedures over financial and non-financial reporting may not prevent or detect all errors or acts of fraud.

•	Our corporate disclosure may differ from disclosure regularly published by issuers of securities in other countries.

•	Investors may find it difficult to enforce civil liabilities against us or our directors and officers.

•	Holders of ADSs will have different shareholders’ rights than do shareholders of other companies and may be subject to additional risks related to holding ADSs rather than shares.

Risks relating to the Securities

•	Holders of any series of securities may experience a loss in their investment in the event Banco Santander becomes subject to a resolution process under Law 11/2015.

•	The securities are subject to ranking and subordination provisions.

•	Law 11/2015 enables a range of actions that could materially affect the value of our securities.

•

Holders are bound by and consent to the exercise of any Spanish Bail-in Power and Non-Viability Loss Absorption by the Relevant Resolution Authority and are likely to have limited rights to challenge their exercise.

•	The circumstances under which the Relevant Resolution Authority would exercise its Spanish Bail-in Power or Non-Viability Loss Absorption are currently uncertain.

•	There is no active trading market for the securities and the market value of the securities may be influenced by unpredictable factors.

•	The securities may be subject to FATCA withholding in certain circumstances, Global Minimum Tax and the proposed European financial transaction tax.

•	The securities are Banco Santander’s exclusive obligations.

•	Credit ratings may not reflect all risks of an investment in the securities, and a downgrade in credit ratings could adversely affect the trading prices of the securities.

•	The securities of any series are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

•	There is no restriction under the relevant indentures on the amount or type of further securities or indebtedness which Banco Santander may incur.

•	The securities may not be a suitable investment for all investors.

•

Changes in law or the official interpretation by regulatory authorities may adversely affect holders’ rights under the securities, may adversely affect the Group’s business, financial performance and capital plans and may adversely affect Banco Santander’s future effective tax rates.

•

The securities provide for limited or no events of default, contain a waiver of set off rights, may be redeemed by Banco Santander prior to maturity, may be subject to substitution and/or variation without a holder’s consent and may contain limitations to applicable gross-up obligations.

•	Banco Santander’s obligations under the subordinated debt securities of any series are subordinated to existing and future senior indebtedness.

•

The contingent convertible capital securities are irrevocably and mandatorily convertible into newly issued Common Shares in certain prescribed circumstances and holders could lose all or part of their investment and bear the risk of fluctuations in the price of Common Shares and/or changes in the U.S. dollar and euro exchange rate.

•	The circumstances that may give rise to the Trigger Event are inherently unpredictable and may be caused by factors outside of Banco Santander’s control.

•

The contingent convertible capital securities have no scheduled maturity and no fixed redemption date and are not investment grade and are subject to the risks associated with non-investment grade securities.

•

Banco Santander may cancel any Distributions on the contingent convertible capital securities at its sole and absolute discretion at any time and will be restricted from making payments of Distributions in certain circumstances, including if Available Distributable Items are insufficient. Holders may not be able to anticipate whether or not Banco Santander will cancel such Distributions.

•	Holders of the contingent convertible capital securities of any series have limited ability to cash in their investment and limited anti-dilution protection.

•	Holders of contingent convertible capital securities may be obliged to make a takeover bid in case of the Trigger Event if they take delivery of Common Shares.

RISK FACTORS

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus and as set out below as well as the other information set out elsewhere in this prospectus (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to any of the securities described in this prospectus.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on Banco Santander’s and the Group’s business, operations, financial condition or prospects and cause future results to be materially different from expected results. Banco Santander’s results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties that Banco Santander and the Group face. Described are only those risks relating to Banco Santander’s and the Group’s operations or an investment in the securities that Banco Santander considers to be material. There may be additional risks that Banco Santander currently considers not to be material or of which they are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and Banco Santander is not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear Banco Santander’s and the Group’s solvency risk. Each of the risks highlighted below could have a material adverse effect on the amount of principal, interest, liquidation preference and distributions which investors will receive in respect of the securities. In addition, each of the highlighted risks could adversely affect the trading price of the securities or the rights of investors under the securities and, as a result, investors could lose some or all of their investment. Holders of contingent convertible capital securities or debt securities should consult their own financial, tax and legal advisers regarding the risks of an investment in the securities.

Capitalized terms and certain other terms used in this section “Risk Factors”, unless otherwise defined in this section, have the meanings assigned to them in “Description of Debt Securities” and “Description of Contingent Convertible Capital Securities” below.

Risks relating to Banco Santander and the Group

For a description of the risks associated with Banco Santander and the Group, see the section entitled “Risk Factors” of Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein.

Risks Relating to the Securities

Holders of any series of securities may experience a loss in their investment in the event Banco Santander becomes subject to a resolution process under Law 11/2015 (or in the event that loss absorption is required by the SRB to avoid a resolution process).

Chapter VI of Law 11/2015, of June 18, for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time (“Law 11/2015”), regulates a set of measures targeted at ensuring that shareholders, subordinated creditors (including holders of securities) and certain senior creditors (including holders of securities) bear losses through a burden sharing mechanism within the framework of resolution processes. These measures could include the discharge of any indebtedness and a stay of payment in respect of any indebtedness imposed by the Single Resolution Board (the “SRB”), the Fondo de Reestructuración Ordenada Bancaria (the “FROB”) or any other entity with the authority to exercise the relevant tools and powers from time to time under Law 11/2015 (each, a “Relevant Resolution Authority”), even against the will or without the consent of those holding the relevant securities. Measures include repurchases of the debt securities at a certain price determined by the FROB, their exchange for other securities, the exercise of any Spanish Bail-in Power (as defined herein) or Non-Viability Loss Absorption (as defined herein).

The “Spanish Bail-in Power” means any power existing from time to time under, and exercised in compliance with any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time (the “BRRD”) (including, but not limited to Law 11/2015, Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or replaced from time to time (“RD 1012/2015”), (ii) the Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time (“SRM Regulation”), and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligations of an institution can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such institution or any other person.

In accordance with Article 48 of Law 11/2015 (and subject to any exclusions that may be applied by the Relevant Resolution Authority under Article 43 of Law 11/2015), in the case of any application of the Spanish Bail-in Power, the sequence of any resulting write-down or conversion by the Relevant Resolution Authority shall be as follows: (i) instruments qualifying as CET1 Capital (“Common Equity Tier 1 Instruments”); (ii) the principal amount of Additional Tier 1 Instruments; (iii) the principal amount of Tier 2 Instruments; (iv) the principal amount of other subordinated obligations that do not qualify as Additional Tier 1 Capital or Tier 2 Capital; and (v) the principal or outstanding amount of the other liabilities subject to bail-in as prescribed in Article 41 of Law 11/2015. Any application of the Spanish Bail-in Power under the BRRD shall be in accordance with the hierarchy of claims in normal insolvency proceedings (with “non-preferred” ordinary obligations subject to the Spanish Bail-in Power after any subordinated obligations against Banco Santander but before the other senior obligations of Banco Santander).

In addition to the Spanish Bail-in Power, the BRRD, Article 38 of Law 11/2015 and the SRM Regulation provide for the Relevant Resolution Authority to have the further power to permanently write-down (including to zero) or convert into equity capital instruments (such as the Additional Tier 1 Instruments or the Tier 2 Instruments) and certain internal eligible liabilities at the point of non-viability of an institution or a group of which the institution forms part (the “Non-Viability Loss Absorption”). The point of non-viability of an institution is the point at which the Relevant Resolution Authority determines that the institution meets the conditions for resolution, or that it will no longer be viable unless the relevant capital instruments are written down or converted into equity, or that extraordinary public support is to be provided and without such support the Relevant Resolution Authority determines that the institution would no longer be viable. The point of non-viability of a group is the point at which the group infringes or there are objective elements to support a determination that the group, in the near future, will infringe its consolidated solvency requirements in a way that would justify action by the Relevant Resolution Authority in accordance with Article 38.3 of Law 11/2015. Non-Viability Loss Absorption may be imposed prior to or in combination with any exercise of the Spanish Bail-in Power or any other resolution tool or power (where the conditions for resolution referred to above are met).

Any application of the Spanish Bail-in Power and the Non-Viability Loss Absorption shall be in accordance with the hierarchy of claims in normal insolvency proceedings (unless otherwise provided by Applicable Banking Regulations). Accordingly, the impact of such application on holders will depend on the ranking of the relevant securities in accordance with such hierarchy, including any priority given to other creditors such as depositors.

Potential investors in the securities of any series should consider the risk that a holder may lose all or part of its investment if Banco Santander became the subject of a resolution process (or, in the case of investors in the subordinated debt securities or contingent convertible capital securities of any series, in the event that loss absorption were required by the SRB to avoid a resolution process of Banco Santander and a loss absorption measure was taken with respect to the securities of such series in accordance with Chapter VI of Law 11/2015).

The securities of any series are subject to the subordination provisions of the Spanish Insolvency Law.

Under Article 281 of the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the approved by the Royal Decree-Legislative 1/2020, of 5 May (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal) (as amended or replaced from time to time, the “Spanish Insolvency Law”) read in conjunction with Additional Provision 14.3 of Law 11/2015, Banco Santander will meet subordinated claims after payment in full of unsubordinated claims, but before distributions to shareholders, in the following order and pro-rata within each class: (i) late or incorrect claims; (ii) contractually subordinated liabilities in respect of principal (except for those under instruments of Banco Santander that qualify as Additional Tier 1 Capital or Tier 2 Capital, such as the contingent convertible capital securities and the subordinated securities, respectively); (iii) interest (including accrued and unpaid interest due on the securities, except for interest under contingent convertible or subordinated securities qualifying as Additional Tier 1 Capital or Tier 2 Capital); (iv) fines; (v) claims of creditors which are specially related to Banco Santander (if applicable) as provided for under the Spanish Insolvency Law; (vi) detrimental claims against Banco Santander where a Spanish court has determined that the relevant creditor has acted in bad faith (rescisión concursal); (vii) claims arising from contracts with reciprocal obligations as referred to in Articles 156 to 158 and 160 to 167 of the Spanish Insolvency Law, wherever the court rules, prior to the administrators’ report of insolvency (administración concursal) that the creditor repeatedly impedes the fulfilment of the contract against the interest of the insolvency; (viii) subordinated obligations (créditos subordinados) of Banco Santander under instruments qualifying as Tier 2 Capital (such as the subordinated securities) and (ix) subordinated obligations (créditos subordinados) of Banco Santander under instruments qualifying as Additional Tier 1 Capital (such as the contingent convertible capital securities).

In addition, Second paragraph of Article 48(7) of BRRD, as implemented in Spain through Additional Provision 14.3 of Law 11/2015, clarified that if an instrument is only partly recognised as an own funds instrument, in the event of insolvency, the whole instrument shall be treated as a claim resulting from an own funds instrument and shall rank junior to any claim that does not result from an own funds instrument.

The Spanish Insolvency Law provides, among other things, that interest (other than interest accruing under secured liabilities up to an amount equal to the value of the security provided) shall cease to accrue as from the date of the declaration of insolvency and any amount of interest accrued up to such date (other than any interest accruing under secured liabilities up to an amount equal to the value of the security provided and interests accruing under contingent convertible capital securities or subordinated securities qualifying as Additional Tier 1 Capital or Tier 2 Capital, respectively), will be subject to the subordination provisions of Article 281.1.3° of the Spanish Insolvency Law.

The Spanish Insolvency Law, in certain instances, also has the effect of modifying or impairing creditors’ rights even if the creditor, either secured or unsecured, does not consent to the amendment. Secured and unsecured dissenting creditors may be written down not only once the insolvency has been declared by the judge as a result of the approval of a creditors’ agreement, but also as a result of an out-of-court restructuring agreement without insolvency proceedings having been previously opened (e.g., refinancing agreements which satisfy certain requirements and are validated by the judge), in both scenarios (i) to the extent that certain qualified majorities are achieved and unless (ii) some exceptions in relation to the kind of claim or creditor apply (which would not be the case for the securities).

The majorities legal regime envisaged for these purposes also hinges on (i) the type of the specific restructuring measure which is intended to be imposed (e.g., extensions, debt reductions, debt for equity swaps, etc.) as well as (ii) on the part of claims to be written-down (i.e. secured or unsecured, depending on the value of the collateral as calculated pursuant to the rules established in the Spanish Insolvency Law).

In no case shall subordinated creditors be entitled to vote upon a creditors’ agreement during the insolvency proceedings, and accordingly, shall be always subject to the measures contained therein, if passed.

Law 11/2015 enables a range of actions to be taken in relation to credit institutions and certain investment firms considered to be at risk of failing. The taking of any action under Law 11/2015 could materially affect the value of any debt securities or contingent convertible capital securities.

The BRRD (which has been implemented in Spain through Law 11/2015 and RD 1012/2015) is designed to provide authorities with a credible set of tools to intervene sufficiently early and quickly in unsound or failing credit institutions or certain investment firms (each an “institution”) so as to ensure the continuity of the institution’s critical financial and economic functions, while minimizing the impact of an institution’s failure on the economy and financial system.

As provided in the BRRD and SRM Regulation, Law 11/2015 contains four resolution tools and powers which may be used alone or in combination where the Relevant Resolution Authority considers that (a) an institution is failing or likely to fail, (b) there is no reasonable prospect that any alternative private sector measures would prevent the failure of such institution within a reasonable timeframe, and (c) a resolution action is in the public interest.

The four resolution tools are: (i) sale of business—which enables resolution authorities to direct the sale of the firm or the whole or part of its business on commercial terms; (ii) bridge institution—which enables resolution authorities to transfer all or part of the business of the firm to a “bridge institution” (an entity created for this purpose that is wholly or partially in public control); (iii) asset separation—which enables resolution authorities to transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down (this can be used together with another resolution tool only); and (iv) bail-in by which the Relevant Resolution Authority may exercise the Spanish Bail-in Power. This includes the ability of the Relevant Resolution Authority to write down (including to zero) and/or to convert into equity or other securities or obligations (which equity, securities or obligations could also be subject to any future application of the Spanish Bail-in Power) certain unsecured debt claims (including senior preferred debt securities and senior non preferred debt securities), subordinated obligations (including subordinated debt securities) and contingent convertible capital securities.

Law 11/2015 also provides for the resolution authority as a last resort, after having assessed and exploited the above resolution tools to the maximum extent possible while maintaining financial stability, to be able to provide extraordinary public financial support through additional financial stabilization tools. These consist of the public equity support and temporary public ownership tools. Any such extraordinary financial support must be provided in accordance with the EU state aid framework.

In accordance with Article 20 of Law 11/2015, an institution will be considered as failing or likely to fail in any of the following circumstances: (i) it is, or is likely in the near future to be, in significant breach of its solvency or any other requirements necessary for maintaining its authorization; (ii) its assets are, or are likely in the near future to be, less than its liabilities; (iii) it is, or is likely in the near future to be, unable to pay its debts as they fall due; or (iv) it requires extraordinary public financial support (except in limited circumstances). The determination that an institution is no longer viable may depend on a number of factors which may be outside of that institution’s control.

In addition to the Spanish Bail-in Power, the Relevant Resolution Authority may exercise Non-Viability Loss Absorption measures. Any shares issued to holders of debt securities or contingent convertible capital securities of such series upon any such conversion into equity may also be subject to any application of the Spanish Bail-in Power.

Any application of the Spanish Bail-in Power and Non-Viability Loss Absorption powers shall be in accordance with the hierarchy of claims in normal insolvency proceedings (unless otherwise provided by the Applicable Banking Regulations (as defined herein)). Accordingly, the impact of such application on holders will depend on the ranking of the relevant instrument.

In addition, in accordance with Article 64.1(i) of Law 11/2015, the Relevant Resolution Authority has the power to alter the amount of interest payable under debt instruments, contingent convertible capital securities and other eligible liabilities subject to resolution proceedings and the date on which the interest becomes payable under the debt instrument or contingent convertible capital securities (including the power to suspend payment for a temporary period).

The powers set out in the BRRD as implemented through Law 11/2015, RD 1012/2015 and the SRM Regulation will impact how credit institutions and investment firms are managed as well as, in certain circumstances, the rights of creditors. Holders of the debt securities or contingent convertible capital securities of any series may be subject, among others, to write-down and/or conversion into equity or other securities or obligations on any application of the Spanish Bail-in Power and, in the case of the subordinated debt securities and contingent convertible capital securities of any series, to Non-Viability Loss Absorption, which may result in such holders losing some or all of their investment.

The uncertainty may adversely affect the value of holders’ investments in the debt securities or contingent convertible capital securities and the price and trading behaviour of the debt securities or contingent convertible capital securities may be affected by the threat of a possible exercise of any power under Law 11/2015 (including any early intervention measure before any resolution) or any suggestion of such exercise. Moreover, the Relevant Resolution Authority may exercise any such power without providing any advance notice to the holders.

Under the terms of the securities of any series, holders of such securities shall have agreed to be bound by and consent to the exercise of any Spanish Bail-in Power and Non-Viability Loss Absorption by the Relevant Resolution Authority.

Pursuant to Article 46 of Law 11/2015, which implements Article 55 of the BRRD, subject to limited exceptions, unsecured liabilities of an institution governed by the laws of a third country (which include the securities of any series) must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the Spanish Bail-in Power and agree to be bound by the exercise of those powers by the Relevant Resolution Authority. In addition, pursuant to article 52 of CRR, with respect to the contingent convertible capital securities, and article 63 of CRR, with respect to the subordinated debt securities, contingent convertible capital securities and subordinated debt securities must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the Non-Viability Loss Absorption and agree to be bound by the exercise of those powers by the Relevant Resolution Authority.

Notwithstanding any other term of the securities of any series or any other agreements, arrangements, or understandings between Banco Santander and any holder of securities of any series, by its acquisition of securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in securities of any series) acknowledges, accepts, consents to and agrees to be bound by the exercise of any Spanish Bail-in Power and, in the case of contingent convertible capital securities and subordinated debt securities, additionally, any Non-Viability Loss Absorption by the Relevant Resolution Authority that may result in the write-down or cancellation of all or a portion of the Amounts Due on the securities and/or the conversion of all or a portion of the Amounts Due on the securities into shares or other securities or other obligations of Banco Santander or another person, including by means of a variation to the terms of the securities to give effect to the exercise by the Relevant Resolution Authority of such powers. Each holder of the securities further acknowledges and agrees that the rights of the holders of the securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Spanish Bail-in Power and, in the case of contingent convertible capital securities and subordinated debt securities, any Non-Viability Loss Absorption by the Relevant Resolution Authority.

Any Spanish Bail-in Power or Non-Viability Loss Absorption may be exercised in such a manner as to result in holders of securities of the relevant series losing the value of all or a part of their investment in the securities of such series or receiving a different security from the securities of such series, which may be worth significantly less than the securities of such series and which have significantly fewer protections than those typically afforded to debt securities or contingent convertible capital securities. Moreover, the Relevant Resolution Authority may exercise its authority to implement the Spanish Bail-in Power or Non-Viability Loss Absorption without providing any advance notice to the holders of the securities of such series. For more information, see “Description of Debt Securities—Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power” and “Description of Contingent Convertible Capital Securities—Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power.”

Holders of securities of any series are likely to have limited rights to challenge the exercise of the Spanish Bail-in Power or Non-Viability Loss Absorption by the Relevant Resolution Authority.

Law 11/2015 contains certain safeguards for creditors in respect of the application of the capital instruments write-down and conversion power and the bail-in tool.

With respect to the capital instruments write-down and conversion power, the Relevant Resolution Authority will exercise such power in accordance with the priority of claims under normal insolvency proceedings such that Common Equity Tier 1 Instruments will be written down before Additional Tier 1 Instruments and Tier 2 Instruments, successively, are written down or converted into Common Equity Tier 1 Instruments.

In accordance with Article 48 of Law 11/2015 (and subject to any exclusions that may be applied by the Relevant Resolution Authority under Article 43 of Law 11/2015), in the case of any application of the Spanish Bail-in Power, the sequence of any resulting write-down or conversion by the Relevant Resolution Authority shall be as follows: (i) Common Equity Tier 1 Instruments; (ii) the principal amount of Additional Tier 1 Instruments, (iii) the principal amount of Tier 2 Instruments; (iv) the principal amount of other subordinated obligations that do not qualify as Additional Tier 1 Instruments or Tier 2 Instruments; and (v) the principal or outstanding amount of the eligible liabilities (pasivos admisibles) prescribed in Article 41 of Law 11/2015. Any application of the Spanish Bail-in Power under the BRRD shall be in accordance with the hierarchy of claims in normal insolvency proceedings (with “non-preferred” ordinary obligations subject to the Spanish Bail-in Power after any subordinated obligations against Banco Santander but before the other senior obligations of Banco Santander).

Notwithstanding the above, there may be limited protections, if any, that will be available to holders of securities subject to the Spanish Bail-in Power (including the securities of any series) or to Non-Viability Loss Absorption and to the broader resolution powers of the Relevant Resolution Authority. Accordingly, holders of securities of any series may have limited or circumscribed rights to challenge any decision of the Relevant Resolution Authority to exercise its Spanish Bail-in Power or Non-Viability Loss Absorption.

The circumstances under which the Relevant Resolution Authority would exercise its Spanish Bail-in Power or Non-Viability Loss Absorption are currently uncertain.

There remains uncertainty as to how or when the Spanish Bail-in Power and/or, in case of subordinated debt securities and contingent convertible capital securities, Non-Viability Loss Absorption may be exercised and how it would affect the Group and the holders of securities of any series. The exercise of the Spanish Bail-in Power and/or Non-Viability Loss Absorption by the Relevant Resolution Authority is likely to be inherently unpredictable and may depend on a number of factors which may be outside of Banco Santander’s control. Although there are proposed pre-conditions for the exercise of the Spanish Bail-in Power or Non-Viability Loss Absorption, there remains uncertainty regarding the specific factors which the Relevant Resolution Authority would consider in deciding whether to exercise the Spanish Bail-in Power or Non-Viability Loss Absorption with respect to the financial institution and/or securities issued or guaranteed by that institution. In addition, as the Relevant Resolution Authority will retain an element of discretion, holders of securities of any series may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Spanish Bail-in

Power and/or, in case of subordinated debt securities and contingent convertible capital securities, Non-Viability Loss Absorption. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of any such powers, may occur which would result in a principal amount or Liquidation Preference, as applicable, write off or conversion to equity.

This uncertainty may adversely affect the value of holders’ investments in the securities of any series and the price and trading behavior of the securities of any series may be affected by the threat of a possible exercise of any power under Law 11/2015 (including any early intervention measure before any resolution) or any suggestion of such exercise, even if the likelihood of such exercise is remote. Moreover, the Relevant Resolution Authority may exercise any such power without providing any advance notice to the holders of securities.

There is no active trading market for the securities.

Securities issued pursuant to this prospectus (other than Banco Santander’s ordinary shares and ADSs) will be new securities which may not be widely distributed and for which there is currently no active trading market and no active trading market may develop. If securities of any series are traded after their initial issuance, they may trade at a discount to their initial offering price, depending on a number of factors, including: prevailing interest rates, the number of holders of such series of securities, the market for similar securities, general economic conditions and the financial condition of Banco Santander and Banco Santander’s credit ratings published by credit rating agencies, the interest of securities dealers in making a market for such series of securities and the introduction or amendment of any financial transaction tax. Although Banco Santander may submit applications to list any series of securities on recognized stock exchanges, there is no assurance that such applications will be accepted, that any particular series of securities will be so admitted or that an active trading market will develop, or if developed, that it will continue. If an active trading market does not develop or is not maintained in respect of a particular series of securities, the market price and liquidity of the securities of such series, as applicable, may be adversely affected. In that case, holders of the securities of such series may not be able to sell the securities of such series at a particular time or may not be able to sell securities of such series at a favorable price.

Because global securities will be held by or on behalf of DTC, investors will have to rely on their procedures for transfer, payment and communication with Banco Santander.

The securities of any series issued may be represented by one or more global securities. Such global securities will be registered with Cede & Co. as a nominee of the Depository Trust Company (“DTC”), and may be held through a DTC participant, including Euroclear and Clearstream. Except in the circumstances described in the relevant global security, investors will not be entitled to receive definitive securities. DTC will maintain records of the beneficial interests in the global securities. While the securities are represented by one or more global securities, investors will be able to trade their beneficial interests only through DTC (or any other clearing system that is a direct or indirect participant in DTC).

While the securities of any series are represented by one or more global securities, Banco Santander will discharge their payment obligations under the securities of such series by making payments to the common depositary or Principal Paying Agent for DTC for distribution to their account holders. A holder of a beneficial interest in a global security must rely on the procedures of DTC, or if such interest is held through a DTC participant, the procedures of such DTC participant, to receive payments under the relevant series of securities. Banco Santander has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global securities.

Holders of beneficial interests in the global securities will not have a direct right to vote in respect of the relevant series of securities. Instead, such holders will be permitted to act only to the extent that they are enabled by DTC to appoint appropriate proxies. Similarly, holders of beneficial interests in the global securities will not have a direct right under the global securities to take enforcement action against Banco Santander in the event of a default under the relevant series of securities but will have to rely upon their rights under the relevant indenture.

If Banco Santander does not receive timely certain information related to securities of any series from the Principal Paying Agent (in order to provide such information to the Spanish tax authorities), payments on the securities will become subject to Spanish withholding tax and no additional amounts will be paid with respect thereto.

Article 44 of Royal Decree 1065/2007, as amended (“Royal Decree 1065/2007”) sets out the reporting obligations applicable to preferred securities (participaciones preferentes), such as the contingent convertible capital securities of any series, and debt instruments (such as the debt securities), in each case, issued under Law 10/2014 on the regulation, supervision and solvency of credit institutions (“Law 10/2014”). The procedures apply to income derived from preferred securities and debt instruments to which Law 10/2014 refers, including debt instruments issued at a discount for a period equal to or less than twelve months.

According to Article 44.5 of Royal Decree 1065/2007, income derived from preferred securities or debt instruments issued under Law 10/2014 and which have been originally registered with entities that manage clearing systems located outside Spain (provided that these entities are recognized by Spanish law or by the law of another Organization for Economic Cooperation and Development (“OECD”) country such as DTC, Euroclear and Clearstream, Luxembourg), will be paid free of Spanish withholding tax provided that the Principal Paying Agent appointed by Banco Santander submits, in a timely manner, a statement to Banco Santander, with the following information:

(i) identification of the securities;

(ii) income payment date (or refund if the securities are issued at discount or are segregated);

(iii) total amount of income (or total amount to be refunded if the securities are issued at discount or are segregated); and

(iv) total amount of the income corresponding to each clearing system located outside Spain.

For these purposes, “income” means interest and the difference, if any, between the aggregate amount payable on the redemption of the securities of any series and the issue price of the securities of such series.

In accordance with Article 44 of Royal Decree 1065/2007, the Principal Paying Agent should provide Banco Santander with the statement reflecting the relevant position at the close of business on the business day immediately prior to each interest payment date. In the event that on such date, an entity obliged to provide the declaration fails to do so, Banco Santander or the Principal Paying Agent on its behalf will make a withholding at the then applicable general rate (currently set at 19%) on the total amount of the return on the relevant debt securities or contingent convertible capital securities otherwise payable to their holders.

Notwithstanding the foregoing, in the event that withholding tax were required by law due to the failure of the Principal Paying Agent to submit in a timely manner a duly executed and completed certificate pursuant to Law 10/2014 and Royal Decree 1065/2007 and any implementing legislation or regulation, Banco Santander will not pay any additional amounts with respect to any such withholding, as provided in “Description of Debt Securities—Additional Amounts” and “Description of Contingent Convertible Capital Securities—Additional Amounts”.

In the event that the currently applicable procedures are modified, amended or supplemented by, among other things, any Spanish law, regulation, interpretation or ruling of the Spanish tax authorities, Banco Santander will notify the holders of the relevant series of securities, as applicable, of such information procedures and their implications, as Banco Santander may be required to apply withholding tax on interest payments or Distributions, as applicable, in respect of the relevant series of securities if the holders of such series of securities do not comply with such information procedures.

Potential FATCA withholding may apply in certain circumstances.

Under certain provisions of the United States Internal Revenue Code of 1986, as amended, commonly referred to as “FATCA,” and Treasury regulations promulgated hereunder, certain payments made in respect of the debt securities, contingent convertible capital securities, ADSs or Conversion Shares may be subject to withholding at a rate of 30%, to the extent that such payments are considered to be “foreign passthru payments.” Banco Santander (or its paying agent or other financial intermediaries) may be required to withhold under FATCA on payments made to (i) non-U.S. financial institutions (including intermediaries) that have not entered into agreements with the Internal Revenue Service pursuant to FATCA or otherwise established an exemption from FATCA, and (ii) other holders that fail to provide sufficient identifying information to the relevant payor. The United States has entered into intergovernmental agreements for the implementation of FATCA with many jurisdictions (including Spain), which may modify these requirements. Under current guidance it is not clear whether and to what extent payments on the debt securities, contingent convertible capital securities, ADSs or Conversion Shares will be considered foreign passthru payments subject to withholding under FATCA, or whether and to what extent withholding on foreign passthru payments may be required under intergovernmental agreements and their implementing rules. Under proposed Treasury regulations, (the preamble to which specifies that taxpayers may rely on them pending finalization) FATCA withholding on foreign passthru payments will not be required prior to the date that is two years after the date on which final Treasury regulations defining the term foreign passthru payments are published in the U.S. Federal Register. In addition, FATCA withholding on foreign passthru payments will not be required with respect to securities treated as debt for U.S. federal income tax purposes that are issued on or before the date that is six months after the date on which final Treasury regulations defining the term foreign passthru payments are published in the U.S. Federal Register (provided that such debt securities are not materially modified thereafter, including, in certain circumstances, by reason of a substitution or variation by Banco Santander). Investors should consult their tax advisors as to whether and how these rules may apply to payments they receive on the debt securities, contingent convertible capital securities, ADSs or Conversion Shares.

The scope of the proposed European financial transaction tax is uncertain.

The European Commission published in February 2013 a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (the “EU FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (excluding Estonia, the participating Member States). Estonia withdrew its participation in March 2016.

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in financial instruments (including secondary market transactions) in certain circumstances. The issuance and subscription of financial instruments should, however, be exempt.

Under the Commission’s Proposal, the EU FTT could apply in certain circumstances to persons both within and outside of participating Member States. Generally, it would apply to certain dealings in financial instruments where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (i) by transacting with a person established in a participating Member State or (ii) where the financial instrument which is subject to the dealings is issued in a participating Member State.

Under the Commission’s Proposal, the EU FTT involves a minimum 0.1% tax rate for transactions in all types of financial instruments, except for derivatives that would be subject to a minimum 0.01% tax rate.

On December 3, 2018, the finance ministers of France and Germany outlined a joint proposal for a limited FTT based on a system already in place in France. Under the new proposal, the tax obligation would apply only to transactions involving shares issued by participating Member State’s companies with a market capitalization of over €1 billion.

However, in the European Commission’s 2026 Work Program, published on October 21, 2025, the Commission formally announced its intention to withdraw the FTT initiative under enhanced cooperation. The European Parliament’s Legislative Train Schedule confirmed in December 2025 that the Commission intends to withdraw the FTT proposal.

Prospective investors are advised to seek their own professional advice in relation to the EU FTT.

Notwithstanding the above, please bear in mind that Spain has implemented a Spanish tax on financial transactions which came into force on January 16, 2021. For more details see section “Taxation—Spanish Taxation—E. Spanish FTT.”

The implementation of the Global Minimum Tax may adversely affect Banco Santander’s future effective tax rates

On December 14, 2022, the Council of the EU approved Directive 2022/2523 on ensuring a global minimum level of taxation (“Global Minimum Tax”) for multinational enterprise groups and large-scale domestic groups in the EU. This directive introduces minimum effective taxation of 15% for multinational enterprise groups and large-scale domestic groups with annual revenues of at least €750 million in the consolidated financial statements in at least two of the four prior fiscal years.

Taxpayers included in the scope of the Global Minimum Tax should calculate their effective tax rate for each jurisdiction where they operate, and pay a “top-up tax” (as defined and detailed in the abovementioned directive) for the difference between their effective tax rate per jurisdiction and the 15% minimum rate. It is reasonable to expect that Banco Santander would be included in the scope of the Global Minimum Tax.

In addition, Directive 2022/2523 follows closely the OECD Inclusive Framework on Base Erosion and Profit Shifting. The OECD worked on the implementation guides and approved a report on the Side-by-Side package published on January 5, 2026.

Specifically, in Spain, Directive 2022/2523 was transposed by Law 7/2024 of December 20, which establishes a Complementary Tax to ensure a minimum overall level of taxation for multinational groups and large national groups.

Spanish Law 7/2024 provides in very general terms that, in the event that the effective level of taxation of entities belonging to the same group and located in the same jurisdiction is lower than 15 percent, a supplementary tax (“top-up tax”) shall be due up to the said minimum percentage. Although there is still uncertainty about the concrete application of Directive 2022/2523 and Spanish Law 7/2024, the Group’s profitability could be impacted by such additional tax. In this regard, Global Minimum Tax may adversely impact, among others, Banco Santander’s (i) future effective tax rates; (ii) the jurisdictions in which its profits are determined to be earned and taxed; and (iii) the application of available tax credits.

Prospective investors are advised to seek their own professional advice in relation to the Global Minimum Tax.

Changes in law may adversely affect Banco Santander’s future effective tax rates.

There are a number of factors that may adversely impact Banco Santander’s future effective tax rates, such as: (i) the jurisdictions in which our profits are determined to be earned and taxed; (ii) changes in the valuation of our deferred tax assets and liabilities; (iii) adjustments to provisional taxes upon finalization of various tax returns; (iv) adjustments to the interpretation of transfer pricing standards; (v) changes in available tax credits; (vi) changes in IFRS; (vii) changes in tax laws or the interpretation of tax laws (e.g., in connection with fundamental United States international tax reform or in connection with the introduction of the global minimum tax).

The securities are Banco Santander’s exclusive obligations.

The securities are Banco Santander’s exclusive obligations. Banco Santander conducts a substantial portion of its operations through its subsidiaries. Banco Santander’s subsidiaries are separate and distinct legal entities, and have no obligations to pay any amounts due on the securities of any series or to provide Banco Santander with funds to meet any of its payment obligations. Banco Santander’s rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of the subsidiary’s creditors.

Credit ratings may not reflect all risks of an investment in the securities of any series, and a downgrade in credit ratings, including as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks or unfavorable coverage or recommendations from third-party securities analysts, could adversely affect the trading prices of the securities of any series.

Banco Santander’s credit ratings may not reflect the potential impact of all risks relating to the structure, market and other factors that may affect the value of the securities of any series. Credit ratings do not address the price, if any, at which the securities of any series may be resold at any time or, where applicable, prior to maturity (which may be substantially less than the original offering price of the securities of such series), and other factors that may affect the value of the securities of such series.

Credit rating agencies continually revise their ratings for companies that they follow, including Banco Santander, and as such, the credit rating of Banco Santander may be revised, suspended or withdrawn at any time by the assigning rating organization at their sole discretion. In addition, one or more independent credit rating agencies may assign credit ratings to the securities of any series.

Actual or anticipated ratings downgrades could adversely affect the trading prices of the securities of any series or the trading markets for the securities of any series to the extent trading markets for the securities of such series develop, and actual or anticipated ratings improvements will not necessarily increase the value of the securities of such series and will not reduce market risk and other investment risks related to the securities of such series. Such changes may, among other factors, be due to a change in the methodology applied by a rating agency to rating securities with similar structures to the securities of any series, as opposed to any revaluation of Banco Santander’s financial strength or other factors such as conditions affecting the financial services industry generally.

Similar ratings assigned to different types of securities do not necessarily mean the same thing. For example, any rating assigned to the contingent convertible capital securities of any series may not address the likelihood that Distributions or any other payments in respect of the contingent convertible capital securities of such series will be made on any particular date or at all.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Potential investors should not rely on any rating of the securities of any series and should make their investment decision on the basis of considerations such as those outlined under “—The securities may not be a suitable investment for all investors”.

In general, European regulated investors are restricted under Regulation (EC) No. 1060/2009 (as amended) (the “CRA Regulation”) from using credit ratings for regulatory purposes in the EEA, unless such ratings are issued by a credit rating agency established in the EU and registered under such regulation (and such registration has not been withdrawn or suspended), subject to transitional provisions that apply in certain circumstances whilst the registration application is pending. Such general restriction will also apply in the case of credit ratings issued by third-country non-EEA credit rating agencies, unless the relevant credit ratings are endorsed by an EEA-registered credit rating agency or the relevant third-country rating agency is certified in accordance with the CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended). Investors regulated in the United Kingdom are subject to similar restrictions under the CRA

Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK CRA Regulation”).

If the status of the rating agency rating the securities of any series changes for the purposes of the CRA Regulation or the UK CRA Regulation, relevant regulated investors may no longer be able to use the rating for regulatory purposes in the EEA or the United Kingdom, as applicable, and the securities of such series may have a different regulatory treatment. This may result in relevant regulated investors selling the securities of such series, which may affect the trading prices of the securities of any series or the trading markets for such securities to the extent trading markets for such securities develop. Certain information with respect to the credit rating agencies and ratings will be disclosed in the relevant prospectus supplement.

Additionally, the trading market for the securities of any series may be affected by research reports that third-party securities analysts publish about Banco Santander and the industry and the countries in which it operates. Unfavorable coverage or recommendations in any such research reports could cause the trading price of the securities of any series to decline.

The securities of any series are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The securities of any series are Banco Santander’s obligations but are not bank deposits. The securities carry risks which are very different from the risk profile of a bank deposit placed with Banco Santander or any of its affiliates (e.g., different yield or liquidity). In the event of Banco Santander’s insolvency, the securities of any series will not have the benefit of any insurance or guarantee provided to deposits by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

There is no restriction under the relevant indentures on the amount or type of further securities or indebtedness which Banco Santander may incur.

There is no restriction under the relevant indentures on the amount or type of further securities or indebtedness which Banco Santander may issue or incur which ranks senior to, or pari passu with, the securities of any series. The incurrence of any such further indebtedness may reduce the amount recoverable by holders of securities of any series on a liquidation, dissolution or winding-up of Banco Santander in respect of the securities of such series and may limit the ability of Banco Santander to meet its obligations in respect of the securities of such series, and result in a holder of the securities of such series losing all or some of its investment in the securities of such series.

In addition, the contingent convertible capital securities of any series do not contain any restriction on Banco Santander issuing securities that may have preferential rights to the Common Shares or securities ranking pari passu with the contingent convertible capital securities of such series and having similar or preferential terms to the contingent convertible capital securities of such series.

The securities may not be a suitable investment for all investors.

Prospective investors should determine whether an investment in any series of securities is appropriate in light of their own particular circumstances after carefully considering, in conjunction with their legal, business and tax advisors, the consequences of an investment in the securities of such series and the other information contained or incorporated by reference in this prospectus and the relevant prospectus supplement, to arrive at their own evaluation of the investment. In particular, an investment in the contingent convertible capital securities of any series and the Common Shares issuable following a Trigger Event will involve certain increased risks.

Each potential investor may wish to consider, either on its own or with the help of its financial and other professional advisers, whether it:

(i) has sufficient knowledge and experience to make a meaningful evaluation of the securities of any series, the merits and risks of investing in the securities of such series and the information contained or incorporated by reference in this prospectus, taking into account that the securities of such series may only be a suitable investment for professional or institutional investors;

(ii) has access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the securities of such series and the impact the securities of such series will have on its overall investment portfolio;

(iii) has sufficient financial resources and liquidity to bear all of the risks of an investment in the securities of such series, including where the currency for payments in respect of the securities of such series is different from the potential investor’s currency and the possibility that the Relevant Resolution Authority could write down (including to zero) and/or convert the securities of such series into equity or other securities or obligations following the exercise by the Relevant Resolution Authority of any Spanish Bail-in Power;

(iv) understands thoroughly the terms of the securities of such series, including, in the case of contingent convertible capital securities of any series, the provisions relating to the payment and cancellation of Distributions and the Trigger Conversion of the contingent convertible capital securities of such series into Common Shares, and is familiar with the behavior of financial markets, including the possibility that the securities of any series may become subject to write down or conversion if the Spanish Bail-in Power is exercised; and

(v) is able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Banco Santander does not make any recommendation as to whether any series of securities are a suitable investment for any person.

Risks Relating to the Debt Securities

Changes in law or the official interpretation by regulatory authorities such as the Bank of Spain or the European Central Bank may adversely affect holders’ rights under the debt securities of any series and may adversely affect the Group’s business, financial performance and capital plans.

Changes in law or the official interpretation by regulatory authorities such as the Bank of Spain or the European Central Bank after the date hereof may affect the rights and effective remedies of holders of any series of debt securities as well as the market value of the debt securities of such series. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the debt securities of any series, or changes that could have a significant impact on the future legal entity structure, business mix (including a potential exit of certain business activities), management of the Group, and use of capital and requirements for loss-absorbing capacity within the Group, which may have an adverse effect on an investment in the debt securities of such series.

Any change in law or regulation (or the official interpretation by regulatory authorities) that would cause the senior non preferred debt securities or the senior preferred of any series to fail to fully qualify as TLAC/MREL Eligible Instruments or subordinated debt securities of any series to be fully excluded (or likely to be fully excluded) from Tier 2 Capital and would trigger a TLAC/MREL Disqualification Event or Capital Disqualification Event, respectively, entitles Banco Santander to redeem the senior non preferred debt securities, senior preferred debt securities (to the extent specified in the applicable prospectus supplement) or subordinated debt securities of such series, as applicable, in whole (but not in part) as more particularly described under “Description of Debt Securities—Redemption and Repurchase—Early Redemption of Senior Debt Securities for a TLAC/MREL Disqualification Event” and “Description of Debt Securities—Redemption and Repurchase—Early Redemption of Subordinated Debt Securities for a Capital Disqualification Event”. In addition, any change in law or regulation that results in Banco Santander having to pay additional amounts to holders of debt securities of any series, or results in certain other tax consequences including (but not limited to) Banco Santander not being entitled to claim a deduction for Spanish tax purposes in respect of interest payments (or the value of such deduction to us being materially reduced), could trigger a Tax Event, which may entitle Banco Santander to redeem the debt securities of such series, in whole (but not in part) as more particularly described under “Description of Debt Securities—Redemption and Repurchase—Early Redemption for Taxation Reasons”.

It is not possible to predict whether or not a change in the laws or regulations of Spain, Applicable Banking Regulations or the application or official interpretation thereof, will occur and so lead to the circumstances in which Banco Santander is able to elect to redeem the debt securities of any series, and if so whether or not Banco Santander will elect to exercise such option to redeem the debt securities of such series. There can be no assurances that, in the event of any early redemption, holders of debt securities of any series will be able to reinvest the proceeds at a rate that is equal to the return on the debt securities of such series.

Any legislative and regulatory uncertainty could also affect holders’ ability to accurately value the debt securities of any series and therefore affect the trading price of the debt securities of such series given the extent and impact on the debt securities of such series that one or more regulatory or legislative changes, including those described under “Risks relating to the Securities—The circumstances under which the Relevant Resolution Authority would exercise its Spanish Bail-in Power or Non-Viability Loss Absorption are currently uncertain” and “Risks Relating to the Securities— Holders of securities of any series are likely to have limited rights to challenge the exercise of the Spanish Bail-in Power or Non-Viability Loss Absorption by the Relevant Resolution Authority”, could have on the debt securities of such series.

The debt securities of any series may be redeemed by Banco Santander prior to maturity.

The debt securities of any series may be redeemable at Banco Santander’s option in certain circumstances as described in this prospectus and the relevant prospectus supplement. Banco Santander may choose to redeem the debt securities of such series at times when prevailing interest rates may be relatively low. In such circumstances, an investor may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the relevant debt securities. The effective interest rate may even be significantly lower.

The debt securities of any series may also be redeemable in certain circumstances as described in this prospectus and the relevant prospectus supplement, including if a TLAC/MREL Disqualification Event, a Capital Disqualification Event (in the case of subordinated debt securities) and/or a Tax Event occurs, as applicable.

Additionally, if the relevant prospectus supplement specifies that the clean-up redemption is applicable in respect of any series of debt securities, Banco Santander may have the option to redeem (in whole but not in part) the outstanding securities of such series on any date that is an interest payment date, if 75% (or such other percentage as may be specified in the relevant prospectus supplement) or more of the initial aggregate principal amount of such series have been redeemed or purchased by, or on behalf of, Banco Santander and cancelled.

Early redemption features (including, without limitation, any redemption of the debt securities of any series at the option Banco Santander pursuant to “Description of Debt Securities—Redemption and Repurchase”) is likely to limit the market value of the debt securities of the relevant series. During any period when Banco Santander may redeem debt securities of any series, the market value of those debt securities generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period or at any time where there is any actual increase in the likelihood that Banco Santander will be able to redeem the debt securities of any series early.

It is not possible to predict whether or not a change in the laws or regulations of Spain, Applicable Banking Regulations or the application or official interpretation thereof, will occur and so lead to the circumstances in which Banco Santander is able to elect to redeem the debt securities of any series, and if so whether or not Banco Santander will elect to exercise such option to redeem the debt securities of such series. There can be no assurances that, in the event of any such early redemption, holders of debt securities of any series will be able to reinvest the proceeds at a rate that is equal to the return on the debt securities of such series.

The terms of the debt securities contain a waiver of set-off rights.

No holder of the senior preferred debt securities where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement, senior non preferred debt securities of any series or the subordinated debt securities of any series may at any time exercise or claim any right, of or claim for, deduction, set-off, netting, compensation, retention or counterclaim arising directly or indirectly under or in connection with the relevant securities against any right, claim or liability of Banco Santander or that Banco Santander may have or acquire against such holder, directly or indirectly and howsoever arising (and including all such rights, claims and liabilities arising under or in relation to any and all agreements or other instruments of any kind, whether or not relating to such debt securities).

The terms and conditions of the senior preferred debt securities where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement, senior non preferred debt securities of any series and the subordinated debt securities of any series provide that holders shall be deemed to have waived all rights, of or claims for, deduction, set-off, netting, compensation, retention or counterclaim arising directly or indirectly under or in connection with the relevant debt securities to the fullest extent permitted by applicable law in relation to all such actual and potential rights, claims and liabilities. As a result, holders will not at any time be entitled to set-off Banco Santander’s obligations under the relevant debt securities against obligations owed by them to Banco Santander.

The market value of the debt securities of any series may be influenced by unpredictable factors.

Certain factors, many of which are beyond Banco Santander’s control, will influence the value of the debt securities of any series and the price, if any, at which securities dealers may be willing to purchase or sell the debt securities of such series in the secondary market, including:

•	Banco Santander’s creditworthiness from time to time;

•	with respect to the senior preferred debt securities of any series, supply and demand for Senior Higher Priority Liabilities such as the senior preferred debt securities;

•	with respect to the senior non preferred debt securities of any series, supply and demand for Senior Non Preferred Liabilities such as the senior non preferred debt securities;

•	with respect to the subordinated debt securities of any series, supply and demand for Tier 2 Instruments such as the subordinated debt securities;

•	supply and demand for the debt securities of such series;

•

economic, financial, political or regulatory events or judicial decisions that affect Banco Santander, the Group, the banking sector or the financial markets generally, including the introduction or amendment of any financial transactions tax; and

•	the trading price of Banco Santander’s ordinary shares and/or ADSs;

Accordingly, if holders sell their debt securities of any series in the secondary market, they may not be able to obtain a price equal to the applicable Redemption Amount of the debt securities of such series or a price equal to the price that they paid for the debt securities of such series.

There are limitations to the gross-up obligation on the debt securities of any series.

Banco Santander’s obligation to pay additional amounts in respect of any withholding or deduction in respect of taxes on the debt securities of any series applies only to payments of interest and not to payments of principal or premium, as described under “Description of Debt Securities—Additional Amounts.” Therefore, Banco Santander will not be required to pay any additional amounts on the debt securities of any series with respect to any withholding or deduction applied to payments of principal, premium or amounts payable on redemption. Accordingly, if any such withholding or deduction were to apply to any payments of principal, premium or Redemption Amounts on the debt securities of any series, holders of debt securities of such series may receive less than the full amount due under the debt securities of such series, and the market value of the debt securities of any series may be adversely affected.

Risks Related to the Senior Preferred Debt Securities

The senior preferred debt securities of any series are unsecured and are effectively subordinated to Banco Santander’s secured indebtedness.

The senior preferred debt securities of any series are unsecured, will be effectively subordinated to all secured indebtedness Banco Santander may incur, to the extent of the assets securing such indebtedness. The relevant indenture relating to Banco Santander’s senior preferred debt securities does not restrict Banco Santander’s ability to incur secured indebtedness in the future. In the event of Banco Santander’s insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, to the extent Banco Santander has granted security over Banco Santander’s assets, the assets securing such indebtedness will be used to satisfy the obligations under such indebtedness before Banco Santander can make payments on the senior preferred debt securities of any series. There may only be limited assets available to make payments on the senior preferred debt securities of any series in the event of an acceleration of the senior preferred debt securities of such series and Banco Santander may not have sufficient assets to pay amounts due on any or all of Banco Santander’s senior preferred debt securities of such series then outstanding.

In the event that the senior preferred debt securities of any series are subject to redemption, such senior preferred debt securities may be subject to substitution and/or variation without a holder’s consent

Subject to the terms hereof, in particular under “Description of Debt Securities—Substitution and Variation”, if, (i) in relation to any series of senior preferred debt securities constituting TLAC/MREL Eligible Instruments at the time of issuance, a TLAC/MREL Disqualification Event occurs and is continuing (even if, as may be specified in the relevant prospectus supplement, Banco Santander may not redeem such series of senior preferred debt securities on the basis of a TLAC/MREL Disqualification Event), or (ii) in relation to any series of senior preferred debt securities, a Tax Event occurs and is continuing, Banco Santander may, at its option, and without the consent or approval of the holders of the senior preferred debt securities of such series, elect either (i) to substitute all (but not only some) of the senior preferred debt securities of such series or (ii) to modify the terms of all (but not only some) of the senior preferred debt securities of such series, in each case so that they are substituted for, or varied to, become, or remain, Qualifying Notes. While Qualifying Notes generally must contain terms that are materially no less favorable to holders of the senior preferred debt securities of such series as the original terms of the senior preferred debt securities of such series, there can be no assurance that the terms of any Qualifying Notes will be viewed by the market as equally favorable, or that the Qualifying Notes will trade at prices that are equal to the prices at which the senior preferred debt securities of such series would have traded on the basis of their original terms.

Further, prior to the making of any such substitution or variation, Banco Santander, shall not be obliged to have regard to the tax position of individual holders of the senior preferred debt securities of such series or to the tax consequences of any such substitution or variation for any such individual holder. No holder of the senior preferred debt securities of such series shall be entitled to claim, whether from the Trustee, Banco Santander, or any other person, any indemnification or payment in respect of any tax consequence of any such substitution or variation upon an individual holder of the senior preferred debt securities of such series.

Certain senior preferred debt securities may be redeemed prior to maturity upon the occurrence of a TLAC/MREL Disqualification Event

When so specified in the prospectus supplement, Banco Santander may, at its option, redeem all, but not only some, of the senior preferred debt securities of any series that qualify as TLAC/MREL Eligible Instruments, at any time at their applicable Redemption Amount, together with accrued but unpaid interest up to (but excluding) the date of redemption, upon or following the occurrence of a TLAC/MREL Disqualification Event.

The early redemption of any series of senior preferred debt securities may be subject to obtaining the prior Supervisory Permission therefor, if and as required under Applicable Banking Regulations, and shall take place in accordance with Applicable Banking Regulations in force at the relevant time.

Article 78a of CRR provides that the redemption of TLAC/MREL Eligible Instruments (this includes senior preferred debt securities of any series that meet the criteria for consideration as TLAC/MREL Eligible Instruments) prior to the date of their contractual maturity is subject to obtaining the prior Supervisory Permission therefor. Such Supervisory Permission will be given only if one of the following conditions is met:

i.

earlier than or at the same time of such redemption or repurchase, the institution replaces the eligible liabilities instruments with own funds or eligible liabilities instruments of equal or higher quality at terms that are sustainable for the income capacity of the institution; or

ii.

the institution has demonstrated to the satisfaction of the Relevant Resolution Authority that the own funds and eligible liabilities of the institution would, following such redemption or repurchase, exceed the requirements laid down in the CRD and the BRRD by a margin that the Relevant Resolution Authority in agreement with the competent authority considers necessary;

iii.

the institution has demonstrated to the satisfaction of the Relevant Resolution Authority that the partial or full replacement of eligible liabilities with own funds instruments is necessary to ensure compliance with the own funds requirements laid down in the CRR and the CRD for continuing authorization.

It is not possible to predict whether any further change in the laws or regulations of Spain, Applicable Banking Regulations or in the application or official interpretation thereof will occur and so lead to the circumstances in which Banco Santander is able to elect to redeem any series of senior preferred debt securities, and if so whether or not Banco Santander will elect to exercise such option to redeem such series of senior preferred debt securities or any Supervisory Permission, if and as required, will be given.

Risks Related to the Senior Non Preferred Debt Securities

Banco Santander’s obligations under the senior non preferred debt securities of any series are junior to certain obligations.

Unless the relevant prospectus supplement provides otherwise, the payment obligations of Banco Santander in respect of principal under the senior non preferred debt securities of any series constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of Banco Santander, such payment obligations rank, (a) pari passu among themselves and with any other Senior Non Preferred Liabilities (as defined herein), (b) junior to the Senior Higher Priority Liabilities (as defined herein) (and, accordingly, upon the insolvency of Banco Santander, the payment obligations of Banco Santander in respect of principal under the senior non preferred debt securities will be met after payment in full of the Senior Higher Priority Liabilities) and (c) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law.

Banco Santander’s Senior Higher Priority Liabilities would include, among other liabilities, its deposit obligations (other than the deposit obligations qualifying as preferred liabilities (créditos con privilegio general)

under Additional Provision 14.1 of Law 11/2015, which will rank senior to the senior non preferred debt securities of any series), its obligations in respect of derivatives and other financial contracts and its unsubordinated and unsecured debt securities other than the Senior Non Preferred Liabilities. If Banco Santander were wound up or liquidated, Banco Santander expects that a liquidator would apply the assets which are available to satisfy all claims in respect of its unsubordinated and unsecured liabilities, first to satisfy claims of all other creditors ranking ahead of holders, including holders of Senior Higher Priority Liabilities, and then to satisfy claims in respect of the senior non preferred debt securities of any series (and other Senior Non Preferred Liabilities). If Banco Santander does not have sufficient assets to settle the claims of higher ranking creditors in full, the claims of the holders under the senior non preferred debt securities of any series will not be satisfied. Holders will share equally in any distribution of assets available to satisfy all claims in respect of its unsubordinated and unsecured liabilities with the creditors under any other Senior Non Preferred Liabilities if Banco Santander does not have sufficient funds to make full payment to all of them.

In addition, if Banco Santander enters into resolution, its eligible liabilities (including the senior non preferred debt securities) may be subject to bail-in, meaning potential write-down or conversion into equity securities or other instruments. The sequence of any resulting write-down or conversion of eligible instruments under Article 48 of the BRRD and Article 48 of Law 11/2015 provides for claims to be written down or converted into equity in accordance with the hierarchy of claims provided in the applicable insolvency legislation. Because the senior non preferred debt securities of any series are senior non preferred obligations (créditos ordinarios no preferentes), Banco Santander expects them to be written down or converted in full after any subordinated obligations of Banco Santander under Article 281 of the Spanish Insolvency Law and before any of Banco Santander’s Senior Higher Priority Liabilities are written down or converted. Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the senior non preferred debt securities of any series would rank pari passu with any obligations in respect of principal of any senior non preferred debt securities or any other securities with the same ranking issued by Banco Santander.

As a consequence, holders of the senior non preferred debt securities of any series bear significantly more risk than holders of Banco Santander’s Senior Higher Priority Liabilities and could lose all or a significant part of their investment if Banco Santander were to become (i) subject to resolution under the BRRD (as implemented through Law 11/2015 and RD 1012/2015) and the senior non preferred debt securities of any series become subject to the application of the Spanish Bail-in Power or (ii) insolvent.

The senior non preferred debt securities provide for limited events of default.

Holders have no ability to accelerate the maturity of their senior non preferred debt securities in the event of any default, except in the case that an order is made by any competent court commencing insolvency proceedings against Banco Santander or for its winding up or liquidation. Additionally, in the event that any payment on the senior non preferred debt securities of any series is not made when due, the holders of such notes may institute proceedings for the winding up or liquidation of Banco Santander and each holder of such notes will have a claim only for amounts then due and payable on their senior non preferred debt securities but may take no further action in respect of such default, as set forth under “Description of Debt Securities—Events of Default and Defaults; Limitations of Remedies.”

The senior non preferred debt securities of any series may be subject to substitution and/or variation without a holder’s consent

Subject to the terms hereof, in particular under “Description of Debt Securities—Substitution and Variation”, if a TLAC/MREL Disqualification Event or a Tax Event occurs and is continuing, Banco Santander may, at its option, and without the consent or approval of the holders of the senior non preferred debt securities of such series, elect either (i) to substitute all (but not only some) of the senior non preferred debt securities of such series or (ii) to modify the terms of all (but not only some) of the senior non preferred debt securities of such series, in each case so that they are substituted for, or varied to, become, or remain, Qualifying Notes. While

Qualifying Notes generally must contain terms that are materially no less favorable to holders of the senior non preferred debt securities of such series as the original terms of the senior non preferred debt securities of such series, there can be no assurance that the terms of any Qualifying Notes will be viewed by the market as equally favorable, or that the Qualifying Notes will trade at prices that are equal to the prices at which the senior non preferred debt securities of such series would have traded on the basis of their original terms.

Further, prior to the making of any such substitution or variation, Banco Santander, shall not be obliged to have regard to the tax position of individual holders of the senior non preferred debt securities of such series or to the tax consequences of any such substitution or variation for any such individual holder. No holder of the senior non preferred debt securities of such series shall be entitled to claim, whether from the Trustee, Banco Santander, or any other person, any indemnification or payment in respect of any tax consequence of any such substitution or variation upon an individual holder of the senior non preferred debt securities of such series.

The senior non preferred debt securities may be redeemed prior to maturity upon the occurrence of a TLAC/MREL Disqualification Event

Banco Santander may, at its option, redeem all, but not only some, of the senior non preferred debt securities of any series, at any time at their applicable Redemption Amount, together with accrued but unpaid interest up to (but excluding) the date of redemption, upon or following the occurrence of a TLAC/MREL Disqualification Event.

The early redemption of any series of senior non preferred debt securities may be subject to obtaining the prior Supervisory Permission therefor, as required under Applicable Banking Regulations, and shall take place in accordance with Applicable Banking Regulations in force at the relevant time.

Article 78a of CRR provides that the redemption of TLAC/MREL Eligible Instruments (such as the senior non preferred debt securities of any series) prior to the date of their contractual maturity is subject to obtaining the prior Supervisory Permission therefor. Such Supervisory Permission will be given only if one of the following conditions is met:

i.

earlier than or at the same time of such redemption or repurchase, the institution replaces the eligible liabilities instruments with own funds or eligible liabilities instruments of equal or higher quality at terms that are sustainable for the income capacity of the institution;

ii.

the institution has demonstrated to the satisfaction of the Relevant Resolution Authority that the own funds and eligible liabilities of the institution would, following such redemption or repurchase, exceed the requirements laid down in the CRR, CRD Directive and the BRRD by a margin that the Relevant Resolution Authority in agreement with the competent authority considers necessary; or

iii.

the institution has demonstrated to the satisfaction of the Relevant Resolution Authority that the partial or full replacement of eligible liabilities with own funds instruments is necessary to ensure compliance with the own funds requirements laid down in the CRR and the CRD Directive for continuing authorization.

It is not possible to predict whether any further change in the laws or regulations of Spain, Applicable Banking Regulations or in the application or official interpretation thereof will occur and so lead to the circumstances in which Banco Santander is able to elect to redeem any series of senior non preferred debt securities, and if so whether or not Banco Santander will elect to exercise such option to redeem such series of senior non preferred debt securities or any Supervisory Permission, as required, will be given.

Risks Related to the Subordinated Debt Securities

Banco Santander’s obligations under the subordinated debt securities of any series are subordinated to existing and future senior indebtedness.

Banco Santander’s obligations under the subordinated debt securities of any series will be unsecured and subordinated and will rank junior in priority of payment to all unsubordinated obligations of Banco Santander and to all subordinated obligations of Banco Santander not qualifying as Tier 1 or Tier 2 Capital. Although subordinated debt securities may pay a higher rate of interest than comparable debt securities which are not subordinated, there is a greater risk that holders of the subordinated debt securities of any series will lose all or some of their investment should Banco Santander become (i) subject to resolution under the BRRD (as implemented through Law 11/2015 and RD 1012/2015) and the subordinated debt securities of any series become subject to the application of the Spanish Bail-in Power or Non-Viability Loss Absorption or (ii) insolvent.

The subordinated debt securities provide for limited events of default.

Holders have no ability to accelerate the maturity of their subordinated debt securities in the event of any default, except in the case that an order is made by any competent court commencing insolvency proceedings against Banco Santander or for its winding up or liquidation. Additionally, in the event that any payment on the subordinated debt securities of any series is not made when due, the holders of such notes may institute proceedings for the winding up or liquidation of Banco Santander and each holder of such notes will have a claim only for amounts then due and payable on their subordinated debt securities but may take no further action in respect of such default, as set forth under “Description of Debt Securities—Events of Default and Defaults; Limitations of Remedies”.

The subordinated debt securities of any series may be subject to substitution and/or variation without a holder’s consent

Subject to the terms hereof, in particular under “Description of Debt Securities—Substitution and Variation”, if a Capital Disqualification Event or a Tax Event occurs and is continuing, Banco Santander may, at its option, and without the consent or approval of the holders of the subordinated debt securities of such series, elect either (i) to substitute all (but not only some) of the subordinated debt securities of such series or (ii) to modify the terms of all (but not only some) of the subordinated debt securities of such series, in each case so that they are substituted for, or varied to, become, or remain, Qualifying Notes. While Qualifying Notes generally must contain terms that are materially no less favorable to holders of the subordinated debt securities of such series as the original terms of the subordinated debt securities of such series, there can be no assurance that the terms of any Qualifying Notes will be viewed by the market as equally favorable, or that the Qualifying Notes will trade at prices that are equal to the prices at which the subordinated debt securities of such series would have traded on the basis of their original terms.

Further, prior to the making of any such substitution or variation, Banco Santander, shall not be obliged to have regard to the tax position of individual holders of the subordinated debt securities of such series or to the tax consequences of any such substitution or variation for any such individual holder. No holder of the subordinated debt securities of such series shall be entitled to claim, whether from the Trustee, Banco Santander, or any other person, any indemnification or payment in respect of any tax consequence of any such substitution or variation upon an individual holder of the subordinated debt securities of such series.

Risks Relating to the Contingent Convertible Capital Securities

Changes in law or the official interpretation by regulatory authorities such as the Bank of Spain or the European Central Bank may adversely affect holders’ rights under the contingent convertible capital securities of any series and may adversely affect the Group’s business, financial performance and capital plans.

Changes in law or the official interpretation by regulatory authorities such as the Bank of Spain or the European Central Bank after the date hereof may affect the rights and effective remedies of holders of any series of contingent convertible capital securities as well as the market value of the contingent convertible capital securities of such series. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the contingent convertible capital securities of any series, or changes that could have a significant impact on the future legal entity structure, business mix (including a potential exit of certain business activities), management of the Group, and use of capital and requirements for loss-absorbing capacity within the Group, which may have an adverse effect on an investment in the contingent convertible capital securities of such series.

Any such changes (including those which may result from the publication of the technical standards which interpret CRR) could impact the calculation of the CET1 ratio or the CET1 Capital of Banco Santander or the Group or the Risk Weighted Assets Amount. Furthermore, because the occurrence of the Trigger Event and restrictions on Distributions where the Maximum Distributable Amount depends, in part, on the calculation of these ratios and capital measures, any change in Spanish law or their official interpretation by regulatory authorities that could affect the calculation of such ratios and measures could also affect the determination of whether the Trigger Event has actually occurred and/or whether Distributions on the contingent convertible capital securities are subject to restrictions.

Such calculations may also be affected by changes in applicable accounting rules (including IFRS 9), the accounting policies of Banco Santander and the Group and the application by Banco Santander and the Group of these policies. Any such changes, including changes over which Banco Santander or the Group has a discretion, may have a material adverse impact on the reported financial position of Banco Santander or the Group and accordingly may give rise to the occurrence of the Trigger Event in circumstances where such Trigger Event may not otherwise have occurred, notwithstanding the adverse impact this will have for holders of any series of contingent convertible capital securities.

Furthermore, any change in the applicable laws or regulations, including the Applicable Banking Regulations, or any change in the application or official interpretation thereof may in certain circumstances result in Banco Santander having the option to redeem the contingent convertible capital securities of any series in whole but not in part. In any such case, the contingent convertible capital securities of such series would cease to be outstanding, which could materially and adversely affect investors and frustrate investment strategies and goals. There can be no assurances that, in the event of any redemption, holders of contingent convertible capital securities of any series will be able to reinvest the proceeds at a rate that is equal to the return on the contingent convertible capital securities of such series.

Any legislative and regulatory uncertainty could also affect holders’ ability to accurately value the contingent convertible capital securities of any series and therefore affect the trading price of the contingent convertible capital securities of such series given the extent and impact on the contingent convertible capital securities of such series that one or more regulatory or legislative changes, including those described under “Risks relating to the Securities—The circumstances under which the Relevant Resolution Authority would exercise its Spanish Bail-in Power or Non-Viability Loss Absorption are currently uncertain” and “Risks Relating to the Securities—Holders of securities of any series are likely to have limited rights to challenge the exercise of the Spanish Bail-in Power or Non-Viability Loss Absorption by the Relevant Resolution Authority”, could have on the contingent convertible capital securities of such series.

The contingent convertible capital securities are not investment grade and are subject to the risks associated with non-investment grade securities.

The contingent convertible capital securities of any series, upon issuance, will not be considered to be investment grade securities, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, deteriorating outlooks for Banco Santander or the Group, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the contingent convertible capital securities of any series.

Legal investment considerations may restrict certain investments.

The investment activities of certain investors may be subject to law or review or regulation by certain authorities. Each potential investor should determine for itself, on the basis of professional advice where appropriate, whether and to what extent (i) the contingent convertible capital securities of any series are lawful investments for it, (ii) the contingent convertible capital securities of such series can be used as collateral for various types of borrowing and (iii) other restrictions apply to its purchase or pledge of the contingent convertible capital securities of any series. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the contingent convertible capital securities of any series under any applicable risk-based capital or similar rules.

The contingent convertible capital securities of any series may be redeemable at the option of Banco Santander.

The contingent convertible capital securities of any series may be redeemable at the option of Banco Santander, in whole but not in part, subject to obtaining the prior Supervisory Permission therefor, on the dates to be specified in the relevant prospectus supplement, at the Redemption Price per contingent convertible capital security and otherwise in accordance with Applicable Banking Regulations then in effect. Under the CRR, the Supervisory Permission for a redemption of the contingent convertible capital securities of any series will be issued by the relevant Regulator if either of the following conditions is met (subject in any event to any alternative or additional conditions or requirements as may be applicable from time to time under the Applicable Banking Regulations):

(i) on or before such redemption of the contingent convertible capital securities of such series, Banco Santander replaces the contingent convertible capital securities of such series with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for the income capacity of Banco Santander; or

(ii) Banco Santander has demonstrated to the satisfaction of the relevant Regulator that its Tier 1 Capital and Tier 2 Capital and its eligible liabilities would, following such redemption, exceed the requirements laid down in the CRD and the BRRD by a margin that the relevant Regulator considers necessary.

The contingent convertible capital securities of any series are also redeemable on or after the relevant issue date at the option of Banco Santander in whole but not in part, at any time, at the Redemption Price (subject to obtaining the prior Supervisory Permission therefor, in accordance with Applicable Banking Regulations then in force) if a Capital Event or a Tax Event occurs.

Additionally, if the relevant prospectus supplement specifies that the clean-up redemption is applicable in respect of any series of contingent convertible capital securities, Banco Santander may have the option to redeem (in whole but not in part) the outstanding securities of such series on any date that is a Distribution Payment Date, if 75% (or such other percentage as may be specified in the relevant prospectus supplement) or more of the initial aggregate Liquidation Preference of such series have been redeemed or purchased by, or on behalf of, Banco Santander and cancelled.

Early redemption features (including, without limitation, any redemption of the debt securities of any series at the option Banco Santander pursuant to “Description of Contingent Convertible Capital Securities— Redemption and Repurchase”) is likely to limit the market value of the contingent convertible capital securities of the relevant series. During any period when Banco Santander may redeem contingent convertible capital securities of any series, the market value of those contingent convertible capital securities generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period or at any time where there is any actual increase in the likelihood that Banco Santander will be able to redeem the contingent convertible capital securities of any series early.

It is not possible to predict whether or not a change in the laws or regulations of Spain, Applicable Banking Regulations or the application or official interpretation thereof, will occur and so lead to the circumstances in which Banco Santander is able to elect to redeem the contingent convertible capital securities of any series, and if so whether or not Banco Santander will elect to exercise such option to redeem the contingent convertible capital securities of such series. There can be no assurances that, in the event of any such early redemption, holders of contingent convertible capital securities of any series will be able to reinvest the proceeds at a rate that is equal to the return on the contingent convertible capital securities of such series.

In the case of any early redemption of the contingent convertible capital securities of any series at the option of Banco Santander, Banco Santander may exercise this option when its funding costs are lower than the Distribution Rate at which Distributions are then payable in respect of the contingent convertible capital securities of such series. In these circumstances, the rate at which holders of contingent convertible capital securities of such series are able to reinvest the proceeds of such redemption is unlikely to be as high as, and may be significantly lower than, that Distribution Rate.

The terms of the contingent convertible capital securities contain a waiver of set-off rights.

No holder of the contingent convertible capital securities may at any time exercise or claim any right, of or claim for, deduction, set-off, netting, compensation, retention or counterclaim arising directly or indirectly under or in connection with the contingent convertible capital securities against any right, claim or liability of Banco Santander or that Banco Santander may have or acquire against such holder, directly or indirectly and howsoever arising (and including all such rights, claims and liabilities arising under or in relation to any and all agreements or other instruments of any kind, whether or not relating to such contingent convertible capital securities).

The terms and conditions of the contingent convertible capital securities provide that holders shall be deemed to have waived all rights, of or claims for, deduction, set-off, netting, compensation, retention or counterclaim arising directly or indirectly under or in connection with the contingent convertible capital securities to the fullest extent permitted by applicable law in relation to all such actual and potential rights, claims and liabilities. As a result, holders will not at any time be entitled to set-off Banco Santander’s obligations under the contingent convertible capital securities against obligations owed by them to Banco Santander.

The market value of the contingent convertible capital securities of any series may be influenced by unpredictable factors.

Certain factors, many of which are beyond Banco Santander’s control, will influence the value of the contingent convertible capital securities of any series and the price, if any, at which securities dealers may be willing to purchase or sell the contingent convertible capital securities of such series in the secondary market, including:

•	Banco Santander’s creditworthiness from time to time;

•	supply and demand for Additional Tier 1 Instruments such as the contingent convertible capital securities;

•	supply and demand for the contingent convertible capital securities of such series;

•

economic, financial, political or regulatory events or judicial decisions that affect Banco Santander, the Group, the banking sector or the financial markets generally, including the introduction or amendment of any financial transactions tax; and

•	the trading price of Banco Santander’s ordinary shares and/or ADSs;

Accordingly, if holders sell their contingent convertible capital securities of any series in the secondary market, they may not be able to obtain a price equal to the Liquidation Preference of the contingent convertible capital securities of such series or a price equal to the price that they paid for the contingent convertible capital securities of such series.

The contingent convertible capital securities are irrevocably and mandatorily convertible into newly issued Common Shares in certain prescribed circumstances, and as a result, holders of contingent convertible capital securities of any series could lose all or part of their investment in the contingent convertible capital securities of such series.

Upon the occurrence of the Trigger Event, the contingent convertible capital securities of any series will be irrevocably and mandatorily (and without any requirement for the consent or approval of holders of the contingent convertible capital securities of such series) converted in whole but not in part (which calculation is made by Banco Santander and shall be binding on the holders of the contingent convertible capital securities of such series) into newly issued Common Shares and the holders of the contingent convertible capital securities of such series will lose all of their claims for payment under the contingent convertible capital securities and receive Common Shares instead (which are more deeply subordinated). Because the Trigger Event will occur when the CET1 ratio of Banco Santander and/or the Group, as applicable, will have deteriorated significantly, the resulting Trigger Event will likely be accompanied by a prior deterioration in the market price of the Common Shares, which may be expected to continue after announcement of the Trigger Event.

Therefore, in the event of the occurrence of the Trigger Event, the Current Market Price of a Common Share may be below the Floor Price and investors could receive Common Shares at a time when the market price of the Common Shares is considerably less than the Conversion Price. In addition, there may be a delay in a holder of contingent convertible capital securities receiving its Common Shares following the Trigger Event, during which time the market price of the Common Shares may fall further. As a result, the value of the Common Shares received on conversion following the Trigger Event could be substantially lower than the price paid for the contingent convertible capital securities at the time of their purchase.

Following the conversion of contingent convertible capital securities into Common Shares, the principal amount of the contingent convertible capital securities will not be restored in any circumstances (including where the relevant Trigger Event ceases to continue), no further interest will accrue or be payable on the contingent convertible capital securities at any time thereafter and the holders of the contingent convertible capital securities shall have no recourse to Banco Santander for any further payment in respect of the contingent convertible capital securities (subject to the right of the holders to receive the relevant number of Common Shares from the Settlement Shares Depository).

If a Trigger Event occurs, holders of the contingent convertible capital securities will only have the claims under their Common Shares. Claims in respect of Common Shares would be the most junior-ranking in the event of a winding-up or liquidation of Banco Santander. Claims in respect of Common Shares are not for a fixed principal amount, but rather are limited to a share of the surplus assets (if any) remaining following payment of all amounts due in respect of the liabilities of Banco Santander.

Accordingly, an investor in the contingent convertible capital securities of any series faces almost the same risk of loss as an investor in the Common Shares in the event of the Trigger Event. See also “—Holders of the contingent convertible capital securities of any series will bear the risk of fluctuations in the price of the

Common Shares and/or movements in any ratio that could give rise to the occurrence of the Trigger Event. Holders of the contingent convertible capital securities of any series will also bear the risk of changes in the U.S. dollar and euro exchange rate.”

A capital reduction may take place in accordance with the Spanish Companies Act.

In accordance with Article 418.3 of the Spanish Companies Act, in the event that Banco Santander intends to approve a capital reduction by reimbursement of contributions (restitución de aportaciones) to shareholders, holders of contingent convertible capital securities of any series will be entitled to convert the contingent convertible capital securities of such series into Common Shares at the applicable Conversion Price prior to the execution of such capital reduction. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by Banco Santander will not be considered a capital reduction for these purposes.

The circumstances that may give rise to the Trigger Event are inherently unpredictable and may be caused by factors outside of Banco Santander’s control. Banco Santander has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore its CET1 ratio to avoid a Trigger Event and any actions Banco Santander may take now or in the future could result in its CET1 ratio failing.

The occurrence of the Trigger Event is inherently unpredictable and depends on a number of factors, many of which are outside of Banco Santander’s control. For example, the occurrence of one or more of the risks described under “Risk Factors” in Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2025, or the deterioration of the circumstances described therein, could substantially increase the likelihood of the occurrence of the Trigger Event. Furthermore, the occurrence of the Trigger Event depends, in part, on the calculation of the CET1 ratio, which can be affected, among other things, by the growth of the business and future earnings of Banco Santander and/or the Group, as applicable; expected payments by Banco Santander in respect of dividends and Distributions and other equivalent payments in respect of instruments ranking junior to the contingent convertible capital securities of any series as well as other Parity Securities; regulatory changes (including possible changes in regulatory capital definitions, calculations and risk weighted assets), changes in Banco Santander’s structure or organization and Banco Santander’s ability to actively manage the risk weighted assets of Banco Santander and the Group and changes in applicable accounting rules, or any changes to regulatory adjustments which modify the regulatory capital impact of accounting rules.

The CET1 ratio of Banco Santander and/or the Group at any time may also depend on decisions taken by the Group in relation to its businesses and operations, as well as the management of its capital position. Banco Santander will have no obligation to consider the interests of the holders of the contingent convertible capital securities in connection with the strategic decisions of the Group, including in respect of capital management. Holders of the contingent convertible capital securities will not have any claim against Banco Santander or any other member of the Group relating to decisions that affect the business and operations of the Group, including its capital position, regardless of whether they result in the occurrence of a Trigger Event. Such decisions could cause holders of the contingent convertible capital securities to lose all or part of the value of their investment in the contingent convertible capital securities.

In addition, since the relevant Regulator may require Banco Santander to calculate the CET1 ratio at any time, the Trigger Event could occur at any time. Due to the inherent uncertainty in determining whether the Trigger Event may exist, it will be difficult to predict when, if at all, the contingent convertible capital securities of any series will be converted into Common Shares. Accordingly, trading behavior in respect of the contingent convertible capital securities of any series is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication that Banco Santander and/or the Group, as applicable, is trending towards the Trigger Event can be expected to have an adverse effect on the market price and liquidity of the contingent convertible capital securities of such series and on the price of the Common Shares. Under such circumstances, investors may experience difficulty selling or may not be able to sell the contingent convertible capital securities of such series or at prices comparable to other similar yielding instruments. In addition, the risk of Trigger Conversion could drive down the price of Banco Santander’s Common Shares and therefore have a material adverse effect on the market value of any Common Shares received upon Trigger Conversion.

Holders of the contingent convertible capital securities of any series will bear the risk of fluctuations in the price of the Common Shares and/or movements in any ratio that could give rise to the occurrence of the Trigger Event. Holders of the contingent convertible capital securities of any series will also bear the risk of changes in the U.S. dollar and euro exchange rate.

The market price of the contingent convertible capital securities of any series is expected to be affected by fluctuations in the market price of the Common Shares, in particular if at any time there is a significant deterioration in any of the ratios by reference to which the determination of any occurrence of the Trigger Event is made, and it is impossible to predict whether the price of the Common Shares will rise or fall. Market prices of the Common Shares will be influenced by, among other things, the financial position of the Group, the results of operations and political, economic, financial and other factors. Any decline in the market price of the Common Shares or any indication that a ratio is trending towards occurrence of the Trigger Event may have an adverse effect on the market price of the contingent convertible capital securities of any series. The level of each ratio specified in the definition of Trigger Event may also significantly affect the market price of the contingent convertible capital securities of any series and/or the Common Shares.

Fluctuations in the market price of the Common Shares between the Trigger Event Notice Date and the Conversion Settlement Date may also further affect the value to a holder of any Common Shares delivered to that holder on the Conversion Settlement Date.

In addition, as Banco Santander’s Common Shares are denominated and trade in euros, the market price of the contingent convertible capital securities of any series may also be affected by fluctuations in the U.S. dollar and euro exchange rate due to the contingent convertible capital securities of such being denominated in U.S. dollars. Upon a Trigger Conversion, the contingent convertible capital securities of such series will convert into Common Shares, or if the holder elects, ADSs, at the Conversion Price. Because the Trigger Conversion will occur when the CET1 ratio of Banco Santander will have deteriorated significantly, the resulting Trigger Conversion will likely be accompanied by a prior deterioration in the market price of the Common Shares, which may be expected to continue after announcement of the Trigger Conversion. Therefore, in the event of the occurrence of the Trigger Event, the Current Market Price of a Common Share, converted into U.S. dollars at the Prevailing Rate, may be below the Floor Price and investors could receive Common Shares at a time when the market price of the Common Shares is considerably less than the Conversion Price. Fluctuations in the U.S. dollar and euro exchange rate could therefore also affect the realizable value of the Common Shares.

Furthermore, there may be a delay in holders of contingent convertible capital securities of any series receiving their Common Shares or ADSs, as applicable, following a Trigger Event, during which time the market price of the Common Shares and/or ADSs (as the case may be) or the exchange rate of euro against the U.S. dollar may further decline. No interest or other compensation is payable in the event of a loss by holders of contingent convertible capital securities of any series due to foreign currency conversions.

The contingent convertible capital securities of any series have no scheduled maturity and no fixed redemption date and holders of contingent convertible capital securities of any series do not have the right to cause the contingent convertible capital securities of such series to be redeemed or otherwise accelerate the repayment of the Liquidation Preference of the contingent convertible capital securities except in very limited circumstances.

The contingent convertible capital securities of any series are perpetual securities and have no fixed maturity date or fixed redemption date. Banco Santander is under no obligation to redeem the contingent convertible capital securities of any series at any time and the holders of contingent convertible capital securities of such series have no right to call for their redemption at any time. Although under certain circumstances as described under “Description of Contingent Convertible Capital Securities—Redemption and Repurchase” Banco Santander may redeem the contingent convertible capital securities of any series, Banco Santander is under no obligation to do so and holders of contingent convertible capital securities of any series have no right to call for their redemption.

Banco Santander will be restricted from making payments of Distributions on the contingent convertible capital securities in certain circumstances, in which case Banco Santander will cancel such Distributions, and holders of contingent convertible capital securities of any series may not be able to anticipate whether or not Banco Santander will cancel such Distributions.

Under the CRD and the CRR, institutions must comply with a number of capital requirements. As discussed herein, in accordance with Article 48 of Law 10/2014, Article 73 of Royal Decree 84/2015 and Rule 24 of Bank of Spain Circular 2/2016 (which implement Article 141 of the CRD Directive), an entity not meeting its “combined buffer requirement” must calculate its Maximum Distributable Amount and, until the Maximum Distributable Amount has been calculated and communicated to the Bank of Spain, that entity shall not make any discretionary payments. Following such calculation, any discretionary payments by that entity (including the payment of any Distributions on the contingent convertible capital securities) will be subject to the Maximum Distributable Amount so calculated.

In accordance with Article 73 of Royal Decree 84/2015 and Rule 24 of the Bank of Spain Circular 2/2016, restrictions of discretionary payments will be scaled according to the extent of the breach of the “combined buffer requirement” and calculated as a percentage of the profits of the institution generated since the last annual decision on the distribution of profits. Such calculation will result in a Maximum Distributable Amount in each relevant period. As an example, the scaling is such that in the bottom quartile of the “combined buffer requirement”, no discretionary payments will be permitted to be made. As a consequence, in the event of breach of the combined buffer requirement (including where additional capital requirements are imposed that have the result of increasing the regulatory minimum required under the CRD) it may be necessary to reduce discretionary payments (in whole or in part), including payments of Distributions in respect of the contingent convertible capital securities.

There are a number of factors that make the determination and application of the Maximum Distributable Amount particularly complex, including the following:

•

the Maximum Distributable Amount applies when the “combined buffer requirement” is not maintained. The “combined buffer requirement” represents the amount of capital that a financial institution is required to maintain beyond the minimum “Pillar 1” and (if applicable) “Pillar 2” capital requirements. However, there are several different buffers, some of which are intended to encourage countercyclical behaviour (with extra capital retained when profits are robust) and others of which are intended to provide additional capital cushions for institutions whose failure would result in a significant systemic risk;

•

the institution-specific countercyclical buffer, the global systemically important institution (“G-SII”) buffer and the systemic risk buffer may be applied and varied at any time upon decision of the relevant authorities. As a result, the potential impact of the Maximum Distributable Amount will change over time;

•

the Maximum Distributable Amount calculation could be different for Banco Santander on a consolidated and on an individual basis and different capital buffers could also apply. In addition, if a capital buffer is not respected, it is not completely clear the extent to which Banco Santander’s consolidated as compared to its individual net income may be taken into account in different circumstances. It is also possible that some discretionary payments will affect the Maximum Distributable Amount on a consolidated but not an individual basis for Banco Santander and vice versa; and

•

payments made earlier in the year will reduce the remaining Maximum Distributable Amount available for payments later in the year, and Banco Santander will have no obligation to preserve any portion of the Maximum Distributable Amount for payments scheduled to be made later in a given year. Even if Banco Santander attempts to do so, there can be no assurance that it will be successful, as the Maximum Distributable Amount at any time depends on the amount of net income earned during the course of the relevant year, which will necessarily be difficult to predict.

These and other possible interpretation issues (including any changes in the Applicable Banking Regulations) make it difficult to determine how the Maximum Distributable Amount will apply as a practical matter to limit Distributions on the contingent convertible capital securities. This uncertainty and the resulting complexity may adversely impact the market price and liquidity of the contingent convertible capital securities.

Whether Distributions on the contingent convertible capital securities may be subject to a Maximum Distributable Amount as a result of a breach of the “combined buffer requirement” will depend, among other things, on the applicable capital requirements, the amount of CET1 Capital and the “distributable profits” of Banco Santander and/or the Group, as applicable, which can be affected by, among other things, regulatory developments, management decisions taken by the Group, and other such considerations similar to those discussed herein in relation to the circumstances that may give rise to a Trigger Event. See “—The circumstances that may give rise to the Trigger Event are inherently unpredictable and may be caused by factors outside of Banco Santander’s control. Banco Santander has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore its CET1 ratio to avoid a Trigger Event and any actions Banco Santander may take now or in the future could result in its CET1 ratio failing”. The holders of the contingent convertible capital securities will not have any claim against Banco Santander or any other member of the Group in relation to any such decision.

Furthermore, any determination of the capital of Banco Santander and/or the Group and the compliance by Banco Santander and/or the Group with the respective capital requirements that may be imposed from time to time will involve consideration of a number of factors any one or combination of which may not be easily observable or capable of calculation by the holders of the contingent convertible capital securities and some of which may also be outside of the control of Banco Santander and/or the Group. The risk of any cancellation (in whole or in part) of Distributions on the contingent convertible capital securities may not, therefore, be possible to predict in advance and any such cancellation of Distributions on the contingent convertible capital securities could occur without warning.

Finally, as explained herein, a breach of the “combined buffer requirement” when considered in addition to the applicable minimum TLAC/MREL requirements (Article 16bis of Law 11/2015) or a breach of the leverage ratio buffer (Article 48ter of Law 10/2014) could also result in a requirement to determine a Maximum Distributable Amount.

Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto.

The contingent convertible capital securities of any series accrue Distributions as further described “Description of Contingent Convertible Capital Securities—Distributions”, but Banco Santander may elect, in its sole and absolute discretion, to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, and for any reason and without any restriction on it thereafter. Payments of

Distributions in any financial year of Banco Santander shall be made only out Available Distributable Items (as defined herein). To the extent that:

(i) Banco Santander has insufficient Available Distributable Items to make Distributions on the contingent convertible capital securities of any series scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities and Common Equity Tier 1 Instruments then outstanding, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items; and/or

(ii) the relevant Regulator, in accordance with Applicable Banking Regulations, requires Banco Santander to cancel the relevant Distribution in whole or in part,

then Banco Santander will, without prejudice to the right to cancel the payment of all such Distributions on the contingent convertible capital securities of such series, make partial or, as the case may be, no payment of the relevant Distribution on the contingent convertible capital securities of such series.

The level of Banco Santander’s Available Distributable Items may also be affected by changes to accounting rules, regulation or the requirements and expectations of applicable regulatory authorities. Any such potential changes could adversely affect the Banco Santander’s Available Distributable Items in the future.

Banco Santander’s Available Distributable Items, and therefore the Banco Santander’s ability to make Distributions under the contingent convertible capital securities, may be adversely affected by the performance of the business of the Group in general, factors affecting its financial position (including capital and leverage), the economic environment in which the issuer and the Group operates and other factors outside of Banco Santander’s control. In addition, adjustments to earnings, as determined by the management of Banco Santander, may fluctuate significantly and may materially adversely affect Available Distributable Items.

In addition, no payment will be made on the contingent convertible capital securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations, including, without limitation (i) any such restriction or prohibition relating to any Maximum Distributable Amount under Article 48 of Law 10/2014 and any provisions implementing such Article, Article 16 bis of Law 11/2015 and any other provision of Spanish law transposing or implementing Article 141(2) of the CRD, (ii) any restrictions that could be imposed if a G-SII does not meet at the leverage ratio buffer under Article 48ter of Law 10/2014 or (iii) any other restrictions contained in the Applicable Banking Regulations.

There can, therefore, be no assurances that a holder of contingent convertible capital securities of any series will receive payments of Distributions in respect of the contingent convertible capital securities of such series. Unpaid Distributions are not cumulative or payable at any time thereafter and, accordingly, if any Distribution (or part thereof) is not made in respect of the contingent convertible capital securities of any series as a result of any requirement for, or election of, Banco Santander to cancel such Distributions then the right of the holders of contingent convertible capital securities of such series to receive the relevant Distribution (or part thereof) in respect of the relevant Distribution Period will be extinguished and Banco Santander will have no obligation to pay such Distribution (or part thereof) or to pay any interest thereon, whether or not Distributions on the contingent convertible capital securities of any series are paid in respect of any future Distribution Period.

As set forth in the terms of the contingent convertible capital securities, if practicable, Banco Santander will provide notice of any cancellation or deemed cancellation of Distributions. However, the cancellation of any Distributions on the contingent convertible capital securities could occur without prior notice or warning. Any such cancellation or any perceived risk that Distributions may be cancelled may have a negative impact on the value of the contingent convertible capital securities.

No such election to cancel the payment of any Distribution (or part thereof) or non-payment of any Distribution (or part thereof) will constitute an event of default, a breach of any obligations of Banco Santander under the contingent convertible capital securities of such series, or the occurrence of any event related to the insolvency of Banco Santander or entitle holders to take any action to cause the liquidation, dissolution or winding up of Banco Santander.

If, as a result of any of the conditions set out above being applicable, only part of the Distributions under the contingent convertible capital securities of any series may be paid, Banco Santander may proceed, in its sole discretion, to make such partial Distributions under the contingent convertible capital securities of such series.

As a holding company, the level of Banco Santander’s Available Distributable Items is affected by a number of factors and insufficient Available Distributable Items may restrict Banco Santander’s ability to make Distributions on the contingent convertible capital securities of any series.

As a holding company of other operating companies, the level of Banco Santander’s Available Distributable Items is affected in part by a number of factors, including Banco Santander’s ability to receive funds, directly or indirectly, from Banco Santander’s operating subsidiaries in a manner which creates Available Distributable Items. Consequently, Banco Santander’s future Available Distributable Items, and therefore Banco Santander’s ability to make payments of Distributions, are a function of Banco Santander’s existing Available Distributable Items, Banco Santander’s future profitability and performance and the ability of Banco Santander’s operating subsidiaries to distribute or dividend profits up the Group structure to Banco Santander. In addition, Banco Santander’s Available Distributable Items will also be reduced by the redemption of equity instruments and the servicing of other debt and equity instruments and there are no restrictions on Banco Santander’s ability to make payments on, or redemptions of, Parity Securities or junior securities even if that results in Banco Santander’s Available Distributable Items not being sufficient to make a scheduled Distribution on the contingent convertible capital securities of any series.

The ability of Banco Santander’s subsidiaries to pay dividends and Banco Santander’s ability to receive Distributions and other payments from Banco Santander’s investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws, and any changes thereto. These laws and restrictions could limit the payment of dividends, Distributions and other payments to Banco Santander by Banco Santander’s subsidiaries, which could in time restrict Banco Santander’s ability to fund other operations or to maintain or increase Banco Santander’s Available Distributable Items. The level of Banco Santander’s Available Distributable Items may be further affected by changes to regulations or the requirements and expectations of applicable regulatory authorities. In particular, local capital or ring-fencing requirements outside Spain could adversely affect Banco Santander’s Available Distributable Items in the future.

Further, Banco Santander’s Available Distributable Items may be adversely affected by the performance of Banco Santander’s business in general, changes in its organizational structure, factors affecting its financial position (including capital and leverage), the economic environment in which it operates and other factors outside of its control. In addition, adjustments to earnings, as determined by the management of Banco Santander, may fluctuate significantly and may materially adversely affect Available Distributable Items.

Banco Santander shall not make a payment of Distributions on the contingent convertible capital securities of any series on any Distribution Payment Date (and such Distribution shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Distribution Payment Date) if the level of Available Distributable Items is insufficient to fund that payment. Distributions that are deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and holders of contingent convertible capital securities of any series shall have no right thereto. See “—Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto.”

The contingent convertible capital securities of any series may trade with accrued Distributions, but under certain circumstances described herein, such Distributions may be cancelled and not paid on the relevant Distribution Payment Date.

The contingent convertible capital securities of any series may trade, and/or the prices for the contingent convertible capital securities of any series may appear in the relevant trading systems with accrued Distributions. If this occurs, purchasers of contingent convertible capital securities of any series in the secondary market will pay a price that reflects such accrued Distributions upon purchase of the contingent convertible capital securities of such series. However, if a payment of Distributions on any Distribution Payment Date is cancelled or deemed cancelled (either in whole or in part) as described herein and thus is not due and payable, purchasers of such contingent convertible capital securities of such series will not be entitled to that Distribution (or cancelled portion thereof) on the relevant Distribution Payment Date. This may affect the value of holders’ investment in the contingent convertible capital securities of any series.

The contingent convertible capital securities of any series do not contain events of default and the remedies available to holders under the convertible capital securities of any series are limited.

The terms of the convertible capital securities of any series do not provide for any events of default. Banco Santander is entitled to cancel the payment of any Distribution in whole or in part at any time (see “—Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto”) and such cancellation will not constitute any event of default or similar event or entitle holders of convertible capital securities of such series to take any related action against Banco Santander. Furthermore, the Trigger Conversion will not constitute an event of default or the occurrence of any event related to the insolvency of Banco Santander or entitle holders of convertible capital securities of such series to take any action to cause the liquidation, dissolution or winding-up of Banco Santander. If Common Shares are not issued and delivered following the Trigger Event, then on a liquidation, dissolution or winding-up of Banco Santander the claim of a holder of convertible capital securities of any series will not be in respect of the Liquidation Preference of its contingent convertible capital securities of such series but will be an entitlement to receive out of the relevant assets a monetary amount equal to that which holders of the contingent convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if such Trigger Conversion had taken place immediately prior to such liquidation, dissolution or winding-up.

Holders of the contingent convertible capital securities of any series only have a limited ability to cash in their investment in the contingent convertible capital securities of such series.

Holders of convertible capital securities of any series have no ability to require Banco Santander to redeem the convertible capital securities of such series. Banco Santander has the option to redeem the convertible capital securities of any series in certain circumstances (see “—The contingent convertible capital securities of any series may be redeemable at the option of Banco Santander”). The ability of Banco Santander to redeem or repurchase the contingent convertible capital securities of any series is subject to Banco Santander satisfying certain conditions as described under “Description of Contingent Convertible Capital Securities—Redemption and Repurchase”. There can be no assurance that holders of convertible capital securities of any series will be able to reinvest the amount received upon redemption and/or repurchase at a rate that will provide the same rate of return as their investment in the convertible capital securities of such series.

Therefore, holders of the contingent convertible capital securities of any series have no ability to cash in their investment, except:

(i) if Banco Santander exercises its rights to redeem or repurchase the contingent convertible capital securities of such series in accordance with “Description of Contingent Convertible Capital Securities— Redemption and Repurchase”; or

(ii) by selling the contingent convertible capital securities of such series or, following the occurrence of the Trigger Event and the issue and delivery of Common Shares or, if the holder elects, ADSs, in accordance with “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event”, their Common Shares or ADSs, provided a secondary market exists at the relevant time for the contingent convertible capital securities of such series, the Common Shares or the ADSs.

Holders of the contingent convertible capital securities of any series have limited anti-dilution protection.

The number of Common Shares to be issued and delivered on Trigger Conversion in respect of each contingent convertible capital security of any series shall be determined by dividing the Liquidation Preference of such contingent convertible capital security by the Conversion Price in effect on the Trigger Event Notice Date. The Conversion Price will be, if the Common Shares are then admitted to trading on a Relevant Stock Exchange, the higher of: (a) the Current Market Price of a Common Share, converted into U.S. dollars at the Prevailing Rate, (b) the Floor Price and (c) the nominal value of a Common Share at the time of conversion, converted into U.S. dollars at the Prevailing Rate, or, if the Common Shares are not then admitted to trading on a Relevant Stock Exchange, the higher of (b) and (c) above. See “Description of Contingent Convertible Capital Securities—Conversion Price” regarding the Conversion Price.

The Floor Price will be adjusted in the event that there is a consolidation, reclassification/redesignation or subdivision affecting the Common Shares, the payment of any Extraordinary Dividends or Non-Cash Dividends, rights issues or grant of other subscription rights or certain other events which affect the Common Shares, but only in the situations and to the extent provided in “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event—Conversion Price—Anti-Dilution Adjustment of the Floor Price”. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the Common Shares or that, if a holder of contingent convertible capital securities of any series were to have held the Common Shares at the time of such adjustment, the holder of the contingent convertible capital securities of such series would not have benefited to a greater extent.

Furthermore, the relevant indenture does not provide for certain undertakings from Banco Santander which are sometimes included in securities that convert into the ordinary shares of an issuer to protect investors in situations where the relevant conversion price adjustment provisions do not operate to neutralize the dilutive effect of certain corporate events or actions on the economic value of the Conversion Price. For example, the relevant indenture contains neither an undertaking restricting the modification of rights attaching to the Common Shares nor an undertaking restricting issues of new share capital with preferential rights relative to the contingent convertible capital securities of any series.

Further, if Banco Santander issues any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve), where the Shareholders may elect to receive a Dividend in cash in lieu of such Common Shares and such Dividend does not constitute an Extraordinary Dividend, no conversion price adjustment shall be applicable in accordance with sub-paragraphs (b) and (c) of “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event—Conversion Price—Anti-Dilution Adjustment of the Floor Price”, and therefore holders of contingent convertible capital securities of any series will not be protected by anti-dilution measures.

Accordingly, corporate events or actions in respect of which no adjustment to the Floor Price is made may adversely affect the value of the contingent convertible capital securities of any series.

In order to comply with increasing regulatory capital requirements imposed by applicable regulations, Banco Santander may need to raise additional capital. Further capital raisings by Banco Santander could result in the dilution of the interests of the holders of contingent convertible capital securities of any series subject only to the limited anti-dilution protections referred to above.

The obligations of Banco Santander under the contingent convertible capital securities of any series are subordinated to unsubordinated obligations and subordinated obligations senior in right of payment to the contingent convertible capital securities of any series and will be further subordinated upon conversion into Common Shares.

Unless previously converted into Common Shares, the payment obligations of Banco Santander under the contingent convertible capital securities constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of Banco Santander, for so long as the contingent convertible capital securities constitute Additional Tier 1 Instruments, rank (i) pari passu among themselves and with (a) all other subordinated obligations (créditos subordinados) of Banco Santander under Additional Tier 1 Instruments and (b) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of Banco Santander, (b) any subordinated obligations (créditos subordinados) of Banco Santander under Tier 2 Instruments and (c) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and (iii) senior to (a) any claims for the liquidation amount of the Common Shares and (b) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.

Subject to compliance with applicable regulatory requirements, Banco Santander expects from time to time to incur additional indebtedness or other obligations that will constitute senior and other subordinated indebtedness that will rank ahead of the contingent convertible capital securities of any series, and the contingent convertible capital securities of any series do not contain any provisions restricting Banco Santander’s ability or Banco Santander’s subsidiaries from incurring such senior or subordinated indebtedness. Although the contingent convertible capital securities of any series may pay a higher rate of interest than other comparable securities which are not as deeply subordinated, there is a risk that holders of contingent convertible capital securities of such series will lose all or some of their investment should Banco Santander become insolvent since Banco Santander’s assets would be available to pay such amounts only after all of Banco Santander’s senior creditors have been paid in full.

No security or guarantee of whatever kind is, or shall at any time be, provided by Banco Santander or any other person securing the rights of the holders of any series of contingent convertible capital securities.

Second paragraph of Article 48(7) of BRRD, as implemented in Spain through Additional Provision 14.3 of Law 11/2015, clarified that if an instrument is only partly recognised as an own funds instrument, in the event of insolvency, the whole instrument shall be treated as a claim resulting from an own funds instrument and shall rank junior to any claim that does not result from an own funds instrument.

In addition, if Banco Santander were wound up, dissolved or liquidated, Banco Santander’s liquidator would first apply the assets of Banco Santander to satisfy all claims of holders of unsubordinated obligations of Banco Santander and other creditors ranking ahead of holders of convertible capital securities of any series. If Banco Santander does not have sufficient assets to settle claims of prior ranking creditors in full, the claims of the holders of convertible capital securities of any series will not be satisfied. Holders of convertible capital securities of any series will share equally in any distribution of assets with the holders of any other Parity Securities if Banco Santander does not have sufficient funds to make full payment to all of them. In such a situation, convertible capital securities of such series could lose all or part of their investment.

Furthermore, if the Trigger Event occurs but the relevant conversion of the convertible capital securities of any series into Common Shares is still to take place before the dissolution, liquidation or winding-up of Banco Santander, the entitlement of holders of convertible capital securities of any series will be to receive out of the relevant assets of Banco Santander a monetary amount equal to that which holders of convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if the Trigger Conversion had taken place immediately prior to such dissolution, liquidation or winding-up.

Therefore, if the Trigger Event occurs, each holder of convertible capital securities of any series will be effectively further subordinated from being the holder of a subordinated debt instrument to being the holder of Common Shares and there is an enhanced risk that holders of convertible capital securities of such series will lose all or some of their investment.

Holders of contingent convertible capital securities of any series will have limited rights after the Trigger Conversion and the issuance of the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with terms of the contingent convertible capital securities of the relevant series) will constitute an irrevocable and automatic release of all of Banco Santander’s obligations in respect of the contingent convertible capital securities of such series.

Following a Trigger Conversion, Banco Santander will be obligated to issue the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of the relevant series), which will hold the Common Shares on behalf of holders of contingent convertible capital securities of such series. Once the Common Shares are delivered to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of the relevant series), all of Banco Santander’s obligations under the contingent convertible capital securities of such series will be irrevocably and automatically released in consideration of such issuance to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series), and under no circumstances will such released obligations be reinstated and holders of contingent convertible capital securities of such series will not be entitled to any form of compensation in the event of Banco Santander’s potential recovery or change in Banco Santander’s CET1 ratio after the Conversion Settlement Date. With effect from the Conversion Settlement Date, holders of contingent convertible capital securities of any series will have recourse only to the Settlement Shares Depository for the delivery to them of Common Shares.

If Banco Santander does not deliver the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of the relevant series) following a Trigger Event, the only claim holders of contingent convertible capital securities of any series will have against Banco Santander will be for specific performance to have such Common Shares issued and delivered. Moreover, holders of contingent convertible capital securities of any series will not have any rights against Banco Santander with respect to repayment of the Liquidation Preference of the contingent convertible capital securities of any series or payment of Distributions or any other amount on, or in respect of, the contingent convertible capital securities of such series, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the Liquidation Preference of the contingent convertible capital securities will equal zero at all times from and after the Trigger Conversion and any Distributions will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable, including any interest in respect of an interest period ending on any Distribution Payment Date falling between the date of a Trigger Event and the Trigger Conversion.

In addition, Banco Santander has not yet appointed a Settlement Shares Depository and may not be able to appoint a Settlement Shares Depository if a Trigger Conversion occurs. In such case, Banco Santander will effect, by means Banco Santander deems reasonable under the circumstances (including, without limitation, issuance of the Common Shares to another nominee or to holders of contingent convertible capital securities of any series directly) the issuance and/or delivery of the Common Shares, or, if holders of contingent convertible capital securities elect, ADSs, as applicable, to such holders. Such arrangements may be disadvantageous to, and more restrictive on, holders of contingent convertible capital securities of such series, such as involving a longer period of time before they receive ADSs or Common Shares than would be the case under the arrangements expected to be entered into with a Settlement Shares Depository or the inability to deliver ADSs. Nevertheless, such issuance also will irrevocably and automatically release all of Banco Santander’s obligations under the contingent convertible capital securities of such series as if the Common Shares had been issued to the Settlement Shares Depository.

If a Delivery Notice is not duly delivered by a holder of contingent convertible capital securities of any series, that holder will bear the risk of fluctuations in the price of the Common Shares, and Banco Santander may, in its sole and absolute discretion, cause the sale of any Common Shares underlying the contingent convertible capital securities of such series.

In order to obtain delivery of the relevant Common Shares, or, if the holder elects, ADSs, upon conversion, the relevant holder must deliver a duly completed Delivery Notice in accordance with the provisions set out under “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event—Settlement Procedures”. If a duly completed Delivery Notice is not so delivered, then such holder will bear the risk of fluctuations in the price of the Common Shares that may further affect the value to that holders of any Common Shares subsequently delivered. In addition, Banco Santander may, on the Notice Cut-off Date, in its sole and absolute discretion, elect to appoint a person (the “Selling Agent”) to (save as provided herein) procure that all Common Shares held by the Settlement Shares Depository in respect of which no duly completed Delivery Notice has been delivered on or before the Notice Cut-off Date as aforesaid shall be sold by or on behalf of the Selling Agent as soon as reasonably practicable.

Due to the fact that, in the event of the Trigger Event, investors are likely to receive Common Shares at a time when the market price of the Common Shares may be low, the cash value of the Common Shares received upon any such sale could be substantially lower than the price paid for the contingent convertible capital securities of such series at the time of their purchase. In addition, the proceeds of such sale may be further reduced as a result of the number of Common Shares offered for sale at the same time being much greater than may be the case in the event of sales by individual holders of contingent convertible capital securities of any series.

Holders of contingent convertible capital securities of any series may be obliged to make a takeover bid in case of the Trigger Event if they take delivery of Common Shares.

Upon the occurrence of the Trigger Event, a holder of contingent convertible capital securities of any series receiving Common Shares may have to make a takeover bid addressed to the shareholders of Banco Santander pursuant to Law 6/2023, of 17 March, on Securities Markets and Investment Services, as amended, and Royal Decree 1066/2007 of 27 July 2007, as amended, on the legal regime of takeover bids, implementing Directive 2004/25/EC of the European Parliament and of the Council of 21 April 2004, if its aggregate holding in Banco Santander exceeds 30% of the available voting rights or if its aggregate holding in Banco Santander is less than 30% of such voting rights, but within 24 months of the date on which it acquired that lower percentage, it nominates a number of directors that, when taken together with any directors it has previously nominated, represent more than half of the members of Banco Santander’s management body, in each case as a result of the conversion of the contingent convertible capital securities of any series into Common Shares.

Holders of contingent convertible capital securities of any series may be subject to disclosure obligations and/or may need approval by Banco Santander’s relevant Regulator and other authorities under certain circumstances.

As the contingent convertible capital securities of any series are convertible into Common Shares in certain circumstances, an investment in the contingent convertible capital securities of any series may result in holders of the contingent convertible capital securities of such series, upon conversion of the contingent convertible capital securities of such series into Common Shares, having to comply with certain approval and/or disclosure requirements pursuant to Spanish and other laws and regulations. Non-compliance with such approval and/or disclosure requirements may lead to the incurrence by holders of contingent convertible capital securities of such series of substantial fines and/or suspension of voting rights associated with the Common Shares. Accordingly, each potential investor should consult its legal advisers as to the terms of the contingent convertible capital securities of any series, in respect of its existing shareholding and the level of holding it would have if it receives Common Shares following a Trigger Event.

Prior to the issue and registration of the Common Shares to be delivered following the occurrence of the Trigger Event, holders of contingent convertible capital securities of any series will not be entitled to any rights with respect to such Common Shares, but will be subject to all changes made with respect to the Common Shares.

Any pecuniary rights with respect to the Common Shares, in particular the entitlement to dividends, shall only arise, and the exercise of voting rights and rights related thereto with respect to any Common Shares is only possible, after the date on which, following Trigger Conversion, as a matter of Spanish law the relevant Common Shares are issued and the person entitled to the Common Shares is registered as a shareholder in Iberclear and its participating entities in accordance with the provisions of, and subject to the limitations provided in, the articles of association of Banco Santander. Therefore, any failure by Banco Santander to issue, or effect the registration of, the Common Shares after the occurrence of the Trigger Event would result in the holders of contingent convertible capital securities of the relevant series not receiving any benefits related to the holding of the Common Shares and, on a dissolution, liquidation or winding-up of Banco Santander, the entitlement of any such holders will be an entitlement to receive out of the relevant assets of Banco Santander a monetary amount equal to that which holders of contingent convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if such conversion had taken place immediately prior to such dissolution, liquidation or winding-up, as described in “Description of Contingent Convertible Capital Securities—Liquidation Distribution”.

Furthermore, under Spanish law, only the record holders of the Common Shares according to the registries kept by Iberclear and its participating entities are entitled to exercise voting, pre-emptive and other rights in respect of such Common Shares.

Following a Trigger Conversion, the contingent convertible capital securities of any series will remain in existence until the applicable Conversion Settlement Date for the sole purpose of evidencing a holder’s rights to receive Common Shares or, if they elect, ADSs, as applicable, from the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series), and the rights of holders of contingent convertible capital securities of any series will be limited accordingly.

Following a Trigger Conversion, the contingent convertible capital securities of any series will remain in existence until the applicable Conversion Settlement Date (at which point the contingent convertible capital securities of any series will be cancelled) for the sole purpose of evidencing the right of holders of contingent convertible capital securities of any series to receive Common Shares, or, if they elect, ADSs, as applicable, from the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series). If Banco Santander has been unable to appoint a Settlement Shares

Depository, Banco Santander will effect, by means Banco Santander deems reasonable under the circumstances (including, without limitation, issuance of the Common Shares to another nominee or to the holders of the contingent convertible capital securities of any series directly), the issuance and/or delivery of the Common Shares, or, if they elect, ADSs, as applicable, to them. See also “—Holders of contingent convertible capital securities of any series will have limited rights after the Trigger Conversion and the issuance of the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with terms of the contingent convertible capital securities of the relevant series) will constitute an irrevocable and automatic release of all of Banco Santander’s obligations in respect of the contingent convertible capital securities of such series”.

Although Banco Santander currently expects that beneficial interests in the contingent convertible capital securities of any series will be transferable between the Trigger Conversion and the Suspension Date and that any trades in the contingent convertible capital securities of any series would clear and settle through DTC in such period, there is no guarantee that this will be the case. Even if the contingent convertible capital securities of any series are transferable following the Trigger Conversion, there is no guarantee that an active trading market will exist for the contingent convertible capital securities of any series following the Trigger Conversion. Accordingly, the price received for the sale of any beneficial interest in any contingent convertible capital securities of any series during this period may not reflect the market price of such contingent convertible capital securities or the Common Shares. Furthermore, transfers of beneficial interests in the contingent convertible capital securities of any series may be restricted following the Trigger Conversion. For example, if the clearance and settlement of transactions in the contingent convertible capital securities of any series is suspended by DTC at an earlier time than currently expected, it may not be possible to transfer beneficial interests in the contingent convertible capital securities of such series in DTC and trading in the contingent convertible capital securities of such series may cease. The contingent convertible capital securities of any series may also cease to be admitted to the relevant stock exchange before or after the Suspension Date.

In addition, Banco Santander has been advised by DTC that it will suspend all clearance and settlement of transactions in the contingent convertible capital securities of any series on the Suspension Date. As a result, holders of contingent convertible capital securities of any series will not be able to settle the transfer of any contingent convertible capital securities of such series through DTC following the Suspension Date, and any sale or other transfer of the contingent convertible capital securities of any series that holders may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The contingent convertible capital securities of any series may cease to be admitted to trading on any stock exchange on which the contingent convertible capital securities of any series are then listed or admitted to trading after the Suspension Date.

Moreover, although holders of contingent convertible capital securities of any series will have a right to obtain their pro rata share of Common Shares upon the issuance of such Common Shares to the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of any series), the Common Shares will be registered in the name of the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of any series), and holders will not be able to sell or otherwise transfer any Common Shares until such time as they are delivered to them and registered in their name or to the account they specify.

Holders of contingent convertible capital securities of any series will be responsible for any taxes following a Trigger Conversion.

Neither Banco Santander nor any member of the Group will be liable for any taxes or duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion or that may arise or be paid in connection with the issue and delivery of Common Shares following a Trigger Conversion. Holders of contingent convertible capital securities of any series must pay any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion in connection with the issue and delivery of Common Shares to the Settlement Shares Depository on their behalf.

There are limitations to the gross-up obligation on the contingent convertible capital securities of any series.

Banco Santander’s obligation to pay additional amounts in respect of any withholding or deduction in respect of taxes under the terms of the contingent convertible capital securities of any series applies only to payments of distributions due and paid under the contingent convertible capital securities of any series and not to payments of Liquidation Preference. As such, Banco Santander would not be required to pay any additional amounts under the terms of the contingent convertible capital securities of any series to the extent any withholding or deduction applied to payments of Liquidation Preference. Accordingly, if any such withholding or deduction were to apply to any payments of Liquidation Preference under the contingent convertible capital securities of any series, holders of contingent convertible capital securities of such series may receive less than the full amount due under the contingent convertible capital securities of such series, and the market value of the contingent convertible capital securities of any series may be adversely affected. In any case, increased payments to comply with gross-up obligations will only be made if and to the extent that Banco Santander has sufficient Available Distributable Items. As such, Banco Santander would not be required to pay any additional amounts under the terms of the contingent convertible capital securities to the extent it had insufficient Available Distributable Items.

The contingent convertible capital securities of any series may be subject to substitution and/or variation without a holder’s consent

Subject to the terms hereof, in particular under “Description of Contingent Convertible Capital Securities—Substitution and Variation”, if a Capital Event or a Tax Event occurs and is continuing, Banco Santander may, at its option, and without the consent or approval of the holders of the contingent convertible capital securities of such series, elect either (i) to substitute all (but not only some) of the contingent convertible capital securities of such series or (ii) to modify the terms of all (but not only some) of the contingent convertible capital securities of such series, in each case so that they are substituted for, or varied to, become, or remain, Qualifying Notes. While Qualifying Notes generally must contain terms that are materially no less favorable to holders of the contingent convertible capital securities of such series as the original terms of the contingent convertible capital securities of such series, there can be no assurance that the terms of any Qualifying Notes will be viewed by the market as equally favorable, or that the Qualifying Notes will trade at prices that are equal to the prices at which the contingent convertible capital securities of such series would have traded on the basis of their original terms.

Further, prior to the making of any such substitution or variation, Banco Santander, shall not be obliged to have regard to the tax position of individual holders of the contingent convertible capital securities of such series or to the tax consequences of any such substitution or variation for any such individual holder. No holder of the contingent convertible capital securities of such series shall be entitled to claim, whether from the Trustee, Banco Santander, or any other person, any indemnification or payment in respect of any tax consequence of any such substitution or variation upon an individual holder of the contingent convertible capital securities of such series.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms that will apply to any debt securities that may be offered by Banco Santander. The term “debt securities” does not include the “contingent convertible capital securities” described under “Description of Contingent Convertible Capital Securities”.

Each time that Banco Santander issues debt securities, Banco Santander will file a prospectus supplement and/or free writing prospectus with the SEC, which investors should read carefully. The prospectus supplement and/or free writing prospectus will summarize specific financial terms of a series of debt securities and may contain additional or different terms to those described in this prospectus. All references in this prospectus to a prospectus supplement in respect of any series of debt securities include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of such series. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities of such series, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements made below in this section may not apply to each debt security. Debt securities will be issued by Banco Santander under a debt securities indenture. The debt securities indenture is a contract between Banco Santander, as issuer, and The Bank of New York Mellon, London Branch as Trustee. The debt securities indenture does not limit Banco Santander’s ability to incur additional indebtedness, including the issuance of further debt securities of the relevant series. Investors should also read the relevant debt securities indenture and any related supplemental indenture establishing the debt securities of such series, which have been filed, or will be filed, as applicable, with the SEC as exhibits to the registration statement of which this prospectus is a part.

In this description of debt securities, the following expressions have the following meanings:

“Additional Tier 1 Capital” means additional tier 1 capital (capital de nivel 1 adicional) in accordance with Chapter 3 (Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Additional Tier 1 Instrument” means any instrument of Banco Santander qualifying as Additional Tier 1 Capital in whole or in part from time to time.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the debt securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, then applicable to Banco Santander and/or the Group including, without limitation to the generality of the foregoing, the CRD, the BRRD, the SRM Regulation and those regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency of the Regulator then applicable to Banco Santander and/or the Group including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, in each case to the extent then in effect in the Kingdom of Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to Banco Santander and/or the Group).

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Business Day” means, unless otherwise specified in the relevant prospectus supplement, any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the T2 real-time gross settlement (RTGS) system, owned and operated by the Eurosystem, or any successor thereto, is closed for business.

“Calculation Agent” means the Trustee or such other person authorized by Banco Santander as the party responsible for calculating the rate(s) of interest and interest amount(s) and/or such other amount(s) from time to time in relation to any series of debt securities as may be specified in the relevant prospectus supplement.

“Capital Disqualification Event” means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in the entire outstanding aggregate principal amount of subordinated debt securities of any series ceasing to be included in, or counting towards, Banco Santander and/or the Group’s Tier 2 Capital.

“CET1 Capital” means at any time, the common equity tier 1 capital of Banco Santander or the Group, respectively, as calculated in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“Common Equity Tier 1 Instruments” means instruments qualifying as CET1 Capital.

“CRD” means any or any combination of the CRD Directive, the CRR and any CRD Implementing Measures.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions, as amended or replaced from time to time.

“CRD Implementing Measures” means any regulatory capital rules implementing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to Banco Santander (on a standalone basis) or the Group (on a consolidated basis) and which prescribe the requirements to be fulfilled by financial instruments for inclusion in the regulatory capital or the minimum requirement for own funds and eligible liabilities, as the case may be, of Banco Santander (on a standalone basis) or the Group (on a consolidated basis).

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions, as amended or replaced from time to time.

“Law 10/2014” means Law 10/2014 on the regulation, supervision and solvency of credit institutions (Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito) as amended or replaced from time to time.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

“MREL” means the “minimum requirement for own funds and eligible liabilities” for credit institutions under the BRRD, set in accordance with Article 45 of the BRRD (as transposed in the Kingdom of Spain), Commission Delegated Regulation (EU) No. 2016/1450 of 23 May 2016, supplementing Directive 2014/59/EU of the European Parliament and of the Council with regard to regulatory technical standards specifying the criteria relating to the methodology for setting the minimum requirement for own funds and eligible liabilities and any other Applicable Banking Regulations.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“Principal Paying Agent” means any Person (which may include Banco Santander) authorized by Banco Santander to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, the debt securities of any series on behalf of Banco Santander. Unless otherwise specified in the relevant prospectus supplement, The Bank of New York Mellon, London Branch will act as the Principal Paying Agent in respect of the debt securities of any series.

“Qualifying Notes” means, with respect to each applicable series of senior preferred debt securities, each series of senior non preferred debt securities and each series of subordinated debt securities, at any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the senior preferred debt securities of such series, senior non preferred debt securities of such series or subordinated debt securities of such series than the terms of the senior preferred debt securities of such series, senior non preferred debt securities of such series or subordinated debt securities of such series, as applicable, provided that such securities shall:

(i) (a) in the case of applicable senior preferred debt securities and senior non preferred debt securities, contain terms which comply with the then current requirements for TLAC/MREL Eligible Instruments as embodied in the Applicable Banking Regulations, and (b) in the case of subordinated debt securities, contain terms which comply with the then current requirements for their inclusion in the Tier 2 Capital of Banco Santander;

(ii) carry the same rate of interest as the senior preferred debt securities of such series, senior non preferred debt securities of such series or the subordinated debt securities of such series, as applicable, prior to the relevant substitution or variation pursuant to “—Substitution and Variation”;

(iii) have the same denomination and aggregate outstanding principal amount as the senior preferred debt securities of such series, the senior non preferred debt securities of such series, or the subordinated debt securities of such series, as applicable, prior to the relevant substitution or variation pursuant to “—Substitution and Variation”;

(iv) have the same date of maturity and the same dates for payment of interest as the senior preferred debt securities of such series, the senior non preferred debt securities of such series or the subordinated debt securities of such series, as applicable, prior to the relevant substitution or variation pursuant to “—Substitution and Variation”;

(v) have at least the same ranking as the senior preferred debt securities of such series, the senior non preferred debt securities of such series, or the subordinated debt securities of such series, as applicable;

(vi) not, immediately following such substitution or variation, (a) in the case of applicable senior preferred debt securities and senior non preferred debt securities, be subject to a TLAC/MREL Disqualification Event and/or a Tax Event; and (b) in the case of subordinated debt securities, be subject to a Capital Disqualification Event and/or a Tax Event; and

(vii) be listed or admitted to trading on any stock exchange as selected by Banco Santander, if the senior preferred debt securities of such series, the senior non preferred debt securities of such series, or the subordinated debt securities of such series, as applicable, were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or variation pursuant to “—Substitution and Variation.”

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, developing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time;

“Redemption Amount”, when used with respect to any debt security to be redeemed, means the price at which it is to be redeemed pursuant to the relevant indenture, which shall include, as applicable, the Early Redemption Amount (Tax), Early Redemption Amount (TLAC/MREL Disqualification Event), Early Redemption Amount (Capital Disqualification Event), Early Redemption Amount (Clean-up Call), Early Redemption Amount (Call), Early Redemption Amount (Put), Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of, the relevant prospectus supplement.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Regulator” means the European Central Bank, the Bank of Spain, the Relevant Resolution Authority or such other or successor authority exercising primary bank supervisory authority or the role of primary bank resolution authority, in each case with respect to prudential or resolution matters in relation to Banco Santander and/or the Group.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended or replaced from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

“Supervisory Permission” means, in relation to any action, such supervisory permission (or, as appropriate, waiver) from the Regulator as is required therefor under Applicable Banking Regulations.

A “Tax Event” shall have occurred at any time that, as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the official interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of a series of debt securities or any other date specified in the relevant prospectus supplement, Banco Santander determines that (a) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain (as set forth in “—Additional Amounts”) in respect of any interest to be paid on the next interest payment date on such series of debt securities or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts (as set forth in “—Additional Amounts”), or (c) the applicable tax treatment of the debt securities of such series changes in a material way that was not reasonably foreseeable at the issue date.

“Tier 2 Capital” means tier 2 capital (capital de nivel 2) in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Tier 2 Instrument” means any instrument of Banco Santander qualifying as Tier 2 Capital in whole or in part from time to time.

“TLAC” means the “total loss-absorbing capacity” requirement for global systemically important institutions under the CRR, set in accordance with Article 92a of the CRR and/or any other Applicable Banking Regulations.

A “TLAC/MREL Disqualification Event” shall have occurred at any time that all or part of the outstanding principal amount of a series of senior non preferred debt securities or senior preferred debt securities (as applicable) does not fully qualify as TLAC/MREL Eligible Instruments of Banco Santander and/or the Group, except where such non-qualification (i) is due solely to the remaining maturity of the relevant securities (as applicable) being less than any period prescribed for TLAC/MREL Eligible Instruments by the Applicable Banking Regulations as at the issue date of the relevant securities or (ii) is as a result of the relevant securities (as applicable) being bought back by or on behalf of Banco Santander or a buy back of the relevant securities which is funded by or on behalf of Banco Santander.

“TLAC/MREL Eligible Instrument” means an instrument that is eligible to be counted towards the TLAC and/or MREL and, for the avoidance of doubt, irrespective of the quantum limitation that may be applicable to certain types of instruments by the Applicable Banking Regulations.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, Spain or any other jurisdiction.

The debt securities will be direct, unconditional and unsecured debt obligations of Banco Santander. The indentures do not limit the amount of debt securities that Banco Santander may issue. Banco Santander may issue debt securities in one or more series. The relevant prospectus supplement and any related issuer free writing prospectus for any particular series of debt securities will describe the terms of the offered debt securities, including but not limited to, some or all of the following terms:

•	whether they are senior preferred debt securities, senior non preferred debt securities or subordinated debt securities;

•	the rank of such senior preferred debt securities, senior non preferred debt securities or subordinated debt securities if different from that set forth in this prospectus;

•

with respect to the subordinated debt securities, whether the payment of interest can be deferred, whether the payment of principal can be deferred, the subordination terms, if different from those set forth in this prospectus, and the redemption terms and the events of default applicable to each series of the subordinated debt securities, if different from those set forth in this prospectus;

•	the redemption terms and the events of default applicable to each series of the debt securities, if different from those set forth in this prospectus;

•	their specific designation, authorized denomination and aggregate principal amount (and any limitations of such aggregated principal amount);

•	the price or prices at which they will be issued;

•	the date or maturity of the debt securities;

•	the interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether any payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any interest payments are payable;

•	the currency or currencies in which they are denominated and in which Banco Santander will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•	if additional amounts, if other than those described in this prospectus, will not be payable;

•	the clearing system in which such debt securities will be settled and cleared;

•	any provisions relating to governing law and jurisdiction; and

•	any listing on a securities exchange.

Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.

Payments of Interest

Banco Santander will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that Banco Santander sets out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. All payments in respect of the debt securities will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), subject to the provisions under “—Additional Amounts” below.

Status of the Debt Securities

Senior preferred debt securities

Unless the relevant prospectus supplement provides otherwise, the payment obligations of Banco Santander in respect of principal under the senior preferred debt securities of any series constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander and, in accordance with

Additional Provision 14.2 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of Banco Santander, such payment obligations rank (i) pari passu among themselves and with any other Senior Higher Priority Liabilities (as defined herein) and (ii) senior to (x) any Senior Non Preferred Liabilities (as defined herein) and (y) any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law.

Claims of holders of senior preferred debt securities in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law, and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.

The obligations of Banco Santander under the senior preferred debt securities are subject to the Bail-in Power.

Senior Non Preferred Debt Securities

Unless the relevant prospectus supplement provides otherwise, the payment obligations of Banco Santander in respect of principal under the senior non preferred debt securities of any series constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of Banco Santander, such payment obligations rank (i) pari passu among themselves and with any other Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the payment obligations of Banco Santander in respect of principal under the senior non preferred debt securities will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 281 of the Spanish Insolvency Law.

Claims of holders of senior non preferred debt securities in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 281.1.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.

The obligations of Banco Santander under the senior non preferred debt securities are subject to the Bail-in Power.

“Senior Higher Priority Liabilities” means the unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander, other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander under Additional Provision 14.2 of Law 11/2015 (including any senior non preferred debt securities) and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, the payment obligations of Banco Santander under the subordinated debt securities of any series constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1 of the Spanish Insolvency

Law and, in accordance with Additional Provision 14.3 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of Banco Santander and for so long as the subordinated debt securities constitute Tier 2 Instruments, such payment obligations rank:

(i)

pari passu among themselves and with (a) all other claims in respect of Tier 2 Instruments and (b) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Tier 2 Instruments;

(ii)

junior to (a) any unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander (including any claim of Banco Santander in respect of Senior Non Preferred Liabilities) and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under the Tier 2 Instruments; and

(iii)

senior to (a) any claims in respect of Additional Tier 1 Instruments of Banco Santander and (b) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of Banco Santander under the Tier 2 Instruments.

Banco Santander agrees with respect to any series of subordinated debt securities and each holder of subordinated debt securities of any series, by his or her acquisition of a subordinated debt security, will be deemed to have agreed to the above described subordination. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the subordinated debt security. In addition, each holder of subordinated debt securities of any series by his or her acquisition of the securities authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant subordinated debt securities as provided in the subordinated indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

The obligations of Banco Santander under the subordinated debt securities are subject to the Bail-in Power.

Additional Amounts

All amounts payable (whether in respect of principal, Redemption Amount, interest or otherwise) in respect of any series of debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively, “Taxes”) of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such Taxes is required by law. Unless otherwise specified in the relevant prospectus supplement, in the event any withholding or deduction is imposed or levied in respect of any payment of interest by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, Banco Santander shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the holders of the debt securities of the particular series of the amount of interest which would have been received by them had no such withholding or deduction been required. No Additional Amounts will be paid with respect to payments of principal or any premium.

However, Banco Santander shall not be required to pay any Additional Amounts in respect of any debt securities:

(i)

to, or to a third party on behalf of, a holder if the holder or the beneficial owner of debt securities is liable for such Taxes, in respect of such debt securities by reason of his having some connection with Spain other than (i) the mere holding of such debt security or (ii) the receipt of any payment in respect of such debt security;

(ii)

to, or to a third party on behalf of, a holder or a beneficial owner in respect of whose series of debt securities Banco Santander does not receive such information as may be required in order to comply with the applicable Spanish tax reporting obligations, including but not limited to the receipt in a timely manner of a duly executed and completed certificate in accordance with Law 10/2014 and Royal Decree 1065/2007, as amended, and any implementing legislation or regulation;

(iii)

to, or to a third party on behalf of, a holder or a beneficial owner of debt securities in respect of whom Banco Santander does not receive such information concerning such holder’s or beneficial owner’s identity and tax residence as may be required in order to comply with the procedures that allow Banco Santander not to apply withholding tax, including those that may be implemented to comply with the interpretation of Royal Decree 1065/2007 eventually made by the Spanish tax authorities;

(iv)

presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days;

(v)	in relation to any estate, inheritance, gift, sales, transfer or similar taxes;

(vi)

to, or to a third party on behalf of, individuals resident for tax purposes in the Kingdom of Spain if the Spanish tax authorities determine that payments made to such individuals are not exempt from withholding tax and require a withholding to be made;

(vii)

to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the debt securities of such series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004 and require a withholding to be made;

(viii)

where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto; or

(ix)	in the case of any combination of items listed in (i) through (viii) above.

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.

For the purposes of (iv) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders of debt securities, notice to that effect shall have been duly given to the holders of the relevant series of debt securities in accordance with the indenture.

Any reference in this “Additional Amounts” section to “principal” shall include any Redemption Amounts and any other amounts in the nature of principal payable pursuant to the relevant indenture and “interest” shall include all amounts payable described under “—Payments of Interest” above and any other amounts in the nature of interest payable under the relevant indenture.

Except where the context requires otherwise, any reference in this prospectus and the relevant prospectus supplement to payment of interest on a debt security shall be deemed to include any Additional Amounts payable with respect thereto.

Additional Issuances

Banco Santander may, without the consent of the holders of the debt securities of any series, issue additional debt securities of such series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the debt securities of such series described in the relevant prospectus supplement except for the price to the public, original interest accrual date, issue date and first interest payment date, provided however that such additional debt securities will not have the same CUSIP, ISIN or other identifying number as the outstanding debt securities of the relevant series unless the additional debt securities are fungible with the outstanding debt securities of the relevant series for U.S. federal income tax purposes. Any such additional debt securities, together with the debt securities of the relevant series offered by the relevant prospectus supplement, will constitute a single series of securities under the relevant indenture. There is no limitation on the amount of debt securities that Banco Santander may issue under the relevant indentures.

Redemption and Repurchase

Early Redemption for Taxation Reasons

Unless otherwise specified in the relevant prospectus supplement, if a Tax Event occurs in relation to a series of debt securities, Banco Santander may, at its option and having given no less than five (5) nor more than 30 days’ notice (or such lesser period as may be specified in the relevant prospectus supplement) (ending, in the case of debt securities which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the debt securities of such series in accordance with the terms set forth under “—Notice of Redemption” below (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole, but not in part, the relevant debt securities outstanding in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their principal amount (or such other amount as may be specified in the relevant prospectus supplement) (the “Early Redemption Amount (Tax)”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption; provided, however, that (i) in the case of item ‘(a)’ of the definition of ‘Tax Event’, no such notice of redemption may be given earlier than 90 days prior (or, in the case of debt securities which bear interest at a floating rate a number of days which is equal to the aggregate of the number of days falling within the then current interest period applicable to the debt securities of such series plus 60 days) to the earliest date on which Banco Santander would be obliged to pay such Additional Amounts were a payment in respect of the debt securities of such series then due and (ii) in the case of senior preferred debt securities constituting TLAC/MREL Eligible Instruments at the time of issuance, senior non preferred debt securities and subordinated debt securities of any series, redemption for taxation reasons shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining, with respect to the debt securities of such series, the prior Supervisory Permission therefor, if and as required.

Early Redemption of Senior Debt Securities for a TLAC/MREL Disqualification Event

Unless otherwise specified in the relevant prospectus supplement, if a TLAC/MREL Disqualification Event occurs in relation to a series of senior preferred debt securities constituting TLAC/MREL Eligible Instruments at the time of issuance or a series of senior non preferred debt securities, Banco Santander may, at its option and having given not less than five (5) nor more than 30 days’ notice (or such lesser period as may be specified in the relevant prospectus supplement) (ending, in the case of the relevant securities which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the relevant securities in accordance with the terms described under “—Notice of Redemption” below (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding securities of such series at their principal amount (or such other amount as may be specified in the relevant prospectus supplement) (the “Early Redemption Amount (TLAC/MREL Disqualification Event)”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.

Redemption on the basis of a TLAC/MREL Disqualification Event shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, if and as required.

Early Redemption of Subordinated Debt Securities for a Capital Disqualification Event

Unless otherwise specified in the relevant prospectus supplement, if a Capital Disqualification Event occurs in relation to a series of subordinated debt securities, Banco Santander may, at its option and having given no less than five (5) nor more than 30 days’ notice (or such lesser period as may be specified in the relevant prospectus supplement) (ending, in the case of subordinated debt securities of any series which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the subordinated debt securities of such series in accordance with the terms described under “—Notice of Redemption” below (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding subordinated debt securities of such series in accordance with the requirements of Applicable Banking Regulations in force at the relevant time, at their principal amount (or such other amount as may be specified in the relevant prospectus supplement) (the “Early Redemption Amount (Capital Disqualification Event)”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.

Redemption on the basis of a Capital Disqualification Event shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, as required.

Early redemption at the option of Banco Santander (Clean-up Redemption)

If the relevant prospectus supplement specifies that the clean-up redemption is applicable in respect of any series of debt securities, Banco Santander may elect to redeem, in whole but not in part, the outstanding debt securities of such series on any date that is an interest payment date, at its option, if 75% (or such other percentage as may be specified in the relevant prospectus supplement) or more of the initial aggregate principal amount of such series (which, for the avoidance of doubt, includes any additional issuances issued subsequently and constituting a single series of securities under the relevant indenture, as set forth under “—Additional Issuances” above) have been redeemed or purchased by, or on behalf of, Banco Santander and cancelled. Banco Santander shall give no less than five (5) nor more than 30 days’ notice (or such lesser period as may be specified in the relevant prospectus supplement) (ending, in the case of the relevant securities which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the relevant securities in accordance with the terms described under “—Notice of Redemption” below (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee.

The securities of the relevant series will be redeemed at their principal amount (or such other amount as may be specified in the relevant prospectus supplement) (the “Early Redemption Amount (Clean-up Call)”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption.

The Clean-up Redemption shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, if and as required.

Clean-up Redemption of subordinated debt securities of any series may be made only after five years from their date of issuance or any other minimum period permitted by the Applicable Banking Regulations.

Optional Early Redemption (Call)

If the relevant prospectus supplement specifies that the optional early redemption (call) is applicable in respect of any series of debt securities, subject to such conditions as may be specified therein, Banco Santander may redeem in whole but not in part (unless and to the extent that the relevant prospectus supplement specifies otherwise) the debt securities of such series at their principal amount (or such other amount as may be specified in the relevant prospectus supplement) (the “Early Redemption Amount (Call)”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption. Banco Santander shall give no less than five (5) nor more than 30 days’ notice (or such lesser period as may be specified in the relevant prospectus supplement) (ending, in the case of the relevant securities which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the relevant securities in accordance with the terms described under “—Notice of Redemption” below (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee.

In the case of senior preferred debt securities constituting TLAC/MREL Eligible Instruments at the time of issuance, senior non preferred debt securities and subordinated debt securities of any series, redemption at the option of Banco Santander shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, if and as required.

Optional early redemption (call) of subordinated debt securities of any series may be made only after five years from their date of issuance or any other minimum period permitted by the Applicable Banking Regulations.

Partial Redemption

If the relevant prospectus supplement specifies that the debt securities of any series may be partially redeemed on any date pursuant to “—Optional Early Redemption (Call)”, and such notes are redeemed in part pursuant to “—Optional Early Redemption (Call)”, the debt securities to be redeemed will be selected not more than 30 days nor less than five (5) days prior to such redemption date by the Trustee pro rata to their principal amounts, or by lot or by such method as the Trustee deems fair and appropriate, provided that the amount redeemed in respect of the debt securities of such series shall be equal to the minimum authorized denomination or an integral multiple thereof, subject always to compliance with all applicable laws and the requirements of any clearing system on which the debt securities of such series may be cleared and of any listing authority, stock exchange and/or quotation system on which the debt securities of such series may be listed and/or quoted. In the case of debt securities issued in global form, DTC shall select Book-Entry Interests in such debt securities as described under “—Form of Securities; Book-Entry System” below. The Trustee shall not be liable for selections made by it in accordance with this paragraph or for selections made by DTC. No debt securities of $2,000 or less can be redeemed in part.

In the case of senior preferred debt securities constituting TLAC/MREL Eligible Instruments at the time of issuance, senior non preferred debt securities and subordinated debt securities of any series, partial redemption shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, if and as required.

Optional Early Redemption (Put)

If the relevant prospectus supplement specifies that the optional early redemption (put) is applicable in respect of any series of senior preferred debt securities or senior non preferred debt securities, subject to such conditions as may be specified therein, Banco Santander shall, upon the exercise of the relevant option by a holder of debt securities of such series, redeem the debt securities of such series specified by such holder on the date or the dates specified in the relevant prospectus supplement at their principal amount (or such other amount as may be specified in the relevant prospectus supplement) (the “Early Redemption Amount (Put)”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption. In order to exercise such option, the holder of the debt securities of such series must, not less than 60 days before the date so specified (or such other period as may be specified in the relevant prospectus supplement), deposit a duly completed redemption notice in the form which is available from the specified office of the Trustee specifying the aggregate principal amount in respect of which such option is exercised (which must be the minimum denomination specified in the relevant prospectus supplement or an integral multiple thereof). Such notice must also be delivered in accordance with the requirements of the applicable clearing system. No option exercised may be withdrawn (except as provided in the relevant indenture).

The early redemption (put) option shall not apply in the case of subordinated debt securities of any series and holders of the debt securities of such series may not redeem the subordinated debt securities of such series prior to the maturity date of such series.

A holder of senior preferred debt securities or senior non preferred debt securities of any series may not exercise the early redemption (put) option in respect of the debt securities of such series if at any time Banco Santander elects to redeem such series under any of the events specified in this section “—Redemption and Repurchase”.

Notice of Redemption

Unless otherwise specified in the relevant prospectus supplement, notice of redemption in respect of any series of debt securities shall be given not less than five (5) days nor more than 30 days prior to the date fixed for such redemption to each holder of debt securities of the relevant series to be redeemed in the manner and to the extent provided under “—Notices”.

All notices of redemption shall state:

•	the series of debt securities subject to redemption,

•	the date fixed for such redemption,

•	the Redemption Amount,

•

if fewer than all the outstanding debt securities of any series are to be redeemed, the principal amount of the debt securities of such series to be redeemed, (except in the case of a redemption pursuant to “—Early Redemption for Taxation Reasons”, “—Early Redemption of Subordinated Debt Securities for a Capital Disqualification Event”, “—Early Redemption of Senior Debt Securities for a TLAC/MREL Disqualification Event” and “—Early redemption at the option of Banco Santander (Clean-up Redemption)”, which must be redeemed in full),

•

that, on the date fixed for such redemption, the Redemption Amount together with any accrued and unpaid interest thereon will become due and payable upon each such debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

•	the place or places where such debt securities are to be surrendered for payment of the Redemption Amount, and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such series of debt securities.

Any such notice shall be irrevocable, and the delivery thereof shall oblige Banco Santander to make the redemption therein specified (unless the Bail-in Power is exercised by the Relevant Resolution Authority before the occurrence of such redemption).

Repurchase of Debt Securities

Unless otherwise specified in the relevant prospectus supplement, Banco Santander and any of its subsidiaries or any third party designated by any of them may repurchase debt securities of any series, at any price, in the open market or otherwise.

In the case of senior preferred securities constituting TLAC/MREL Eligible Instruments at the time of issuance, subordinated debt securities and senior non preferred debt securities of any series, the repurchase of the relevant securities of such series by Banco Santander or any of its subsidiaries shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, as required.

Modification and Waiver

Modification

Banco Santander and the Trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities of that series, including for, but not limited to, any of the following purposes:

•

to evidence the succession of another corporation to Banco Santander and the assumption by any such successor of the covenants of Banco Santander under the relevant indenture and in the debt securities of any series;

•

to add to the covenants of Banco Santander for the benefit of the holders of all or any series of debt securities (and, if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon Banco Santander under the relevant indenture;

•	to add any additional Events of Default;

•

to change or eliminate any of the provisions of the relevant indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or as to which such supplemental indenture would apply;

•	to secure the debt securities of any series;

•	to change any place of payment under certain circumstances, so long as a place of payment as required by the relevant indenture is maintained;

•

to cure any ambiguity, to correct or supplement any provision in the relevant indenture which may be defective or inconsistent with any other provision of the relevant indenture or in any supplemental indenture;

•

to evidence and provide for the acceptance of appointment under the relevant indenture by a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the relevant indenture as shall be necessary to provide for or facilitate the administration of the trusts under the relevant indenture by more than one Trustee, pursuant to the requirements of the relevant indenture;

•	to change or eliminate any provision of the relevant indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•

with respect to any debt security (including a global security), to amend any such debt security to conform to the description of the terms of such debt security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such debt security.

In addition to the permitted amendments described in the preceding paragraph, Banco Santander and the Trustee may amend or supplement the relevant indenture or the debt securities of any series and the related supplemental indenture without the consent of any holders of the debt securities of such series to conform the provisions of the relevant indenture to this “Description of Debt Securities” section in this registration statement and the applicable prospectus supplement.

Banco Santander may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, Banco Santander may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of or the interest rates, or any premium payable upon the redemption of, or any missed payments, with respect to any debt security;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default (as such terms are defined below and described in the relevant prospectus supplement);

•

modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, an Senior Preferred Debt Security Event of Default, a Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, (as those terms are defined under “—Events of Default and Defaults; Limitations of Remedies” below), may require the non-objection from, or consent of, the Regulator or its successor.

Events of Default and Defaults; Limitation of Remedies

Senior Preferred Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, subject to the conditions described below, a “Senior Preferred Debt Security Event of Default” with respect to any series of senior preferred debt securities shall result if:

(i)

Non-payment: default is made in the payment of any interest or principal due in respect of any senior preferred debt securities of that series and such default continues for a period of seven days (or such other period as may be specified in the relevant prospectus supplement);

(ii)

Breach of other obligations: Banco Santander fails to perform or observe any of its other obligations under or in respect of the senior preferred debt securities of such series or the senior preferred debt securities indenture and (except in any case where such failure is incapable of remedy when no such continuation as is hereinafter mentioned will be required) the failure continues for a period of 30-days next following the service by the Trustee on Banco Santander of a notice requiring the same to be remedied;

(iii)

Winding up: any order is made by any competent court or resolution passed for the winding up or liquidation of Banco Santander (for the avoidance of doubt, any reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural), subject to the terms under “—Substitution of Issuer” will not be considered a winding up);

(iv)

Cessation of business: Banco Santander ceases or threatens to cease to carry on the whole or a substantial part of its business, save for the purposes of a reorganization (except in any such case for the purpose of reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural) subject to terms under “—Substitution of Issuer”), or Banco Santander stops or threatens to stop payment of, or is unable to, or admits in writing inability to, pay, its debts (or any class thereof) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent;

(v)

Insolvency proceedings: (a) proceedings are initiated against Banco Santander under any applicable liquidation, insolvency, composition, reorganization or other similar laws, or an application made for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to Banco Santander or in relation to the whole or a part of the undertaking or assets of either of them, or an encumbrancer takes possession of the whole or a part of the undertaking or assets of either of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued or put in force against the whole or a part of the undertaking or assets or any of them and (b) in any case is not discharged within 14 days; or

(vi)

Arrangements with creditors: Banco Santander initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganization or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors).

Under the terms of the senior preferred debt securities indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Preferred Debt Security Event of Default.

If any Senior Preferred Debt Security Event of Default shall occur in relation to any series of senior preferred debt securities, the Trustee or the holders of at least 25% in outstanding principal amount of the senior preferred debt securities of such series may at their discretion declare that the senior preferred debt securities of such series and all interest then accrued thereon shall be forthwith due and payable, whereupon the same shall become immediately due and payable at their principal amount (or such other amount as may be specified in the relevant prospectus supplement) (the “Early Termination Amount”), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for termination, without presentment, demand, protest or other notice of any kind, all of which Banco Santander will expressly waive, anything contained in the senior preferred debt securities of such series to the contrary notwithstanding, unless, prior thereto, all Senior Preferred Debt Security Events of Default in respect of the senior preferred debt securities of such series shall have been cured.

Notwithstanding the preceding paragraph, under Spanish law, interest on debt instruments accruing after commencement of insolvency proceedings against the issuer may not be declared as due and payable after the commencement of insolvency proceedings against the issuer.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior preferred debt securities.

Senior Non Preferred Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, subject to the conditions described below, a “Senior Non Preferred Debt Security Event of Default” with respect to any series of senior non preferred debt securities shall result if:

(i)

Non-payment: default is made in the payment of any interest or principal due in respect of any senior non preferred debt securities of that series and such default continues for a period of seven days (or such other period as may be specified in the relevant prospectus supplement); or

(ii)

Winding up: any order is made by any competent court or resolution passed for the winding up or liquidation of Banco Santander (for the avoidance of doubt, any reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural), subject to the terms under “—Substitution of Issuer” will not be considered a winding up).

Under the terms of the senior non preferred debt securities indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Non Preferred Debt Security Event of Default.

If a Senior Non Preferred Debt Security Event of Default occurs with respect to any series of senior non preferred debt securities as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the senior non preferred debt securities of such series may institute proceedings for the winding up or liquidation of Banco Santander but may take no further action in respect of such default.

If a Senior Non Preferred Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the senior non preferred debt securities of such series may declare the senior non preferred debt securities of such series immediately due and payable whereupon the senior non preferred debt securities of such series shall, when permitted by applicable Spanish Insolvency Law, become immediately due and payable at their Early Termination Amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for termination.

Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the senior non preferred debt securities of any series may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the senior non preferred debt securities of such series, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the senior non preferred debt securities of such series sooner than the same would otherwise have been payable by it or any damages.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior non preferred debt securities of any series.

Subordinated Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, subject to the conditions described below, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities shall result if:

(i)

Non-payment: default is made in the payment of any interest or principal due in respect of any subordinated debt securities of that series and such default continues for a period of seven days (or such other period as may be specified in the relevant prospectus supplement); or

(ii)

Winding up: any order is made by any competent court or resolution passed for the winding up or liquidation of Banco Santander (for the avoidance of doubt, any reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural), subject to the terms under “—Substitution of Issuer” will not be considered a winding up).

Under the terms of the subordinated debt securities indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Subordinated Debt Security Event of Default.

If a Subordinated Debt Security Event of Default occurs with respect to any series of subordinated debt securities as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the subordinated debt securities of such series may institute proceedings for the winding up or liquidation of Banco Santander but may take no further action in respect of such default.

If a Subordinated Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the subordinated debt securities of such series may declare the subordinated debt securities of such series immediately due and payable whereupon the subordinated debt securities of such series shall, when permitted by applicable Spanish Insolvency Law, become immediately due and payable at their Early Termination Amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for termination.

Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the subordinated debt securities of any series may, at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the subordinated debt securities of such series, provided that, except as provided in paragraph (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the subordinated debt securities of such series sooner than the same would otherwise have been payable by it or any damages.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities of any series.

Events of Default and Defaults—General

The Trustee may without prejudice to its rights in respect of any subsequent Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default from time to time and at any time waive any Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default or authorize any proposed Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default by Banco Santander, provided that in its opinion the interests of the holders shall not be materially prejudiced thereby and, provided, further, that the Trustee shall not exercise any powers conferred on it by this clause in contravention of any notice in writing to the Trustee made pursuant to the terms described under “—Limitation on Suits” but no such notice shall affect any waiver or authorization previously given or made.

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, except an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to the provisions of the applicable indenture relating to the duties of the Trustee, if an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default occurs with respect to the debt securities of any series, the Trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered indemnity satisfactory to the Trustee in its sole discretion. Subject to the indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the Trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series of senior preferred debt securities, senior non preferred debt securities or subordinated debt securities, as applicable, not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the Trustee will, within 90 days after the occurrence of an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default with respect to the debt securities of any series, give to each holder of the debt securities of such series notice of the Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default of which the Trustee has received written notice, unless the Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default has been cured or waived. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

Neither a cancellation of debt securities of any series, a reduction, in part or in full, of the principal amount of debt securities of any series or any accrued and unpaid interest on such debt securities, the conversion thereof into another security or obligation of Banco Santander or another person, in each case, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to Banco Santander, nor the exercise of any Bail-in Power by the Relevant Resolution Authority with respect to such debt securities, will be an event of default or otherwise constitute non-performance of a contractual obligation, or entitle the holders of such securities to any remedies, which are hereby expressly waived.

Substitution of Issuer

Banco Santander may, without the consent of the holders of any of the debt securities of any series, consolidate or amalgamate with, merge into any other corporation or convey or transfer or lease Banco Santander’s properties and assets substantially as an entirety to any person, provided that (a) any successor corporation formed by any such consolidation, amalgamation or merger, or any transferee or lessee of such assets, is a company organized under the laws of any part of the European Union that assumes, by a supplemental indenture, Banco Santander’s obligations on the debt securities of such series and under the applicable indenture, and such supplemental indenture is executed by Banco Santander and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee; (b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance or transfer, no Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable and no event which, after notice or lapse of time or both, would become an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, shall have occurred and be continuing; and (c) Banco Santander shall have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture, as the case may be, comply with the indenture and all conditions precedent have been complied with.

Any direct or indirect subsidiary of Banco Santander may assume the obligations of Banco Santander under any series of debt securities, subject to obtaining the prior Supervisory Permission, if required, with respect to the debt securities of such series, without the consent of the holders of debt securities of such series, provided that (a) the successor entity shall expressly assume such obligations by an amendment to the relevant indenture, executed by Banco Santander and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and Banco Santander shall, by amendment to the relevant indenture, unconditionally guarantee all of the obligations of such successor entity under the debt securities of such series and the relevant indenture as so modified by such amendment; (b) immediately after giving effect to such assumption of obligations, no Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, and no event which, after notice or lapse of time or both, would become an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, shall have occurred and be continuing; and (c) Banco Santander shall have delivered to the Trustee an officer’s certificate and an opinion of counsel in such forms as are required in the relevant indenture.

In the event of any assumption, Additional Amounts under the debt securities of any series will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the assuming entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. Additional Amounts for payments of interest or principal due prior to the date of the assumption will be payable only for taxes imposed by Spain. The assuming corporation will also be entitled to redeem the debt securities of any series in the circumstances described above under the section “—Early Redemption for Taxation Reasons” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of the assuming entity’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of such assumption if the assuming entity is not incorporated or tax resident in Spain. Upon such assumption, Banco Santander will be released from all its obligations under the applicable debt securities and indentures other than in respect of the guarantee described above.

An assumption of the obligations of Banco Santander under any series of debt securities might be deemed for U.S. federal income tax purposes to be an exchange by the beneficial owners of the debt securities of such series for new debt securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such beneficial owners that are U.S. taxpayers. U.S. beneficial owners should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of senior preferred debt securities constituting TLAC/MREL Eligible Instruments at the time of issuance, senior non preferred debt securities or subordinated debt securities of any series, nor the Trustee acting on behalf of the holders of the debt securities of such series, as applicable, may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the debt securities of such series or the relevant debt securities indenture, as applicable, and each holder and beneficial owner of the debt securities of such series, by virtue of its holding of any debt securities of such series or any interest therein, as applicable, and the Trustee acting on behalf of such holders, shall be deemed to have waived all such rights of set-off, netting, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of senior preferred debt securities constituting TLAC/MREL Eligible Instruments at the time of issuance, senior non preferred debt securities or subordinated debt securities of any series, or any interest therein, by Banco Santander in respect of, or arising under, the debt securities of such series, as applicable, are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if the event of any voluntary or involuntary liquidation of Banco Santander shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Substitution and Variation

If, (i) in relation to any series of senior preferred debt securities constituting TLAC/MREL Eligible Instruments at the time of issuance, a TLAC/MREL Disqualification Event occurs and is continuing (even if, as may be specified in the relevant prospectus supplement, Banco Santander may not redeem such series of senior preferred debt securities on the basis of a TLAC/MREL Disqualification Event), or (ii) in relation to any series of senior preferred debt securities, a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the senior preferred debt securities of such series or modify the terms of all (but not some) of the senior preferred debt securities of such series, without any requirement for the consent or approval of the holders of the senior preferred debt securities of such series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than five (5) nor more than 30 days’ notice to the holders of the senior preferred debt securities of such series in accordance with the terms described under “—Notices” and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation).

With respect to senior non preferred debt securities, if (i) a TLAC/MREL Disqualification Event or (ii) a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the senior non preferred debt securities of such series or modify the terms of all (but not some) of the senior non preferred debt securities of such series, without any requirement for the consent or approval of the holders of the senior non preferred debt securities of such series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than five (5) nor more than 30 days’ notice to the holders of the senior non preferred debt securities of such series in accordance with the terms described under “—Notices” and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation).

With respect to subordinated debt securities of any series, if (i) a Capital Disqualification Event or (ii) a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the subordinated debt securities of any series or modify the terms of all (but not some) of the subordinated debt securities of such series, without any requirement for the consent or approval of the holders of the subordinated debt securities of such series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than five (5) nor more than 30 days’ notice to the holders of the subordinated debt securities of such series in accordance with the terms described under “—Notices” and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation).

Any such substitution or variation shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, if and as required.

Any such notice to the holders of the relevant debt securities shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the senior preferred debt securities of such applicable series, senior non preferred debt securities of such series or subordinated debt securities of such series, as applicable, can inspect or obtain copies of the new terms and conditions of the senior preferred debt securities of such applicable series, senior non preferred debt securities of such series or subordinated debt securities of such series, as applicable. Such substitution or variation will be effected without any cost or charge to such holders.

The senior preferred debt securities of any applicable series, senior non preferred debt securities of any series and subordinated debt securities of any series, as applicable, shall cease to bear interest from (and including) the date of substitution thereof.

Any holder or beneficial owner of the senior preferred debt securities of any applicable series, senior non preferred debt securities of any series or subordinated debt securities of any series, as applicable, shall, by virtue of its acquisition of the senior preferred debt securities of any applicable series, senior non preferred debt securities of any series or any beneficial interest therein or the subordinated debt securities of any series or any beneficial interest therein, as applicable, be deemed to accept the substitution or variation of the terms of the senior preferred debt securities of such series, senior non preferred debt securities of such series or subordinated debt security of such series, as applicable, and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the senior preferred debt securities of such series, senior non preferred debt securities of such series or subordinated debt securities of such series, as applicable.

A substitution or a modification of the terms of the senior preferred debt securities of any series, the senior non preferred debt securities of any series or subordinated debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange by the beneficial owners of such securities for new debt securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such beneficial owners that are U.S. taxpayers. U.S. beneficial owners should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of any substitution or modification of the terms of the Notes.

Governing Law and Submission to Jurisdiction

The debt securities of any series, the relevant indenture and any supplemental indentures thereto will be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except that certain provisions of the debt securities of such series, the relevant indenture and any supplemental indentures thereto relating to the ranking or subordination of the debt securities of such series, as applicable, shall be governed by and construed in accordance with Spanish law, and except that the authorization and execution of the debt securities of such series, the relevant indenture and any supplemental indentures thereto shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of Banco Santander and the Trustee, as the case may be.

Banco Santander, the Trustee and the holders of debt securities of any series (by their acceptance of the debt securities of such series) irrevocably submit only to the jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York and (ii) the courts of European Union member states and states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, in any suit, action or proceeding arising out of or relating to the debt securities of such series, the relevant indenture and any supplemental indentures thereto or the transactions contemplated thereby. Banco Santander, the Trustee and the holders of the debt securities of any series (by their acceptance of the debt securities of such series) irrevocably and unconditionally waive, to the extent they may effectively do so, any objection they may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such courts and agree that they will not bring or support any suit, action or proceeding arising out of or relating to the debt securities of such series, the relevant indenture and any supplemental indentures thereto or the transactions contemplated thereby in any other forum.

Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power

Notwithstanding any other term of the debt securities of any series or any other agreements, arrangements, or understandings between Banco Santander and any holder of the debt securities of any series, by its acquisition of the debt securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the debt securities of any series) acknowledges, accepts, consents to and agrees:

(i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of Banco Santander or another person (and the issue to the holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities, in which case the holder agrees to accept in lieu of its rights under such debt securities any such Common Equity Tier 1 Instruments, other securities or other obligations of Banco Santander or another person;

•	the cancellation of the debt securities or Amounts Due;

•

the amendment or alteration of the maturity of the debt securities or amendment of the interest payable on the debt securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of the debt securities are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

The exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the debt securities shall not constitute a Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default and the terms and conditions of the debt securities shall continue to apply in relation to the residual principal amount of, or outstanding amount payable with respect to, the debt securities subject to any modification of the amount of distributions payable to reflect the reduction of the principal amount, and any further modification of the terms that the Relevant Resolution Authority may decide in accordance with applicable laws and regulations relating to the resolution of credit institutions, investment firms and/or Group entities incorporated in the relevant member state.

No repayment or payment of the Amounts Due, if any, on the debt securities of any series, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of the debt securities of any series, each holder of the debt securities of such series, (which, for the purposes of this clause, includes each holder of a beneficial interest in the debt securities of such series), to the extent permitted by the Trust Indenture Act of 1939 (“Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the debt securities of such series.

Additionally, by its acquisition of the debt securities of any series, each holder of the debt securities of such series acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the holders of the debt securities of such series with respect to any portion of the debt securities of such series that are written-down, converted to equity and/or cancelled under the relevant indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the debt securities of such series to direct certain actions relating to the debt securities of such series; and

(ii) the relevant indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the debt securities of any series remain outstanding, there will at all times be a Trustee for the debt securities of such series in accordance with the relevant indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the debt securities of such series remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of the debt securities of any series, each holder of the debt securities of such series acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the debt securities of such series will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing the debt securities of any series, each holder (including each beneficial owner) of the debt securities of such series shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the debt securities of such series to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the debt securities of such series as it may be imposed, without any further action or direction on the part of such holder.

Each holder of the debt securities also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the debt securities.

Discharge, Defeasance and Covenant Defeasance

Banco Santander may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of Banco Santander, are called for redemption within one year, by depositing or causing to be deposited with the Trustee, in trust, funds in an amount sufficient, without reinvestment, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the debt securities of such series, including principal, interest, premium and any additional amounts to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date of the debt securities of such series, as the case may be.

Banco Santander may also elect to have its obligations under the relevant indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that Banco Santander will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the relevant indenture, except for:

•	the rights of holders of the outstanding debt securities of the relevant series to receive principal, interest, any premium and any additional amounts when due from the trust described below;

•

the obligations of Banco Santander to issue temporary debt securities, register the transfer of debt securities, replace temporary or mutilated, destroyed, lost or stolen debt securities, pay additional amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the Trustee; and

•	the defeasance provisions of the applicable indenture.

In addition, Banco Santander may elect to have its obligations released with respect only to certain covenants in the relevant indentures (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, with respect to the debt securities of any series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of or within any series:

•

Banco Santander must irrevocably have deposited or caused to be deposited with the Trustee, in trust, money, in U.S. dollars or in the foreign currency in which the debt securities of such series are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to the debt securities of such series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, in the opinion of an internationally recognized firm of independent public accountants expressed in written certification thereof delivered to the Trustee, to pay and discharge when due all of the principal, interest and any premium of the debt securities of such series and any mandatory sinking fund or analogous payments thereon;

•

the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the relevant indenture or any other material agreement or instrument to which Banco Santander is a party or by which it is bound;

•

no Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, or event which, with notice or lapse of time, or both, would become an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable with respect to the outstanding debt securities of such series may have occurred and be continuing on the date of the establishment of such a trust and, in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

•

Banco Santander must have delivered to the Trustee an opinion of counsel of recognized standing to the effect that the beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance of debt securities only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by Banco Santander, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture;

•

the legal defeasance or covenant defeasance must not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant debt securities are in default within the meaning of such Act);

•

the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

•

in the case of the subordinated debt securities of any series, Banco Santander shall have delivered to the Trustee an opinion of counsel substantially to the effect that (i) the trust funds deposited to effect the legal defeasance or covenant defeasance will not be subject to any rights of holders of senior indebtedness, including those arising under the applicable subordination provisions of the subordinated indenture, and (ii) after the second anniversary following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of Banco Santander, no opinion is given as to the effect of such laws on the trust funds except in certain limited circumstances set forth in the subordinated indenture.

Unless otherwise specified in the relevant prospectus supplement, if, after Banco Santander has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to the debt securities of any series,

•	the holder of a debt security of such series is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such note; or

•	a “conversion event” (as defined herein) occurs in respect of the foreign currency in which such deposit has been made; then,

the indebtedness represented by the debt securities of such series shall be deemed to have been and will be fully discharged and satisfied through the payment of the principal or interest, premium, and any additional amounts on the debt securities of such series as they becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which the debt securities of such series become payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.

A “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the EU.

In the event Banco Santander effects covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable. In this case, Banco Santander will remain liable to make payment of such amounts due at the time of acceleration.

The relevant prospectus supplement may further describe the provisions permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Upon the exercise of the Bail-in Power with respect to a series of debt securities which results in the cancellation, or the conversion into other securities, of all the principal amount of, and interest on, the debt securities of such series or the debt securities of such series otherwise ceasing to be outstanding, the relevant indenture shall be satisfied and discharged as to such series.

Limitation on Suits

No holder of debt securities will be entitled to proceed directly against Banco Santander, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of debt securities, before a holder of the debt securities may bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•

The holder must have given the Trustee written notice that a continuing Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable has occurred and remains uncured.

•

The holders of not less than 25% in outstanding aggregate principal amount of the debt securities of the relevant series must make a written request that the Trustee institute proceedings because of the Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, and the holder must offer indemnity satisfactory to the Trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•

The Trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the Trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

Notwithstanding any other provision of the debt securities indenture or the relevant debt securities, the right of any holder of debt securities to receive payment of the principal amount of and interest on, the debt securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee.

If and for so long as the debt securities of the relevant series are admitted to trading on a stock exchange, notices will also be given in accordance with any applicable requirements of such stock exchange.

No Obligations to Beneficial Owners

None of Banco Santander, the Trustee, the paying agent or the debt security registrar shall have any responsibility or obligation to any beneficial owner in a global security, an agent member or other person with respect to the accuracy of the records of the depositary or its nominee or of any agent member, with respect to any ownership interest in the debt securities or with respect to the delivery to any agent member, beneficial owner or other person (other than the depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such debt securities. All notices and communications to be given to the holders and all payments to be made to holders under the debt securities and the respective indenture shall be given or made only to or upon the order of the registered holders (which shall be the depositary or its nominee in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the depositary subject to the applicable procedures. Banco Santander, the Trustee, the paying agent and the debt security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the depositary with respect to its members, participants and any beneficial owners. Banco Santander, the Trustee, the paying agent and the debt security registrar shall be entitled to deal with the depositary, and any nominee thereof, that is the registered holder of any global security for all purposes of the indenture relating to such global security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of Banco Santander, the Trustee, the paying agent or the debt security registrar shall have any responsibility or liability for any acts or omissions of the depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any agent member or between or among the depositary, any such agent member and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

Notwithstanding the foregoing, with respect to any global security, nothing herein shall prevent Banco Santander, the Trustee, or any agent of Banco Santander or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a holder, with respect to such global security or shall impair, as between such depositary and owners of beneficial interests in such global security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as holder of such global security.

Subsequent Holders’ Agreement

Holders and beneficial owners of the debt securities of any series or beneficial interests therein that acquire the debt securities of such series in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the debt securities of such series that acquire the debt securities of such series upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the debt securities of such series, including in relation to the Bail-in Power.

The Trustee

The Bank of New York Mellon, London Branch, is the trustee under the indentures with respect to the debt securities (the “Trustee”). The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture Trustee under the Trust Indenture Act. Subject to the provisions of the relevant indentures and the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities, unless offered indemnity satisfactory to the Trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. Banco Santander and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of their business. The Bank of New York Mellon is also the Principal Paying Agent with respect to Banco Santander’s debt securities.

DESCRIPTION OF CONTINGENT CONVERTIBLE CAPITAL SECURITIES

The following is a summary of the general terms that will apply to any contingent convertible capital securities that may be offered by Banco Santander.

Each time that Banco Santander issues contingent convertible capital securities, Banco Santander will file a prospectus supplement and/or free writing prospectus with the SEC, which investors should read carefully. The prospectus supplement and/or free writing prospectus will summarize specific financial terms of a series of contingent convertible capital securities and may contain additional or different terms to those described in this prospectus. All references in this prospectus to a prospectus supplement in respect of any series of contingent convertible capital securities include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of such series. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the contingent convertible capital securities of such series, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements made below in this section may not apply to each contingent convertible capital security. Contingent convertible capital securities will be issued by Banco Santander under a contingent convertible capital securities indenture. The contingent convertible capital securities indenture is a contract between Banco Santander, as issuer, and The Bank of New York Mellon, London Branch as Trustee. The contingent convertible capital securities indenture does not limit Banco Santander’s ability to incur additional indebtedness, including the issuance of further contingent convertible capital securities of the relevant series. Investors should also read the relevant contingent convertible capital securities indenture and any related supplemental indenture establishing the contingent convertible capital convertible securities of such series, which have been filed, or will be filed, as applicable, with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

The contingent convertible capital securities are Banco Santander’s perpetual subordinated convertible debt securities mandatorily convertible into Banco Santander’s ordinary shares only upon the occurrence of certain events. The contingent convertible capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the Kingdom of Spain.

Banco Santander may issue contingent convertible capital securities in one or more series. The relevant prospectus supplement for any particular series of contingent convertible capital securities will describe the terms of the offered contingent convertible capital securities, including, but not limited to, some or all of the following terms, to the extent such terms differ from or are in addition to those set forth in this prospectus:

•	the specific designation and Liquidation Preference of the contingent convertible capital securities;

•	how to calculate Distributions;

•	the date or dates from which Distributions, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the price or prices at which they will be issued;

•

the terms on which the contingent convertible capital securities may or are required to convert into ordinary shares of Banco Santander and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any Distributions are payable;

•	the terms and conditions of any mandatory redemption;

•	the terms and conditions, if any, under which Banco Santander may elect to substitute or vary the terms of the contingent convertible capital securities;

•	the currency or currencies in which Liquidation Preference and Distributions are denominated and in which Banco Santander will make any payments;

•	any index used to determine the amount of any payments on the contingent convertible capital securities;

•	any restrictions that apply to the offer, sale and delivery of the contingent convertible capital securities;

•

whether and under what circumstances, if other than those described in this prospectus, Banco Santander will pay additional amounts on the contingent convertible capital securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, Banco Santander may redeem the contingent convertible capital securities following those developments;

•	any provisions relating to governing law and jurisdiction;

•	the clearing system or systems on which the contingent convertible capital securities will be cleared and settled; and

•	any listing on a securities exchange.

Holders of contingent convertible capital securities shall have no voting rights except those described under the heading “—Modification and Waiver” below, unless and until such contingent convertible capital securities are converted into Banco Santander’s ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares”.

Certain Defined Terms

In this “Description of Contingent Convertible Capital Securities” the following terms have the following meanings:

“Additional Tier 1 Capital” means additional tier 1 capital (capital de nivel 1 adicional) in accordance with Chapter 3 (Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Additional Tier 1 Instrument” means any instrument of Banco Santander qualifying as Additional Tier 1 Capital in whole or in part from time to time.

“ADS Depositary” means Citibank, N.A., as the depositary under Banco Santander’s American Depositary Receipts Facility or any successor ADS depositary.

“Agents” means the agents appointed in accordance with the contingent convertible capital securities indenture or applicable supplemental indenture.

“Amounts Due” means the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the contingent convertible capital securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, then applicable to Banco Santander and/or the Group including, without limitation to the generality of the foregoing, the CRD, the BRRD, the SRM Regulation and those regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency of the Regulator then applicable to Banco Santander and/or the Group including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, in each case to the extent then in effect in the Kingdom of Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to Banco Santander and/or the Group).

“Available Distributable Items” means, in respect of the payment of a Distribution at any time, those profits and reserves (if any) of Banco Santander which are available, in accordance with Applicable Banking Regulations for the payment of such Distribution.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its article 48 and, when applicable, its article 59 (therefore, the write-down capital conversion power at the point of non-viability) (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Business Day” means, unless otherwise specified in the relevant prospectus supplement, any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the T2 real-time gross settlement (RTGS) system, owned and operated by the Eurosystem, or any successor thereto, is closed for business.

“Calculation Agent” means the Trustee or such other person authorized by Banco Santander as the party responsible for calculating the Distributions and/or such other amount(s) from time to time in relation to any series of contingent convertible capital securities as may be specified in the relevant prospectus supplement.

“Capital Event” means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in any outstanding aggregate Liquidation Preference of the contingent convertible capital securities of the relevant series ceasing to be included in, or counting towards, the Group’s or Banco Santander’s Tier 1 Capital.

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, but a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend.

“CET1 Capital” means at any time, the common equity tier 1 capital of Banco Santander or the Group, respectively, as calculated in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“CET1 ratio” means, at any time, with respect to Banco Santander or the Group, as the case may be, the ratio (expressed as a percentage) of the aggregate amount (in euro or such other primary currency used in the presentation of the Group’s accounts from time to time) of the CET1 Capital of Banco Santander or the Group, respectively, at such time divided by the Risk Weighted Assets Amount of Banco Santander or the Group, respectively, at such time.

“Clearing System” means DTC or any of the European Clearing Systems, as applicable.

“Clearing System Contingent Convertible Capital Securities” means, for so long as any contingent convertible capital securities of a series is represented by a global contingent convertible capital security held by or on behalf of a Clearing System, any particular Liquidation Preference of such series of the contingent convertible capital securities shown in the records of a Clearing System as being held by a holder of the contingent convertible capital securities of such series.

“CNMV” means the Spanish Market Securities Commission (Comisión Nacional del Mercado de Valores).

“Common Equity Tier 1 Instruments” means instruments qualifying as CET1 Capital.

“Common Shares” means ordinary shares in the capital of Banco Santander.

“Conversion Price” means, on the Trigger Event Notice Date, if the Common Shares are:

(a)	then admitted to trading on a Relevant Stock Exchange, the higher of:

(i)	the Current Market Price of a Common Share (converted into U.S. dollars at the Prevailing Rate, with respect to any series of contingent convertible capital securities denominated in U.S. dollars);

(ii)	the Floor Price, subject to the adjustments in accordance with “—Conversion Upon Trigger Event—Conversion Price—Anti-Dilution Adjustment of the Floor Price”; and

(iii)	the nominal value of a Common Share (converted into U.S. dollars at the Prevailing Rate, with respect to any series of contingent convertible capital securities denominated in U.S. dollars);

in each case on the Trigger Event Notice Date; or

(b)	not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

For the avoidance of doubt, the conversion into U.S. dollars at the Prevailing Rate described above with respect to any series of contingent convertible capital securities denominated in U.S. dollars shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered following a Trigger Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the Trigger Event Notice Date and notice of the expected Conversion Settlement Date and of the Conversion Price shall be given to holders of contingent convertible capital securities in accordance with “—Notices” below not more than ten (10) Business Days following the Trigger Event Notice Date.

“Conversion Shares” means the number of Common Shares to be issued on Trigger Conversion in respect of each contingent convertible capital security of any series to be converted.

“CRD” means any or any combination of the CRD Directive, the CRR and any CRD Implementing Measures.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions, as amended or replaced from time to time.

“CRD Implementing Measures” means any regulatory capital rules implementing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to Banco Santander (on a standalone basis) or the Group (on a consolidated basis) and which prescribe the requirements to be fulfilled by financial instruments for inclusion in the regulatory capital or the minimum requirement for own funds and eligible liabilities, as the case may be, of Banco Santander (on a standalone basis) or the Group (on a consolidated basis).

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions, as amended or replaced from time to time.

“Current Market Price” means, in respect of a Common Share at a particular date, the average of the daily Volume Weighted Average Price of a Common Share on each of the 5 consecutive dealing days ending on the dealing day immediately preceding such date (the “Relevant Period”) (rounded if necessary to the nearest euro cent with 0.5 cents being rounded upwards); provided that if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

(a)

if the Common Shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement; or

(b)

if the Common Shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, and provided further that:

(i)

if on each of the dealing days in the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued and delivered do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement relating to such Dividend or entitlement; and

(ii)

if the Volume Weighted Average Price of a Common Share is not available on one or more of the dealing days in the Relevant Period (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the Relevant Period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Common Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Delivery Notice” means a notice in the form for the time being currently available from the specified office of any Paying and Conversion Agent or in such form as may be acceptable to DTC from time to time, which contains the relevant account and related details for the delivery of any ADSs or Common Shares and all relevant certifications and/or representations as may be required by applicable law and regulations (or is deemed to constitute the confirmation thereof), and which are required to be delivered in connection with a conversion of the contingent convertible capital securities and the delivery of the ADSs or Common Shares.

“Distribution” means the non-cumulative cash distribution in respect of the contingent convertible capital securities and a Distribution Period determined in accordance with “—Distributions” below.

“Distribution Payment Date” shall have the meaning as determined in the relevant prospectus supplement.

“Distribution Period” means the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the date of issuance) to but excluding the next Distribution Payment Date.

“Distribution Rate” means the rate at which the contingent convertible capital securities accrue Distributions in accordance with “—Distributions” below.

“Dividend” means any dividend or distribution to Shareholders in respect of the Common Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Common Shares or other Securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital provided that:

(a)	where:

(i)

a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalization of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of Common Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii)

there shall be any issue of Common Shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock

Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, in any such case, if later, the date on which the number of Common Shares to be issued and delivered is determined;

(b)	any issue of Common Shares falling within subparagraphs (a) and (b) of “—Conversion Upon Trigger Event—Conversion Price—Anti-Dilution Adjustment of the Floor Price” shall be disregarded;

(c)

a purchase or redemption or buy back of share capital of Banco Santander by or on behalf of Banco Santander in accordance with any general authority for such purchases or buy backs approved by a general meeting of Shareholders and otherwise in accordance with the limitations prescribed under the Spanish Companies Act for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of Banco Santander by or on behalf of Banco Santander or any member of the Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Common Shares by or on behalf of Banco Santander or any member of the Group, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Share Currency, into the Share Currency at the Prevailing Rate on such day) exceeds by more than 5 percent. the average of the daily Volume Weighted Average Price of a Common Share on the 5 dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Common Shares at some future date at a specified price or where a tender offer is made, on the 5 dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Common Share, a minimum price per Common Share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Share Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Common Shares purchased, redeemed or bought back by Banco Santander or, as the case may be, any member of the Group (translated where appropriate into the Share Currency as provided above) exceeds the product of (i) 105 percent. of the daily Volume Weighted Average Price of a Common Share determined as aforesaid and (ii) the number of Common Shares so purchased, redeemed or bought back;

(d)

if Banco Santander or any member of the Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Common Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e)

where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by Banco Santander for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Common Shares held by them from a person other than (or in addition to) Banco Santander, such dividend or distribution shall for the purposes of these contingent convertible capital securities of any series be treated as a dividend or distribution made or paid to Shareholders by Banco Santander, and the provisions of the contingent convertible capital securities and the contingent convertible capital securities indenture, including references to Banco Santander paying or making a dividend, shall be construed accordingly.

“equity share capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution.

“EUR”, “€” and “euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

“European Clearing System” means Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”).

“Existing Shareholders” has the meaning given in the definition of “Newco Scheme”.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith provided that (a) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined by an Independent Financial Adviser in good faith), the Fair Market Value (i) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (ii) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (i) and (ii) above during the period of 5 dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; and (d) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Common Share, the dividend yield of a Common Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Share Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Share Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Share Currency; and in any other case, shall be translated into the Share Currency (if expressed in a currency other than the Share Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Floor Price” means the price per Common Share determined in the relevant prospectus supplement.

The Floor Price will be subject to as many adjustments as needed in accordance with “—Conversion Upon Trigger Event—Conversion Price—Anti-Dilution Adjustment of the Floor Price ”.

“Further Contingent Convertible Capital Securities” means any securities which are contingently convertible into Common Shares of Banco Santander pursuant to their terms in the event that the CET1 ratio of Banco Santander or the Group is less than a specified percentage.

“Iberclear” means the Spanish clearing and settlement system (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A., Sociedad Unipersonal).

“Independent Financial Adviser” means an independent financial institution of international repute appointed by Banco Santander at its own expense.

“Initial Margin” means the percent per annum determined in the relevant prospectus supplement.

“Law 10/2014” means Law 10/2014 on the regulation, supervision and solvency of credit institutions (Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito) as amended or replaced from time to time.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Liquidation Distribution” means the Liquidation Preference per contingent convertible capital security plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Distributions”, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date of payment of the Liquidation Distribution.

“Liquidation Preference” shall have the meaning set forth in the relevant prospectus supplement.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

“Maximum Distributable Amount” means any maximum distributable amount applicable to Banco Santander or the Group required to be calculated in accordance with (a) Article 48 and 48ter of Law 10/2014 and any provision implementing such article, each interpreted in light of Article 141 of the CRD Directive, (b) Article 16 bis of Law 11/2015 and any provision implementing such article, and/or (c) Applicable Banking Regulations.

“MREL” means the “minimum requirement for own funds and eligible liabilities” for credit institutions under the BRRD, set in accordance with Article 45 of the BRRD (as transposed in the Kingdom of Spain), Commission Delegated Regulation (EU) No. 2016/1450 of 23 May 2016, supplementing Directive 2014/59/EU of the European Parliament and of the Council with regard to regulatory technical standards specifying the criteria relating to the methodology for setting the minimum requirement for own funds and eligible liabilities and any other Applicable Banking Regulations.

“Newco Scheme” means a scheme of arrangement or analogous proceeding (Scheme of Arrangement which effects the interposition of a limited liability company (“Newco”)) between the Shareholders of Banco Santander immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and Banco Santander, provided that:

(a)	only ordinary shares of Newco or depositary or other receipts or certificates representing ordinary shares of Newco are issued to Existing Shareholders;

(b)

immediately after completion of the Scheme of Arrangement the only shareholders of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares of Newco, are Existing Shareholders and the Voting Rights in respect of Newco are held by Existing Shareholders in the same proportions as their respective holdings of such Voting Rights immediately prior to the Scheme of Arrangement;

(c)	immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only ordinary shareholder (or shareholders) of Banco Santander;

(d)

all Subsidiaries of Banco Santander immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary) are Subsidiaries of Banco Santander (or of Newco) immediately after completion of the Scheme of Arrangement; and

(e)

immediately after completion of the Scheme of Arrangement, Banco Santander (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by Banco Santander immediately prior to the Scheme of Arrangement.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off.

“Parity Securities” means any Additional Tier 1 Instrument or any other securities of Banco Santander ranking pari passu with the contingent convertible capital securities.

“Paying and Conversion Agent” means the Principal Paying Agent and any other paying and conversion agent appointed in accordance with the contingent convertible capital securities indenture or any supplemental indenture and includes any successors thereto appointed from time to time in accordance with the contingent convertible capital securities indenture or any supplemental indenture.

“Payment Business Day” means (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London and (ii) in the case of contingent convertible capital securities in definitive form only, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the relevant place of presentation.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (CET) on that date as appearing on or derived from the Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (CET) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe.

“Principal Paying Agent” means any Person (which may include Banco Santander) authorized by Banco Santander to pay the Liquidation Preference of, or Distributions on, or any Additional Amounts with respect to, the contingent convertible capital securities of any series on behalf of Banco Santander. Unless otherwise specified in the relevant prospectus supplement, The Bank of New York Mellon, London Branch will act as the Principal Paying Agent in respect of the contingent convertible capital securities of any series.

“Qualifying Notes” means, with respect to each series of contingent convertible capital securities, at any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the contingent convertible capital securities of such series than the terms of the contingent convertible capital securities of such series, provided that such securities shall:

(i) contain terms which comply with the then current requirements for their inclusion in the Additional Tier 1 Capital of Banco Santander as embodied in the Applicable Banking Regulations;

(ii) carry the same rate of interest as the contingent convertible capital securities of such series prior to the substitution or variation pursuant to “—Substitution and Variation”;

(iii) have the same denomination and aggregate outstanding Liquidation Preference as the contingent convertible capital securities prior to the substitution or variation pursuant to “—Substitution and Variation”;

(iv) be perpetual and have the same distribution payment dates as the contingent convertible capital securities prior to the substitution or variation pursuant to “—Substitution and Variation”;

(v) have at least the same ranking as the contingent convertible capital securities;

(vi) not, immediately following such substitution or variation, be subject to a Capital Event and/or a Tax Event; and

(vii) be listed or admitted to trading on any stock exchange as selected by Banco Santander, if the contingent convertible capital securities were listed or admitted to trading on a stock exchange immediately prior to the substitution or variation pursuant to “—Substitution and Variation.”

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, developing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Recognized Stock Exchange” means a regulated regularly operating, recognized stock exchange or securities market in an OECD member state.

“Redemption Price” means, per contingent convertible capital security, the Liquidation Preference plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment set forth in “—Distributions”, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the contingent convertible capital securities of the relevant series.

“Reference Page” means the relevant page on Bloomberg or Reuters or such other information service provider that displays the relevant information chosen by Banco Santander at its own discretion.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Regulator” means the European Central Bank, the Bank of Spain, the Relevant Resolution Authority or such other or successor authority exercising primary bank supervisory authority or the role of primary bank resolution authority, in each case with respect to prudential or resolution matters in relation to Banco Santander and/or the Group.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing.

“Risk Weighted Assets Amount” means at any time, with respect to Banco Santander or the Group, as the case may be, the aggregate amount (in euro or such other primary currency used in the presentation of the Group’s accounts from time to time) of the risk weighted assets of Banco Santander or the Group, respectively, calculated in accordance with Applicable Banking Regulations at such time.

“Scheme of Arrangement” has the meaning given in the definition of “Newco Scheme”.

“Securities” means any securities including, without limitation, shares in the capital of Banco Santander, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of Banco Santander.

“Settlement Shares Depository” means a reputable independent financial institution, trust company or similar entity to be appointed by Banco Santander on or prior to any date when a function ascribed to the Settlement Shares Depository is required to be performed to perform such functions and who will hold Common Shares in Iberclear or any of its participating entities in a designated trust or custody account for the benefit of the holders of the contingent convertible capital securities of any series and otherwise on terms consistent with the terms of the contingent convertible capital securities and the contingent convertible capital securities indenture.

“Share Currency” means euro or such other currency in which the Common Shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination.

“Shareholders” means the holders of Common Shares.

“Spanish Companies Act” means the consolidated text of the Spanish Companies Act (Ley de Sociedades de Capital), as amended, approved by the Royal Decree Legislative 1/2010, of 2 July 2010.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended or replaced from time to time.

“Spanish Stock Exchanges” means the Madrid, Barcelona, Bilbao and Valencia stock exchanges and the Automated Quotation System—Continuous Market (Sistema de Interconexión Bursátil—Mercado Continuo (SIBE)).

“Specified Date” has the meanings given in sub-paragraphs (d), (f), (g) and (h) of “—Conversion Upon Trigger Event—Conversion Price—Anti-Dilution Adjustment of the Floor Price ”, as applicable.

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by Banco Santander to Shareholders as a class; or

(b)

any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than Banco Santander) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with Banco Santander or any member of the Group.

“Spin-Off Securities” means equity share capital of an entity other than Banco Santander or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than Banco Santander.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

“Subsidiary” means any entity over which Banco Santander may have, directly or indirectly, control in accordance with Applicable Banking Regulations.

“Supervisory Permission” means, in relation to any action, such supervisory permission (or, as appropriate, waiver) from the Regulator as is required therefor under Applicable Banking Regulations.

A “Tax Event” shall have occurred at any time that, as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the official interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of a series of contingent convertible capital securities or any other date specified in the relevant prospectus supplement, Banco Santander determines that (a) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain (as set forth in “—Additional Amounts”) in respect of any Distribution to be made on the next Distribution Payment Date on such series of contingent convertible capital securities or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts (as set forth in “—Additional Amounts”), or (c) the applicable tax treatment of the contingent convertible capital securities of such series changes in a material way that was not reasonably foreseeable at the issue date.

“Tier 1 Capital” means tier 1 capital (capital de nivel 1) in accordance with Chapters 1, 2 and 3 (Tier 1 Capital, Common Equity Tier 1 Capital and Additional Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Tier 2 Capital” means tier 2 capital (capital de nivel 2) in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Tier 2 Instrument” means any instrument of Banco Santander qualifying as Tier 2 Capital in whole or in part from time to time.

“TLAC” means the “total loss-absorbing capacity” requirement for global systemically important institutions under the CRR, set in accordance with Article 92a of the CRR and/or any other Applicable Banking Regulations.

“Trigger Conversion” has the meaning given in “—Conversion Procedures” below.

“Trigger Event” means if, at any time, the CET1 ratio of Banco Santander or the Group calculated in accordance with Applicable Banking Regulations is less than 5.125%, as determined by Banco Santander or the Regulator.

“Trigger Event Notice” has the meaning given in “—Conversion Procedures” below.

“Trigger Event Notice Date” means the date on which a Trigger Event Notice is given.

“U.S.$” and “U.S. dollars” means the lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for the purposes of trading in U.S. government securities.

“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Reference Page or (in the case of a Security (other than Common Shares) or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

“Voting Rights” means the right generally to vote at a general meeting of Shareholders of Banco Santander (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Payments

Banco Santander will make any payments of Distributions and Liquidation Preference on any particular series of contingent convertible capital securities on the dates and, in the case of payments of Distributions, in the amounts that are determined by the method of calculation described in, the relevant prospectus supplement. All payments in respect of the contingent convertible capital securities of any series will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), subject to the provisions under “—Additional Amounts” below.

Distributions

The contingent convertible capital securities of any series will accrue non-cumulative cash distributions (“Distributions”) as may be specified in, or determined in accordance with the provisions of, the relevant prospectus supplement.

Distributions Discretionary

Banco Santander may elect, in its sole and absolute discretion, to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, and for any reason.

Distributions on the contingent convertible capital securities will be non-cumulative. Accordingly, if any Distribution (or part thereof) is not paid in respect of the contingent convertible capital securities of any series as a result of any election of Banco Santander to cancel such Distribution pursuant this section “—Distributions Discretionary” or the limitations on payment set forth in “—Restrictions on Payments” below, then the right of the holders of the contingent convertible capital securities of such series to receive the relevant Distribution (or part thereof) in respect of the relevant Distribution Period will be extinguished and Banco Santander will have no obligation to pay such Distribution (or part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the contingent convertible capital securities of such series are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or part thereof) pursuant to this section “—Distributions Discretionary” or non-payment of any Distribution (or part thereof) as a result of the limitations on payment set out in “—Restrictions on Payments” below will constitute an event of default, a breach of any obligations of Banco Santander under the contingent convertible capital securities of such series, an Enforcement Event or the occurrence of any event related to the insolvency of Banco Santander or entitle holders to take any action to cause such Distribution to be paid or the dissolution, liquidation or winding-up of Banco Santander or in any way limit or restrict Banco Santander from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible capital securities of such series (including, without limitation, any CET1 Capital of Banco Santander or the Group) or in respect of any other Parity Security or other security, except to the extent Applicable Banking Regulations otherwise provide. If Banco Santander does not pay a Distribution or part thereof on the relevant Distribution Payment Date in respect of the contingent convertible capital securities of any series, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof) or, as appropriate, Banco Santander’s exercise of its discretion to cancel such Distribution (or relevant part thereof) and accordingly, such Distribution shall not in any such case be due and payable.

Restrictions on Payments

Payments of Distributions in any financial year of Banco Santander shall be made only out of Available Distributable Items. To the extent that (i) Banco Santander has insufficient Available Distributable Items to make Distributions on the contingent convertible capital securities of such series scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities or Common Equity Tier 1 Instruments then outstanding to the extent permitted by the Applicable Banking Regulations, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items, and/or (ii) the relevant Regulator in accordance with Applicable Banking Regulations, requires Banco Santander to cancel the relevant Distribution in whole or in part, then Banco Santander will, without prejudice to the right above to cancel at its discretion the payment of any such Distributions on the contingent convertible capital securities of such series at any time, make partial or, as the case may be, no payment of the relevant Distribution on the contingent convertible capital securities of such series.

No Distribution will be made on the contingent convertible capital securities of any series until the Maximum Distributable Amount (if required) is calculated and if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group to be exceeded. No payment will be made on the contingent convertible capital securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to Banco Santander and/or the Group).

Agreement to Distribution Cancellation

By acquiring contingent convertible capital securities, holders and beneficial owners of the contingent convertible capital securities acknowledge and agree that:

(a) Distributions are payable solely at Banco Santander’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled by Banco Santander at Banco Santander’s sole discretion and/or deemed cancelled as a result of our having insufficient Available Distributable Items or as a result of the relevant Regulator requiring Banco Santander to cancel the Distributions or as a result of exceeding the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group; and

(b) a cancellation or deemed cancellation of Distributions (in each case, in whole or in part) in accordance with the terms of the contingent convertible capital securities indenture or applicable supplemental indenture and the contingent convertible capital securities shall not constitute an Enforcement Event or other default under the terms of the contingent convertible capital securities or the contingent convertible capital securities indenture or applicable supplemental indenture.

Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions described under “—Distributions”, “—Liquidation Distribution” and “—Conversion Upon Trigger Event”. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible capital securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Notice of Distribution Cancellation

If practicable, Banco Santander will provide notice of any cancellation or deemed cancellation of Distributions (in each case, in whole or in part) to the holders of the contingent convertible capital securities through the relevant Clearing System (or, if the contingent convertible capital securities are held in definitive form, to the holders of the contingent convertible capital securities directly at their addresses shown on the register for the contingent convertible capital securities) and to the Trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), or give the holders of the contingent convertible capital securities any rights as a result of such failure.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation of Banco Santander (a “Liquidation Event”), holders of the contingent convertible capital securities of any series (unless previously converted into Common Shares pursuant to “—Conversion Upon Trigger Event” below) shall be entitled to receive out of the assets of Banco Santander available for distribution to holders of such series, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of Banco Santander ranking junior to the contingent convertible capital securities of such series.

If, before the occurrence of a Liquidation Event, the Trigger Event occurs but the relevant conversion of the contingent convertible capital securities of such series into Common Shares pursuant to “—Conversion Upon Trigger Event” below is still to take place, holders of the contingent convertible capital securities of such series will be entitled to receive out of the relevant assets of Banco Santander a monetary amount equal to that which holders of such contingent convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if such conversion had taken place immediately prior to such liquidation.

After payment of the relevant entitlement in respect of a contingent convertible capital security as described in this section, such contingent convertible capital security will confer no further right or claim to any of the remaining assets of Banco Santander.

Subordination

Unless previously converted into Common Shares pursuant to section “—Conversion Upon Trigger Event” below, the payment obligations of Banco Santander under the contingent convertible capital securities constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of Banco Santander, for so long as the contingent convertible capital securities constitute Additional Tier 1 Instruments, rank:

(a)

pari passu among themselves and with (i) all other subordinated obligations (créditos subordinados) of Banco Santander under Additional Tier 1 Instruments and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments;

(b)

junior to (i) any unsubordinated obligations (créditos ordinarios) of Banco Santander, (ii) any subordinated obligations (créditos subordinados) of Banco Santander under Tier 2 Instruments and (iii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and

(c)

senior to (i) any claims for the liquidation amount of the Common Shares and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.

Banco Santander agrees with respect to any series of contingent convertible capital securities and each holder of contingent convertible capital securities of any series, by his or her acquisition of a contingent convertible capital security, will be deemed to have agreed to the above described subordination. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the contingent convertible capital security. In addition, each holder of contingent convertible capital securities of any series by his or her acquisition of the securities authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant contingent convertible capital securities as provided in the contingent convertible capital securities indenture and as summarized herein and appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

No security or guarantee of whatever kind is, or shall at any time be, provided by Banco Santander or any other person securing the rights of the holders of any series of contingent convertible capital securities.

The obligations of Banco Santander under any series of contingent convertible capital securities are subject to the Bail-in Power.

Redemption and Repurchase

The contingent convertible capital securities are perpetual and may only be repurchased or redeemed in accordance with the provisions of the contingent convertible capital securities indenture described in this section “—Redemption and Repurchase”.

Banco Santander may not give a notice of redemption pursuant to this section “—Redemption and Repurchase” if a Trigger Event Notice has been given. If a Trigger Event Notice is given after Banco Santander has given a notice of redemption but before the redemption has occurred, such notice of redemption shall automatically be revoked and rendered null and void, and the relevant redemption shall not be made.

Pre-Conditions to Redemptions and Repurchases

Article 78(1) of the CRR provides that the Supervisory Permission for a redemption or repurchase of the contingent convertible capital securities of any series will be issued by the relevant Regulator if either of the following conditions is met (subject in any event to any alternative or additional conditions or requirements as may be applicable from time to time under the Applicable Banking Regulations):

(a)

on or before such redemption of the contingent convertible capital securities of such series, Banco Santander replaces the contingent convertible capital securities of such series with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for the income capacity of Banco Santander; or

(b)

Banco Santander has demonstrated to the satisfaction of the relevant Regulator that its Tier 1 Capital and Tier 2 Capital and its eligible liabilities would, following such redemption, exceed the requirements laid down in the CRD and the BRRD by a margin that the relevant Regulator considers necessary.

Optional Redemption

Unless otherwise specified in the relevant prospectus supplement, the contingent convertible capital securities of any series may be redeemed at the option of Banco Santander, in whole but not in part, on the date or dates specified in the relevant prospectus supplement, in each case at the Redemption Price, in accordance with Applicable Banking Regulations then in force (including obtaining the prior Supervisory Permission therefor, as required).

Redemption Due to a Capital Event

Unless otherwise specified in the relevant prospectus supplement, if, on or after the issue date of the contingent convertible capital securities of any series, a Capital Event occurs, the contingent convertible capital securities of such series may be redeemed, in whole but not in part, at the option of Banco Santander, at any time, at the Redemption Price, in accordance with Applicable Banking Regulations then in force (including obtaining the prior Supervisory Permission therefor, as required).

Redemption Due to a Tax Event

Unless otherwise specified in the relevant prospectus supplement, if, on or after the date of issuance of any series of contingent convertible capital securities, a Tax Event occurs, the contingent convertible capital securities of such series may be redeemed, in whole but not in part, at the option of Banco Santander, at any time, at the Redemption Price, in accordance with Applicable Banking Regulations then in force (including obtaining the prior Supervisory Permission therefor, as required).

Clean-up Redemption

Unless otherwise specified in the relevant prospectus supplement, if the relevant prospectus supplement specifies that the clean-up redemption is applicable in respect of any series of contingent convertible capital securities, Banco Santander may redeem at its option, in whole but not in part, the outstanding securities of such series on any date that is a Distribution Payment Date, at the Redemption Price, if 75% (or such other percentage as may be specified in the relevant prospectus supplement) or more of the initial aggregate Liquidation Preference of such series (which, for the avoidance of doubt, includes any additional issuances issued subsequently and constituting a single series of securities under the relevant indenture, as set forth under “—Additional Issuances”) have been redeemed or purchased by, or on behalf of, Banco Santander and cancelled, in accordance with Applicable Banking Regulations then in force (including obtaining the prior Supervisory Permission therefor, as required).

Redemption Procedures

The decision to redeem the contingent convertible capital securities must be irrevocably notified by Banco Santander to holders of the contingent convertible capital securities of such series upon not less than five (5) nor more than 30 days’ notice prior to the relevant redemption date (i) through the filing of an inside information/other relevant information (información privilegiada/otra información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with “—Notices” below, and to the Trustee at least five (5) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee.

Any notice of redemption will state: the redemption date; that on the redemption date the Redemption Price will, subject to the satisfaction of the conditions set forth in the contingent convertible capital securities indenture become due and payable upon each contingent convertible capital security being redeemed and that, subject to certain exceptions, Distributions will cease to accrue on or after that date; the place or places where the contingent convertible capital securities are to be surrendered for payment of the Redemption Price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the contingent convertible capital securities being redeemed.

If Banco Santander gives notice of redemption of the contingent convertible capital securities of any series, then by 11:00 a.m. (CET) on the relevant redemption date, Banco Santander will:

(a)	irrevocably deposit with the Principal Paying Agent funds sufficient to pay the Redemption Price; and

(b)	give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders of such series.

If the notice of redemption has been given on any series of contingent convertible capital securities, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:

(a)	Distributions on the contingent convertible capital securities of such series shall cease to accrue;

(b)	such contingent convertible capital securities of such series will no longer be considered outstanding; and

(c)	the holders of contingent convertible capital securities of such series will no longer have any rights as holders except the right to receive the Redemption Price.

Non-payment of Redemption Price

If in connection with any series of contingent convertible capital securities either the notice of redemption has been given and the funds are not deposited as required on the date of such deposit or if Banco Santander improperly withholds or refuses to pay the Redemption Price of the contingent convertible capital securities of such series, Distributions will continue to accrue, subject to the terms and conditions set forth in “—Distributions” above, at the rate specified from the redemption date to (but excluding) the date of actual payment of the Redemption Price.

Repurchases of Contingent Convertible Capital Securities

Unless otherwise specified in the relevant prospectus supplement, Banco Santander and any of its subsidiaries or any third party designated by any of them may repurchase contingent convertible capital securities of any series, at any price, in the open market or otherwise, in accordance with Applicable Banking Regulations in force at the relevant time. Such repurchases will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, as required.

Notwithstanding any other provision under “Conversion Upon Trigger Event—Settlement Procedures” below and subject to compliance with the provisions of the Spanish Companies Act and/or with any Applicable Banking Regulations, Banco Santander or any member of the Group may, from time to time, purchase or redeem or buy back any shares of Banco Santander (including Conversion Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Conversion Upon Trigger Event

If the Trigger Event occurs at any time on or after the issue date of any series of contingent convertible capital securities, then Banco Santander will:

(a) not declare or pay any Distribution on the contingent convertible capital securities of such series, including any accrued and unpaid Distributions, which shall be cancelled by Banco Santander in accordance with “—Distributions—Restrictions on Payments” above; and

(b) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders of contingent convertible capital securities of such series) convert all the contingent convertible capital securities of such series into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the contingent convertible capital securities of any series will be converted in whole and not in part.

For the purposes of Banco Santander determining whether the Trigger Event has occurred, it will (A) calculate the CET1 ratio based on information (whether or not published) available to management of Banco Santander, including information internally reported within Banco Santander pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of Banco Santander and the Group and (B) calculate and publish the CET1 ratio on at least a quarterly basis. Banco Santander’s or the Regulator’s calculation shall be binding on the Trustee and the holders of the relevant series of contingent convertible capital securities.

Except as provided below with respect to fractions, the number of Conversion Shares shall be determined by dividing the Liquidation Preference of such contingent convertible capital security by the relevant Conversion Price in effect on the relevant Trigger Event Notice Date. Fractions of Common Shares will not be issued on Trigger Conversion and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related contingent convertible capital securities are received by or on behalf of the Paying and Conversion Agent such that the Conversion Shares or related ADSs to be delivered by or on behalf of the Settlement Shares Depository are to be registered in the same name or delivered to the same Clearing Agency participant account, the number of such Conversion Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such contingent convertible capital securities being so converted and rounded down to the nearest whole number of Common Shares or related ADSs, as applicable.

Upon any Trigger Event of any series of contingent convertible capital securities, holders shall have no claim against Banco Santander in respect of (i) any Liquidation Preference of such series of contingent convertible capital securities or (ii) any accrued and unpaid Distributions cancelled or otherwise unpaid in respect of contingent convertible capital securities of such series and the contingent convertible capital securities of such series shall cease to represent any right other than the right to receive Common Shares, if elected, or ADSs from or on behalf of the Settlement Shares Depository.

On the Conversion Settlement Date, Banco Santander shall deliver to the Settlement Shares Depository such number of Common Shares as is required to satisfy in full Banco Santander’s obligation to deliver Common Shares in respect of the Trigger Conversion of the aggregate Liquidation Preference of contingent convertible capital securities of such series outstanding on the Trigger Event Notice Date.

The obligation of Banco Santander to issue and deliver Conversion Shares to a holder of contingent convertible capital securities of any series on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Conversion Shares to the Settlement Shares Depository. Receipt of the relevant Conversion Shares by the Settlement Shares Depository shall discharge Banco Santander’s obligations in respect of such contingent convertible capital securities.

Holders of any series of contingent convertible capital securities shall have recourse to Banco Santander only for the issue and delivery of the relevant Conversion Shares to the Settlement Shares Depository. After such delivery, holders of any series of contingent convertible capital securities shall have recourse to the Settlement Shares Depository only for the delivery to them of such Conversion Shares or related ADSs, in the circumstances described in “—Settlement Procedures” below.

Conversion Price

“Conversion Price” means, on the Trigger Event Notice Date, if the Common Shares are:

(a)	then admitted to trading on a Relevant Stock Exchange, the higher of:

(i)	the Current Market Price of a Common Share (converted into U.S. dollars at the Prevailing Rate, with respect to any series of contingent convertible capital securities denominated in U.S. dollars);

(ii)	the Floor Price, subject to adjustments in accordance with “—Anti-Dilution Adjustment of the Floor Price”; and

(iii)	the nominal value of a Common Share (converted into U.S. dollars at the Prevailing Rate, with respect to any series of contingent convertible capital securities denominated in U.S. dollars);

in each case on the Trigger Event Notice Date; or

(b)	not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

For the avoidance of doubt, the conversion into U.S. dollars at the Prevailing Rate described above with respect to any series of contingent convertible capital securities denominated in U.S. dollars shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

Anti-Dilution Adjustment of the Floor Price

For the purposes of this section “Anti-Dilution Adjustment of the Floor Price” only (a) references to the “issue” of Common Shares or Common Shares being issued shall, if not otherwise expressly specified in this “Description of Contingent Convertible Capital Securities”, include the transfer and/or delivery of Common Shares, whether newly issued and allotted or previously existing or held by or on behalf of Banco Santander or any member of the Group, and (b) Common Shares held by or on behalf of Banco Santander or any member of the Group (and which, in the case of sub-paragraphs (d) and (f) below, do not rank for the relevant right or other entitlement) shall not be considered as or treated as in issue or issued or entitled to receive any Dividend, right or other entitlement.

Upon the happening of any of the events described below and unless otherwise specified in the relevant prospectus supplement, the Floor Price of any series of contingent convertible capital securities shall be adjusted as follows:

(a) If and whenever there shall be a consolidation, reclassification/redesignation or subdivision affecting the number of Common Shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification/redesignation or subdivision by the following fraction:

where:

A	is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification/redesignation or subdivision, as the case may be; and

B	is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification/redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification/redesignation or subdivision, as the case may be, takes effect.

(b) If and whenever Banco Santander shall issue any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (i) where any such Common Shares are or are to be issued instead of the whole or part of a Cash Dividend which Shareholders would or could otherwise have elected to receive, (ii) where Shareholders may elect to receive a Cash Dividend in lieu of such Common Shares or (iii) where any such Common Shares are or are expressed to be issued in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

where:

A	is the aggregate number of Common Shares in issue immediately before such issue; and

B	is the aggregate number of Common Shares in issue immediately after such issue.

Such adjustment shall become effective on the first day on which Common Shares are traded ex-rights on the relevant Stock Exchange.

(c) (i) If and whenever Banco Santander shall pay any Extraordinary Dividend to its shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Common Share on the Effective Date;

B

is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Common Shares entitled to receive the relevant Dividend; and

C

is the amount (if any) by which the Reference Amount determined in respect of the Relevant Dividend exceeds an amount equal to the aggregate of the Fair Market Values of any previous Cash Dividends per Common Share paid or made in such Relevant Year (where C shall equal zero if such previous Cash Dividends per Common Share are equal to, or exceed, the Reference Amount in respect of the Relevant Year). For the avoidance of doubt, “C” shall equal the Reference Amount determined in respect of the Relevant Dividend where no previous Cash Dividends per Common Share have been paid or made in such Relevant Year.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, in respect of this sub-paragraph (i), the first date on which the Common Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means (i) any Cash Dividend which is expressly declared by Banco Santander to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its shareholders or any analogous or similar term (including any distribution made as a result of any capital reduction), in which case the Extraordinary Dividend shall be such Cash Dividend; or (ii) any Cash Dividend (the “Relevant Dividend”) paid or made in a financial year of Banco Santander (the “Relevant Year”) if (A) the Fair Market Value of the Relevant Dividend per Common Share or (B) the sum of (I) the Fair Market Value of the Relevant Dividend per Common Share and (II) an amount equal to the aggregate of the Fair Market Value or Fair Market Values of any other Cash Dividend or Cash Dividends per Common Share paid or made in the Relevant Year (other than any Cash Dividend or part thereof previously determined to be an Extraordinary Dividend paid or made in such Relevant Year), exceeds the Reference Amount, and in that case the Extraordinary Dividend shall be the amount by which the Reference Amount is so exceeded.

“Reference Amount” means an amount per Ordinary Share that is consistent with the dividend policy of Banco Santander as applied or to be applied for a period or projected period of at least three years.

(ii) If and whenever Banco Santander shall pay or make any Non-Cash Dividend to Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B

is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Common Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of Banco Santander or any member of the Group, by the number of Common Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Common Shares, or any Common Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this sub-paragraph (ii), the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of Banco Santander or any member of the Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Common Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(iii) For the purposes of the above, Fair Market Value shall (subject to the terms of paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(iv) In making any calculations for the purposes of this paragraph (c), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (A) any consolidation or sub-division of any Common Shares or (B) the issue of Common Shares by way of capitalization of profits or reserves (or any like or similar event) or (C) any increase in the number of Common Shares in issue in the Relevant Year in question.

(d) If and whenever Banco Santander shall issue Common Shares to its shareholders as a class by way of rights, or Banco Santander or any member of the Group or (at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall issue or grant to its shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Common Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Common Share which is less than 95 percent. of the Current Market Price per Common Share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Common Shares in issue on the Effective Date;

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and

C

is the number of Common Shares to be issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if at the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange (as used in this sub-paragraph(d), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (d), the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(e) If and whenever Banco Santander or any member of the Group or (at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Common Shares) to its shareholders as a class by way of rights or grant to its shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Common Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, Common Shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (e), the first date on which the Common Shares are traded ex-the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(f) If and whenever Banco Santander shall issue (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of the any series of contingent convertible capital securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Common Shares) or if and whenever Banco Santander or any member of the Group or (at the direction or request or pursuance to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares (other than the contingent convertible capital securities of any series, which for this purpose include any Further Contingent Convertible Capital Securities), in each case at a price per Common Share which is less than 95 percent of the Current Market Price per Common Share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share on the Effective Date; and

C

is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if at the time of issue of such Common Shares or date of issue or grant of such options, warrants or rights (as used in this sub-paragraph (f), the “Specified Date”), such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (f), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (f), the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.

(g) If and whenever Banco Santander or any member of the Group or (at the direction or request of or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (d), (e) or (f) above) shall issue wholly for cash or for no consideration any Securities (other than contingent convertible capital securities of any series) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95 percent of the Current Market Price per Common Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A

is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Common Shares which have been issued, purchased or acquired by Banco Santander or any member of the Group (or at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such reclassification/redesignation would purchase at such Current Market Price per Common Share; and

C

is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such reclassification/redesignation;

provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph (g), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this sub-paragraph (g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification/redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (g), the date of issue of such Securities or, as the case may be, the grant of such rights.

(h) If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the contingent convertible capital securities of any series) as are mentioned in sub-paragraph (g) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 95 percent of the Current Market Price per Common Share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A

is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Common Shares which have been issued, purchased or acquired by Banco Santander or any member of the Group (or at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) for the purposes of or in connection with such Securities, less the number of such Common Shares so issued, purchased or acquired);

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C

is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser in good faith shall consider appropriate for any previous adjustment under this sub-paragraph (h) or sub-paragraph (g) above;

provided that if at the time of such modification (as used in this sub-paragraph (h), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this sub-paragraph (h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (h), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(i) If and whenever Banco Santander or any member of the Group or (at the direction or request of or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall offer any Securities in connection with which its shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Floor Price falls to be adjusted under sub-paragraphs (b), (c), (d), (e) or (f) above or sub-paragraph (j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 percent of the Current Market Price per Common Share on the relevant dealing day under sub-paragraph (e) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (i), the first date on which the Common Shares are traded ex-rights on the Relevant Stock Exchange.

(j) If Banco Santander determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to holders of the contingent convertible capital securities of such relevant series) in such manner and with effect from such date as Banco Santander shall determine and notify to the holders of the relevant series of contingent convertible capital securities.

Notwithstanding the foregoing provisions:

(i)

where the events or circumstances giving rise to any adjustment of the Floor Price have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of Banco Santander, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

(ii)

such modification shall be made as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (A) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once and (B) to ensure that the economic effect of a Dividend is not taken into account more than once.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (d), (f), (g) and (h) above, the following provisions shall apply:

(i)	the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

(ii)

(A) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by Banco Santander to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in sub-paragraphs (d), (f), (g) or (h) above, as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)

if the consideration or price determined pursuant to (I) or (II) above (or any component thereof) shall be expressed in a currency other than the Share Currency, it shall be converted into the Share Currency at the Prevailing Rate on the relevant Effective Date (in the case of (I) above) or the relevant date of first public announcement (in the case of (II) above);

(iv)

in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(v)

the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to Banco Santander or another entity.

If the record date in respect of any consolidation, reclassification/redesignation or sub-division as is mentioned in sub-paragraph (a) above, or the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in sub-paragraphs (b), (c), (d), (e) or (i) above, or the date of the first public announcement of the terms of any such issue or grant as is mentioned in sub-paragraphs (f) and (g) above or of the terms of any such modification as is mentioned in sub-paragraph (h) above, shall be after the Trigger Event Notice Date in relation to the conversion of any contingent convertible capital security of any series but before the date on which the resolution of issuance of the relevant Common Shares is approved, then Banco Santander shall procure the execution of the corresponding adjustment mechanism pursuant to this section “Anti-Dilution Adjustment of the Floor Price” so that there shall be issued and delivered to the Settlement Shares Depository, for onward delivery to the holders of the relevant contingent convertible capital securities, in accordance with the instructions contained in the Delivery Notices received by the Settlement Shares Depository, such number of Common Shares that could be required to be issued and delivered on such conversion taking into account the relevant adjustment to the Floor Price pursuant to this section “Anti-Dilution Adjustment of the Floor Price” and all references to the issue and/or delivery of Common Shares or Conversion Shares in this prospectus and the contingent convertible capital securities indenture shall be construed accordingly.

If any doubt shall arise as to whether an adjustment falls to be made to the Floor Price or as to the appropriate adjustment to the Floor Price, and following consultation between Banco Santander and an Independent Financial Adviser, a written determination of such Independent Financial Adviser in respect thereof shall be conclusive and binding on all parties, save in the case of willful default, bad faith or manifest error.

No adjustment will be made to the Floor Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of Banco Santander or any of member of the Group or any associated company or to a Trustee or Trustees or intermediary to be held for the benefit of any such person, in any such case pursuant to any share or option or similar scheme.

On any adjustment, the resultant Floor Price, if a number of more decimal places than the initial Floor Price, shall be rounded down to such decimal place. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1 percent of the Floor Price then in effect. Any adjustment not required to be made and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Floor Price shall be given by Banco Santander to holders of the contingent convertible capital securities of any series through the filing of an inside information/other relevant information (información privilegiada/otra información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and in accordance with “—Notices” below promptly after the determination thereof.

Conversion Procedures

If the Trigger Event occurs at any time on or after the issue date of any series of contingent convertible capital securities, then Banco Santander will: notify the Regulator and holders of such series of contingent convertible capital securities immediately through (i) the filing of an inside information/other relevant information (información privilegiada/otra información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) to the Regulator, holders and the Trustee in accordance with “—Notices” below (the “Trigger Event Notice”);

A Trigger Event Notice shall be a written notice specifying the following information:

•	that a Trigger Event has occurred;

•	the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent adjustment as set forth under “—Conversion Price—Anti-Dilution Adjustment of the Floor Price”);

•	the Conversion Settlement Date;

•	the date on which Banco Santander expects DTC to suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures (the “Suspension Date”);

•

the contact details of the Settlement Shares Depository (if one has been appointed) and Paying and Conversion Agent and the procedures holders of the contingent convertible capital securities must follow to obtain delivery of the Conversion Shares or related ADSs;

•

if Banco Santander has been unable to appoint a Settlement Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares to the holders of the contingent convertible capital securities of such series as it shall consider reasonable in the circumstances;

•

that the contingent convertible capital securities shall remain in existence for the sole purpose of evidencing the holder’s right to receive Common Shares or related ADSs from or on behalf of the Settlement Shares Depository.

The failure to notify the Regulator and holders of such series contingent convertible capital securities as aforesaid will not invalidate the conversion.

The date on which the Trigger Event Notice shall be deemed to have been given shall be the date on which it is dispatched by Banco Santander to DTC.

Upon Banco Santander’s determination that a Trigger Event has occurred, it shall immediately inform the Regulator and shall, prior to giving a Trigger Event Notice, deliver to the Trustee a certificate stating that a Trigger Event has occurred, which the Trustee shall accept without any further enquiry as sufficient evidence of such matters, in which event such certificate will be conclusive and binding on the Trustee, the holders and beneficial owners of the contingent convertible capital securities of such series.

Within two (2) Business Days after its receipt of the Trigger Event Notice, the Trustee shall transmit the Trigger Event Notice to DTC and promptly following its receipt of the Trigger Event Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Trigger Event Notice to its Reorganization Inquiry for Participants System.

Notwithstanding anything set forth in this prospectus to the contrary, once Banco Santander has delivered a Trigger Event Notice following the occurrence of a Trigger Event, (i) subject to the right of holders of the contingent convertible capital securities of the relevant series relating to a breach of the Performance Obligation (as defined herein) in the event of a failure by Banco Santander to issue and deliver any Common Shares to the Settlement Shares Depository on the Conversion Settlement Date, the contingent convertible capital securities indenture shall impose no duties upon the Trustee whatsoever with regard to a Trigger Conversion and the holders of the contingent convertible capital securities of such series shall have no rights whatsoever under the contingent convertible capital securities indenture or the contingent convertible capital securities of such series to instruct the Trustee to take any action whatsoever and (ii) as of the date of the Trigger Event Notice, except for any indemnity and/or security provided by any holders of the contingent convertible capital securities of such series in such direction or related to such direction, any direction previously given to the Trustee by any holders of the contingent convertible capital securities of such series shall cease automatically and shall be null and void and of no further effect.

Banco Santander’s obligations to indemnify the Trustee in accordance with the contingent convertible capital securities indenture shall survive any Trigger Conversion.

Agreement and Waiver with Respect to a Trigger Conversion

The contingent convertible capital securities of any series are not convertible into Common Shares at the option of holders of contingent convertible capital securities of any series at any time and are not redeemable in cash as a result of a Trigger Event. Notwithstanding any other provision herein, by its acquisition of the contingent convertible capital securities of any series, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the contingent convertible capital securities of such series, including, without limitation, those related to (x) Trigger Conversion following a Trigger Event and (y) the appointment of the Settlement Shares Depository, the issuance of the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series), and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders of the contingent convertible capital securities of such series or the Trustee, (ii) agreed that effective upon, and following, the Trigger Conversion, no amount shall be due and payable to the holders of the contingent convertible capital securities of such series, and Banco Santander’s liability to pay any such amounts (including the Liquidation Preference of, or any Distribution in respect of, the contingent convertible capital securities of such series), except as noted under “—Settlement Procedures” with respect to certain stamp and similar taxes, shall be automatically released, and the holders shall not have the right to give a direction to the Trustee with respect to the Trigger Event and any related Trigger Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the contingent convertible capital securities indenture and in connection with the contingent convertible capital securities of such series, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Trigger Conversion and (iv) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary through which it holds such contingent convertible capital securities to take any and all necessary action, if required, to implement the Trigger Conversion without any further action or direction on the part of such holder or beneficial owner of the contingent convertible capital securities of such series or the Trustee.

Settlement Procedures

Delivery of the Common Shares to the holders of any series of contingent convertible capital securities upon a Trigger Event shall be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

Holders of any series of contingent convertible capital securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures described below. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if at the time of any Trigger Conversion Banco Santander continues to maintain an ADS depositary facility. For further information on the ADSs and Banco Santander’s current ADS deposit agreement, see “Description of American Depositary Shares”.

DTC Suspension. The Trigger Event Notice shall specify the Suspension Date. On the Suspension Date, DTC shall suspend all clearance and settlement of transactions in the relevant series of contingent convertible capital securities. As a result, holders of the contingent convertible capital securities of such series will not be able to settle any transfers of any contingent convertible capital securities of such series following the Suspension Date, and any sale or other transfer of the contingent convertible capital securities of such series that a holder of the contingent convertible capital securities of such series may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC. The contingent convertible capital securities of such series may cease to be admitted to trading on any stock exchange on which the contingent convertible capital securities of such series are then listed or admitted to trading after the Suspension Date.

Settlement Request Notice. On the Suspension Date, Banco Santander shall deliver a notice in accordance with “—Notices” below to the Trustee and to the holders of the contingent convertible capital securities of the relevant series (a “Settlement Request Notice”) requesting that holders and beneficial owners of the contingent convertible capital securities of such series complete a notice to be delivered to the Paying and Conversion Agent, with a copy to the Trustee (a “Delivery Notice”). The Settlement Request Notice shall specify the date by which the Delivery Notice must be received by the Paying and Conversion Agent (the “Notice Cut-off Date”) and (ii) the date on which the Contingent Convertible Capital Securities of such series in relation to which no Delivery Notice has been received by the Paying and Conversion Agent on or before the Notice Cut-off Date shall be cancelled, which will be no more than twelve Business Days after the Conversion Settlement Date (the “Final Cancellation Date”), as set forth in “—Failure to Deliver a Delivery Notice” below.

Delivery Notice. In order to obtain delivery of the relevant Common Shares, or, if the holder elects, ADSs, a holder or beneficial owner must deliver its contingent convertible capital securities and Delivery Notice to the Paying and Conversion Agent (including, the delivery of such contingent convertible capital securities and Delivery Notice to the Paying and Conversion Agent through DTC) on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Paying and Conversion

Agent, such delivery shall be deemed for all purposes to have been made or given on the following Business Day. The Delivery Notice shall contain: (i) the name of the holder or beneficial owner of the applicable series of contingent convertible capital securities; (ii) the aggregate Liquidation Preference held by such holder or beneficial owner of such series of contingent convertible capital securities on the date of such notice; (iii) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable (iv) whether Common Shares or ADSs are to be delivered to the holder or beneficial owner of such series of contingent convertible capital securities; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the ADSs or Common Shares are to be credited, details of the registered account in Banco Santander’s ADS facility if direct registration ADSs are to be issued, or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and (vi) such other details as may be required by the Paying and Conversion Agent.

The Delivery Notice must be given and the contingent convertible capital securities delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent.

Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant contingent convertible capital securities may result in such Delivery Notice being treated as null and void and Banco Santander shall be entitled to procure the sale of any applicable Common Shares to which the relevant holder may be entitled in accordance with this section “Settlement Procedures”. Any determination as to whether any Delivery Notice has been properly completed and delivered as provided in this section “Settlement Procedures” shall be made by Banco Santander in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant holders.

Subject to the terms hereof and provided the contingent convertible capital securities and Delivery Notice are delivered on or before the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Settlement Shares Depository that the Settlement Shares Depository shall deliver the relevant Common Shares (rounded down to the nearest whole number of Common Shares) to, or shall deposit such relevant Common Shares with the ADS Depositary on behalf of, the holder or beneficial owner of the relevant contingent convertible capital securities completing the relevant Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.

Delivery of ADSs. In respect of any Conversion Shares that holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Settlement Shares Depository shall deposit with the custodian for the ADS Depositary the number of Conversion Shares to be issued upon Trigger Conversion of the relevant series of contingent convertible capital securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such holders (per the ADS-to-ordinary share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Conversion Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. For further information on the ADSs or the ADS deposit agreement, see “Description of American Depositary Shares”.

Failure to Deliver a Delivery Notice. If a duly completed Delivery Notice and the relevant contingent convertible capital securities are not delivered to the Paying and Conversion Agent as provided above on or before the Notice Cut-off Date, then at any time following the Notice Cut-off Date and prior to the 10th Business Day after the Conversion Settlement Date Banco Santander may in its sole and absolute discretion (and the relevant holders of such contingent convertible capital securities shall be deemed to agree thereto), elect to appoint a person (the “Selling Agent”) to procure that all Common Shares held by the Settlement Shares Depository in respect of which the applicable contingent convertible capital securities and completed Delivery Notice have not been delivered on or before the Notice Cut-off Date as aforesaid shall be sold by or on behalf of the Selling Agent as soon as reasonably practicable. If the applicable contingent convertible capital securities and Delivery Notice are not delivered to the Paying and Conversion Agent on or before the Notice Cut-off Date, the

Settlement Shares Depository shall continue to hold any Conversion Shares not sold by the Selling Agent until a Delivery Notice is so delivered or the Final Cancellation Date (as defined herein), whichever is earlier. However, any holder or beneficial owner of the contingent convertible capital securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs, satisfactory to the Settlement Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale thereof, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed rateably to the relevant holders in such manner and at such time as Banco Santander shall determine and notify to the relevant holders.

Such payment shall for all purposes discharge the obligations of Banco Santander, the Settlement Shares Depository, the Paying and Conversion Agent and the Selling Agent to such holders in respect of the Trigger Conversion.

Banco Santander, the Settlement Shares Depository and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this section “Settlement Procedures” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares.

If Banco Santander does not appoint the Selling Agent by the 10th Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this section “Settlement Procedures”, such Common Shares for which a Delivery Notice has not been received will be cancelled on the Final Cancellation Date.

Certain Taxes

A holder of the contingent convertible capital securities of any series or Selling Agent (as defined herein) must pay (in the case of the Selling Agent by means of deduction from the net proceeds of sale referred to in “—Settlement Procedures—Failure to Deliver a Delivery Notice”) any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on Trigger Conversion (other than any taxes or capital, issue and registration and transfer taxes or stamp duties payable in Spain by Banco Santander in respect of the issue and delivery of the Common Shares in accordance with a Delivery Notice delivered pursuant to the contingent convertible capital securities indenture which shall be paid by Banco Santander) and such holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a contingent convertible capital security or interest therein.

If Banco Santander shall fail to pay any capital, stamp, issue, registration and transfer taxes and duties for which it is responsible as provided above, the holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and Banco Santander as a separate and independent obligation, undertakes to reimburse and indemnify each holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

Status of the Conversion Shares

The Common Shares issued on Trigger Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the Trigger Event Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, dividends or payments the record date or other due date for the establishment of entitlement for which falls prior to the date that the resolution of issuance of the relevant Common Shares is approved.

Additional Amounts

All payments of Distributions and other amounts payable (excluding, for the avoidance of doubt, repayment of the Liquidation Preference) in respect of contingent convertible capital securities by Banco Santander will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such Taxes is required by law. Unless otherwise specified in the relevant prospectus supplement, in the event any withholding or deduction of Taxes is imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, Banco Santander shall pay, in respect of any such withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference) such additional amounts (“Additional Amounts”) as will result in holders of any series of outstanding contingent convertible capital securities receiving such amounts as they would have received had no such withholding or deduction been required, provided that no payments of Additional Amounts will be made if and to the extent that Banco Santander has insufficient Available Distributable Items to pay such additional amounts, Distributions on the contingent convertible capital securities of any series scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities and Common Equity Tier 1 Instruments then outstanding, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items.

However, Banco Santander shall not be required to pay any Additional Amounts in relation to any payment in respect of any contingent convertible capital securities:

(a) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible capital securities is liable for such Taxes in respect of such contingent convertible capital security by reason of his having some connection with Spain other than (i) the mere holding of such contingent convertible capital security or (ii) the receipt of any payment of Distributions in respect of such contingent convertible capital securities;

(b) to, or to a third party on behalf of, a holder or the beneficial owner in respect of whose contingent convertible capital securities Banco Santander does not receive such information as may be required in order to comply with the applicable Spanish tax reporting obligations (as amended or restated from time to time), including but not limited to the receipt in a timely manner of a duly executed and completed certificate in accordance with Law 10/2014 and Royal Decree 1065/2007, as amended, and any implementing legislation or regulation;

(c) to, or to a third party on behalf of, a holder of contingent convertible capital securities in respect of whom Banco Santander does not receive such information concerning such holder’s or beneficial owner’s identity and tax residence as may be required in order to comply with the procedures that allow Banco Santander not to apply withholding tax, including those that may be implemented to comply with the interpretation of Royal Decree 1065/2007 eventually made by the Spanish tax authorities;

(d) presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days;

(e) in relation to any estate, inheritance, gift, sales, transfer or similar taxes;

(f) to, or to a third party on behalf of, individuals resident for tax purposes in the Kingdom of Spain if the Spanish tax authorities determine that payments made to such individuals are not exempt from withholding tax and require a withholding to be made;

(g) to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the contingent convertible capital securities of any series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004 and require a withholding to be made; or

(h) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (a) through (h) set forth above.

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.

For the purposes of this section:

“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect is duly given to the holders in accordance with“—Notices” below.

Except where the context requires otherwise, any reference in this prospectus and the relevant prospectus supplement to Distributions in respect of the contingent convertible capital securities shall include any Additional Amounts payable with respect thereto.

Undertakings

So long as any contingent convertible capital security of a series remains outstanding, Banco Santander shall, unless approved by a majority in aggregate Liquidation Preference of such series:

(a) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Trigger Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(b) if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agents and, where such an offer or scheme has been recommended by the board of directors of Banco Santander, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of the Trigger Conversion;

(c) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to the contingent convertible capital securities indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the contingent convertible capital securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to the contingent convertible capital securities indenture and the ordinary shares of Newco are:

(i)	admitted to the Relevant Stock Exchange; or

(ii)	listed and/or admitted to trading on another Recognised Stock Exchange;

and the holders of the contingent convertible capital securities of the relevant series irrevocably authorize Banco Santander to make such amendments to the contingent convertible capital securities indenture without the need for any further authorization from the holders of the contingent convertible capital securities of such series;

(d) issue, allot and deliver Common Shares upon Trigger Conversion subject to and as provided in “—Conversion Upon Trigger Event” above;

(e) use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Trigger Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;

(f) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Trigger Conversion of the contingent convertible capital securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(g) where the provisions of “—Conversion Upon Trigger Event” above require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Settlement Shares Depository or a Paying and Conversion Agent, Banco Santander shall use all reasonable endeavors promptly to appoint such persons for such purposes.

Modification and Waiver

Banco Santander and the Trustee may make certain modifications and amendments to the contingent convertible capital securities indenture and any applicable supplemental indenture with respect to any series of contingent convertible capital securities of that series without the consent of the holders of such contingent convertible capital securities, including for, but not limited to, any of the following purposes:

•

to evidence the succession of another corporation to Banco Santander and the assumption by any such successor of the covenants of Banco Santander in the contingent convertible capital securities indenture and in the contingent convertible capital securities of any series;

•

to add to the covenants of Banco Santander for the benefit of the holders of all or any series of contingent convertible capital securities (and, if such covenants are to be for the benefit of less than all series of contingent convertible capital securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon Banco Santander by the contingent convertible capital securities indenture;

•	to add any additional Enforcement Events;

•	to make changes to procedures relating to Trigger Conversion, delivery of the Common Shares, or ADSs, as applicable;

•

to change or eliminate any of the provisions of the contingent convertible capital securities indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no outstanding contingent convertible capital security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or as to which such supplemental indenture would apply;

•	to secure the contingent convertible capital securities;

•	to change any place of payment, so long as a place of payment as required by the contingent convertible capital securities indenture is maintained;

•

to cure any ambiguity, to correct or supplement any provision of the contingent convertible capital securities indenture which may be defective or inconsistent with any other provision of the contingent convertible capital securities indenture or in any supplemental indenture;

•

to evidence and provide for the acceptance of appointment under the contingent convertible capital securities indenture by a successor Trustee with respect to the contingent convertible capital securities of one or more series and to add to or change any of the provisions of the contingent convertible capital securities indenture as shall be necessary to provide for or facilitate the administration of the trusts under the contingent convertible capital securities indenture by more than one Trustee, pursuant to the requirements of the contingent convertible capital securities indenture;

•	to change or eliminate any provision of the contingent convertible capital securities indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•

with respect to any contingent convertible capital security (including a global security), to amend any such contingent convertible capital security to conform to the description of the terms of such contingent convertible capital security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such contingent convertible capital security; and

•

to change or modify any provision of the contingent convertible capital securities indenture as necessary to ensure that the contingent convertible capital securities of any series shall be convertible into ordinary shares of Newco in the event of a Newco Scheme

Other modifications and amendments may be made to the contingent convertible capital securities indenture and any applicable supplemental indenture with the consent of not less than a majority in aggregate outstanding Liquidation Preference of the contingent convertible capital securities of the series outstanding under the contingent convertible capital securities indenture and any applicable supplemental indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible capital security affected that would:

•	change the terms of any contingent convertible capital security as set forth in the contingent convertible capital securities indenture;

•

reduce the Liquidation Preference of, the Distribution rates of, or the payments with respect to any contingent convertible capital security, other than as permitted under the contingent convertible capital securities indenture and any applicable supplemental indenture;

•	change Banco Santander’s (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•

reduce the percentage in aggregate Liquidation Preference of outstanding contingent convertible capital securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the contingent convertible capital securities indenture and any applicable supplemental indenture;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•

modify the subordination provisions or the terms of Banco Santander’s obligations in respect of the payment of amounts due and payable on the contingent convertible capital securities in a manner adverse to the holders, in each case other than as permitted under the contingent convertible capital securities indenture or applicable supplemental indenture;

•	modify the provisions of the contingent convertible capital securities indenture affecting the calculation of, and any adjustment to, the Conversion Price; or

•	modify the above requirements.

In addition to the permitted amendments described in the preceding paragraph, Banco Santander and the Trustee may amend or supplement the contingent convertible capital securities indenture or the contingent convertible capital securities of any series and the related supplemental indenture without the consent of any holders of the contingent convertible capital securities of such series to conform the provisions of the contingent convertible capital securities indenture to this “Description of Contingent Convertible Capital Securities” section in this registration statement and the applicable prospectus supplement.

Any agreements, arrangements or understandings between Banco Santander and any holder and beneficial owner of the contingent convertible capital securities of any series with respect to the contingent convertible capital securities of such series must be entered into in accordance with the terms of the contingent convertible capital securities indenture and any applicable supplemental indenture.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible capital securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible capital securities, can only be made in accordance with the rules and requirements of the Regulator, as and to the extent applicable from time to time.

No vote of the outstanding holders of the contingent convertible capital securities of any series will be required for Banco Santander to redeem and cancel the contingent convertible capital securities of such series.

Notwithstanding that the contingent convertible capital securities of any series confer an entitlement to vote under any of the circumstances described above, neither Banco Santander nor any Subsidiary, to the extent that it is a holder of the contingent convertible capital securities of such series of Banco Santander, shall be so entitled to vote.

The holders of any series of contingent convertible capital securities of any series will have no voting rights at any extraordinary or ordinary meetings of Shareholders of Banco Santander.

Additional Issuances

Banco Santander may, without the consent of the holders of the contingent convertible capital securities of any series, issue additional contingent convertible capital securities of such series having the same ranking and same Distribution Rate, redemption terms and other terms as the contingent convertible capital securities of such series described in the relevant prospectus supplement except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date. Any such additional contingent convertible capital securities, together with the contingent convertible capital securities of the relevant series offered by the relevant prospectus supplement, will constitute a single series of securities under the contingent convertible capital securities indenture. There is no limitation on the amount of contingent convertible capital securities that Banco Santander may issue under the contingent convertible capital securities indenture.

Banco Santander may without the consent or sanction of the holders of the relevant series of contingent convertible capital securities: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more other series of Parity Securities ranking equally with the contingent convertible capital securities of such series, as to the participation in the profits and/or assets of Banco Santander, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more other classes or series of shares of Banco Santander or securities mandatorily convertible into Common Shares of Banco Santander ranking junior to the contingent convertible capital securities of any series, as to the participation in the profits and/or assets of Banco Santander.

By acquiring a contingent convertible capital security of any series, each holder of contingent convertible capital securities of such series agrees to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law over any holder of such other Parity Securities issued by Banco Santander from time to time.

The contingent convertible capital securities of any series do not grant the holders of the contingent convertible capital securities of such series pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by Banco Santander or any Subsidiary.

Substitution of Issuer

Banco Santander may, without the consent of the holders of any of the contingent convertible capital securities of any series, consolidate with, amalgamate, merge into or transfer or lease Banco Santander’s assets substantially as an entirety to any person, provided that (a) any successor corporation formed by any consolidation, amalgamation or merger, or any transferee or lessee of Banco Santander’s assets, is a company organized under the laws of any part of the European Union that expressly assumes, by a supplemental indenture, Banco Santander’s obligations on the contingent convertible capital securities of such series and under the contingent convertible capital securities indenture, and such supplemental indenture to be executed by Banco Santander and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee; (b) immediately after giving effect to such consolidation, amalgamation or merger, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; (c) Banco Santander shall have delivered to the Trustee an officer’s certificate and an opinion of counsel in such forms as are required in the relevant indenture. In such event, Additional Amounts under the contingent convertible capital securities of such series will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the successor entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.

Any direct or indirect subsidiary of Banco Santander may assume the obligations of Banco Santander under the contingent convertible capital securities of any series, subject to the prior consent of the European Central Bank, if required, with respect to the contingent convertible capital securities of such series, without the consent of the holders of the contingent convertible capital securities of such series, provided that (a) the successor entity shall expressly assume such obligations by an amendment to the contingent convertible capital securities indenture, executed by Banco Santander and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and Banco Santander shall, by amendment of the contingent convertible capital securities indenture, unconditionally guarantee all of the obligations of such successor entity under the contingent convertible capital securities of such series and the contingent convertible capital securities indenture as so modified by such amendment; (b) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and (c) Banco Santander shall have delivered to the Trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible capital securities indenture. In the event of any assumption, Additional Amounts under the contingent convertible capital securities of such series will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the assuming entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.

Additional Amounts for payments of Distributions due prior to the date of the assumption will be payable only for taxes imposed by Spain. The assuming corporation will also be entitled to redeem the contingent convertible capital securities of any series in the circumstances described above under the section “—Redemption and Repurchase—Redemption Due to a Tax Event” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of the assuming entity’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of such assumption if the assuming entity is not incorporated or tax resident in Spain. Upon such assumption, Banco Santander will be released from all its obligations under the applicable contingent convertible capital securities and contingent convertible capital securities indenture and any supplemental indentures.

An assumption of the obligations of Banco Santander under any series of contingent convertible capital securities might be deemed for U.S. federal income tax purposes to be an exchange by the beneficial owners of the contingent convertible capital securities of such series for new contingent convertible capital securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for beneficial owners that are U.S. taxpayers. U.S. beneficial owners should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Substitution and Variation

With respect to contingent convertible capital securities of any series, if a Capital Event or a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the contingent convertible capital securities of any series or modify the terms of all (but not some) of the contingent convertible capital securities of such series, without any requirement for the consent or approval of the holders of the contingent convertible capital securities of such series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than five (5) nor more than 30 days’ notice to the holders of the contingent convertible capital securities of such series in accordance with the terms described under “—Notices” and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation).

Any such substitution or variation shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to Banco Santander obtaining the prior Supervisory Permission therefor, as required.

Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the contingent convertible capital securities of such series can inspect or obtain copies of the new terms and conditions of the contingent convertible capital securities. Such substitution or variation will be effected without any cost or charge to such holders.

The contingent convertible capital of any series shall cease to bear Distributions from (and including) the date of substitution thereof.

Any holder or beneficial owner of the contingent convertible capital securities of any series shall, by virtue of its acquisition of the contingent convertible capital securities of any series or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the contingent convertible capital securities of such series and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the contingent convertible capital securities of such series.

Governing Law and Submission to Jurisdiction

The contingent convertible capital securities of any series, the relevant indenture and any supplemental indentures thereto will be governed by and construed in accordance with the laws of the State of New York

(without giving effect to the choice of law provisions), except that certain provisions of the contingent convertible capital securities of such series, the relevant indenture and any supplemental indentures thereto relating to the ranking or subordination of the contingent convertible capital securities of such series, the price at which contingent convertible capital securities of such series can be issued, certain minimum requirements with respect to the Conversion Price and the legal regime applicable for the exclusion of the pre-emptive rights, shall be governed by and construed in accordance with Spanish law, and except that the authorization and execution of the contingent convertible capital securities of such series, the relevant indenture and any supplemental indentures thereto shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of Banco Santander and the Trustee, as the case may be.

Banco Santander, the Trustee and the holders of contingent convertible capital securities of any series (by their acceptance of the contingent convertible capital securities of such series) irrevocably submit only to the jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York and (ii) the courts of European Union member states and states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, in any suit, action or proceeding arising out of or relating to the contingent convertible capital securities of such series, the relevant indenture and any supplemental indentures thereto or the transactions contemplated thereby. Banco Santander, the Trustee and the holders of the contingent convertible capital securities of any series (by their acceptance of the contingent convertible capital securities of such series) irrevocably and unconditionally waive, to the extent they may effectively do so, any objection they may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such courts and agree that they will not bring or support any suit, action or proceeding arising out of or relating to the contingent convertible capital securities of such series, the relevant indenture and any supplemental indentures thereto or the transactions contemplated thereby in any other forum.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the contingent convertible capital securities of any series nor the Trustee acting on behalf of the holders of the contingent convertible capital securities of such series may exercise, claim or plead any right of set-off, compensation, netting or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the contingent convertible capital securities of such series or the contingent convertible capital securities indenture and each holder and beneficial owner of the contingent convertible capital securities of such series, by virtue of its holding of any contingent convertible capital securities of such series or any interest therein, and the Trustee acting on behalf of the holders of the contingent convertible capital securities of such series, shall be deemed to have waived all such rights of set-off, compensation, netting, retention or counterclaim. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a contingent convertible capital security of any series or any interest therein by Banco Santander in respect of, or arising under, the contingent convertible capital securities of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if a Liquidation Event shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Trustee and Agents

Unless stated otherwise in the relevant prospectus supplement, the trustee for the contingent convertible capital securities of any series will be The Bank of New York Mellon, London Branch (the “Trustee”). The Trustee makes no representations, and shall not be liable with respect to, the information set forth in this registration statement.

Unless stated otherwise in the relevant prospectus supplement, The Bank of New York Mellon, London Branch will initially act as Principal Paying Agent and Calculation Agent for the contingent convertible capital securities of any series. Banco Santander may appoint additional or successor agents (together, the “Agents”).

Banco Santander will procure that there will at all times be a Principal Paying Agent and a Calculation Agent. Banco Santander may change the Principal Paying Agent without prior notice to the holders of the contingent convertible capital securities of any series and in such an event Banco Santander may act as Principal Paying Agent. Banco Santander is entitled to appoint other banks of international standing as Agents, or, in the case of the Calculation Agent only, Banco Santander may appoint a financial adviser with appropriate expertise. Furthermore, Banco Santander is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, Banco Santander will appoint another bank of international standing, or, in the case of the Calculation Agent only, another financial adviser with appropriate expertise as Agent in the relevant capacity. Such appointment or termination will be published without undue delay in accordance with the contingent convertible capital securities indenture or, should this not be possible, be published in another appropriate manner.

Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power

Notwithstanding any other term of the contingent convertible capital securities of any series or any other agreements, arrangements, or understandings between Banco Santander and any holder of the contingent convertible capital securities of any series, by its acquisition of the contingent convertible capital securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the contingent convertible capital securities of any series) acknowledges, accepts, consents to and agrees:

(i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

• the reduction of all, or a portion, of the Amounts Due on a permanent basis;

• the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of Banco Santander or another person (and the issue to the holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the contingent convertible capital securities, in which case the holder agrees to accept in lieu of its rights under such contingent convertible capital securities any such Common Equity Tier 1 Instruments, other securities or other obligations of Banco Santander or another person;

• the cancellation of the contingent convertible capital securities or Amounts Due;

• the amendment of the Distribution payable on the contingent convertible capital securities, or the date on which the Distribution becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of the contingent convertible capital securities are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

For the avoidance of doubt, the potential write-down or cancellation of all or a portion of the Liquidation Preference of—or Distributions on—the contingent convertible capital securities or the conversion of the contingent convertible capital securities into shares, other security or other obligations in connection with the exercise of any Bail-in Power by the Relevant Resolution Authority is separate and distinct from a conversion or write-down following a Trigger Event although these events may occur consecutively.

No repayment or payment of the Amounts Due, if any, on the contingent convertible capital securities of any series, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant

Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

The exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the contingent convertible capital securities shall not constitute an event of default and the terms and conditions of the contingent convertible capital securities shall continue to apply in relation to the residual Liquidation Preference of, or outstanding amount payable with respect to, the contingent convertible capital securities subject to any modification of the amount of Distributions payable to reflect the reduction of the Liquidation Preference, and any further modification of the terms that the Relevant Resolution Authority may decide in accordance with the Applicable Banking Regulations. Neither a reduction or cancellation, in part or in full of the Amounts Due on, the conversion thereof into another security or obligation of Banco Santander or another person, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to Banco Santander, nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the contingent convertible capital securities of any series will be an Enforcement Event.

By its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series, (which, for the purposes of this clause, includes each holder of a beneficial interest in the contingent convertible capital securities of such series), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the contingent convertible capital securities of such series.

Additionally, by its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the holders of the contingent convertible capital securities of such series with respect to any portion of the contingent convertible capital securities of such series that are written-down, converted to equity and/or cancelled under the contingent convertible capital securities indenture, which authorizes holders of a majority in aggregate outstanding Liquidation Preference of the contingent convertible capital securities of such series to direct certain actions relating to the contingent convertible capital securities of such series; and

(ii) the contingent convertible capital securities indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the contingent convertible capital securities of any series remain outstanding, there will at all times be a Trustee for the contingent convertible capital securities of such series in accordance with the contingent convertible capital securities indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the contingent convertible capital securities indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the contingent convertible capital securities of such series remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series acknowledges and agrees that neither a cancellation or deemed cancellation of the Liquidation Preference or Distributions (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the contingent convertible capital securities of such series will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing the contingent convertible capital securities of any series, each holder (including each beneficial owner) of the contingent convertible capital securities of such series shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds contingent convertible capital securities of such series to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the contingent convertible capital securities of such series as it may be imposed, without any further action or direction on the part of such holder.

Each holder of the contingent convertible capital securities also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the contingent convertible capital securities.

Enforcement Events and Remedies

There are no events of default under any series of contingent convertible capital securities. In addition, under the terms of the contingent convertible capital securities indenture neither the Trigger Conversion nor the exercise of the Bail-in Power or the exercise of a resolution tool or a resolution power (including moratorium) by the Relevant Resolution Authority or any action in compliance therewith will be an Enforcement Event.

Enforcement Events

Each of the following events described in clauses (i), (ii) and (iii) is an “Enforcement Event” with respect to the contingent convertible capital securities of any series:

(i) non-payment of Redemption Price when due as further described in “—Redemption and Repurchase—Non-payment of Redemption Price” above;

(ii) the breach of any term, obligation or condition binding on Banco Santander under the contingent convertible capital securities of any series or the contingent convertible capital securities indenture (other than any of Banco Santander’s payment obligations under or arising from the contingent convertible capital securities of any series or the contingent convertible capital securities indenture, including payment of any Liquidation Preference or Distributions, including any damages awarded for breach of any obligations) (a “Performance Obligation”); or

(iii) the occurrence of a Liquidation Event prior to the occurrence of a Trigger Event.

Neither a cancellation of contingent convertible capital securities of any series, a reduction, in part or in full, of the Liquidation Preference of contingent convertible capital securities of any series or any accrued and unpaid Distribution on such contingent convertible capital securities, the conversion thereof into another security or obligation of Banco Santander or another person, in each case as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to Banco Santander, nor the exercise of any Bail-in Power or the exercise of a resolution tool or a resolution power (including moratorium) by the Relevant Resolution Authority with respect to such contingent convertible capital securities will be an Enforcement Event or otherwise constitute non-performance of a contractual obligation, or entitle the holders of such securities to any remedies, which are hereby expressly waived.

In addition, the Trigger Conversion will not constitute an Enforcement Event or the occurrence of any event related to the insolvency of Banco Santander or entitle holders to take any action to cause the dissolution, liquidation or winding-up of Banco Santander.

Remedies

The sole remedies of the holders of the contingent convertible capital securities of a series and the Trustee under the contingent convertible capital securities of such series or the contingent convertible capital securities indenture upon the occurrence of an Enforcement Event shall be (1) to seek enforcement of Banco Santander’s obligation to pay the Redemption Price of the securities of such series if not paid within 14 days of the date fixed for redemption (provided that the applicable conditions described under “—Redemption and Repurchase” above shall have been satisfied), (2) to seek enforcement of a Performance Obligation, and (3) to enforce the entitlement described under “—Liquidation Distribution” above. The foregoing shall not prevent the holders of the contingent convertible capital securities of such series or the Trustee from instituting proceedings for the bankruptcy of Banco Santander.

For the avoidance of doubt, the breach by Banco Santander of any Performance Obligation shall not give the Trustee and/or the holders of the contingent convertible capital securities of any series a claim for damages, and, in such circumstances, the sole and exclusive remedy that the Trustee and/or the holders of the contingent convertible capital securities of such series may seek under the contingent convertible capital securities of such series and the contingent convertible capital securities indenture is specific performance under New York law. By its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series will acknowledge and agree that such holder will not seek, and will not direct the Trustee to seek, a claim for damages against Banco Santander in respect of a breach by Banco Santander of a Performance Obligation and that the sole and exclusive remedy that such holder and the Trustee may seek under the contingent convertible capital securities of such series and the contingent convertible capital securities indenture for a breach by Banco Santander of a Performance Obligation is specific performance under New York law.

No Other Remedies

Other than the limited remedies specified above, no remedy against Banco Santander shall be available to the Trustee (acting on behalf of the holders of the contingent convertible capital securities of any series) or to the holders of the contingent convertible capital securities of such series, provided that (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders under the provisions of the contingent convertible capital securities indenture and (2) nothing shall impair the rights of a holder of the contingent convertible capital securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid in respect of the contingent convertible capital securities, provided that, in the case of (1) and (2), any payments in respect of, or arising from, the contingent convertible capital securities of such series including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent convertible capital securities of such series shall be subject to the subordination provisions of the contingent convertible capital securities indenture. For the avoidance of doubt, such limitations shall not apply to Banco Santander’s obligations to pay the fees and expenses of, and to indemnify, the Trustee.

The contingent convertible capital securities of any series are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the contingent convertible capital securities of any series may not require any redemption of the contingent convertible capital securities of such series at any time.

Trustee’s Duties

If an Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the contingent convertible capital securities indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible capital securities of any series may on behalf of all holders of the contingent convertible capital securities of such series waive any past Enforcement Event that results from a breach by Banco Santander of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the outstanding contingent convertible capital securities of any series may not waive any past Enforcement Events that result from a Liquidation Event or non-payment of Redemption Price when due.

If an Enforcement Event has occurred and is continuing, the Trustee will have no obligation to take any action at the direction of any holders of the contingent convertible capital securities of any series, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion. The holders of a majority in aggregate Liquidation Preference of the outstanding contingent convertible capital securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the contingent convertible capital securities of such series. However, this direction (a) must not be in conflict with any rule of law or the contingent convertible capital securities indenture and (b) must not be unjustly prejudicial to the holders of the contingent convertible capital securities of such series not taking part in the direction, in the case of either (a) or (b) as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.

By acquiring the contingent convertible capital securities of any series, the holders and beneficial owners will acknowledge and agree that neither a Trigger Conversion, a cancellation or deemed cancellation of Distributions, (in each case, in whole or in part) in accordance with the terms of the contingent convertible capital securities indenture and the contingent convertible capital securities of such series nor the exercise of the Bail-in Power or any other resolution tools by the Relevant Resolution Authority or any action in compliance therewith will give rise to a default for the purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Limitation on Suits

No holder of contingent convertible capital securities will be entitled to proceed directly against Banco Santander, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of contingent convertible capital securities, before a holder of the contingent convertible capital securities may bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible capital securities, the following must occur:

•	The holder must have given the Trustee written notice that a continuing Enforcement Event has occurred and remains uncured.

•

The holders of not less than 25% in outstanding Liquidation Preference of the contingent convertible capital securities of the relevant series must make a written request that the Trustee institute proceedings because of the Enforcement Event, and the holder must offer indemnity satisfactory to the Trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•

The Trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the Trustee must not have received an inconsistent direction from the majority in Liquidation Preference of all outstanding contingent convertible capital securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible capital securities indenture or the contingent convertible capital securities, the right of any holder of contingent convertible capital securities to receive payment of the Liquidation Preference of and Distributions on, the contingent convertible capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Notices

All notices to holders of registered contingent convertible capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee.

If and for so long as the contingent convertible capital securities of the relevant series are admitted to trading on a stock exchange, notices will also be given in accordance with any applicable requirements of such stock exchange.

No Obligations to Beneficial Owners

None of Banco Santander, the Trustee, the paying agent or the contingent convertible capital security registrar shall have any responsibility or obligation to any beneficial owner in a global security, an agent member or other person with respect to the accuracy of the records of the depositary or its nominee or of any agent member, with respect to any ownership interest in the contingent convertible capital securities or with respect to the delivery to any agent member, beneficial owner or other person (other than the depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such contingent convertible capital securities. All notices and communications to be given to the holders and all payments to be made to holders under the contingent convertible capital securities and the respective indenture shall be given or made only to or upon the order of the registered holders (which shall be the depositary or its nominee in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the depositary subject to the applicable procedures. Banco Santander, the Trustee, the paying agent and the contingent convertible capital security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the depositary with respect to its members, participants and any beneficial owners. Banco Santander, the Trustee, the paying agent and the contingent convertible capital security registrar shall be entitled to deal with the depositary, and any nominee thereof, that is the registered holder of any global security for all purposes of the indenture relating to such global security (including the payment of Liquidation Preference, Distributions and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of Banco Santander, the Trustee, the paying agent or the contingent convertible capital security registrar shall have any responsibility or liability for any acts or omissions of the depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any agent member or between or among the depositary, any such agent member and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

Notwithstanding the foregoing, with respect to any global security, nothing herein shall prevent Banco Santander, the Trustee, or any agent of Banco Santander or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a holder, with respect to such global security or shall impair, as between such depositary and owners of beneficial interests in such global security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as holder of such global security.

Subsequent Holders’ Agreement

Holders and beneficial owners of the contingent convertible capital securities of any series that acquire the contingent convertible capital securities of such series or beneficial interests therein in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the contingent convertible capital securities of such series that acquire the contingent convertible capital securities of such series upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the contingent convertible capital securities of such series, including in relation to Distribution cancellation, the Trigger Conversion, the Bail-in Power and the limitations on remedies specified in “—Enforcement Events and Remedies” above.

The Trustee

The Bank of New York Mellon, London Branch, 160 Queen Victoria Street, London EC4V 4LA, is the Trustee under the indenture with respect to the contingent convertible capital securities. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture Trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the contingent convertible capital securities indenture at the request of any holder of contingent convertible capital securities, unless offered indemnity satisfactory to the Trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. Banco Santander and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of its business. The Bank of New York Mellon is also the Principal Paying Agent with respect to Banco Santander’s contingent convertible capital securities.

Consent to Service of Process

Under the contingent convertible capital securities indenture, Banco Santander irrevocably designates Banco Santander, S.A., New York Branch, as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the contingent convertible capital securities indenture or any supplemental indentures or any contingent convertible capital securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CONTINGENT CONVERTIBLE CAPITAL SECURITIES

Form of Securities; Book-Entry System

Unless the relevant prospectus supplement states otherwise, the securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries identified in the applicable prospectus supplement, including, without limitation, DTC, Euroclear Bank, as operator of Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee. Unless and until the securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

Neither we nor the Trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the Trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the Trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the relevant indentures. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have securities registered in its name, receive or be entitled to receive physical delivery of securities in definitive form or be considered the owner or holder of the securities under the relevant indentures. Each person having an ownership or other interest in securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the applicable indentures or the securities.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Payments on the Global Security

Payments of any amounts in respect of any global securities will be made by the Principal Paying Agent to the depositary. Payments will be made to beneficial owners of securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

Primary Distribution

The distribution of securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream Luxembourg

We understand that investors that hold securities through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest or Distributions, as applicable, on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest or Distributions, as applicable, on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities or to receive or make a payment or delivery of the securities on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of securities such global securities will not be exchangeable for definitive securities of that series unless:

•

the depositary notifies the Trustee that it is unwilling or unable to continue to act as depositary for the securities of such series, or, in the case of DTC, the depositary ceases to be a clearing agency registered under the Exchange Act;

•	Banco Santander is liquidated and we fail to make a payment on the securities when due, other than in connection with a cancelled Distribution, Trigger Conversion or any exercise of Bail-in Power; or

•

at any time Banco Santander determines in its option and in its sole discretion that the global securities of a particular series of securities should be exchanged for definitive securities of that series in registered form.

Each person having an ownership or other interest in a security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit Banco Santander to determine at any time and in their sole discretion that securities shall no longer be represented by global securities. DTC has advised Banco Santander that, under its current practices, it would notify its participants of Banco Santander’s request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. Banco Santander would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive securities will be issued in registered form only. To the extent permitted by law, Banco Santander, the Trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series securities. Payments will be made in respect of the securities by check drawn on a bank in New York or London or, if the holder requests, by transfer to the holder’s account in New York or London. Definitive securities should be presented to the paying agent for redemption.

If Banco Santander issues definitive securities of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive securities, cancel the book-entry securities of that series, and distribute the definitive securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

DESCRIPTION OF ORDINARY SHARES

Banco Santander refers to “Item 10. Additional Information—B. Memorandum and articles of association” in Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2025 for a summary of the material terms of Banco Santander’s bylaws and applicable Spanish corporate law in effect as of the date of this prospectus regarding Banco Santander’s ordinary shares and the holders thereof. Such summary describes Banco Santander’s bylaws which were approved at the shareholders’ meeting held on June 21, 2008, filed with the office of the Commercial Registry of Santander on August 11, 2008 and became effective immediately thereafter. Subsequently, several articles have been amended and sub-subsections 1 and 2 of Article 5 of Banco Santander’s Bylaws have been updated several times to show the current share capital and the number of shares outstanding. The most recent of such amendments corresponds to the one required by the share capital reduction carried out on December 23, 2025 and registered with the office of the Mercantile Registry on December 30, 2025. This summary may not contain all of the information that is important to prospective investors. To understand them fully, prospective investors should read Banco Santander’s bylaws, a copy of which has been included in Exhibit 1.1 of Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2025.

As of December 31, 2025, Banco Santander’s paid in share capital was €7,344,659,751 represented by a single class of 14,689,319,502 ordinary shares having a par value of fifty euro cents (€0.50) each, represented by means of book entries.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Citibank, N.A., as depositary, or any successor depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent the right to receive one (1) fully paid ordinary share deposited with CACEIS Bank Spain, S.A.U., as custodian for the depositary in the Kingdom of Spain. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Spanish law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement dated September 22, 2021, as amended from time to time, among us, the depositary and the holders from time to time of American Depositary Receipts issued thereunder sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. See “Incorporation of Documents by Reference.”

Deposit and Withdrawal

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian with any appropriate documentation that the custodian requires. Upon payment of applicable fees and expenses and of any taxes or charges, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

The delivery of ADSs against deposit of shares generally or against deposit of particular shares may be suspended, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs generally may be suspended, during any period when the transfer books of the depositary are closed, or if any such action is deemed necessary or advisable by the depositary or us at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the deposit agreement.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of applicable fees and expenses and of any taxes or charges and, if applicable, the documents or endorsements requested by the depositary, the depositary will deliver at the custodian’s designated office the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will request the custodian to deliver the deposited securities at the depositary’s office. Such direction shall be given by letter or, at your request, risk and expense, by cable, telex or facsimile transmission.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. The depositary will distribute promptly the amount thus received to the holders entitled thereto in proportion to the number of ADSs held as of the applicable record date. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder a fraction of one cent, and any balance not so distributed shall be held by the depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the depositary for distribution to holders of ADSs outstanding at the time of the next distribution. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Share Distributions. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional ordinary shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) distribute those rights to ADS holders or (ii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is lawful and reasonably practicable. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may dispose of such property for the account of the holders in any way it deems reasonably practicable under the circumstances. However, neither the depositary nor us shall be responsible for any loss incurred in connection with the sale or disposal of such property. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act of 1933, as amended (the “Securities Act”). We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to any applicable provision of Spanish law and of our bylaws or similar documents, to vote or to have its agents vote the ordinary shares, shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

•	we do not wish to receive a discretionary proxy;

•	there is substantial opposition from our shareholders to the manner in which such deposited securities would be voted with respect to the particular question; or

•	the particular question would have a material and adverse impact on the rights of our shareholders.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.

If we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon as far in advance of the meeting date as practicable.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your

ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Maintenance of Office and Transfer Books by the Registrar

Until termination of the deposit agreement in accordance with its terms, the registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the issuance and delivery of ADSs, the acceptance for surrender of ADS(s) for the purpose of withdrawal of deposited securities, the registration of issuances, cancellations, transfers, combinations and split ups of ADS(s) and, if applicable, to countersign ADRs evidencing the ADSs so issued, transferred, combined or split-up, in each case in accordance with the provisions of the deposit agreement. The registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties, or at our request.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may also initiate termination of the deposit agreement if 90 days have passed since (i) the depositary told us it wants to resign; or (ii) we provided the depositary with a notice of removal, but a successor depositary has not been appointed and accepted its appointment.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 30 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary shall not, after the termination date, have any obligation to perform any further acts under the deposit agreement, except that the depositary shall, subject, in each case, to the terms and conditions of the deposit agreement, continue to (i) collect dividends and other distributions pertaining to deposited securities, (ii) sell deposited property received in respect of deposited securities, (iii) deliver deposited securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other deposited property, in exchange for ADSs surrendered to the depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the holders), and (iv) take such actions as may be required under applicable law in connection with its role as depositary.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any consequential or punitive damages (including lost profits) for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the depositary may require:

•

payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to shares being deposited or withdrawn) and payment of any applicable fees and charges of the depositary;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•

compliance applicable laws or governmental regulations as well as with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we deemed it in good faith as necessary or advisable under the deposit agreement.

Your Right to Receive the Ordinary shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges;

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities; or

•	when other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 arise (as such General Instructions may be amended from time to time).

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary shall make available for inspection by holders at its principal office any reports and communications, including any proxy soliciting materials, received from us which are both (a) received by the depositary, the custodian, or the nominee of either of them as the holder of the deposited property and (b) made generally available to the holders of such deposited property by us. The depositary shall also provide or make available to holders copies of such reports when furnished by us pursuant to the deposit agreement. The depositary shall keep books for the registration of ADSs which at all reasonable times shall be open for inspection by us and by the holders of such ADSs, provided that such inspection shall not be, to the depositary’s knowledge, for the purpose of communicating with holders of such ADSs in the interest of a business or object other than our business or other than a matter related to the deposit agreement or the ADSs.

TAXATION

Spanish Taxation

The following is a general description of material Spanish tax considerations relating to the holders who are the beneficial owners of the securities (the “holders”, the “investors”, the “purchasers” or the “shareholders”, as the case may be). It does not purport to be a complete analysis of all tax considerations relating to these securities.

Prospective investors should consult their own tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Spain of acquiring, holding and disposing of securities and receiving any payments under the securities. The information contained within this section is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date (which may have retroactive effects). Investors should consider the legislative changes which could occur in the future.

This analysis is a general description of the tax treatment under the currently in force Spanish legislation applicable in the common territory of Spain and, hence, it does not describe the regional tax regimes in the Historical Territories of the Basque Country and the Community of Navarre or the provisions passed by Autonomous Communities which may apply to investors for certain taxes.

In addition, investors should note that the appointment by an investor in securities or any person through which an investor holds securities, of a custodian, collection agent or similar person in relation to such securities in any jurisdiction may have tax implications. Investors should consult their own tax advisors in relation to the tax consequences for them of any such appointment.

Introduction

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this document:

a)

of general application, First Additional Provision of Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions (Law 10/2014) and Royal Decree 1065/2007, of July 27, 2007, approving the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes, as amended by Royal Decree 1145/2011, of July 29, 2011 (Royal Decree 1065/2007);

b)

for individuals resident for tax purposes in Spain who are subject to the Individual Income Tax (“IIT”), Law 35/2006 of 28 November, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, as amended, and Royal Decree 439/2007, of 30 March, promulgating the IIT Regulations, along with Law 19/1991, of 6 June, on Net Wealth Tax, as amended, Law 38/2022, of 27 December, for the establishment of temporary taxes on energy and on credit institutions and financial credit establishments (the “Solidarity Tax Law”), and Law 29/1987, of 18 December on the Inheritance and Gift Tax;

c)

for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Law 27/2014, of 27 November, on Corporate Income Tax and Royal Decree 634/2015, of 10 July, promulgating the CIT Regulations; and

d)

for individuals and entities who are not resident for tax purposes in Spain that are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004, of 5 March, promulgating the Consolidated Text of the NRIT Law, as amended, and Royal Decree 1776/2004, of 30 July promulgating the NRIT Regulations, along with Law 19/1991, of 6 June, on Net Wealth Tax as amended, and Law 29/1987, of 18 December, on the Inheritance and Gift Tax.

A. TAXATION IN SPAIN OF DEBT SECURITIES

1. Individuals with Tax Residency in Spain

1.1 Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both interest payments periodically received and income derived from the transfer, redemption or repayment of the debt securities constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25 of the IIT Law, and therefore must be included in the investor’s IIT savings taxable base pursuant to the provisions of the aforementioned law and as from 2025 be generally taxed at a flat rate of 19% on the first EUR 6,000; 21% from EUR 6,000.01 up to EUR 50,000; 23% from EUR 50,000.01 up to EUR 200,000; 27% from EUR 200,000.01 up to EUR 300,000; or 30% for any amount in excess of EUR 300,000.

Income from the transfer of the debt securities must be computed as the difference between the amounts obtained in the transfer, redemption or reimbursement of the debt securities and their acquisition or subscription value. Costs and expenses effectively borne on the acquisition and/or disposal of the debt securities must be taken into account, insofar as adequately evidenced, in calculating the income. When calculating the net income, expenses related to the management and deposit of the debt securities will be deductible, excluding those pertaining to discretionary or individual portfolio management.

According to Section 44.5 of Royal Decree 1065/2007 (“Section 44.5”) (which applies to preferred securities and debt instruments issued under Law 10/2014 and which have been originally registered with entities that manage clearing systems located outside Spain, provided that these entities are recognized by Spanish law or by the law of another OECD country such as DTC, Euroclear and/or Clearstream, Luxembourg)), Banco Santander will pay interest without withholding to individual holders who are resident for tax purposes in Spain provided that the information regarding the debt securities required by Exhibit 99.1 is submitted by the relevant paying agent, notwithstanding the information obligations of Banco Santander under general provisions of Spanish tax legislation. In addition, income obtained upon redemption or repayment by Banco Santander of the debt securities may also be paid without withholding on account of IIT under the same conditions.

If those requirements are not met, such interest and income derived from any transfer of the debt securities may be subject to withholding on account of IIT at the then-applicable rate (currently set at 19%).

Furthermore, in the case of debt securities held by Spanish resident individuals and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest or income obtained upon redemption or repayment by Banco Santander of the debt securities may be subject to withholding tax on account of IIT at the then-applicable general rate (currently set at 19%) which will be made by the depositary or custodian. Any amounts withheld on account of IIT may be credited against the final IIT liability for the relevant tax year and may be refundable pursuant to Section 103 of the IIT Law.

1.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

According to Net Wealth Tax regulations (subject to any exceptions provided under relevant legislation in an Autonomous Region (Comunidad Autónoma)), the net worth of any individual with tax residency in Spain up to the amount of EUR 700,000 is exempt from Net Wealth Tax. Therefore, holders should take into account the value of any debt securities which they hold as at 31 December each year. The applicable marginal rates range between 0.2% and 3.5%, although the final tax rates may vary depending on any applicable regional tax laws, and some reductions may apply.

In addition, the solidarity provisional wealth tax for high-net-worth individuals (the so-called “Solidarity Tax”) was approved in December 2022 by the Solidarity Tax Law. The Solidarity Tax is a direct and personal tax that complements the Net Wealth Tax in which the taxable event is a natural person’s ownership of at least EUR 3,000,000 in net assets on 31 December of each year.

The taxpayers of the Solidarity Tax and the Net Wealth Tax are individuals. Solidarity Tax Law allows the Net Wealth Tax amount payable to be deducted. The rates of the Solidarity Tax are (i) 1.7% on a net worth between EUR 3,000,000 and EUR 5,347,998.02, (ii) 2.1% on a net worth between EUR 5,347,998.03 and EUR 10,695,996.05 and (iii) 3.5% on a net worth of more than EUR 10,695,996.06.

Although the Solidarity Tax was initially designed to be temporary, its application has been indefinitely extended, pursuant to the Fifth Additional Provision of Royal Decree-Law 8/2023 of 27 December, until a revision of Spanish wealth taxation takes place in the context of a reform of the Spanish regional financing system.

Prospective investors are advised to seek their own professional advice in relation to the Net Wealth Tax and the Solidarity Tax.

1.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any debt securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 7.65% and 81.6% depending on relevant factors (such as the amount of the gift or inheritance, the net wealth of the heir or beneficiary of the gift, and the kinship with the deceased or the donor). Some tax benefits could reduce the effective tax rate. In addition, the final tax rate may vary depending also on the legislation of the corresponding autonomous region.

2. Legal Entities with Tax Residency in Spain

2.1 Corporate Income Tax (Impuesto sobre Sociedades)

Both interest received periodically and income derived from the transfer, redemption or repayment of the debt securities are subject to CIT at the current general tax rate of 25% in accordance with the rules for this tax. Certain CIT taxpayers may be subject to different CIT rates (for instance, banking institutions, which are taxable at a 30% rate, or taxpayers with revenues lower than €1 million, which are taxable at a 17% or 20% rate).

In the opinion of Banco Santander, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) under the debt securities, provided the disclosure requirements set out in Section 44.5 are met. Consequently, in general, Banco Santander will not withhold tax on income payments to Spanish CIT taxpayers. This is without prejudice to the information reporting obligations of Banco Santander under the general provisions of Spanish tax legislation.

However, to the extent that, among other requirements, the information about the debt securities required by Exhibit 99.1 is not submitted to Banco Santander in the manner indicated therein, such interest and income paid by Banco Santander shall be subject to withholding on account of CIT at the then-applicable rate (currently set at 19%).

If the debt securities do not comply with the exemption requirements specified in the Reply to the Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004, income derived from the debt securities may be subject to withholding tax at the generally applicable rate of 19% (which, in case the debt securities are held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, will be generally levied by such depositary or custodian).

Notwithstanding the above, amounts withheld, if any, may be credited by the relevant investors against its final CIT liability.

2.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Legal entities resident in Spain for tax purposes are not subject to the Net Wealth Tax nor to the Solidarity Tax.

2.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the debt securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the debt securities in their taxable income for Spanish CIT purposes.

3. Individuals and Legal Entities with no tax residency in Spain

This section analyzes the tax treatment applicable to holders who are non-resident for tax purposes in Spanish territory and are beneficial owners of the debt securities. Non-resident holders are individuals who are not IIT taxpayers and entities non-resident in Spanish territory, pursuant to Article 6 of the NRIT Law.

The tax regime described herein is general in nature, and the specific circumstances of each taxpayer should be considered in the light of the applicable double taxation treaties.

3.1 Non-resident Income Tax (Impuesto sobre la renta de No Residentes)

(a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

If the debt securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such debt securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “Taxation in Spain—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the debt securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Both interest payments received periodically and income derived from the transfer, redemption or repayment of the debt securities, obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the debt securities listed on a regulated market, a multilateral trading facility or an organized market, through a permanent establishment in Spain, are exempt from NRIT and therefore no withholding on account of NRIT will be levied on such income provided certain requirements are met.

In order for the withholding exemption to apply, it is necessary for the paying agent to comply with certain information obligations relating to the debt securities, in the manner detailed under “—Information about the debt securities in connection with payments” as laid down in Section 44.5 of Royal Decree 1065/2007. If these information obligations are not complied with in the manner indicated, Banco Santander will withhold at the then-applicable general rate (currently set at 19%) and Banco Santander will not pay additional amounts with respect to taxes withheld.

Holders not resident in Spain for tax purposes and entitled to exemption from NRIT but with respect to which Banco Santander does not timely receive the information about the debt securities from the paying agent in accordance with the procedure described in detail as set forth in Exhibit 99.1 hereto would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled, in accordance with the procedures set forth in the Spanish NRIT Law and the relevant regulations.

3.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Individuals resident in a country with which Spain has entered into a treaty for the avoidance of double taxation (“DTT”) in relation to Net Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals whose properties and rights located in Spain, or that can be exercised within the Spanish territory, exceed EUR 700,000 on the last day of any given year would be subject to Net Wealth Tax. The applicable rates currently range between 0.2% and 3.5%. The U.S. – Spain Income Tax Treaty (the “Treaty”) does not address Net Wealth Tax. Individuals who are non-resident in Spain for tax purposes may apply the rules approved by the autonomous region where the assets and rights with more value (i) are located, (ii) can be exercised or (ii) must be fulfilled.

However, non-Spanish resident individuals will be exempt from the Net Wealth Tax and the Solidarity Tax in respect of the debt securities to the extent that the income deriving from the debt securities is exempt from NRIT as described above.

Non-Spanish resident legal entities are not subject to the Net Wealth Tax nor to the Solidarity Tax.

Prospective investors are advised to seek their own professional advice in relation to the Net Wealth Tax and the Solidarity Tax.

3.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over debt securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance and Gift Tax. In such case, the provisions of the relevant double tax treaty will apply. The U.S. and Spain have not entered into a DTT in relation to Inheritance and Gift Tax.

If no DTT in relation to Inheritance Gift Tax applies, individuals who are non-resident in Spain for tax purposes will be subject to Inheritance and Gift Tax in accordance with Spanish legislation, to the extent that rights deriving from the debt securities (i) are located, (ii) can be exercised or (ii) must be fulfilled.

If either the deceased or the donee is not resident in Spain for tax purposes, the applicable rules will be those corresponding to the relevant Spanish autonomous region in accordance with the law. As such, prospective investors should consult their tax advisors.

The effective tax rate ranges between 7.65% and 81.6%, depending on relevant factors (including the legislation of the corresponding autonomous region). Some tax benefits could reduce the effective tax rate.

Legal entities not resident in Spain for tax purposes which acquire ownership or other rights over the debt securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), except as provided in any applicable DTT entered into by Spain. In general, DTT provide for the taxation of this type of income solely in the country of tax residence of the holder of the debt securities.

4. Tax Rules for debt securities not Listed on a regulated market, a multilateral trading facility or an organized market

4.1 Withholding on Account of ITT, CIT and NRIT

If the debt securities are not listed on a regulated market, a multilateral trading facility or an organized market on any payment date, interest or income from the transfer, redemption or repayment obtained by holders who are not resident in Spain (and do not act through a permanent establishment in Spain in respect of the debt securities) and are the beneficial owners of the debt securities, will be subject to withholding tax at the then-applicable general rate (currently set at 19%), except in the case of holders who are: (a) resident in a Member State of the EU or the EEA other than Spain and obtain the interest income either directly or through a permanent establishment located in another Member State of the EU or the EEA, provided that such holders (i) do not obtain the interest income on the debt securities through a permanent establishment in Spain or in a country or jurisdiction which is not a Member State of the EU or the EEA and (ii) are not resident of, or are not located in, nor obtain income through, a non-cooperative jurisdiction for Spanish tax purposes (in the terms of the First Additional Provision of Law 36/2006, of 29 November, on prevention measures and actions against tax fraud, as amended through Law 11/2021, of 9 July, and as amended and restated from time to time) or through a member state of the EEA not having an effective exchange of tax information agreement with Spain in force or (b) resident for tax purposes of a country which has entered into a DTT with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest payable to any holder, who is fully entitled to the benefits of such DTT.

4.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

See “Individuals with Tax Residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)” and “Individuals and Legal Entities with no tax residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)”.

5. Information about the debt securities in connection with payments

As described above, interest and other income paid by Banco Santander with respect to debt securities listed in a regulated market, a multilateral trading facility or an organized market will not be subject to Spanish withholding tax provided the procedures for delivering to Banco Santander the information described in Exhibit 99.1 of this prospectus are complied with in a timely manner. For these purposes, “income” means any earnings paid by Banco Santander under the debt securities, generally interest paid on a date when interest on the debt securities is payable and the amount of the difference, if any, between the aggregate redemption price paid upon the redemption of the debt securities (or a portion thereof) and the aggregate principal amount of such debt securities.

The information obligations to be complied with in order to apply the exemption are those laid down in Section 44.5 (“Section 44.5”). In accordance with Section 44.5, the following information with respect to the debt securities must be submitted to Banco Santander from the paying agent before the close of business on the business day immediately preceding the date on which any payment of interest, principal or of any amounts in respect of the early redemption of the debt securities (each, a “Payment Date”) is due.

Such information comprises:

(i)	identification of the debt securities with respect to which the relevant payment is made;

(ii)	income payment date (or refund if the debt securities are issued at discount or are segregated);

(iii)	total amount of income (or total amount to be refunded if the debt securities are issued at discount or are segregated); and

(iv)	total amount of the income corresponding to each clearing system located outside Spain.

In light of the above, Banco Santander and the issue and paying agent have arranged certain procedures to facilitate the collection of information concerning the debt securities by the close of business on the business day immediately preceding each relevant Payment Date. In particular, the issue and paying agent must certify the information above about the debt securities by means of a certificate in the Spanish language, an English language form of which is attached as Exhibit 99.1 of this prospectus (the “Payment Statement”). If, despite these procedures, the relevant information is not received by Banco Santander on each Payment Date, Banco Santander will withhold tax at the then-applicable rate (currently set at 19%) from any payment in respect of the relevant debt securities. Banco Santander will not pay any additional amounts with respect to any such withholding.

If, before the tenth day of the month following the month in which income is paid, the issue and paying agent provides such information, Banco Santander will refund the amounts withheld.

Prospective holders of debt securities should note that neither Banco Santander nor the dealers accept any responsibility relating to the procedures established for the collection of information concerning the debt securities. Accordingly, neither Banco Santander nor the dealers will be liable for any damage or loss suffered by any holder of the debt securities who would otherwise be entitled to an exemption from Spanish withholding tax but whose income payments are nonetheless paid net of Spanish withholding tax because these procedures prove ineffective. Moreover, Banco Santander will not pay any additional amounts with respect to any such withholding.

6. Indirect taxation

The acquisition and any subsequent transfer of the debt securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax, Stamp Duty and Value Added Tax, in accordance with Article 338 of Law 6/2023, of 17 March, on Securities Markets and Investment Services.

B. TAXATION IN SPAIN OF CONTINGENT CONVERTIBLE CAPITAL SECURITIES

1. Individuals with Tax Residency in Spain

1.1 Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both interest payments periodically received and income derived from the transfer, redemption or repayments of the contingent convertible capital securities constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25 of the IIT Law, and therefore must be included in the investor’s IIT savings taxable base pursuant to the provisions of the aforementioned law and as from 2025 be generally taxed at a flat rate of 19% on the first EUR 6,000; 21% from EUR 6,000.01 up to EUR 50,000; 23% from EUR 50,000.01 up to EUR 200,000; 27% from EUR 200,000.01 up to EUR 300,000; or 30% for any amount in excess of EUR 300,000.

Income from the transfer of the contingent convertible capital securities must be computed as the difference between the amounts obtained in the transfer, redemption or reimbursement of the contingent convertible capital securities and their acquisition or subscription value. Costs and expenses effectively borne on the acquisition and/or disposal of the contingent convertible capital securities must be taken into account, insofar as adequately evidenced, in calculating the income. When calculating the net income, expenses related to the management and deposit of the contingent convertible capital securities will be deductible, excluding those pertaining to discretionary or individual portfolio management.

According to Section 44.5 and upon compliance with the requirements set in such provision, Banco Santander will pay interest without withholding to individual holders who are resident for tax purposes in Spain provided that the information about the contingent convertible capital securities required by Exhibit 99.1 is submitted by the relevant paying agent, notwithstanding the information obligations of Banco Santander under general provisions of Spanish tax legislation. In addition, income obtained upon redemption or repayment by Banco Santander of the contingent convertible capital securities may also be paid without withholding on account of IIT under the same conditions.

If those requirements are not met, such interest and income derived from any transfer of the contingent convertible capital securities may be subject to withholding on account of IIT at the then-applicable rate (currently set at 19%).

Furthermore, in the case of contingent convertible capital securities held by Spanish resident individuals and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest or income obtained upon redemption or repayment by Banco Santander of the contingent convertible capital securities may be subject to withholding tax at the then-applicable general rate (currently set at 19%) which will be made by the depositary or custodian. Any amounts withheld on account of IIT may be credited against the final IIT liability for the relevant tax year and may be refundable pursuant to Section 103 of the IIT Law.

1.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

According to Net Wealth Tax regulations (subject to any exceptions provided under relevant legislation in an Autonomous Region (Comunidad Autónoma)), the net worth of any individuals with tax residency in Spain up to the amount of EUR 700,000 is exempt from Net Wealth Tax. Therefore, holders should take into account the value of any contingent convertible capital securities which they hold as at 31 December each year. The applicable marginal rates range between 0.2% and 3.5%, although the final tax rates may vary depending on any applicable regional tax laws, and some reductions may apply.

In addition, the Solidarity Tax was approved in December 2022 by the Solidarity Tax Law. The Solidarity Tax is a direct and personal tax that complements the Net Wealth Tax in which the taxable event is a natural person’s ownership of at least EUR 3,000,000 in net assets on 31 December of each year.

The taxpayers of the Solidarity Tax and the Net Wealth Tax are individuals. Solidarity Tax Law allows the Net Wealth Tax amount payable to be deducted. The rates of the Solidarity Tax are (i) 1.7% on a net worth between EUR 3,000,000 and EUR 5,347,998.02, (ii) 2.1% on a net worth between EUR 5,347,998.03 and EUR 10,695,996.05 and (iii) 3.5% on a net worth of more than EUR 10,695,996.06.

Prospective investors are advised to seek their own professional advice in relation to the Net Wealth Tax and the Solidarity Tax.

1.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any contingent convertible capital securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the then-applicable Spanish regional and State rules. The effective tax rates currently range between 7.65% and 81.6% depending on relevant factors (such as the amount of the gift or inheritance, the net wealth of the heir or beneficiary of the gift, the kinship with the deceased or the donor and the qualification for tax benefits). These factors may vary depending on the application of the state’s or the autonomous region’s Inheritance Gift Tax laws.

2. Legal Entities with Tax Residency in Spain

2.1 Corporate Income Tax (Impuesto sobre Sociedades)

Both interest received periodically and income derived from the transfer, redemption or repayment of the contingent convertible capital securities are subject to CIT at the current general tax rate of 25% in accordance with the rules for this tax.

In the opinion of Banco Santander, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds), provided the disclosure requirements set out in Section 44.5 are met. Consequently, in general, Banco Santander will not withhold tax on income payments to Spanish CIT taxpayers. This is without prejudice to the information reporting obligations of Banco Santander under the general provisions of Spanish tax legislation.

However, to the extent that, among other requirements, the information about the contingent convertible capital securities required by Exhibit 99.1 is not submitted to Banco Santander in the manner indicated therein, such interest and income paid by Banco Santander shall be subject to withholding on account of CIT at the then-applicable rate (currently set at 19%).

If the contingent convertible capital securities do not comply with the exemption requirements specified in the Reply to the Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004, income derived from the contingent convertible capital securities may be subject to withholding tax at the generally applicable rate of 19%. In case the contingent convertible capital securities are held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, the withholding tax will be generally levied by such depositary or custodian.

Notwithstanding the above, amounts withheld, if any, may be credited by the relevant investors against its final CIT liability.

2.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Legal entities resident in Spain for tax purposes are not subject to the Net Wealth Tax nor to the Solidarity Tax.

2.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the contingent convertible capital securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the contingent convertible capital securities in their taxable income for Spanish CIT purposes.

3. Individuals and Legal Entities with no tax residency in Spain

This section analyzes the tax treatment applicable to holders who are non-resident for tax purposes in Spanish territory and are beneficial owners of the contingent convertible capital securities. Non-resident holders are individuals who are not IIT taxpayers and entities non-resident in Spanish territory, pursuant to Article 6 of the NRIT Law.

The tax regime described herein is general in nature, and the specific circumstances of each taxpayer should be considered in the light of the applicable DTT.

3.1 Non-resident Income Tax (Impuesto sobre la renta de No Residentes)

(a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

If the contingent convertible capital securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such contingent convertible capital securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “Taxation in Spain—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the contingent convertible capital securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Both interest payments received periodically and income derived from the transfer, redemption or repayment of the contingent convertible capital securities listed on a regulated market, a multilateral trading facility or an organized market by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the contingent convertible capital securities, through a permanent establishment in Spain, are exempt from NRIT and therefore no withholding on account of NRIT will be levied on such income provided certain requirements are met.

In order for the withholding exemption to apply, it is necessary for the paying agent to comply with certain information reporting obligations relating to the contingent convertible capital securities, in the manner detailed under “—Information about the contingent convertible capital securities in connection with payments” as laid down in Section 44.5. If these information reporting obligations are not complied with in the manner indicated, Banco Santander will withhold at the then-applicable general rate (currently set at 19%) and Banco Santander will not pay additional amounts.

Holders not resident in Spain for tax purposes and entitled to exemption from NRIT but with respect to which Banco Santander does not timely receive the information about the contingent convertible capital securities from the paying agent in accordance with the procedure described in detail as set forth in Exhibit 99.1 hereto would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled, in accordance with the procedures set forth in the Spanish NRIT Law and the relevant regulations.

3.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Individuals resident in a country with which Spain has entered into a DTT in relation to Net Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals whose properties and rights located in Spain, or that can be exercised within the Spanish territory, exceed EUR 700,000 on the last day of any given year would be subject to Net Wealth Tax. The applicable rates currently range between 0.2% and 3.5%. The Treaty does not address Net Wealth Tax. Individuals who are non-resident in Spain for tax purposes may apply the rules approved by the autonomous region where the assets and rights with more value (i) are located, (ii) can be exercised or (ii) must be fulfilled.

In addition, the Solidarity Tax was approved in December 2022 by the Solidarity Tax Law. The Solidarity Tax is a direct and personal tax that complements the Net Wealth Tax in which the taxable event is a natural person’s ownership of at least EUR 3,000,000 in net assets on 31 December of each year.

The taxpayers of the Solidarity Tax and the Net Wealth Tax are individuals. Solidarity Tax Law allows the Net Wealth Tax amount payable to be deducted. The rates of the Solidarity Tax are (i) 1.7% on a net worth between EUR 3,000,000 and EUR 5,347,998.02, (ii) 2.1% on a net worth between EUR 5,347,998.03 and EUR 10,695,996.05 and (iii) 3.5% on a net worth of more than EUR 10,695,996.06.

However, non-Spanish resident individuals will be exempt from the Net Wealth Tax and the Solidarity Tax in respect of the contingent convertible capital securities to the extent that the income deriving from the contingent convertible capital securities is exempt from NRIT as described above.

Non-Spanish resident legal entities are not subject to the Net Wealth Tax nor to the Solidarity Tax.

Prospective investors are advised to seek their own professional advice in relation to the Net Wealth Tax and the Solidarity Tax.

3.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over contingent convertible capital securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance and Gift Tax. In such case, the provisions of the relevant DTT will apply. The U.S. and Spain have not entered into a DTT in relation to Inheritance and Gift Tax.

If no DTT in relation to Inheritance Gift Tax applies, individuals who are non-resident in Spain for tax purposes will be subject to Inheritance and Gift Tax in accordance with Spanish legislation, to the extent that rights deriving from the contingent convertible capital securities are located or can be executed within Spanish territory.

If either the deceased or the donee is not resident in Spain for tax purposes, the applicable rules will be those corresponding to the relevant Spanish autonomous region in accordance with the law. As such, prospective investors should consult their tax advisors.

The effective tax rate ranges between 7.65% and 81.6%, depending on relevant factors (including the legislation of the corresponding Autonomous Community). Some tax benefits could reduce the effective tax rate.

Legal entities not resident in Spain for tax purposes which acquire ownership or other rights over the contingent convertible capital securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), except as provided in any applicable DTT entered into by Spain. In general, DTT provide for the taxation of this type of income solely in the country of tax residence of the holder of contingent convertible capital securities.

4. Tax Rules for contingent convertible capital securities not Listed on a regulated market, a multilateral trading facility or an organized market

4.1 Withholding on Account of ITT, CIT and NRIT

If the contingent convertible capital securities are not listed on a regulated market, a multilateral trading facility or an organized market on any payment date, interest or income from the transfer, redemption or repayment obtained by holders who are not resident in Spain (and do not act through a permanent establishment in Spain in respect of the contingent convertible capital securities) and are the beneficial owners of the contingent convertible capital securities, will be subject to withholding tax at the then-applicable general rate (currently set at 19%), except in the case of holders who are: (a) resident in a Member State of the EU or the EEA other than Spain and obtain the interest income either directly or through a permanent establishment located in another Member State of the EU or the EEA, provided that such holders (i) do not obtain the interest income on the contingent convertible capital securities through a permanent establishment in Spain or in a country or jurisdiction which is not a Member State of the EU or the EEA and (ii) are not resident of, or are not located in, nor obtain income through, a non-cooperative jurisdiction for Spanish tax purposes (in the terms of the First Additional Provision of Law 36/2006, of 29 November, on prevention measures and actions against tax fraud, as amended through Law 11/2021, of 9 July, and as amended and restated from time to time and currently regulated in Ministerial Order HFP/115/2023, of 9 February, as amended or restated) or through a member state of the EEA not having an effective exchange of tax information agreement with Spain in force or (b) resident for tax purposes of a country which has entered into a DTT with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest payable to any holder, who is fully entitled to the benefits of such DTT.

4.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

See “—Individuals with Tax Residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)” and “—Individuals and legal entities with no tax residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)”.

5. Information about the contingent convertible capital securities in connection with payments

As described above, interest and other income paid with respect to the contingent convertible capital securities listed on a regulated market, a multilateral trading facility or an organized market will not be subject to Spanish withholding tax provided that the procedures for delivering to Banco Santander the information described in Exhibit 99.1 of this prospectus are complied with in a timely manner.

The information obligations to be complied with in order to apply the exemption are those laid down in Section 44.5. In accordance with this provision, the following information with respect to the contingent convertible capital securities must be submitted to Banco Santander by the paying agent before the close of business on the business day immediately preceding the date on which any payment of interest, principal or of any amounts in respect of the early redemption of the contingent convertible capital securities (each, the Payment Date) is due.

Such information comprises:

(i)	identification of the contingent convertible capital securities with respect to which the relevant payment is made;

(ii)	income payment date (or refund if the contingent convertible capital securities are issued at discount or are segregated);

(iii)	total amount of income (or total amount to be refunded if the contingent convertible capital securities are issued at discount or are segregated); and

(iv)	total amount of the income corresponding to each clearing system located outside Spain.

In particular, the issue and paying agent must certify the information above about the contingent convertible capital securities by means of a certificate in the Spanish language, an English language form of which is attached as Exhibit 99.1 of this prospectus.

In light of the above, Banco Santander and the issue and paying agent, as the case may be, have arranged certain procedures to facilitate the collection of information concerning the contingent convertible capital securities by the close of business on the business day immediately preceding each relevant Payment Date. In particular, the issue and paying agent must certify the information above about the contingent convertible capital securities by means of a certificate in the Spanish language, an English language form of which is attached as Exhibit 99.1 of this prospectus (i.e., the Payment Statement). If, despite these procedures, the relevant information is not received by Banco Santander on each Payment Date, Banco Santander will withhold tax at the then-applicable rate (currently set at 19%) from any payment in respect of the relevant contingent convertible capital securities. Banco Santander will not pay any additional amounts with respect to any such withholding.

If, before the tenth day of the month following the month in which income is paid, the issue and paying agent provides such information, Banco Santander will refund the amounts withheld.

Prospective holders of contingent convertible capital securities should note that neither Banco Santander nor the dealers accept any responsibility relating to the procedures established for the collection of information concerning the contingent convertible capital securities. Accordingly, neither

Banco Santander nor the dealers will be liable for any damage or loss suffered by any holder of contingent convertible capital securities who would otherwise be entitled to an exemption from Spanish withholding tax but whose income payments are nonetheless paid net of Spanish withholding tax because these procedures prove ineffective. Moreover, Banco Santander will not pay any additional amounts with respect to any such withholding.

6. Indirect taxation

The acquisition and transfer of the contingent convertible capital securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax, Stamp Duty and Value Added Tax, in accordance with Article 338 of the Law 6/2023, of 17 March, on Securities Markets and Investment Services.

C. TAXATION IN SPAIN OF THE CONVERSION OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INTO ORDINARY SHARES

1. Individuals with Tax Residency in Spain

1.1 Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained on the conversion of the contingent convertible capital securities into ordinary shares, computed as the difference between the market value of the ordinary shares received and the acquisition or subscription value of the contingent convertible capital securities delivered in exchange, will be considered as a return on investment obtained from the transfer of own capital to third parties in accordance with the provisions of Section 25.2 of the IIT Law.

The tax treatment will be the one referred to in section B.1.1 above.

2. Legal Entities with Tax Residency in Spain

2.1 Corporate Income Tax (Impuesto sobre Sociedades)

Subject to the applicable accounting regulations, income derived from the conversion of the contingent convertible capital securities into ordinary shares will be computed as the difference between the market value of the ordinary shares received and the book value of the contingent convertible capital securities delivered in exchange. Such income will be subject to CIT at the current general rate of 25% or the specific rate applicable, in accordance with the rules for this tax.

The tax treatment will be the one referred to in section B.2.1 above.

3. Individuals and Legal Entities with no tax residency in Spain

3.1 Non-resident Income Tax (Impuesto sobre la renta de No Residentes)

(a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

Non-Spanish tax resident investors operating through a permanent establishment in Spain are subject to the same tax treatment that applies to Spanish CIT taxpayers.

(b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Income obtained by non-Spanish tax resident investors on the conversion of the contingent convertible capital securities into ordinary shares will be exempt from such NRIT and from withholding tax on account of NRIT, provided the contingent convertible capital securities are admitted to trading on an regulated market, a multilateral trading facility or an organized market and that the procedures for delivering to Banco Santander the information described in Exhibit 99.1 of this prospectus are complied with in timely manner.

The tax treatment applicable to the income obtained will be the one described in section B.3.1.(b) above.

In the event that, upon the conversion of the contingent convertible capital securities into ordinary shares, such contingent convertible capital securities are not listed on a regulated market, a multilateral trading facility or an organized market, the tax treatment will be the one referred to in section B.4. above.

Notwithstanding the above, income derived from the conversion of the contingent convertible capital securities into ordinary shares may be exempt from NRIT in Spain as set out in section B.4. above. In order for any of the indicated exemptions to apply, a non-Spanish tax resident investor must timely file the corresponding Spanish tax form (currently, Form 210) before the Spanish tax authorities, and attach to it a certificate of tax residence issued by the tax authority of its country of residence (which, if applicable, must state that the shareholder of ordinary shares is a resident of such country within the meaning of the relevant DTT) or, as the case may be, an equivalent DTT form.

D. TAXATION IN SPAIN ON OWNERSHIP AND TRANSFER OF ORDINARY SHARES

1. Individuals with Tax Residency in Spain

1.1 Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

a) Taxation of dividends

According to the Spanish IIT Law the following, amongst others, must be treated as gross capital income: income received by a Spanish shareholder in the form of dividends, shares in profits, consideration paid for attendance at shareholders’ meetings, income from the creation or assignment of rights of use or enjoyment of the shares and any other income received in his position as shareholder.

Gross capital income is reduced by any administration and custody expenses (but not by those incurred in individualized portfolio management); the net amount is included in the relevant Spanish shareholder’s savings taxable base and currently taxed at a flat rate of 19% on the first EUR 6,000; 21% from EUR 6,000.01 up to EUR 50,000; 23% from EUR 50,000.01 up to EUR 200,000; 27% from EUR 200,000.01 up to EUR 300,000; or 30% for any amount in excess of EUR 300,000.

The payment to Spanish shareholders of dividends or any other distribution will be generally subject to a withholding tax at the then-applicable rate (currently set at 19%). Such withholding tax is creditable from the IIT payable (cuota líquida); if the amount of tax withheld is greater than the amount of the net IIT payable, the taxpayer is entitled to a refund of the excess withheld in accordance with Section 103 of the IIT Law.

b) Taxation of capital gains

Gains or losses recorded by individuals resident in Spain as a result of the transfer of ordinary shares qualify for the purposes of the IIT Law as capital gains or losses and are subject to taxation according to the general rules applicable to capital gains. The amount of capital gains or losses is equal to the difference between the shares’ acquisition value (plus any fees or taxes incurred) and the transfer value, which is the listed value of the shares as of the transfer date or, if higher, the agreed transfer price, less any fees or taxes incurred.

Where the taxpayer owns other shares of the same kind, the acquisition price of the transferred shares is based on the principle that those acquired first are sold first (FIFO).

Capital gains or losses arising from the transfer of shares held by a Spanish shareholder are included in such Spanish savings taxable base and currently taxed at a flat rate of 19% on the first EUR 6,000; 21% from EUR 6,000.01 up to EUR 50,000; 23% from EUR 50,000.01 up to EUR 200,000; 27% from EUR 200,000.01 up to EUR 300,000; or 30% for any amount in excess of EUR 300,000.

Capital gains arising from the transfer of shares are not subject to withholding tax on account of IIT. Losses arising from the transfer of ordinary shares admitted to trading on certain official stock exchanges will not be treated as capital losses if ordinary shares of the same kind have been acquired during the period between two months before and two months after the date of the transfer which originated the loss. In these cases, the capital losses are included in the taxable base upon the transfer of the remaining ordinary shares by the taxpayer.

1.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

According to Net Wealth Tax regulations (subject to any exceptions provided under relevant legislation in an autonomous region), the net worth of any individuals with tax residency in Spain up to the amount of EUR 700,000 is exempt from Net Wealth Tax. Therefore, holders should take into account the value of any shares which they hold as at 31 December each year. The applicable marginal rates range between 0.2% and 3.5%, although the final tax rates may vary depending on any applicable regional tax laws, and some reductions may apply.

In addition, the Solidarity Tax was approved in December 2022 by the Solidarity Tax Law. The Solidarity Tax is a direct and personal tax that complements the Net Wealth Tax in which the taxable event is a natural person’s ownership of at least EUR 3,000,000 in net assets on 31 December of each year.

The taxpayers of the Solidarity Tax and the Net Wealth Tax are individuals. Solidarity Tax Law allows the Net Wealth Tax amount payable to be deducted. The rates of the Solidarity Tax are (i) 1.7% on a net worth between EUR 3,000,000 and EUR 5,347,998,02, (ii) 2.1% on a net worth between EUR 5,347,998,03 and EUR 10,695,996,05 and (iii) 3.5% on a net worth of more than EUR 10,695,996,06.

Prospective investors are advised to seek their own professional advice in relation to the Net Wealth Tax and the Solidarity Tax.

1.3 Spanish Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any ordinary shares by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules, being the taxpayer the transferee. The effective tax rates currently range between 7.65% and 81.6% depending on relevant factors (such as the amount of the gift or inheritance, the net wealth of the heir or beneficiary of the gift, the kinship with the deceased or the donor and the qualification for tax benefits). These factors may vary depending on the application of the state’s or the autonomous region’s Inheritance Gift Tax laws.

2. Legal entities with Tax Residency in Spain

2.1 Corporate Income Tax (Impuesto sobre Sociedades)

a) Taxation of dividends

Dividends from Banco Santander received by corporate Spanish shareholders, less any expenses inherent to holding the ordinary shares, must be included in the CIT taxable base. The general CIT tax rate is currently 25%. Certain CIT taxpayers may be subject to different CIT rates (for instance, banking institutions, which are taxable at a 30% rate, or taxpayers with revenues lower than €1 million, which are taxable at a 17% or 20% rate).

However, CIT taxpayers will be entitled to apply a participation exemption regime for dividends received from the issuer if certain requirements are met: (i) the shareholding (direct or indirect) held in the issuer is at least 5% and (ii) such shareholding has been held continuously for one full year up to the date on which the dividend is paid or straddling such date.

As from 2021, the CIT exemption for dividends and interests in profits of a company is reduced from the full exemption (100%) to a 95% exemption in most cases. In practice, this means that dividends and interests in profits of a company obtained by CIT taxpayers will be taxed at an effective 1.25% rate (general 25% CIT rate on the 5% of the registered dividends and interests in profits of a company).

Additionally, as from 2021, the 95% exemption only applies when the shareholder has at least a direct or indirect stake of 5% and therefore shareholders which have an acquisition value of their participation which exceeds €20 million are not entitled to the exemption (without prejudice to the application of a grandfathering regime under specific conditions). The grandfathering regime does not apply to entities having a tax period initiated on or later 2026.

In case that more than 70% of the revenue of the company making the dividend distribution derives from dividends and capital gains arising from transfers of shares, the application of the participation exemption is subject to particularly complex restrictions, substantially requiring that the shareholder holds an indirect participation of at least 5% in the share capital of that company’s subsidiaries.

Shareholders are urged to consult their tax advisors regarding compliance with the requirements for application of the aforesaid participation exemption.

CIT taxpayers are subject to withholding at a rate of 19% on the full amount of the distributed profits. However, no withholding tax will apply on dividends payable to a shareholder who is entitled to apply the participation exemption regime mentioned above (and evidence so to the company paying the dividend). Such withholding tax will be deductible from the net CIT payable, and if the amount of tax withheld is greater than the amount of the net CIT payable, the taxpayer will be entitled to a refund of the excess withheld in accordance with Article 127 of the CIT Law.

b) Taxation of capital gains

Gains or losses arising from the sale of the ordinary shares by a shareholder that is a Spanish CIT taxpayer must be included in its taxable base. The general CIT tax rate is currently 25%. Certain CIT taxpayers may be subject to different CIT rates (for instance, banking institutions, which are taxable at a 30% rate, or taxpayers with revenues lower than €1 million, which are taxable at a 17% or 20% rate). Gains arising from the sale of the ordinary shares will not be subject to withholding tax on account of CIT.

However, CIT taxpayers are entitled to apply a participation exemption regime for capital gains arising on the transfer of Spanish companies shares if (i) the shareholding, directly or indirectly, amounts of at least 5% of that Spanish company provided (ii) such participation is held for at least one year prior to the transfer.

As from 2021, the CIT exemption for capital gains is reduced from the full exemption (100%) to a 95% exemption in most cases. In practice, this means that capital gains obtained by CIT taxpayers would be taxed at an effective 1.25% rate (general 25% CIT rate on the 5% of the capital gains).

Additionally, as from 2021, the 95% exemption only applies when the shareholder has at least a direct or indirect stake of 5% and therefore, shareholders which have an acquisition value of their participation that exceeds €20 million are not entitled to the exemption (without prejudice to the application of a grandfathering regime under specific conditions). The grandfathering regime does not apply to entities having a tax period initiated on or later 2026.

In case that more than 70% of the revenues of the company whose shares are transferred derives from dividends and capital gains deriving from the transfer of shares, the application of the Spanish participation exemption is subject to particularly complex restrictions, substantially requiring that the shareholder holds an indirect participation of at least 5% in the share capital of that company’s subsidiaries.

Shareholders are urged to consult their tax advisors regarding compliance of the requirements for application of the aforesaid participation exemption.

Capital gains deriving from the disposal of Banco Santander’s shares will not be subject to withholding tax on account of CIT.

Finally, losses arising on the transfer of the ordinary shares may be tax deductible under certain circumstances. Shareholders are urged to consult their tax advisors regarding the tax deductibility of losses arising on the transfer of the ordinary shares.

2.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Legal entities resident in Spain for tax purposes are not subject to the Net Wealth Tax nor to the Solidarity Tax.

2.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the ordinary shares in their taxable income for Spanish CIT purposes.

3. Individuals and legal entities with no tax residency in Spain

3.1 Non-Residents Income Tax (Impuesto sobre la Renta de No Residentes)

a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

Taxation on dividends

If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such ordinary shares are the same as those for legal entities with tax residency in Spain described in section D.2.1(a) above.

Ownership of the ordinary shares by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

Taxation of capital gains

If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to capital gains derived from such ordinary shares are the same as those for legal entities with tax residency in Spain described section D.2.1(b) above.

b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Taxation of dividends

According to the NRIT Law, dividends paid by a Spanish resident company to a non-Spanish tax resident shareholder not holding the ordinary shares through a permanent establishment located in Spain are subject to NRIT, withheld at the source on the gross amount of dividends, at the applicable rate (currently set at 19%).

This taxation can be eliminated as per the application of the NRIT exemption implementing the EU Council Directive 2011/96/EU of 30 November 2011, on the common system of taxation applicable to parent companies and subsidiaries of different Member States (the “EU Parent-Subsidiary Directive”). Under the EU Parent-Subsidiary Directive exemption, no Spanish withholding taxes should be levied on the dividends distributed by a Spanish subsidiary to its EU parent company, to the extent that the following requirements are met:

•	the EU parent company is the beneficial owner of the income;

•

the EU parent company maintains a direct or indirect holding in the capital of the Spanish subsidiary of at least 5 per cent. The holding must have been maintained uninterruptedly during the year prior to the date on which the distributed profit is due or, failing that, be maintained for the time required to complete such period (in the latter case, the withholding tax must be levied, although it would be refundable once the year has been completed);

•

the EU parent company is incorporated under the laws of a EU Member State, under one of the corporate forms listed in Annex I, Part A, of the EU Parent-Subsidiary Directive, and is subject to a Member State Corporate Income Tax (as listed in Annex I, Part B, of the EU Parent-Subsidiary Directive), without the possibility of being exempt; and

•	the dividends distributed do not derive from the subsidiary’s liquidation.

The aforesaid exemption will not be applicable if the dividend is obtained through a country or territory that is defined as a non-cooperative jurisdiction (jurisdicción no cooperativa) by Spanish regulations.

The aforesaid exemption will be applicable, subject to the compliance with similar requirements, to dividends distributed by a Spanish subsidiary to its European Economic Area parent company provided that there is an effective exchange of tax information with such EEA parent company’s country.

However, the exemption includes an anti-abuse provision by virtue of which the withholding tax exemption will not be applicable where the majority of the voting rights of the parent company are held directly or indirectly by individuals or entities not resident in the EU or the EEA with which there is a an effective exchange of tax information in the terms set forth in Law 36/2006 of 29 November, except where the EU or EEA parent company proves that its incorporation and its operative responds to valid economic reasons and to substantive economic activities.

In addition, shareholders resident in certain countries will be entitled to the benefits of a DTT. Such shareholders may benefit from a reduced tax rate or an exemption under an applicable treaty with Spain, subject to the satisfaction of any conditions specified in the DTT, including providing evidence of the tax residence of the non Spanish shareholder by means of a valid certificate of tax residence duly issued by the tax authorities of the country of tax residence of the non Spanish shareholder (the U.S. Internal Revenue Service for U.S. shareholders) or, as the case may be, the equivalent document specified in the Spanish Order which further develops the applicable DTT.

According to the Order of the Ministry of Economy and Finance of 13 April 2000, upon distribution of a dividend, the issuer or its paying agent will withhold an amount equal to the tax amount required to be withheld according to the general rules set forth above (e.g., applying the general withholding tax rate of 19%), transferring the resulting net amount to the depositary.

For this purpose, the depositary is the financial institution with which the non Spanish shareholder has entered into a contract of deposit or management with respect to shares in the issuer held by such shareholder. If the depositary of the non Spanish shareholder is resident, domiciled or represented in Spain and it provides timely evidence of the non Spanish shareholder right to obtain the treaty reduced rate or the exemption in the manner set out in the Order of the Ministry of Economy and Finance of 13 April 2000, it will immediately receive the surplus amount withheld, which will be credited to the non Spanish shareholder (the “Quick Refund Procedure”).

For these purposes, the shareholder shall provide the relevant depository with a valid certificate of tax residence issued by the relevant tax authorities of the non Spanish shareholder’s country of residence stating that, for the records of such authorities, the non Spanish shareholder is a resident of such country within the meaning of the relevant DTT, or as the case may be, the equivalent document regulated in the Order which further develops the applicable DTT. The relevant certificate of residence must be provided before the tenth day following the end of the month in which the dividends were paid. The tax certificate is generally valid only for a period of one year from the date of issuance and if it refers to a specific period, it will only be valid for that period.

The Quick refund Procedure will only be applicable to the extent that the depository of the issuer’s shares held by the shareholder is resident, domiciled or represented in Spain.

If this certificate of tax residence, or as the case may be, the equivalent document referred to above, is not provided to the relevant depository within this time period or if the depositary of the non Spanish shareholder is not resident, domiciled or represented in Spain, the non Spanish shareholder may subsequently obtain a refund of the amount withheld in excess from the Spanish tax authorities, following the standard refund procedure established by the regulations approved by Royal Decree 1776/2004, dated 30 July 2004, and an Order dated 17 December 2010, as amended described below under “—Spanish refund procedure”.

Spanish refund procedure

According to Royal Decree 1776/2004, dated July 30 and the Order of the Ministry of Finance and Order dated December 17, 2010, a refund of an amount withheld in excess of any applicable NRIT (taking into account an available exemption or reduction under the NRIT Law or applicable DTT) can be requested and obtained directly from the relevant Spanish tax authorities.

To pursue the refund claim, the shareholder (who is the beneficial owners entitled to receive the income payments in respect of the ordinary shares) is required to file inter alia:

•	the corresponding Spanish tax refund form (currently, tax form 210);

•

a valid certificate of tax residence issued by the relevant tax authorities of the country of residence of the relevant shareholder stating that the shareholder is a resident of such country (and, in case an exemption or reduction of NRIT is claimed pursuant to a DTT, such certificate must indicate that the relevant investor is a resident therein within the meaning of the relevant DTT) or, as the case may be, the equivalent DTT form; and

•	documentary evidence of the bank account to which the excess amount withheld should be paid.

For further details, prospective shareholders should consult their own tax advisors.

Taxation of capital gains

Capital gains derived from the transfer or sale of the ordinary shares will be deemed to be income arising in Spain, and, therefore, subject to NRIT, at the applicable rate (currently set at 19%). Gains arising from the sale of the ordinary shares are not currently subject to withholding tax on account of NRIT.

As a general rule, capital gains and losses will be calculated separately for each transaction and it is not possible to offset losses derived from a given transfer of shares against capital gains obtained upon another transfer of shares.

However, capital gains derived from the transfer of ordinary shares will be exempt from NRIT in Spain in any of the three following cases:

•

Capital gains derived from the transfer of the shares on an official Spanish secondary stock market (such as the Madrid, Barcelona, Bilbao or Valencia stock exchanges) by any non-Spanish tax resident shareholder who is tax resident of a country that has entered into a DTT with Spain containing an

“exchange of information” clause. This exemption is not applicable to capital gains obtained by a non-Spanish shareholder through a country or territory that is defined as a non-cooperative jurisdiction (jurisdicción no cooperativa) by Spanish regulations.

•

Capital gains obtained directly by any non-Spanish tax resident shareholder resident of another EU Member State or indirectly through a permanent establishment of such non-Spanish shareholder in a EU Member State other than Spain, provided that:

i.	the issuer’s assets do not mainly consist of, directly or indirectly, Spanish real estate;

ii.

if the non-resident transferor is an individual, at any time during the preceding 12 months the non-Spanish tax resident shareholder has not held a direct or indirect interest of at least 25% in the issuer’s capital or net equity;

iii.	if the non-resident transferor is an entity, and transfer of the issuer’s shares complies with the requirements to apply CIT participation exemption regime (see paragraph 2.1 (b)); and

iv.	the gain is not obtained through a country or territory defined as a non-cooperative jurisdiction (jurisdicción no cooperativa) under applicable Spanish regulations.

This exemption shall also apply to capital gains which have not been obtained through a permanent establishment in Spain by individuals and entities resident for tax purposes in Member States of the EEA (other than Spain), or permanent establishments of these resident in other Member States of the EEA (other than Spain), provided that the requirements set forth in the NRIT Law are met.

•

Capital gains realised by non-Spanish tax resident shareholders who benefit from a DTT that provides for taxation only in such non-Spanish shareholders’s country of residence. As a result, capital gains realized by a U.S. investor entitled to the benefits of the Treaty will generally not be subject to Spanish taxation.

According to the Order dated December 17, 2010, shareholders, as the case may be, will be obliged to submit a Spanish tax form (currently form 210) within:

•	the first 20 calendar days of April, July, October and January, in respect of capital gains accrued in the preceding quarter, if there is a tax payment to be made; or

•	the first 20 calendar days of January of the year following that in which the relevant capital gain is accrued, if no tax is due (i.e., if qualifying for a tax exemption).

In order for the exemptions mentioned above to apply, a shareholder must timely file the applicable NRIT tax return before the Spanish tax authorities, and attach to it a certificate of tax residence issued by the tax authority of its country of residence (which, if applicable, must state that the shareholder of ordinary shares is a resident of such country within the meaning of the relevant DTT) or, as the case may be, an equivalent DTT form. U.S. investors should attach to the NRIT tax return an Internal Revenue Service certificate stating that to the knowledge of the Internal Revenue Service the U.S. investor is a resident of the United States within the meaning of the Treaty. As mentioned above, certificates of tax residence (or equivalent DTT forms) will be generally valid only for a period of one year after their date of issuance and if they refer to a specific period, they will only be valid for that period.

Prospective shareholders should consult their own tax advisors to obtain detailed information regarding NRIT filings they may be required to make before the Spanish Tax Authorities.

3.2 Net Wealth Tax (Impuesto sobre el Patrimonio) and Solidarity Tax (Impuesto Temporal de Solidaridad de las Grandes Fortunas)

Individuals resident in a country with which Spain has entered into a DTT in relation to Net Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals whose properties and rights located in Spain, or that can be exercised within the Spanish territory, exceed EUR 700,000 on the last day of any given year would be subject to Net Wealth Tax. The applicable rates currently range between 0.2% and 3.5%. The Treaty does not address Net Wealth Tax. Individuals who are non-resident in Spain for tax purposes may apply the rules approved by the autonomous region where the assets and rights with more value (i) are located, (ii) can be exercised or (ii) must be fulfilled.

In addition, the Solidarity Tax was approved in December 2022 by the Solidarity Tax Law. The Solidarity Tax is a direct and personal tax that complements the Net Wealth Tax in which the taxable event is a natural person’s ownership of at least EUR 3,000,000 in net assets on 31 December of each year.

The taxpayers of the Solidarity Tax and the Net Wealth Tax are individuals. Solidarity Tax Law allows the Net Wealth Tax amount payable to be deducted, the Solidarity Tax will have a greater impact on taxpayers residing in autonomous regions in which the Net Wealth Tax is not paid (in essence, the Autonomous Region of Madrid and Andalusia). The rates of the Solidarity Tax are (i) 1.7% on a net worth between EUR 3,000,000 and EUR 5,347,998,02, (ii) 2.1% on a net worth between EUR 5,347,998,03 and EUR 10,695,996,05 and (iii) 3.5% on a net worth of more than EUR 10,695,996,06.

Although the Solidarity Tax was initially designed to be temporary, its application has been indefinitely extended, pursuant to the Fifth Additional Provision of Royal Decree-Law 8/2023 of 27 December, until a revision of Spanish wealth taxation takes place in the context of a reform of the Spanish regional financing system. Prospective investors are advised to seek their own professional advice in this regard.

Non-Spanish tax resident entities are not subject to the Net Wealth Tax nor to the Solidarity Tax.

Prospective investors are advised to seek their own professional advice in relation to the Net Wealth Tax and the Solidarity Tax.

3.3 Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Non-Spanish tax resident individuals who acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy, and who reside in a country with which Spain has entered into a DTT in relation to Inheritance and Gift Tax will be subject to the provisions of the relevant DTT. The U.S. and Spain have not entered into a double tax treaty in relation to Inheritance and Gift Tax.

If the provisions of the foregoing paragraph do not apply, such individuals will be subject to Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules. Generally, individuals who are non-resident in Spain for tax purposes are subject to Spanish Inheritance and Gift Tax according to the rules set forth in the state Inheritance and Gift Tax law. However, if the deceased or the donee are resident in an EU or EEA Member State, the applicable rules will be those corresponding to the relevant autonomous regions according to their law. As such, prospective investors should consult their tax advisors.

The effective tax rate ranges between 7.65% and 81.6%, depending on relevant factors (including the legislation of the corresponding Autonomous Community). Some tax benefits could reduce the effective tax rate.

Non-Spanish resident legal entities which acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), except as provided in any applicable DTT entered into by Spain. In general, DTT provide for the taxation of this type of income solely in the country of tax residence of the shareholder of the ordinary shares or holder.

4. Indirect taxation

The subscription, acquisition and transfer of the ordinary shares will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax, Stamp Duty and Value Added Tax, in accordance with Article 338 of the Law 6/2023, of 17 March, on Securities Markets and Investment Services.

E. SPANISH FTT

The Spanish tax on financial transactions (the “Spanish FTT”) came into force on January 16, 2021.

Spanish FTT charges a 0.2% rate on specific onerous acquisitions of listed shares issued by Spanish companies admitted to trading on a Spanish or other EU-regulated market, or on an equivalent market of a non-EU country, with a market capitalization that exceeds €1 billion on December 1 of the year prior to the acquisition, regardless of the jurisdiction of residence of the parties involved in the transaction.

The taxpayers (contribuyentes) are the acquirers of the shares on which the Spanish FTT is levied. However, the taxable persons (sujetos pasivos) are those investment services firms or credit institutions acquiring the shares on their own account. Furthermore, the financial intermediaries taking part in the transaction are the substitute taxpayers (sustitutos del contribuyente). In principle, the tax base of the Spanish FTT will be determined by the consideration paid, excluding transaction costs, or, when the amount of the consideration is not known, the market value of the shares. The Spanish FTT will accrue on the date when the shares are registered in the acquirer’s name.

The Spanish tax authorities published on their website the list of the Spanish companies with a market capitalization exceeding €1 billion at December 1, 2025 and Banco Santander was included in such list. Therefore, onerous acquisitions of Banco Santander’s shares carried out during 2026 would fall within the scope of the Spanish FTT.

According to the criterion of the Spanish tax authorities, the Spanish FTT would not apply in relation to the acquisition of debt securities or contingent convertible capital securities. Additionally, the conversion of the contingent convertible capital securities into ordinary shares falls within the Spanish FTT although it may be exempt of such tax if it consists in a primary market transaction. However, the Spanish FTT would apply (at a fixed rate of 0.2%) to other financial transactions involving Banco Santander’s shares, regardless of the jurisdiction of residence of the parties involved in the transaction.

Prospective investors are advised to seek their own professional advice in relation to the Spanish FTT.

U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of the ownership and disposition of debt securities denominated in U.S. dollars or contingent convertible capital securities denominated in U.S. dollars and any Conversion Shares or ADSs representing Conversion Shares. This summary applies only to the U.S. Holders described below that (i) hold debt securities or contingent convertible capital securities and any Conversion Shares or ADSs representing Conversion Shares as capital assets for U.S. federal income tax purposes and (ii) purchase the debt securities or contingent convertible capital securities in their offering and, in the case of debt securities, at their “issue price” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the debt securities of such series is sold for money. To the extent this discussion relates to debt securities, it applies only to debt securities that are treated as debt for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including any minimum tax and Medicare contribution tax consequences, as well as tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or certain traders in securities;

•

persons holding contingent convertible capital securities, ADSs, Conversion Shares or debt securities as part of a straddle, wash sale, constructive sale, conversion transaction or integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, “individual retirements accounts” or “Roth IRAs”;

•	persons subject to special tax accounting rules under Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”);

•	persons who own or are deemed to own 10% or more of our equity by vote or value; or

•	persons holding debt securities, contingent convertible capital securities, Conversion Shares or ADSs in connection with a trade or business conducted outside the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes owns debt securities, contingent convertible capital securities, ADSs or Conversion Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning debt securities, contingent convertible capital securities, ADSs or Conversion Shares and partners in such partnerships should consult their tax advisors as to the U.S. federal income tax consequences of owning and disposing of the debt securities, contingent convertible capital securities, ADSs or Conversion Shares in their particular circumstances.

As used herein, a “U.S. Holder” is a person that is, for U.S. federal income tax purposes, a beneficial owner of debt securities, contingent convertible capital securities, ADSs or Conversion Shares, as applicable and:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This summary is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the United States and Spain (the “Treaty”), all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

Persons considering the purchase of debt securities or contingent convertible capital securities of any series should consult their tax advisors with regard to the application of the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of the securities offered hereunder in their particular situations. The applicable prospectus supplement may include a discussion of additional or alternative U.S. federal income tax considerations that are not described herein and that may be relevant to a particular series of debt securities or contingent convertible capital securities. For example, the applicable prospectus supplement may include a summary of U.S. federal income tax consequences to U.S. Holders of owning and disposing of debt securities that are not U.S. dollar-denominated or debt securities that are subject to the rules applicable to contingent payment debt instruments. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.

Except as specifically discussed under “—Passive Foreign Investment Company Rules” below, this discussion assumes that Banco Santander is not, has not been, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

Taxation of Debt Securities

Characterization of the Debt Securities

There is no direct legal authority as to the proper U.S. federal income tax treatment of an instrument that is denominated as a debt instrument and has significant debt features, but that is subject to statutory bail-in powers such as the Bail-in Power. Therefore, prospective investors should consult their tax advisors as to the proper characterization of the debt securities for U.S. federal income tax purposes. We believe that the debt securities should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion so assumes.

Stated Interest

Stated interest on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with a U.S. Holder’s method of accounting for U.S. federal income tax purposes. The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes (if any) and, without duplication, any payments of Additional Amounts paid with respect thereto. Interest income (and any original issue discount described below) will constitute foreign-source income for foreign tax credit purposes. Subject to applicable restrictions and limitations, which vary depending upon the U.S. Holder’s circumstances, Spanish income taxes withheld from interest income on a debt security at a rate not exceeding the rate the U.S. Holder is entitled to under domestic law or the Treaty (which generally provides for an exemption from Spanish tax on interest income) may be creditable against the U.S. Holder’s U.S. federal income tax liability. Spanish income taxes withheld in excess of any applicable rate under the Treaty or that are otherwise refundable under Spanish law will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. For example, Treasury regulations provide that, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for non-U.S. income taxes to be creditable, the relevant non-U.S. income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Spanish income tax system meets all of these requirements. However, the Internal Revenue Service released notices that indicate that the Treasury Department and the Internal Revenue Service are considering amendments to these Treasury regulations and provide relief from certain of their provisions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct any Spanish taxes in computing its taxable income, subject to generally applicable limitations. An election to deduct non-U.S. taxes instead of claiming foreign tax credits applies to all otherwise creditable non-U.S. taxes paid or accrued in the relevant taxable year.

Special rules applicable to certain “OID debt securities,” “floating rate debt securities” and “short-term debt securities” are described below.

Original Issue Discount

If a debt security’s “issue price” (as described above) is less than its “stated redemption price at maturity”, the debt security will be considered to have been issued at an original issue discount (“OID”) for U.S. federal income tax purposes (“OID debt security”) unless the difference is less than a specified de minimis amount, as described below. A debt security’s stated redemption price at maturity will equal the sum of all payments under the debt security, other than payments of “qualified stated interest”. Generally, “qualified stated interest” is stated interest unconditionally payable at least annually during the entire term of the debt security at a single fixed rate or, if certain conditions are met, at a variable rate. See “—Floating Rate Debt Securities” below for a discussion regarding the treatment of certain variable rates as qualified stated interest.

If the difference between a debt security’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount (generally 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity), the debt security will not be considered to have OID. A U.S. Holder of OID debt securities will be required to include any qualified stated interest in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, as described in “—Stated Interest” above. In addition, a U.S. Holder of OID debt securities will be required to include in income the sum of the daily portions of the OID for each day on which the U.S. Holder held the OID debt securities. The U.S. Holder will be required to include such OID as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received and regardless of such U.S. Holder’s regular method of tax accounting. Under this method, U.S. Holders of OID debt securities generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

For purposes of applying the OID rules and determining whether a debt security is issued with OID, if the issuer or a holder has an unconditional option to redeem a debt security prior to its stated maturity date and certain other conditions are met, this option will be presumed to be exercised if, by utilizing any date on which the debt security may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the debt security as the amount payable at maturity, in the case of the issuer’s option, the yield on the debt security would be lower than its yield to the stated maturity date or, in the case of the holder’s option, the yield on the debt security would be higher than its yield to the stated maturity date. If this option is not in fact exercised, the debt security would be treated, solely for purposes of calculating OID, as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security’s adjusted issue price on that date. The adjusted issue price of a debt security is generally the issue price of the debt security, increased by the amount of OID previously includible in gross income and decreased by the amount of any payment previously made, other than a payment of qualified stated interest.

A U.S. Holder may make an election to include in income all interest that accrues on a debt security (including stated interest, OID and de minimis OID), as adjusted by any amortizable bond premium (as described below), in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). The constant yield election will apply only to the debt securities with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service.

Floating Rate Debt Securities

The discussion below addresses floating rate debt securities that pay interest at a single variable rate plus a fixed spread (or any successor rate) throughout the term of the debt security, which is unconditionally payable at least annually in cash. This discussion assumes that the variable rate will be a rate of a type whereby variations in value can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in U.S. dollars (such as a rate based on SOFR). If a floating rate debt security of any series is issued with different terms or rates, the applicable prospectus supplement may describe relevant U.S. federal income tax consequences to U.S. Holders.

All stated interest on a floating rate debt security will constitute qualified stated interest and will be taxed as described in “—Stated Interest” above. Thus, a floating rate debt security generally will not be treated as issued with OID, unless the floating rate debt security is issued at an issue price below its principal amount and the difference between the issue price and the principal amount equals or is in excess of the specified de minimis amount described in “—Original Issue Discount” above. In general, if a floating rate debt security is issued with OID, the amount of qualified stated interest and the amount of OID that accrues during an accrual period will be determined under the rules applicable to fixed rate debt instruments, as discussed under “—Stated Interest” and “—Original Issue Discount” above, by assuming that the variable rate is a fixed rate equal to the value, as of the issue date, of the variable rate plus the applicable fixed spread. The qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing sentence.

Short-Term Debt Securities

A debt security that matures one year or less from its date of issuance taking into account the last possible date on which the debt security could be outstanding (a “short-term debt security”) will be treated as being issued with OID and none of the interest paid on the short-term debt security will be treated as qualified stated interest. In general, a cash-method U.S. Holder of a short-term debt security is not required to accrue the OID for

U.S. federal income tax purposes unless it elects to do so (but will be required to include in income any interest paid to such U.S. Holder). U.S. Holders who so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the OID in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant-yield method based on daily compounding. In the case of a U.S. Holder who is not required and who does not elect to include the OID in income currently, any gain realized on the sale, exchange or retirement of the short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term debt securities to the extent of the accrued OID that has not been included in income.

Prior Accrued Interest on Additional Debt Securities

Under the terms of the debt securities, if Banco Santander issues additional debt securities that have the same CUSIP, ISIN or other identifying number of the outstanding debt securities (“additional debt securities”), the additional debt securities and the outstanding debt securities must be fungible for U.S. federal income tax purposes. U.S. Holders that purchase additional debt securities upon their issuance may exclude from income the portion of the interest paid on the first interest date on additional debt securities that relates to the period from the preceding interest payment date on the outstanding debt securities to the issue date of the additional debt securities (“prior accrued interest”). Prior accrued interest not included in income will not form part of any amortizable bond premium (as described under “––Amortizable Bond Premium” below). A U.S. Holder’s tax basis in an additional debt securities will generally equal the cost of such additional debt security to the U.S. Holder, reduced by any prior accrued interest excluded from income.

Amortizable Bond Premium

If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the U.S. Holder will be considered to have purchased the debt security with amortizable bond premium. In general, the amount of amortizable bond premium will be equal to the excess of the purchase price over the sum of all amounts payable on the debt security other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant yield method, over the remaining term of the debt security. The amortization of bond premium on a debt security with an unconditional early redemption put or call option may be subject to limitations during certain accrual periods. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such U.S. Holder’s income with respect to the debt security in that accrual period. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the amortized premium. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service. If a U.S. Holder makes a constant yield election (as described in “—Original Issue Discount” above) for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service.

Sale, Retirement or Other Taxable Disposition of the Debt Securities

Upon the sale, retirement or other taxable disposition of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, retirement or disposition and the U.S. Holder’s adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest will be taxed as interest as described in “—Stated Interest” above. A U.S. Holder’s adjusted tax basis in the debt securities will generally equal the cost of such debt security to the U.S. Holder, increased by the amount of any OID included in income and decreased by (i) the amount of any payment on the debt securities other than payments of qualified stated interest, (ii) any amortized bond premium and (iii) any prior accrued interest excluded from income as described above in “—Prior Accrued Interest on Additional Debt Securities.”

Except as described under “—Short-Term Debt Securities” above, gain or loss recognized on the sale, retirement or other taxable disposition of a debt security will generally be capital gain or loss, and will be long-term capital gain or loss if at the time of the sale, retirement or taxable disposition the U.S. Holder has held the debt security for more than one year. Gain or loss will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. The deductibility of capital losses may be subject to limitations.

If any Spanish tax is imposed on a disposition of a debt security, Treasury regulations generally provide that the tax will not be creditable against a U.S. Holder’s U.S. federal income tax liability. The Internal Revenue Service released notices that indicate that the Treasury Department and the Internal Revenue Service are considering amendments to these Treasury regulations and provide relief from certain of their provisions (including the limitation described in the preceding sentence) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). However, because any gain from dispositions of debt securities will generally be U.S. source, even if these Treasury regulations will not deny a U.S. Holder’s right to claim foreign tax credit with respect to Spanish taxes on disposition gains, other limitations under the foreign tax credit rules may preclude a U.S. Holder from claiming a foreign tax credit with respect to all or a portion of these taxes, if any. If a U.S. Holder is precluded from claiming a foreign tax credit, it is possible that the Spanish tax may either be deductible or reduce the amount realized on the disposition. U.S. Holders should consult their tax advisors regarding the creditability or deductibility of any Spanish tax on disposition gains in their particular circumstances, including any applicable limitations.

Substitution of Issuer; Variation of Debt Securities’ Terms

Banco Santander’s obligations under the terms of a debt security may be assumed by another entity as described in “Description of Debt Securities—Substitution of Issuer.” In addition, in certain circumstances, Banco Santander may substitute all of the debt securities or vary their terms, as described in “Description of Debt Securities—Substitution and Variation.” Depending on the facts at the time of any such substitution or variation, it is possible that any such substitution or variation may be treated for U.S. federal income tax purposes as a deemed exchange of debt securities for new debt securities. In that event, a U.S. Holder may be required to recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt securities, and the new debt securities may be treated as issued with OID. U.S. Holders should consult their tax advisors regarding the tax consequences of any such substitution or variation.

Taxation of Contingent Convertible Capital Securities

Characterization of the Contingent Convertible Capital Securities

Banco Santander believes, and the remainder of this discussion assumes, that the contingent convertible capital securities will be treated as equity for U.S. federal income tax purposes.

Taxation of Distributions

Distributions with respect to contingent convertible capital securities (including Spanish taxes withheld and, without duplication, any Additional Amounts paid with respect thereto), generally will be treated as dividends to the extent paid out of Banco Santander’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. Because Banco Santander does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends.

Distributions will be treated as foreign-source dividend income for foreign tax credit purposes and will not be eligible for a dividends-received deduction. Subject to applicable limitations, distributions received by certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at reduced rates applicable to long-term capital gains. Non-corporate U.S. Holders should consult their own tax advisors regarding the availability of the long-term capital gains rate on dividends in their particular circumstances.

Distributions will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the distribution. The amount of dividend income will include any Spanish taxes withheld and, without duplication, any Additional Amounts paid with respect thereto. Subject to applicable restrictions and limitations, which vary depending upon the U.S. Holder’s circumstances, Spanish income taxes withheld from distributions at the rate the U.S. Holder is entitled to under domestic law or the Treaty may be creditable against the U.S. Holder’s U.S. federal income tax liability. Spanish income taxes withheld in excess of the rate applicable under Spanish domestic law or the Treaty or that are otherwise refundable under Spanish law will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. For example, Treasury regulations provide that, in the absence of an election to apply the benefits of an applicable income tax treaty, in order for non-U.S. income taxes to be creditable, the relevant non-U.S. income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Spanish income tax system meets all of these requirements. However, the Internal Revenue Service released notices that indicate that the Treasury Department and the Internal Revenue Service are considering amendments to these Treasury regulations and provide relief from certain of their provisions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct such Spanish taxes in computing its taxable income, subject to generally applicable limitations. An election to deduct non-U.S. taxes instead of claiming foreign tax credits applies to all otherwise creditable non-U.S. taxes paid or accrued in the relevant taxable year.

Sale, Redemption or Other Taxable Disposition

A U.S. Holder will generally recognize capital gain or loss on the sale, redemption or other taxable disposition of contingent convertible capital securities (other than the receipt of Conversion Shares or ADSs upon Conversion, which will be treated as described below under “—Consequences of a Trigger Conversion”), assuming that in the case of a redemption, the U.S. Holder does not own, and is not deemed to own any of our Common Shares at such time or the redemption is not otherwise treated as “essentially equivalent to a dividend” with respect to the U.S. Holder. The gain or loss will be long-term capital gain or loss if the U.S. Holder has held the contingent convertible capital securities for more than one year. The amount of the U.S. Holder’s gain or loss will equal the difference between the amount realized on the sale or other disposition and the U.S. Holder’s tax basis in the contingent convertible capital securities. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

If any Spanish tax is imposed on a disposition of a convertible capital security, Treasury regulations generally provide that the tax will not be creditable against a U.S. Holder’s U.S. federal income tax liability. The Internal Revenue Service released notices that indicate that the Treasury Department and the Internal Revenue Service are considering amendments to these Treasury regulations and provide relief from certain of their provisions (including the limitation described in the preceding sentence) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). However, even if these Treasury regulations do not prohibit a U.S. Holder from claiming a foreign tax credit with respect to Spanish taxes on disposition gains, because any gain from dispositions of convertible capital securities will generally be U.S. source, other limitations under the foreign tax credit rules may preclude a U.S. Holder from claiming a foreign tax credit with respect to all or a portion of such taxes, if any. If a U.S. Holder is precluded from claiming a foreign tax credit, it is possible that the Spanish tax may either be deductible or reduce the amount realized on the disposition. U.S. Holders should consult their tax advisors regarding the creditability or deductibility of any Spanish tax on disposition gains in their particular circumstances, including any applicable limitations.

Substitution of Issuer

An assumption of the obligations of Banco Santander under any series of contingent convertible capital securities as described under “Description of Contingent Convertible Capital Securities—Substitution of Issuer” might be considered for U.S. federal income tax purposes to be an exchange by the U.S. Holders of the contingent convertible capital securities of such series for new contingent convertible capital securities, which depending on the facts at the time of assumption, may result in recognition of taxable gain or loss for these purposes. U.S. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of any such assumption.

Substitution or Variation of Terms

In certain circumstances, Banco Santander may substitute all of the contingent convertible capital securities or vary their terms. See “Description of Contingent Convertible Capital Securities—Substitution and Variation.” Because the terms of any such substituted or modified contingent convertible capital securities are not currently known, U.S. Holders should consult their tax advisors regarding the tax consequences of any such substitution or variation and of owning or disposing of any substituted or modified contingent convertible capital securities.

Consequences of a Trigger Conversion

A conversion of contingent convertible capital securities into Conversion Shares or ADSs generally will not be a taxable event for U.S. federal income tax purposes. A U.S. Holder’s tax basis in, and holding period for, the Conversion Shares or ADSs received upon conversion will generally be the same as the U.S. Holder’s tax basis in, and holding period of, the contingent convertible capital securities.

Taxation of ADSs and Conversion Shares

This discussion, to the extent it relates to the ADSs assumes that each obligation under the Deposit Agreement and any related agreement or undertaking will be performed in accordance with its terms. In general, a U.S. Holder who owns ADSs will be treated as the owner of the Conversion Shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying Conversion Shares represented by those ADSs.

Taxation of Distributions

Distributions paid on the Conversion Shares or ADSs (other than certain pro-rata distributions of Common Shares) will generally be treated in the manner described above under “—Taxation of Contingent Convertible Capital Securities—Taxation of Distributions” with the following modifications. In the case of ADSs, a dividend will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt by the U.S. Holder, or in the case of ADSs, by the depositary, regardless of whether the payment is converted into U.S. dollars on the date of receipt. If a dividend is converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend payment. A U.S. Holder may have foreign currency gain or loss if a dividend is converted into U.S. dollars after the date of receipt. Any foreign currency gain or loss realized by a U.S. Holder on a sale or other disposition of the foreign currency will be U.S.-source ordinary income or loss.

Sale and Other Taxable Disposition of ADSs or Ordinary Shares

A U.S. Holder’s sale or other taxable disposition of Conversion Shares or ADSs will generally be treated in the manner described above under “—Taxation of Contingent Convertible Capital Securities—Sale, Redemption or Other Taxable Disposition,” with the U.S. Holder’s adjusted basis and amount realized each determined in U.S. dollars.

Passive Foreign Investment Company Rules

Our PFIC status for any taxable year will depend in large part on our qualification as an active bank under certain proposed Treasury regulations that are not yet in effect, but which are generally proposed to become effective for taxable years beginning after December 31, 1994 (“Proposed Regulations”) and upon which taxpayers are currently permitted to rely. Based upon the Proposed Regulations, Banco Santander does not expect to be a PFIC for U.S. federal income tax purposes for its current taxable year or for the foreseeable future. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because a company’s PFIC status depends upon the composition of its income and assets and the value of its assets from time to time, there can be no assurance that Banco Santander will not be a PFIC for any taxable year.

If Banco Santander were a PFIC for any taxable year during which a U.S. Holder held contingent convertible capital securities, ADSs or Conversion Shares, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder. Generally, gain recognized by a U.S. Holder on a sale, redemption or other disposition (including under certain circumstances, a pledge) of contingent convertible capital securities, ADSs or Conversion Shares would be allocated ratably over the U.S. Holder’s holding period for the contingent convertible capital securities, ADSs or Conversion Shares (which in the case of ADSs or Conversion Shares, will include the holding period of the contingent convertible capital securities that were converted into such ADSs or Conversion Shares, as described above). The amounts allocated to the taxable year of the sale or other disposition and to any year before Banco Santander became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Further, any payments or distributions in respect of contingent convertible capital securities, ADSs or Conversion Shares to the extent in excess of 125% of the average of the annual payments or distributions on such contingent convertible capital securities, ADSs or Conversion Shares received by the U.S. Holder during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the same manner as gain, as described immediately above. Certain elections may be available that would result in alternative treatments (such as the mark-to-market election) of the contingent convertible capital securities, ADSs and Conversion Shares if Banco Santander were a PFIC.

U.S. Holders should consult their tax advisors regarding the PFIC rules.

Information Reporting and Backup Withholding

Payments of interest, dividends and proceeds from the sale, redemption or other disposition of debt securities, contingent convertible capital securities, ADSs or Conversion Shares that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and to backup withholding, unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain individual U.S. Holders (and certain specified entities) may be required to report to the Internal Revenue Service certain information relating to their securities or non-U.S. financial accounts through which the securities may be held. U.S. Holders who fail to report the required information could be subject to substantial penalties.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit ERISA Plans, as well as plans, accounts and other arrangements (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below). A Party in Interest who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, the securities may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan or Non-ERISA Arrangement and its purchase, holding and subsequent disposition of the securities is not made on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and subsequent disposition of the securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or provisions of any applicable Similar Laws. The sale of any securities to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers generally.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell debt securities, contingent convertible capital securities or ordinary shares (including ADSs) to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Each new series of debt securities, ordinary shares and contingent convertible capital securities will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

Conflicts of Interest

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase ordinary shares, debt securities or contingent convertible capital securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

The validity of the securities will be passed upon by Davis Polk & Wardwell LLP as to matters of U.S. federal and New York law, and by Uría Menéndez Abogados, S.L.P. as to matters of Spanish law.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores, S.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

Banco Santander is a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of the directors and executive officers of Banco Santander, and certain of the experts named in this prospectus, are not residents of the United States. A substantial majority of the assets of Banco Santander are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States. Banco Santander is advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file reports and other information with the SEC. The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States, on which certain of our securities are listed. We maintain a website at https://www.santander.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus nor is incorporated by reference herein.

We will provide the Trustee for any debt securities and contingent convertible capital securities and the ADR depositary for any ordinary shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any Trustee or ADR depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, the Trustee or the ADR depositary will mail the reports to all record holders of the debt securities, contingent convertible capital securities or ordinary shares. In addition, we will provide the Trustee or the ADR depositary with all notices of meetings at which holders of debt securities, contingent convertible capital securities or ordinary shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, contingent convertible capital securities or ordinary shares.

Registration Statement

This prospectus is part of a registration statement that we filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the underwriting agreements, the ADR deposit agreement as well as various other documents listed in the exhibit index. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference the Group’s 2025 Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on February 27, 2026 and Sections 3 and 4 under “Part 1. Consolidated Directors’ Report—Economic and Financial Review” in the Group’s annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on February 28, 2025.

We also incorporate by reference all subsequent annual reports of the Group filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain (telephone: (011) 34-91-259-6520).

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, information regarding:

•	future business development;

•	shareholders’ remuneration policy;

•	exposure to various types of market risks;

•	management strategy;

•	capital expenditures;

•	earnings and other targets;

•	asset portfolios; and

•	non-financial information.

Forward-looking statements may be identified by words such as “may,” “will,” “expect,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “VaR,” “RoRAC,” “‘RoRWA,” “‘TNAV,” “target,” “goal,” “objective,” “estimate,” “future” “commitment,” “commit,” “focus,” “pledge,”and similar expressions or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements.

You should understand that the following important factors, in addition to the risk factors described in “Risk Factors” as well as the other information set out elsewhere in this prospectus (including any other documents incorporated by reference herein), could affect our future results and could cause those results or other outcomes to differ materially from those anticipated in any forward-looking statement:

Economic and Industry Conditions

•

general economic or industry conditions in Spain, the UK, other European countries, the U.S., Brazil, other Latin American countries and other areas where we have significant operations or investments, including a worsening of the economic environment in these areas and an increase in capital markets volatility;

•	climate-related conditions, regulations, targets and weather events;

•

uncertainty over the scope of actions that may be required by us, governments and others to achieve goals relating to climate, environmental and social matters, as well as the evolving nature of underlying science and industry and potential conflicts and inconsistencies among governmental standards and regulations;

•

exposure to various market risks, principally including interest rate risk, foreign exchange rate risk, equity price risk, inflation, deflation and risks associated with new or modified benchmark indices;

•	the effects of a decline in real estate prices, particularly in Spain and the UK;

•	the effects of political developments in the UK, including the UK’s exit from the European Union;

•	monetary and interest rate policies of the ECB and various central banks;

•	the effects of market behaviour not captured by our statistical models, such as the VaR model we use;

•	the inability to hedge some risks economically;

•	changes in demographics (including due to an ageing population or migration flows), consumer spending, investment or saving habits;

•	changes in energy prices;

•	potential losses from early repayments on our loan and investment portfolio, declines in value of collateral securing our loan portfolio, and counterparty risk; and

•	changes in competition and pricing environments, including as a result of the progressive adoption of the internet for conducting financial services and/or other factors.

Political, Geopolitical and Governmental Factors

•	political instability in Spain, the UK, other European countries, the U.S., Brazil, other Latin American countries and other areas where we have significant operations or investments;

•	changes in monetary, fiscal and immigration policies and trade tensions, including the imposition of tariffs and retaliatory responses;

•

effects of wars and conflicts (including the war in Ukraine and the uncertainties following the ceasefire agreement in the Middle East) or the outbreak of public health emergencies on the global economy;

•	changes in Spanish, UK, EU, U.S., Latin American, or other jurisdictions’ legislation, regulations or taxes, including changes in regulatory capital and liquidity requirements; and

•	increased regulation in response to financial crises.

Transaction and Commercial Factors

•

acquisitions, dispositions or restructurings of businesses that may not be completed in a timely manner or at all and may not perform in accordance with our expectations; and our ability to successfully integrate our acquisitions and related challenges that may result from the diversion of management’s focus and resources from other strategic opportunities and operational matters;

•	reputational risk and potential adverse reactions of customers, employees, vendors or other business partners, including adverse effects on the market price of our securities; and

•	the outcome of our negotiations with business partners and governments.

Operating Factors

•	the adequacy of loss reserves;

•	potential losses associated with an increase in the level of impairment by counterparties to other types of financial instruments;

•	the adequacy of provisions for tax, legal and other contingencies;

•	technical difficulties and/or failure to adequately improve or upgrade our information technology;

•	changes in our access to liquidity and funding on acceptable terms, including as a result of credit spread shifts or downgrades in our credit ratings or those of our more significant subsidiaries;

•

our exposure to operational risks (e.g., failed internal or external processes, people and systems, liabilities derived from utilizing artificial intelligence or potential losses associated with cyberattacks, data breaches, data losses and other security incidents);

•	limitations in our disclosure controls and procedures over financial and non-financial reporting;

•	changes in our ability to recruit, retain and develop appropriate senior management and skilled personnel;

•	the occurrence of force majeure events, such as natural disasters, epidemics and pandemics, that impact our operations or impair the asset quality of our loan portfolio;

•	the impact of changes in the composition of our balance sheet on future interest income / (charges); and

•	our own decisions and actions including those affecting or changing our practices, operations, priorities, strategies, policies or procedures.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here, in the Group’s Annual Report on Form 20-F for the year ended December 31, 2025 or in any other documents incorporated by reference herein, to be a complete set of all potential risks or uncertainties.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not undertake to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus.

$3,650,000,000

Banco Santander, S.A.

$400,000,000 Senior Non Preferred Floating Rate Notes due 2029

$1,000,000,000 4.600% Senior Non Preferred Fixed Rate Notes due 2029

$1,250,000,000 4.867% Senior Non Preferred Fixed Rate Notes due 2031

$1,000,000,000 5.437% Senior Non Preferred Fixed Rate Notes due 2036

PROSPECTUS SUPPLEMENT

(to prospectus dated March 4, 2026)

Joint Bookrunners

BNP PARIBAS	Citigroup	Goldman Sachs Bank Europe SE	HSBC	J.P. Morgan

NatWest	RBC	Santander	Scotiabank	TD Securities

Co-Leads

Banco Sabadell	DBS Bank Ltd.	Independence Point Securities	Penserra Securities LLC

QNB Capital	Rabo Securities

April 8, 2026